Exhibit 4.28

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”) is dated and effective as of December 31, 2014 (the “Effective Date”), by and between PREFERRED RESTAURANT BRANDS, INC., a corporation incorporated under the laws of the State of Florida and formerly known as Dixie Foods International, Inc. (the “Company”), and TCA GLOBAL CREDIT MASTER FUND, LP, a limited partnership organized and existing under the laws of the Cayman Islands (the “Buyer”).

WHEREAS, Buyer desires to purchase from Company, and the Company desires to sell and issue to Buyer, upon the terms and subject to the conditions contained herein, up to Two Million and No/100 United States Dollars ($2,000,000) of senior secured convertible, redeemable bridge debentures (in the form attached hereto as Exhibit A, the “Debenture(s)”), of which One Million and No/100 United States Dollars ($1,000,000) shall be purchased on the date hereof (the “First Closing”) for the total purchase price of One Million and No/100 United States Dollars ($1,000,000) (the “Purchase Price”), and up to One Million and No/100 United States Dollars ($1,000,000) may be purchased in additional closings as set forth in Section 4.2 below (the “Additional Closings”) (each of the First Closing and the Additional Closings are sometimes hereinafter individually referred to as a “Closing” and collectively as the “Closings”), all subject to the terms and provisions hereinafter set forth;

WHEREAS, Buyer is making the bridge loan(s) described herein in part based on the fact that the Company has existing subscription agreements for EB-5 funding and expect repayment of the Debenture(s) to come in part from the funding of such EB-5 subscriptions;

WHEREAS, the Company, PRB I LLC, a limited liability company organized and existing under the laws of the State of Delaware (“PRB”), KCI Investments, LLC, a limited liability company organized and existing under the laws of the State of Nevada (“KCI Investments”, together with PRB and the Company, collectively, the “Credit Parties”), Kenneth Antos, an individual residing at 5148 Spanish Heights Drive, Las Vegas, Nevada 89148, and Sheila Antos, an individual residing at 5148 Spanish Heights Drive, Las Vegas, Nevada 89148 (together, jointly and severally, the “Guarantors), have each agreed to secure all of the Company’s Obligations to Buyer under the Debentures, this Agreement and all other Transaction Documents by granting to the Buyer an unconditional and continuing security interest in all of the assets and properties of the Company and the Guarantors, whether now existing or hereafter acquired, pursuant to those certain Security Agreements, each dated as of the date hereof (in the forms attached hereto as Exhibit B, the “Security Agreements”);

WHEREAS, the Guarantors will receive a substantial benefit from the Buyer’s purchase of the Debenture and, as such, have agreed to guarantee all of the Obligations of the Buyer under the Debentures, this Agreement and all other Transactions Documents pursuant to those certain Guarantee Agreements, each dated as of the date hereof (in the form attached hereto as Exhibit C, the “Guarantee Agreements”); and

WHEREAS, as security for the payment and performance of any and all of the Company’s Obligations to Buyer under the Debentures, this Agreement and all other Transaction Agreements, the Pledgor (as defined hereinafter) has agreed to execute that certain Pledge Agreement in favor of Buyer, whereby the Pledgor shall pledge to the Buyer all of its right, title and interest in and to, and provide a first priority lien and security interest on, certain issued and outstanding shares of common stock of the Company, dated as of the date hereof (in the forms attached hereto as Exhibit D, the “Pledge Agreement”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

ARTICLE I
RECITALS, EXHIBITS, SCHEDULES

The foregoing recitals are true and correct and, together with the Schedules and Exhibits referred to hereafter, are hereby incorporated into this Agreement by this reference.

ARTICLE II
DEFINITIONS

For purposes of this Agreement, except as otherwise expressly provided or otherwise defined elsewhere in this Agreement, or unless the context otherwise requires, the capitalized terms in this Agreement shall have the meanings assigned to them in this Article as follows:

2.1            “Affiliate” means, with respect to a Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person at any time during the period for which the determination of affiliation is being made. For purposes of this definition, the term “control,” “controlling” “controlled” and words of similar import, when used in this context, means, with respect to any Person, the possession, directly or indirectly, of the power to direct, or cause the direction of, management policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

2.2             “Assets” means all of the properties and assets of the Person in question, as the context may so require, whether real, personal or mixed, tangible or intangible, wherever located, whether now owned or hereafter acquired.

2.3             “Business Day” shall mean any day other than a Saturday, Sunday or a legal holiday on which federal banks are authorized or required to be closed for the conduct of commercial banking business.

2.4             “Claims” means any Proceedings, Judgments, Obligations, threats, losses, damages, deficiencies, settlements, assessments, charges, costs and expenses of any nature or kind.

2.5             “Common Stock” means the common stock of the Company, par value $0.001 per share.

2.6             “Compliance Certificate” means that certain compliance certificate executed by an officer of the Company in the form attached hereto as Exhibit E.

2.7             “Consent” means any consent, approval, order or authorization of, or any declaration, filing or registration with, or any application or report to, or any waiver by, or any other action (whether similar or dissimilar to any of the foregoing) of, by or with, any Person, which is necessary in order to take a specified action or actions, in a specified manner and/or to achieve a specific result.

2.8             “Contract” means any written or oral contract, agreement, order or commitment of any nature whatsoever, including, any sales order, purchase order, lease, sublease, license agreement, services agreement, loan agreement, mortgage, security agreement, guarantee, management contract, employment agreement, consulting agreement, partnership agreement, shareholders agreement, buy-sell agreement, option, warrant, debenture, subscription, call or put.

2.9             “Collateral” shall have the meaning given to it in the Security Agreements.

2.10           “Credit Party(ies)” shall have the meaning given to it in the preamble hereof.

2.11           “Debenture(s)” shall have the meaning given to it in the preamble hereof.

2.12           “Effective Date” means the date so defined in the introductory paragraph of this Agreement.

2.13           “Encumbrance” means any lien, security interest, pledge, mortgage, easement, leasehold, assessment, tax, covenant, restriction, reservation, conditional sale, prior assignment, or any other encumbrance, claim, burden or charge of any nature whatsoever.

2.14           “Environmental Requirements” means all Laws and requirements relating to human, health, safety or protection of the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, or Hazardous Materials in the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or otherwise relating to the treatment, storage, disposal, transport or handling of any Hazardous Materials.

2.15           “GAAP” means generally accepted accounting principles, methods and practices set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board, or of such other Person as may be approved by a significant segment of the U.S. accounting profession, in each case as of the date or period at issue, and as applied in the U.S. to U.S. companies.

2.16           “Governmental Authority” means any foreign, federal, state or local government, or any political subdivision thereof, or any court, agency or other body, organization, group, stock market or exchange exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government.

2.17           “Guarantee Agreements” shall have the meaning given to it in the recitals hereof.

2.18           “Guarantors” shall have the meaning given to it in the recitals hereof.

2.19           “Hazardous Materials” means: (i) any chemicals, materials, substances or wastes which are now or hereafter become defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants” or words of similar import, under any Law; and (iii) any other chemical, material, substance, or waste, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental Authority.

2.20           “Intercreditor Agreement” shall mean the Intercreditor Agreement by and among the Company, the Buyer and CBC I Partners, LLC, a limited liability company organized and existing under the laws of the State of Washington, in the form attached hereto as Exhibit F.

2.21           “Irrevocable Transfer Agent Instructions” shall mean the Irrevocable Transfer Agent Instructions to be entered into by and among the Buyer, the Company and the Company’s transfer agent, in the form attached hereto as Exhibit G.

2.22           “Judgment” means any order, writ, injunction, fine, citation, award, decree, or any other judgment of any nature whatsoever of any Governmental Authority.

2.23           “Law” means any provision of any law, statute, ordinance, code, constitution, charter, treaty, rule or regulation of any Governmental Authority.

2.24           “Leases” means all leases for real or personal property.

2.25           “Material Adverse Effect” shall mean: (i) a material adverse change in, or a material adverse effect upon, the Assets, business, prospects, properties, financial condition or results of operations of the Company; (ii) a material impairment of the ability of the Company to perform any of its Obligations under any of the Transaction Documents; or (iii) a material adverse effect on: (A) any material portion of the “Collateral” (as such term is defined in the Security Agreements); (B) the legality, validity, binding effect or enforceability against the Company and the Guarantors of any of the Transaction Documents; (C) the perfection or priority of any Encumbrance granted to Buyer under any Transaction Documents; (D) the rights or remedies of the Buyer under any of the Transaction Documents; or (E) a material adverse effect or impairment on the Buyer’s ability to sell the Advisory Fee Shares or other shares of the Company’s Common Stock issuable to Buyer under any Transaction Documents without limitation or restriction. For purposes of determining whether any of the foregoing changes, effects, impairments, or other events have occurred, such determination shall be made by Buyer, in its sole, but reasonably exercised, discretion.

2.26           “Material Contract” shall mean any Contract to which the Company is a party or by which the Company or any of its Assets are bound and which: (i) must be disclosed to any Governmental Authority or any other laws, rules or regulations of any Governmental Authority; (ii) involves aggregate payments of Twenty-Five Thousand Dollars ($25,000) or more to or from the Company; (iii) involves delivery, purchase, licensing or provision, by or to the Company, of any goods, services, assets or other items having a value (or potential value) over the term of such Contract of Twenty-five Thousand Dollars ($25,000) or more or is otherwise material to the conduct of the Company’s business as now conducted and as contemplated to be conducted in the future; (iii) involves a Company Lease; (iv) imposes any guaranty, surety or indemnification Obligations on the Company; or (v) prohibits the Company from engaging in any business or competing anywhere in the world.

2.27           “Obligation” means, now existing or in the future, any debt, liability or obligation of any nature whatsoever (including any required performance of any covenants or agreements), whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, voluntary or involuntary, direct or indirect, absolute, fixed, contingent, ascertained, unascertained, known, unknown, whether or not jointly owed with others, whether or not from time to time decreased or extinguished and later decreased, created or incurred, or obligations under Contracts, existing or incurred under this Agreement, the Debentures or any other Transaction Documents, or any other agreement between the Company, the Guarantors and the Buyer, as such obligations may be amended, supplemented, converted, extended or modified from time to time.

2.28           “Ordinary Course of Business” means the ordinary course of business of the Person in question, consistent with past custom and practice (including with respect to quantity, quality and frequency).

2.29           “OTC Markets” means the OTC Markets Group, Inc.

2.30           “Permit” means any license, permit, approval, waiver, order, authorization, right or privilege of any nature whatsoever, granted, issued, approved or allowed by any Governmental Authority.

2.31           “Person” means any individual, sole proprietorship, joint venture, partnership, company, corporation, association, cooperation, trust, estate, Governmental Authority, or any other entity of any nature whatsoever.

2.32           “Pledge Agreement” shall have the meaning given to it in the recitals hereof.

2.33           “Pledgor” shall mean Kenneth and Sheila Antos Living Trust u/a/d 4/26/2007.

2.34           “Principal Trading Market” shall mean the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTC Bulletin Board, the OTC Markets, the so-called OTC Pink Sheets, the NYSE Euronext or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

2.35           “Proceeding” means any demand, claim, suit, action, litigation, investigation, audit, study, arbitration, administrative hearing, or any other proceeding of any nature whatsoever.

2.36           “Real Property” means any real estate, land, building, structure, improvement, fixture or other real property of any nature whatsoever, including, but not limited to, fee and leasehold interests.

2.37           “Rule 144” shall mean Rule 144 or Rule 144A promulgated under the Securities Act (or a successor rule thereto.

2.38           “SEC” shall mean the United States Securities and Exchange Commission.

2.39           “Securities” means, collectively, the Debentures, the Advisory Fee Shares (as defined herein), and any additional shares of Common Stock issuable in connection with a conversion of the Debentures, or the terms of this Agreement or any other Transaction Documents..

2.40           “Security Agreement” shall have the meaning given to it in the recitals hereof.

2.41           “Tax” means (i) any foreign, federal, state or local income, profits, gross receipts, franchise, sales, use, occupancy, general property, real property, personal property, intangible property, transfer, fuel, excise, accumulated earnings, personal holding company, unemployment compensation, social security, withholding taxes, payroll taxes, or any other tax of any nature whatsoever, (ii) any foreign, federal, state or local organization fee, qualification fee, annual report fee, filing fee, occupation fee, assessment, rent, or any other fee or charge of any nature whatsoever, or (iii) any deficiency, interest or penalty imposed with respect to any of the foregoing.

2.42           “Tax Return” means any tax return, filing, declaration, information statement or other form or document required to be filed in connection with or with respect to any Tax.

2.43           “Transaction Documents” means this Agreement any and all documents or instruments executed or to be executed by the Company and/or the Guarantors in connection with this Agreement, including the Debentures, the Security Agreements, the Guarantee Agreements, the Use of Proceeds Confirmation, the Intercreditor Agreement, the Irrevocable Transfer Agent Instructions the Pledge Agreement and the Validity Certificates, together with all modifications, amendments, extensions, future advances, renewals, and substitutions thereof.

2.44           “Use of Proceeds Confirmation” means that certain use of proceeds confirmation executed by an officer of the Company in the form attached hereto as Exhibit H.

2.45           “Validity Certificate(s)” shall mean those certain validity certificates executed by such officers and directors of the Company as the Buyer shall require, in the Buyer’s sole discretion, the form of which is attached hereto as Exhibit I.

ARTICLE III
INTERPRETATION

In this Agreement, unless the express context otherwise requires: (i) the words “herein,” “hereof” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) references to the words “Article” or “Section” refer to the respective Articles and Sections of this Agreement, and references to “Exhibit” or “Schedule” refer to the respective Exhibits and Schedules annexed hereto; (iii) references to a “party” mean a party to this Agreement and include references to such party’s permitted successors and permitted assigns; (iv) references to a “third party” mean a Person not a party to this Agreement; (v) references to the words “share” or “shareholder”, if in reference to the Company, shall refer to “units” or “unitholder” respectively and (v) the terms “dollars” and “$” means U.S. dollars; (vi) wherever the word “include,” “includes” or “including” is used in this Agreement, it will be deemed to be followed by the words “without limitation”.

ARTICLE IV
PURCHASE AND SALE OF DEBENTURES

4.1             Purchase and Sale of Debentures. Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, Buyer agrees to purchase, at each Closing, and Company agrees to sell and issue to Buyer, at each Closing, Debentures in the amount of the Purchase Price applicable to each Closing as more specifically set forth below.

4.2             Closing Dates. The First Closing of the purchase and sale of the Debentures shall be for One Million and No/100 United States Dollars ($1,000,000), and shall take place on the Effective Date, subject to satisfaction of the conditions to the First Closing set forth in this Agreement (the “First Closing Date”). Additional Closings of the purchase and sale of the Debentures shall be at such times and for such amounts as determined in accordance with Section 4.4 below, subject to satisfaction of the conditions to the Additional Closings set forth in this Agreement (the “Additional Closing Dates”) (collectively referred to as the “Closing Dates”). The Closings shall occur on the respective Closing Dates through the use of overnight mails and subject to customary escrow instructions from Buyer and its counsel, or in such other manner as is mutually agreed to by the Company and the Buyer.

4.3             Form of Payment. Subject to the satisfaction of the terms and conditions of this Agreement, on each Closing Date: (i) the Buyer shall deliver to the Company, to a Company account designated by the Company, the aggregate proceeds for the Debentures to be issued and sold to Buyer at each such Closing, minus the fees to be paid directly from the proceeds of each such Closing as set forth in this Agreement, in the form of wire transfers of immediately available U.S. dollars; and (ii) the Company shall deliver to Buyer the Securities which Buyer is purchasing hereunder at each Closing, duly executed on behalf of the Company, together with any other documents required to be delivered pursuant to this Agreement.

4.4             Additional Closings. At any time after the First Closing but prior to the maturity date of any of the Debentures issued in the First Closing, the Company may request that Buyer purchase additional Debentures hereunder in Additional Closings by written notice to Buyer, and, subject to the conditions below, Buyer shall purchase such additional Debentures in such amounts and at such times as Buyer and the Company may mutually agree, so long as the following conditions have been satisfied, in Buyer’s sole and absolute discretion: (i) no default or “Event of Default” (as such term is defined in any of the Transaction Documents) shall have occurred or be continuing under this Agreement or any other Transaction Documents, and no event shall have occurred that, with the passage of time, the giving of notice, or both, would constitute a default or an Event of Default hereunder or thereunder; and (ii) any additional purchase of Debentures beyond the purchase of Debentures at the First Closing shall have been approved by Buyer, which approval may be given or withheld in Buyer’s sole and absolute discretion.

ARTICLE V
BUYER’S REPRESENTATIONS AND WARRANTIES

  Buyer represents and warrants to the Company, that:

5.1             Investment Purpose. Buyer is acquiring the Securities for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof.

5.2             Accredited Buyer Status. Buyer is an “accredited investor” as that term is defined in Rule 501 of Regulation D, as promulgated under the Securities Act of 1933.

5.3             Reliance on Exemptions. Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire the Securities.

5.4             Information. Buyer and its advisors, if any, have been furnished with all materials they have requested relating to the business, finances and operations of the Company and information Buyer deemed material to making an informed investment decision regarding its purchase of the Securities. Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries, nor any materials provided to Buyer, nor any other due diligence investigations conducted by Buyer or its advisors, if any, or its representatives, shall modify, amend or affect Buyer’s right to fully rely on the Company’s representations and warranties contained in Article VI below. Buyer understands that its investment in the Securities involves a high degree of risk. Buyer is in a position regarding the Company, which, based upon economic bargaining power, enabled and enables Buyer to obtain information from the Company in order to evaluate the merits and risks of this investment. Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

5.5             No Governmental Review. Buyer understands that no United States federal or state Governmental Authority has passed on or made any recommendation or endorsement of the Securities, or the fairness or suitability of the investment in the Securities, nor have such Governmental Authorities passed upon or endorsed the merits of the offering of the Securities.

5.6             Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of Buyer and is a valid and binding agreement of Buyer, enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

 To induce the Buyer to purchase the Securities, the Credit Parties make the following representations and warranties to Buyer, each of which shall be true and correct in all respects as of the date of the execution and delivery of this Agreement and as of the date of each Closing hereunder, and which shall survive the execution and delivery of this Agreement:

6.1             Subsidiaries. A list of all of the Company’s Subsidiaries, direct and indirect, is set forth in Schedule 6.1 hereto.

6.2             Organization. Each Credit Party is a corporation or limited liability company, as applicable, duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized. Each Credit Party has the full power and authority and all necessary certificates, licenses, approvals and Permits to: (i) enter into and execute this Agreement and the Transaction Documents and to perform all of its Obligations hereunder and thereunder; and (ii) own and operate its Assets and properties and to conduct and carry on its business as and to the extent now conducted. Each Credit Party is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the character of its business or the ownership or use and operation of its Assets or properties requires such qualification. The exact legal name of each Credit Party is as set forth in the preamble to this Agreement, and the Credit Parties do not currently conduct, nor have the Credit Parties, during the last five (5) years conducted, business under any other name or trade name.

6.3             Authority and Approval of Agreement; Binding Effect. The execution and delivery by the Credit Parties of this Agreement and the Transaction Documents, and the performance by Credit Parties of all of its Obligations hereunder and thereunder, including the issuance of the Securities, have been duly and validly authorized and approved by the Credit Parties and its board of managers, directors, stockholders, members, as applicable,  pursuant to all applicable Laws and no other action or Consent on the part of Credit Parties, its board of managers, members, directors, stockholders, or any other Person is necessary or required by the Credit Parties to execute this Agreement and the Transaction Documents, consummate the transactions contemplated herein and therein, perform all of Credit Parties’ Obligations hereunder and thereunder, or to issue the Securities. This Agreement and each of the Transaction Documents have been duly and validly executed by Credit Parties  (and the officer executing this Agreement and all such other Transaction Documents is duly authorized to act and execute same on behalf of each Credit Party) and constitute the valid and legally binding agreements of Credit Parties, enforceable against  Credit Parties in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

6.4             Capitalization of the PRB.  The authorized capital stock of PRB consists of one hundred (100) units of membership interests.  As of the Effective Date, no membership interests, other than the five (5) Class B Membership Interests are subject to preemptive rights or any other similar rights or any Claims or Encumbrances suffered or permitted by PRB. There are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any membership interests, or Contracts, commitments, understandings or arrangements by which PRB is or may become bound to issue additional membership interests, or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any membership interests; (ii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other Contracts or instruments evidencing indebtedness of PRB, or by which PRB is or may become bound; (iii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any related agreement or the consummation of the transactions described herein or therein; and (iv) there are no outstanding securities or instruments of PRB which contain any redemption or similar provisions, and there are no Contracts by which PRB is or may become bound to redeem a security of PRB. PRB has furnished to the Buyer true, complete and correct copies of its: (I) Certificate of Formation, as amended and as in effect on the date hereof; and (II) Operating Agreement, as in effect on the date hereof (together, the “Organizational Documents”). Except for the Organizational Documents, there are no other shareholder/member agreements, voting agreements or other Contracts of any nature or kind that restrict, limit or in any manner impose Obligations on the governance of PRB.

6.5            Capitalization of the Company.  The authorized capital stock of the Company consists of One Hundred Million (100,000,000) shares of Common Stock and Fifteen Million (15,000,000) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), of which Forty-Three Million Two Hundred Forty-Nine Seven Hundred Twenty-Six (43,249,726) shares of Common Stock are issued and outstanding as of the date hereof, and zero (0) shares of Preferred Stock are issued and outstanding as of the date hereof. All of such outstanding shares have been validly issued and are fully paid and nonassessable, have been issued in compliance with all foreign, federal and state securities laws and none of such outstanding shares were issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. As of the Effective Date, no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any Claims or Encumbrances suffered or permitted by the Company.  The Common Stock is currently quoted on the OTC Markets under the trading symbol “DIXI”. The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for quotation on the Principal Trading Market, and the Company has maintained all requirements on its part for the continuation of such quotation. Except as disclosed in the “Public Documents” (as hereinafter defined), as disclosed by management of the Company to the Buyer and except for the Securities to be issued pursuant to this Agreement, as of the date hereof: (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or Contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries; (ii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other Contracts or instruments evidencing indebtedness of the Company or any of its Subsidiaries, or by which the Company or any of its Subsidiaries is or may become bound; (iii) there are no outstanding registration statements with respect to the Company or any of its securities; (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to this Agreement); (v) there are no financing statements securing obligations filed in connection with the Company or any of its Assets; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any related agreement or the consummation of the transactions described herein or therein; and (vii) there are no outstanding securities or instruments of the Company which contain any redemption or similar provisions, and there are no Contracts by which the Company is or may become bound to redeem a security of the Company. the Company has furnished to the Buyer true, complete and correct copies of: (I) the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof; and (II) the Company’s Bylaws, as in effect on the date hereof (together, the “Organizational Documents”). Except for the Organizational Documents or as disclosed in the Public Documents, there are no other shareholder agreements, voting agreements or other Contracts of any nature or kind that restrict, limit or in any manner impose Obligations on the governance of the Company.

6.6            Capitalization of the KCI Investments.  The Company owns one hundred percent (100%) of the membership interests of KCI Investments. As of the Effective Date, no membership interests are subject to preemptive rights or any other similar rights or any Claims or Encumbrances suffered or permitted by KCI Investments. There are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any membership interests, or Contracts, commitments, understandings or arrangements by which KCI Investments is or may become bound to issue additional membership interests, or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any membership interests; (ii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other Contracts or instruments evidencing indebtedness of KCI Investments, or by which KCI Investments is or may become bound; (iii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any related agreement or the consummation of the transactions described herein or therein; and (iv) there are no outstanding securities or instruments of KCI Investments which contain any redemption or similar provisions, and there are no Contracts by which KCI Investments is or may become bound to redeem a security of KCI Investments.  KCI Investments has furnished to the Buyer true, complete and correct copies of its: (I) Certificate of Formation, as amended and as in effect on the date hereof; and (II) Operating Agreement, as in effect on the date hereof (together, the “Organizational Documents”). Except for the Organizational Documents, there are no other shareholder/member agreements, voting agreements or other Contracts of any nature or kind that restrict, limit or in any manner impose Obligations on the governance of KCI Investments.

6.7            No Conflicts; Consents and Approvals. The execution, delivery and performance of this Agreement and the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, including the issuance of any of the Securities, will not: (i) constitute a violation of or conflict with the Organizational Documents of the Credit Parties; (ii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, or gives to any other Person any rights of termination, amendment, acceleration or cancellation of, any provision of any Contract to which any Credit Party is a party or by which any of its Assets or properties may be bound; (iii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, any Judgment; (iv) constitute a violation of, or conflict with, any Law (including United States federal and state securities Laws); or (v) result in the loss or adverse modification of, or the imposition of any fine, penalty or other Encumbrance with respect to, any Permit granted or issued to, or otherwise held by or for the use of, any Credit Party or any of its Assets. The Credit Parties are not in violation of any Credit Parties’ respective Organizational Documents and the Credit Parties are not in default or breach (and no event has occurred which with notice or lapse of time or both could put any Credit Party in default or breach) under, and the Credit Parties  have not taken any action or failed to take any action that would give to any other Person any rights of termination, amendment, acceleration or cancellation of, any Contract to which any Credit Party is a party or by which any property or Assets of any Credit Party are bound or affected. No business of any Credit Party is being conducted, and shall not be conducted so long as Buyer owns any of the Securities, in violation of any Law. Except as specifically contemplated by this Agreement, the Credit Parties are not required to obtain any Consent of, from, or with any Governmental Authority, or any other Person, in order for it to execute, deliver or perform any of its Obligations under this Agreement or the Transaction Documents in accordance with the terms hereof or thereof, or to issue and sell the Securities in accordance with the terms hereof. All Consents which any Credit Party is required to obtain pursuant to the immediately preceding sentence have been obtained or effected on or prior to the date hereof. No Credit Party is aware of any facts or circumstances which might give rise to any of the foregoing.

6.8             Issuance of Securities. The Securities are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and non-assessable, and free from all Encumbrances with respect to the issue thereof, and will be issued in compliance with all applicable United States federal and state securities Laws.

6.9             Financial Statements. The Company has delivered to the Buyer an unaudited consolidated Balance Sheet and Statement of Income for fiscal year ending August 31, 2014, and an unaudited consolidated Balance Sheet and Statement of Income as of November 30, 2014 (collectively, together with any financial statements filed by the Company with the SEC, any Principal Trading Market, or any other Governmental Authority, if applicable, the “Financial Statements”).  The Financial Statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except: (i) as may be otherwise indicated in such Financial Statements or the notes thereto; or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements), and fairly and accurately present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  To the best knowledge of the Company, no other information provided by or on behalf of the Company and its Subsidiaries to the Buyer, either as a disclosure schedule to this Agreement, or otherwise in connection with Buyer’s due diligence investigation of the Company and its Subsidiaries, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

6.10           Public Documents.  The Common Stock of the Company is registered pursuant to Section 12 of the Exchange Act and the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.  The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC, the OTC Markets, or any other Governmental Authority, as applicable (all of the foregoing filed within the two (2) years preceding the date hereof or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “Public Documents”). The Company is current with its filing obligations with the SEC, the OTC Markets, or any other Governmental Authority, as applicable, and all Public Documents have been filed on a timely basis by the Company. The Company represents and warrants that true and complete copies of the Public Documents are available on the SEC website or the OTC Markets website, as applicable (www.sec.gov, or www.otcmarkets.com) at no charge to Buyer, and Buyer acknowledges that it may retrieve all Public Documents from such websites and Buyer’s access to such Public Documents through such website shall constitute delivery of the Public Documents to Buyer; provided, however, that if Buyer is unable to obtain any of such Public Documents from such websites at no charge, as result of such websites not being available or any other reason beyond Buyer’s control, then upon request from Buyer, the Company shall deliver to Buyer true and complete copies of such Public Documents.  The Company shall also deliver to Buyer true and complete copies of all draft filings, reports, schedules, statements and other documents required to be filed with the requirements of the OTC Markets that have been prepared but not filed with the OTC Markets as of the date hereof. None of the Public Documents, at the time they were filed with the SEC, the OTC Markets, or other Governmental Authority, as applicable, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  None of the statements made in any such Public Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof, which amendments or updates are also part of the Public Documents).  As of their respective dates, the consolidated financial statements of the Company and its Subsidiaries included in the Public Documents complied in all material respects with applicable accounting requirements and any published rules and regulations of the SEC and OTC Markets with respect thereto.

6.11           Absence of Certain Changes.  Since the date of the most recent of the Financial Statements, none of the following have occurred:

(a)             There has been no event or circumstance of any nature whatsoever that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect; or

(b)             Any transaction, event, action, development, payment, or any other matter of any nature whatsoever entered into by the Credit Parties other than in the Ordinary Course of Business of the Credit Parties.

6.12           Absence of Litigation or Adverse Matters. No condition, circumstance, event, agreement, document, instrument, restriction, litigation or Proceeding (or threatened litigation or Proceeding or basis therefor) exists which: (i) could adversely affect the validity or priority of the Encumbrances granted to the Buyer under the Transaction Documents; (ii) could adversely affect the ability of the Credit Parties to perform its Obligations under the Transaction Documents; (iii) would constitute a default under any of the Transaction Documents; (iv) would constitute such a default with the giving of notice or lapse of time or both; or (v) would constitute or give rise to a Material Adverse Effect.  In addition, except as previously disclosed in writing to the Buyer: (vi) there is no Proceeding before or by any Governmental Authority or any other Person, pending, or the best of Credit Parties’ knowledge, threatened or contemplated by, against or affecting the Credit Parties, its business or Assets; (vii) there is no outstanding Judgments against or affecting any Credit Party, its business or Assets; (viii) the Credit Parties are not in breach or violation of any Contract; and (ix) the Company has not received any material complaint from any customer, supplier, vendor or employee.

6.13           Liabilities and Indebtedness of the Credit Parties. The Credit Parties do not have any Obligations of any nature whatsoever, except: (i) as disclosed in the Financial Statements and the information provided in writing by the Company’s management to the Buyer; or (iii) Obligations incurred in the Ordinary Course of Business since the date of the most recent Financial Statements which do not or would not, individually or in the aggregate, exceed Ten Thousand Dollars ($10,000) or otherwise have a Material Adverse Effect.

6.14           Title to Assets. The Credit Parties have good and marketable title to, or a valid leasehold interest in, all of its Assets which are material to the business and operations of the Credit Parties as presently conducted, free and clear of all Encumbrances or restrictions on the transfer or use of same. Except as would not have a Material Adverse Effect, the Assets of the Credit Parties are in good operating condition and repair, ordinary wear and tear excepted, and are free of any latent or patent defects which might impair their usefulness, and are suitable for the purposes for which they are currently used and for the purposes for which they are proposed to be used.

 Real Estate.

(a)              Real Property Ownership. Except for the Company Leases and as set forth on Schedule 6.15, the Company and the Guarantors do not own any Real Property.

(b)              Real Property Leases. Except for ordinary office Leases disclosed to the Buyer in writing prior to the date hereof (the “Company Leases”), the Company does not lease any other Real Property. With respect to each of the Company Leases: (i) the Company has been in peaceful possession of the property leased thereunder and neither the Company nor the landlord is in default thereunder; (ii) no waiver, indulgence or postponement of any of the Obligations thereunder has been granted by the Company or landlord thereunder; and (iii) there exists no event, occurrence, condition or act known to the Company which, upon notice or lapse of time or both, would be or could become a default thereunder or which could result in the termination of the Company Leases, or any of them, or have a Material Adverse Effect on the business of the Company, its Assets or its operations or financial results. The Company has not violated nor breached any provision of any such Company Leases, and all Obligations required to be performed by the Company under any of such Company Leases have been fully, timely and properly performed. The Company has delivered to the Buyer true, correct and complete copies of all Company Leases, including all modifications and amendments thereto, whether in writing or otherwise. The Company has not received any written or oral notice to the effect that any of the Company Leases will not be renewed at the termination of the term of such Company Leases, or that any of such Company Leases will be renewed only at higher rents.

6.16           Material Contracts.   An accurate, current and complete copy of each of the Material Contracts has been furnished to Buyer, and each of the Material Contracts constitutes the entire agreement of the respective parties thereto relating to the subject matter thereof. There are no outstanding offers, bids, proposals or quotations made by any Credit Party which, if accepted, would create a Material Contract with any Credit Party. Each of the Material Contracts is in full force and effect and is a valid and binding Obligation of the parties thereto in accordance with the terms and conditions thereof. To the knowledge of each Credit Party and its officers, all Obligations required to be performed under the terms of each of the Material Contracts by any party thereto have been fully performed by all parties thereto, and no party to any Material Contracts is in default with respect to any term or condition thereof, nor has any event occurred which , through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration or modification of any Obligation of any party thereto or the creation of any Encumbrance upon any of the Assets of any Credit Party. Further, no Credit Party has received notice, nor does any Credit Party have any knowledge, of any pending or contemplated termination of any of the Material Contracts and, no such termination is proposed or has been threatened, whether in writing or orally.

6.17            Compliance with Laws. To the knowledge of the Credit Parties and their officers, the Credit Parties are and at all times has been in full compliance with all Laws. No Credit Party has received any notice that it is in violation of, has violated, or is under investigation with respect to, or has been threatened to be charged with, any violation of any Law.

6.18            Intellectual Property. The Credit Parties own or possess adequate and legally enforceable rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and all other intellectual property rights necessary to conduct its business as now conducted. The Credit Parties do not have any knowledge of any infringement by the Credit Parties of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other intellectual property rights of others, and, to the knowledge of the Credit Parties, there is no Claim being made or brought against, or to the Credit Parties’ knowledge, being threatened against, the Credit Parties regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other intellectual property infringement; and the Credit Parties are not aware of any facts or circumstances which might give rise to any of the foregoing.

6.19            Labor and Employment Matters. No Credit Party is involved in any labor dispute or, to the knowledge of any Credit Party, is any such dispute threatened. To the knowledge of each Credit Party and its officers, none of the employees of any Credit Party is a member of a union and the Company believes that its relations with its employees are good. To the knowledge of each Credit Party and its officers, the Company has complied in all material respects with all Laws relating to employment matters, civil rights and equal employment opportunities.

6.20           Employee Benefit Plans. Except as disclosed to the Buyer in writing prior to the date hereof, the Credit Parties do not have and has not ever maintained, and has no Obligations with respect to any employee benefit plans or arrangements, including employee pension benefit plans, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), multiemployer plans, as defined in Section 3(37) of ERISA, employee welfare benefit plans, as defined in Section 3(1) of ERISA, deferred compensation plans, stock option plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in Section 3(3) of ERISA, in which employees, their spouses or dependents of the Credit Parties participate (collectively, the “Employee Benefit Plans”). To the Credit Parties’ knowledge, all Employee Benefit Plans meet the minimum funding standards of Section 302 of ERISA, where applicable, and each such Employee Benefit Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 is qualified. No withdrawal liability has been incurred under any such Employee Benefit Plans and no “Reportable Event” or “Prohibited Transaction” (as such terms are defined in ERISA), has occurred with respect to any such Employee Benefit Plans, unless approved by the appropriate Governmental Authority. To the Credit Parties’ knowledge, the Credit Parties have promptly paid and discharged all Obligations arising under ERISA of a character which if unpaid or unperformed might result in the imposition of an Encumbrance against any of its Assets or otherwise have a Material Adverse Effect.

6.21           Tax Matters. The Company and each Guarantor has made and timely filed all Tax Returns required by any jurisdiction to which it is subject, and each such Tax Return has been prepared in compliance with all applicable Laws, and all such Tax Returns are true and accurate in all respects or will true and accurate following adjustment to the Company’s 2012 and 2013 tax returns, as currently contemplated. Except and only to the extent that the Company and each Guarantor has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported Taxes, the Company and each Guarantor have timely paid all Taxes shown or determined to be due on such Tax Returns, except those being contested in good faith, and the Credit Parties have set aside on its books provision reasonably adequate for the payment of all Taxes for periods subsequent to the periods to which such Tax Returns apply. There are no unpaid Taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Credit Parties know of no basis for any such claim. The Company and each Guarantor have withheld and paid all Taxes to the appropriate Governmental Authority required to have been withheld and paid in connection with amounts paid or owing to any Person. There is no Proceeding or Claim for refund now in progress, pending or threatened against or with respect to the Company and any Guarantor regarding Taxes.

6.22           Insurance. The Credit Parties are each covered by valid, outstanding and enforceable policies of insurance which were issued to it by reputable insurers of recognized financial responsibility, covering its properties, Assets and businesses against losses and risks normally insured against by other corporations or entities in the same or similar lines of businesses as the Credit Parties are engaged and in coverage amounts which are prudent and typically and reasonably carried by such other corporations or entities (the “Insurance Policies”). Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid. None of the Insurance Policies will lapse or terminate as a result of the transactions contemplated by this Agreement. The Credit Parties have complied with the provisions of such Insurance Policies. The Credit Parties have not been refused any insurance coverage sought or applied for and the Credit Parties do not have any reason to believe that it will not be able to renew its existing Insurance Policies as and when such Insurance Policies expire or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Credit Parties.

6.23           Permits. The Credit Parties possess all Permits necessary to conduct its business, and the Credit Parties have not received any notice of, or is otherwise involved in any Proceedings relating to, the revocation or modification of any such Permits. All such Permits are valid and in full force and effect and the Credit Parties are in full compliance with the respective requirements of all such Permits.

6.24           Bank Accounts; Business Location. Schedule 6.24 sets forth, with respect to each account of the Credit Parties with any bank, broker or other depository institution: (i) the name and account number of such account; (ii) the name and address of the institution where such account is held; (iii) the name of any Person(s) holding a power of attorney with respect to such account, if any; and (iv) the names of all authorized signatories and other Persons authorized to withdraw funds from each such account. The Credit Parties have no office or place of business other than as identified on Schedule 6.24 and the Credit Parties’ principal places of business and chief executive offices are indicated on Schedule 6.24. All books and records of the Credit Parties and other material Assets of the Credit Parties are held or located at the principal offices of the Credit Parties indicated on Schedule 6.24.

6.25           Environmental Laws.    Except as are used in such amounts as are customary in the Ordinary Course of Business of the Credit Parties and in compliance with all applicable Environmental Laws, the Credit Parties represent and warrant to Buyer that: (i) the Credit Parties have not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off any of the premises of the Credit Parties (whether or not owned by the Credit Parties) in any manner which at any time violates any Environmental Law or any Permit, certificate, approval or similar authorization thereunder; (ii) the operations of the Credit Parties comply in all material respects with all Environmental Laws and all Permits certificates, approvals and similar authorizations thereunder; (iii) there has been no investigation, Proceeding, complaint, order, directive, Claim, citation or notice by any Governmental Authority or any other Person, nor is any pending or, to the any Credit Party’s knowledge, threatened; and (iv) the Credit Parties do not have any liability, contingent or otherwise, in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Material.

6.26           Illegal Payments. Neither the Credit Parties, nor any director, officer, agent, employee or other Person acting on behalf of the Credit Parties has, in the course of his actions for, or on behalf of, the Credit Parties: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

6.27           Related Party Transactions.  Except for arm’s length transactions pursuant to which the Credit Parties make payments in the Ordinary Course of Business upon terms no less favorable than the Credit Parties could obtain from third parties, none of the officers, directors or employees of the Company, nor any stockholders who own, legally or beneficially, five percent (5%) or more of the ownership interests of the Credit Parties (each a “Material Shareholder”), is presently a party to any transaction with the Credit Parties (other than for services as employees, officers and directors), including any Contract providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any officer, director or such employee or Material Shareholder or, to the best knowledge of the Credit Parties , any other Person in which any officer, director, or any such employee or Material Shareholder has a substantial or material interest in or of which any officer, director or employee of the Credit Parties  or Material Shareholder is an officer, director, trustee or partner. There are no Claims or disputes of any nature or kind between the Credit Parties and any officer, director or employee of the Credit Parties or any Material Shareholder, or between any of them, relating to any Credit Party and its business.

6.28           Internal Accounting Controls. The Credit Parties maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to Assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for Assets is compared with the existing Assets at reasonable intervals and appropriate action is taken with respect to any differences.

6.29           Acknowledgment Regarding Buyer’s Purchase of the Securities. The Company and each Guarantor acknowledges and agrees that Buyer is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company and each Guarantor further acknowledges that Buyer is not acting as a financial advisor or fiduciary of the Credit Parties (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by Buyer or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to Buyer’s purchase of the Securities. The Company and each Guarantor further represents to Buyer that the Company’s and each Guarantor’s decision to enter into this Agreement has been based solely on the independent evaluation by the Company, each Guarantor and its representatives.

6.30           Seniority. Except for CBC Partners I, LLC or as disclosed on current UCC-1 Financing Statement search results delivered to the Buyer prior to the date hereof, no indebtedness or other equity or security of the Company and the Guarantors is senior to the Debentures in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, except only purchase money security interests (which are senior only as to underlying Assets covered thereby).

6.31           Brokerage Fees.  Except for Meyers Associates LP, there is no Person acting on behalf of the Company and the Guarantors who is entitled to or has any claim for any brokerage or finder’s fee or commission in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

6.32           No General Solicitation.  Neither the Credit Parties, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or issuance of the Securities.

6.33           No Integrated Offering.  Neither the Credit Parties, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Securities under the Securities Act or cause this offering of such securities to be integrated with prior offerings by the Credit Parties for purposes of the Securities Act.

6.34           Private Placement.  No registration under the Securities Act or the laws, rules or regulation of any other governmental authority is required for the issuance of the Securities.

6.35           Full Disclosure. All the representations and warranties made by Company and the Guarantors herein or in the Schedules hereto, and all of the financial statements, schedules, certificates, confirmations, agreements, contracts, and other materials submitted to the Buyer in connection with or in furtherance of this Agreement or pertaining to the transaction contemplated herein, whether made or given by Company and the Guarantors, its agents or representatives, are complete and accurate, and do not omit any information required to make the statements and information provided, in light of the transaction contemplated herein and in light of the circumstances under which they were made, not misleading, accurate and meaningful.

ARTICLE VII
COVENANTS

7.1            Negative Covenants.

(a)              Indebtedness.     So long as Buyer owns, legally or beneficially, any of the Debentures, the Credit Parties shall not, either directly or indirectly, create, assume, incur or have outstanding any indebtedness for borrowed money of any nature or kind (including purchase money indebtedness), or become liable, whether as endorser, guarantor, surety or otherwise, for any Obligation of any other Person, except for: (i) the Debentures; (ii) Obligations disclosed in the financial statements provided to the Buyer as of the Effective Date; and (iii) Obligations for accounts payable, other than for money borrowed, incurred in the Ordinary Course of Business; provided that, any management or similar fees payable by the Credit Parties shall be fully subordinated in right of payment to the prior payment in full of the Debentures.

(b)              Encumbrances.    So long as Buyer owns, legally or beneficially, any of the Debentures, the Company and the Guarantors shall not, either directly or indirectly, create, assume, incur or suffer or permit to exist any Encumbrance upon any Asset of the Company and the Guarantors, whether owned at the date hereof or hereafter acquired.

(c)               Investments.   So long as Buyer owns, legally or beneficially, any of the Debentures, the Credit Parties shall not, either directly or indirectly, make or have outstanding any new investments (whether through purchase of stocks, obligations or otherwise) in, or loans or advances to, any other Person, or acquire all or any substantial part of the assets, business, stock or other evidence of beneficial ownership of any other Person, except following: (i) investments in direct obligations of the United States or any state in the United States; (ii) trade credit extended by the Credit Parties in the  Ordinary Course of Business; (iii) investments existing on the Effective Date and set forth in the financial statements provided to the Buyer; (iv) investments to acquire and/or open restaurant locations currently under lease or under any existing binding agreements; and (v) capital expenditures first approved by the Buyer in writing, which approval shall not be unreasonably withheld.

(d)              Issuances. So long as Buyer owns, legally or beneficially, any of the Debentures, the Credit Parties shall not, either directly or indirectly, issue any equity, debt or convertible or derivative instruments or securities whatsoever, except upon obtaining Buyer’s prior written consent, which consent may be withheld in Buyer’s sole discretion, provided, however, the Company shall be permitted to issue equity if, following the issuance of such equity, there does not result in a Change of Control..

(e)               Transfer; Merger. So long as Buyer owns, legally or beneficially, any of the Debentures, the Credit Parties shall not, either directly or indirectly, permit or enter into any transaction involving a “Change in Control” (as hereinafter defined), or any other merger, consolidation, sale, transfer, license, Lease, Encumbrance or other disposition of all or substantially all of its properties or business or all or substantially all of its Assets, except for the sale, lease or licensing of property or Assets of the Credit Parties in the Credit Parties’ Ordinary Course of Business. For purposes of this Agreement, the term “Change of Control” shall mean any sale, conveyance, assignment or other transfer, directly or indirectly, of any ownership interest of the Credit Parties which results in any change in the identity of the individuals or entities previously having the power to direct, or cause the direction of, the management and policies of the Credit Parties, or the grant of a security interest in any ownership interest of any Person directly or indirectly controlling the Credit Parties, which could result in a change in the identity of the individuals or entities previously having the power to direct, or cause the direction of, the management and policies of the Credit Parties.

(f)               Distributions; Restricted Payments; Change in Management. So long as Buyer owns, legally or beneficially, any of the Debentures, the Credit Parties shall not, either directly or indirectly: (i) purchase or redeem any shares of its capital stock; (ii) declare or pay any dividends or distributions, whether in cash or otherwise, or set aside any funds for any such purpose; (iii) make any distribution to its shareholders, make any distribution of its property or Assets or make any loans, advances or extensions of credit to, or investments in, any Person, including, without limitation, any Affiliates of the Credit Parties, or the Credit Parties’ officers, directors, employees or Material Shareholder; (iv) pay any outstanding indebtedness of the Credit Parties, except for indebtedness and other Obligations permitted hereunder or as agreed in writing by the Buyer or as provided on the Use of Proceeds Confirmation; (v) increase the annual salary paid to any officers or directors of the Credit Parties as of the Effective Date, unless any such increase is part of a written employment contract with any such officers entered into prior to the Effective Date, a copy of which has been delivered to and approved by the Buyer; or (vi) add, replace, remove, or otherwise change any officers or other senior management positions of the Credit Parties from the officers and other senior management positions existing as of the Effective Date, unless first approved by Buyer in writing, which approval may be granted or withheld or conditioned by Buyer in its sole and absolute discretion.  Except for Meyers Associates LP, the Credit Parties shall not pay any brokerage or finder’s fee or commission in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

(g)               Use of Proceeds. Other than as provided in the Use of Proceeds Confirmation, the Company shall not use any portion of the proceeds of the Debentures, either directly or indirectly, for any of the following purposes: (i) to pay any Taxes of any nature or kind that may be due by the Company; or (ii) to pay any Obligations of any nature or kind due or owing to any officers, directors, employees, or Material Shareholders of the Company, other than salaries payable in the Company’s Ordinary Course of Business. The Company covenants and agrees to only use any portion of the proceeds of the purchase and sale of the Debentures for the purposes set forth in the Use of Proceeds Confirmation to be executed by the Company on the Effective Date, unless the Company obtains the prior written consent of the Buyer to use such proceeds for any other purpose, which consent may be granted or withheld or conditioned by Buyer in its sole and absolute discretion.

(h)              Business Activities; Change of Legal Status and Organizational Documents. The Credit Parties shall not: (i) engage in any line of business other than the businesses engaged in as of the Effective Date and business reasonably related thereto; (ii) change its name, organizational identification number (if applicable), its type of organization, its jurisdiction of organization or other legal structure; or (iii) permit its Certificate of Incorporation, Bylaws, Certificate of Formation, Operating Agreement or other organizational documents to be amended or modified in any way which could reasonably be expected to have a Material Adverse Effect.

(i)               Transactions with Affiliates. The Credit Parties shall not enter into any transaction with any of its Affiliates, officers, directors, employees, Material Shareholders or other insiders, except in the Ordinary Course of Business and upon fair and reasonable terms that are no less favorable to the Credit Parties than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate of the Credit Parties.

(j)               Bank Accounts. The Company shall not maintain any bank, deposit, credit card payment processing accounts, or other accounts with any financial institution, or any other Person, other than the Company’s accounts listed in the attached Schedule 6.24. Specifically, the Company may not change, modify, close or otherwise affect any of the accounts listed in Schedule 6.24 without Buyer’s prior written approval, which approval may be withheld or conditioned in Buyer’s sole and absolute discretion.

 Affirmative Covenants.

(a)              Corporate Existence. The Credit Parties shall at all times preserve and maintain its: (i) existence and good standing in the jurisdiction of its organization; and (ii) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary, and shall at all times continue as a going concern in the business which the Credit Parties are presently conducting.

(b)              Tax Liabilities. The Company and the Guarantors shall at all times pay and discharge all Taxes upon, and all Claims (including claims for labor, materials and supplies) against the Credit Parties or any of its properties or Assets, before the same shall become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are being maintained.

(c)              Notice of Proceedings. The Credit Parties shall, promptly, but not more than five (5) days after knowledge thereof shall have come to the attention of any officer of the Credit Parties, give written notice to the Buyer of all threatened or pending Proceedings before any Governmental Authority or otherwise affecting the Credit Parties or any of their Assets.

(d)              Material Adverse Effect.  The Credit Parties shall, promptly, but not more than five (5) days after knowledge thereof shall have come to the attention of any officer of the Credit Parties, give written notice to the Buyer of any event, circumstance, fact or other matter that could in any way have or be reasonably expected to have a Material Adverse Effect.

(e)              Notice of Default. The Credit Parties shall, promptly, but not more than five (5) days after the commencement thereof, give notice to the Buyer in writing of the occurrence of any “Event of Default” (as such term is defined in any of the Transaction Documents) or of any event which, with the lapse of time, the giving of notice or both, would constitute an Event of Default hereunder or under any other Transaction Documents.

(f)              Maintain Property. The Credit Parties shall at all times maintain, preserve and keep all of its Assets in good repair, working order and condition, normal wear and tear excepted, and shall from time to time, as the Credit Parties deem appropriate in its reasonable judgment, make all needful and proper repairs, renewals, replacements, and additions thereto so that at all times the efficiency thereof shall be fully preserved and maintained. The Credit Parties shall permit Buyer to examine and inspect such Assets at all reasonable times upon reasonable notice during business hours. During the continuance of any Event of Default hereunder or under any Transaction Documents, the Buyer shall, at the Credit Parties’ expense, have the right to make additional inspections without providing advance notice.

(g)              Maintain Insurance. The Credit Parties shall at all times insure and keep insured with insurance companies acceptable to Buyer, all insurable property owned by the Credit Parties which is of a character usually insured by companies similarly situated and operating like properties, against loss or damage from environmental, fire and such other hazards or risks as are customarily insured against by companies similarly situated and operating like properties; and shall similarly insure employers’, public and professional liability risks. Prior to the Effective Date, the Credit Parties shall deliver to the Buyer a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section. All such policies of insurance must be satisfactory to Buyer in relation to the amount and term of the Debentures and type and value of the Assets of the Credit Parties, shall identify Buyer as sole/lender’s loss payee and as an additional insured. In the event the Credit Parties fail to provide Buyer with evidence of the insurance coverage required by this Section or at any time hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay any premium in whole or in part relating thereto, then the Buyer, without waiving or releasing any obligation or default by the Credit Parties hereunder, may at any time (but shall be under no obligation to so act), obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto, which Buyer deems advisable. This insurance coverage: (i) may, but need not, protect the Credit Parties’ interest in such property; and (ii) may not pay any claim made by, or against, the Credit Parties in connection with such property. The Credit Parties may later request that the Buyer cancel any such insurance purchased by Buyer, but only after providing Buyer with evidence that the insurance coverage required by this Section is in force. The costs of such insurance obtained by Buyer, through and including the effective date such insurance coverage is canceled or expires, shall be payable on demand by the Credit Parties to Buyer, together with interest at the highest non-usurious rate permitted by law on such amounts until repaid and any other charges by Buyer in connection with the placement of such insurance. The costs of such insurance, which may be greater than the cost of insurance which the Credit Parties may be able to obtain on its own, together with interest thereon at the highest non-usurious rate permitted by Law and any other charges incurred by Buyer in connection with the placement of such insurance may be added to the total Obligations due and owing by the Credit Parties hereunder and under the Debentures to the extent not paid by the Credit Parties.

(h)              ERISA Liabilities; Employee Plans. The Credit Parties shall: (i) keep in full force and effect any and all Employee Plans which are presently in existence or may, from time to time, come into existence under ERISA, and not withdraw from any such Employee Plans, unless such withdrawal can be effected or such Employee Plans can be terminated without liability to the Credit Parties; (ii) make contributions to all of such Employee Plans in a timely manner and in a sufficient amount to comply with the standards of ERISA, including the minimum funding standards of ERISA; (iii) comply with all material requirements of ERISA which relate to such Employee Plans; (iv) notify Buyer immediately upon receipt by the Credit Parties of any notice concerning the imposition of any withdrawal liability or of the institution of any Proceeding or other action which may result in the termination of any such Employee Plans or the appointment of a trustee to administer such Employee Plans; (v) promptly advise Buyer of the occurrence of any “Reportable Event” or “Prohibited Transaction” (as such terms are defined in ERISA), with respect to any such Employee Plans; and (vi) amend any Employee Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 to the extent necessary to keep the Employee Plan qualified, and to cause the Employee Plan to be administered and operated in a manner that does not cause the Employee Plan to lose its qualified status.

(i)               Reporting Status; Listing. So long as Buyer owns, legally or beneficially, any of the Securities, the Company shall: (i) file in a timely manner all reports required to be filed under the Securities Act, the Exchange Act or any securities Laws and regulations thereof applicable to the Company of any state of the United States, or by the rules and regulations of the Principal Trading Market, and, to provide a copy thereof to the Buyer promptly after such filing; (ii) not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination; (iii) if required by the rules and regulations of the Principal Trading Market, promptly secure the listing of any shares of Common Stock issuable to Buyer under any of the Transaction Documents upon the Principal Trading Market (subject to official notice of issuance) and, take all reasonable action under its control to maintain the continued listing, quotation and trading of its Common Stock (including, without limitation, any shares of Common Stock issuable to Buyer under any of the Transaction Documents) on the Principal Trading Market, and the Company shall comply in all respects with the Company’s reporting, filing and other Obligations under the bylaws or rules of the Principal Trading Market, the Financial Industry Regulatory Authority, Inc. and such other Governmental Authorities, as applicable. The Company shall promptly provide to Buyer copies of any notices it receives from the SEC or any Principal Trading Market, to the extent any such notices could in any way have or be reasonably expected to have a Material Adverse Effect.

(j)               Rule 144.  With a view to making available to Buyer the benefits of Rule 144 under the Securities Act (“Rule 144”), or any similar rule or regulation of the SEC that may at any time permit Buyer to sell shares of Common Stock issuable to Buyer under any Transaction Documents to the public without registration, the Company represents and warrants that:

 (i)            the Company is, and has been for a period of at least ninety (90) days immediately preceding the date hereof, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (ii) the Company has filed all required reports under Section 13 or 15(d) of the Exchange Act, as applicable, during the twelve (12) months preceding the First Closing Date (or for such shorter period that the Company was required to file such reports); and (iii) the Company is not currently an issuer defined as a “Shell Company” (as hereinafter defined). For the purposes hereof, the term “Shell Company” shall mean an issuer that meets such a description as defined under Rule 144. In addition, so long as Buyer owns, legally or beneficially, any securities of the Company, the Company shall, at its sole expense:

(ii)             Make, keep and ensure that adequate current public information with respect to the Company, as required in accordance with Rule 144, is publicly available;

(iii)           furnish to the Buyer, promptly upon reasonable request: (A) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act; and (b) such other information as may be reasonably requested by Buyer to permit the Buyer to sell any of the shares of Common Stock acquired hereunder or under any other Transaction Documents pursuant to Rule 144 without limitation or restriction; and

(iv)           promptly at the request of Buyer, give the Company’s transfer agent (the “Transfer Agent”) instructions to the effect that, upon the Transfer Agent’s receipt from Buyer of a certificate (a “Rule 144 Certificate”) certifying that Buyer’s holding period (as determined in accordance with the provisions of Rule 144) for any portion of the shares of Common Stock issuable under any Transaction Document which Buyer proposes to sell (or any portion of such shares which Buyer is not presently selling, but for which Buyer desires to remove any restrictive legends applicable thereto) (the “Securities Being Sold”) is not less than six (6) months, and receipt by the Transfer Agent of the “Rule 144 Opinion” (as hereinafter defined) from the Company or its counsel (or from Buyer and its counsel as permitted below), the Transfer Agent is to effect the transfer (or issuance of a new certificate without restrictive legends, if applicable) of the Securities Being Sold and issue to Buyer or transferee(s) thereof one or more stock certificates representing the transferred (or re-issued) Securities Being Sold without any restrictive legend and without recording any restrictions on the transferability of such shares on the Transfer Agent’s books and records. In this regard, upon Buyer’s request, the Company shall have an affirmative obligation to cause its counsel to promptly issue to the Transfer Agent a legal opinion providing that, based on the Rule 144 Certificate, the Securities Being Sold may be sold pursuant to the provisions of Rule 144, even in the absence of an effective registration statement (the “Rule 144 Opinion”). If the Transfer Agent requires any additional documentation in connection with any proposed transfer (or re-issuance) by Buyer of any Securities Being Sold, the Company shall promptly deliver or cause to be delivered to the Transfer Agent or to any other Person, all such additional documentation as may be necessary to effectuate the transfer (or re issuance) of the Securities Being Sold and the issuance of an unlegended certificate to any such Buyer or any transferee thereof, all at the Company’s expense. Any and all fees, charges or expenses, including, without limitation, attorneys’ fees and costs, incurred by Buyer in connection with issuance of any such shares, or the removal of any restrictive legends thereon, or the transfer of any such shares to any assignee of Buyer, shall be paid by the Company, and if not paid by the Company, the Buyer may, but shall not be required to, pay any such fees, charges or expenses, and the amount thereof, together with interest thereon at the highest non-usurious rate permitted by law, from the date of outlay, until paid in full, shall be due and payable by the Company to Buyer immediately upon demand therefor, and all such amounts shall be additional Obligations of the company to Buyer secured under the Transaction Documents. In the event that the Company and/or its counsel refuses or fails for any reason to render the Rule 144 Opinion or any other documents, certificates or instructions required to effectuate the transfer (or re-issuance) of the Securities Being Sold and the issuance of an unlegended certificate to any such Buyer or any transferee thereof, then: (A) to the extent the Securities Being Sold could be lawfully transferred (or re-issued) without restrictions under applicable laws, Company’s failure to promptly provide the Rule 144 Opinion or any other documents, certificates or instructions required to effectuate the transfer (or re-issuance)of the Securities Being Sold and the issuance of an unlegended certificate to any such Buyer or any transferee thereof shall be an immediate Event of Default under this Agreement and all other Transaction Documents; and (B) the Company hereby agrees and acknowledges that Buyer is hereby irrevocably and expressly authorized to have counsel to Buyer render any and all opinions and other certificates or instruments which may be required for purposes of effectuating the transfer (or re-issuance) of the Securities Being Sold and the issuance of an unlegended certificate to any such Buyer or any transferee thereof, and the Company hereby irrevocably authorizes and directs the Transfer Agent to, without any further confirmation or instructions from the Company, transfer or re-issue any such Securities Being Sold as instructed by Buyer and its counsel.

(k)               Matters With Respect to Securities.

(i)         Issuance of Conversion Shares.      The parties hereto acknowledge that pursuant to the terms of the Debentures, Buyer has the right, at its discretion following an Event of Default, to convert amounts due under the Debentures into Common Stock in accordance with the terms of the Debentures. In the event, for any reason, the Company fails to issue, or cause its Transfer Agent to issue, any portion of the Common Stock issuable upon conversion of the Debentures (the “Conversion Shares”) to Buyer in connection with the exercise by Buyer of any of its conversion rights under the Debentures, then the parties hereto acknowledge that Buyer shall irrevocably be entitled to deliver to the Transfer Agent, on behalf of itself and the Company, a “Conversion Notice” (as defined in the Debentures) requesting the issuance of the Conversion Shares then issuable in accordance with the terms of the Debentures, and the Transfer Agent, provided they are the acting transfer agent for the Company at the time, shall, and the Company hereby irrevocably authorizes and directs the Transfer Agent to, without any further confirmation or instructions from the Company, issue the Conversion Shares applicable to the Conversion Notice then being exercised, and surrender to a nationally recognized overnight courier for delivery to Buyer at the address specified in the Conversion Notice, a certificate of the Common Stock of the Company, registered in the name of Buyer or its nominee, for the number of Conversion Shares to which Buyer shall be then entitled under the Debentures, as set forth in the Conversion Notice.

(ii)        Removal of Restrictive Legends. In the event that Buyer has any shares of the Company’s Common Stock bearing any restrictive legends, and Buyer, through its counsel or other representatives, submits to the Transfer Agent any such shares for the removal of the restrictive legends thereon, whether in connection with a sale of such shares pursuant to any exemption to the registration requirements under the Securities Act, or otherwise, and the Company and or its counsel refuses or fails for any reason to render an opinion of counsel or any other documents or certificates required for the removal of the restrictive legends, then the Company hereby agrees and acknowledges that Buyer is hereby irrevocably and expressly authorized to have counsel to Buyer render any and all opinions and other certificates or instruments which may be required for purposes of removing such restrictive legends, and the Company hereby irrevocably authorizes and directs the Transfer Agent to, without any further confirmation or instructions from the Company, issue any such shares without restrictive legends as instructed by Buyer, and surrender to a common carrier for overnight delivery to the address as specified by Buyer, certificates, registered in the name of Buyer or its designees or nominees, representing the shares of Common Stock to which Buyer is entitled, without any restrictive legends and otherwise freely transferable on the books and records of the Company.

(iii)        Authorized Agent of the Company. The Company hereby irrevocably appoints the Buyer and its counsel and its representatives, each as the Company’s duly authorized agent and attorney-in-fact for the Company for the purposes of authorizing and instructing the Transfer Agent to process issuances, transfers and legend removals upon instructions from Buyer, or any counsel or representatives of Buyer, as specifically contemplated herein. The authorization and power of attorney granted hereby is coupled with an interest and is irrevocable so long as any obligations of the Company under Debentures remain outstanding, and so long as the Buyer owns or has the right to receive, any shares of the Company’s Common Stock hereunder or under any Transaction Documents. In this regard, the Company hereby confirms to the Transfer Agent and the Buyer that it can NOT and will NOT give instructions, including stop orders or otherwise, inconsistent with the terms of this Agreement with regard to the matters contemplated herein, and that the Buyer shall have the absolute right to provide a copy of this Agreement to the Transfer Agent as evidence of the Company’s irrevocable authority for Buyer and Transfer Agent to process issuances, transfers and legend removals upon instructions from Buyer, or any counsel or representatives of Buyer, as specifically contemplated herein, without any further instructions, orders or confirmations from the Company.

(iv)       Injunction and Specific Performance. The Company specifically acknowledges and agrees that in the event of a breach or threatened breach by the Company of any provision of this Section 7.2(k), the Buyer will be irreparably damaged and that damages at law would be an inadequate remedy if this Agreement were not specifically enforced. Therefore, in the event of a breach or threatened breach of any provision of this Section 7.2(k) by the Company, the Buyer shall be entitled to obtain, in addition to all other rights or remedies Buyer may have, at law or in equity, an injunction restraining such breach, without being required to show any actual damage or to post any bond or other security, and/or to a decree for specific performance of the provisions of this Section 7.2(k)

(l)               Continued Due Diligence/Field Audits. The Company acknowledges that during the term of this Agreement, Buyer and its agents and representatives undertake ongoing and continuing due diligence reviews of the Company and its business and operations. Such ongoing due diligence reviews may include, and the Company does hereby agree to allow Buyer, to conduct site visits and field examinations of the office locations of the Company, and the Assets and records of each of them, the results of which must be satisfactory to Buyer in Buyer’s sole and absolute discretion. In this regard, in order to cover Buyer’s expenses of the ongoing due diligence reviews and any site visits or field examinations which Buyer may undertake from time to time while this Agreement is in effect, the Company shall pay to Buyer, within five (5) Business Days after receipt of an invoice or demand therefor from Buyer, a fee of up to $10,000 per year (based on four (4) expected filed audits and ongoing due diligence of $2,500 per visit or audit) to cover such ongoing expenses. Failure to pay such fee as and when required shall be deemed an Event of Default under this Agreement and all other Transaction Documents. The foregoing notwithstanding, from and after the occurrence of an Event of Default or any event which with notice, lapse of time or both, would become an Event of Default, Buyer may conduct site visits, field examinations and other ongoing reviews of the Company’s records, Assets and operations at any time, in its sole discretion, without any limitations in terms of number of site visits or examinations and without being limited to the fee hereby contemplated, all at the sole expense of the Company.

(m)             EB-5 Program.  Notwithstanding any payments of principal, interest or fees to be made by the Company pursuant to any other provision hereunder or under the Debenture, in addition to such payments, the Company shall immediately pay to the Buyer One Hundred Thousand and No/100 United States Dollars (US$100,000) for every Five Hundred Thousand and No/100 United States Dollars (US$500,000) received by the Company or any of its Subsidiaries, nominees or assigns, pursuant to any EB5 program including, but not limited to, pursuant to (i) that certain Subscription Agreement, by and between  the Company and Luyi Hao, dated as of October 20, 2014, (ii)  that certain Subscription Agreement, by and between the Company and Tanqing Wang, dated as of October 15, 2014, (iii) that certain Subscription Agreement, by and between the Company and Yanning Zang, dated as of October 28, 2014, and (iv) that certain Subscription Agreement, by and between the Company and Mingmei Yin, dated as of November 5, 2014, or any amendment thereto.

(n)              Papa John’s.  PRB shall acquire and operate two (2) additional Papa John’s franchise locations by February 28, 2015 and shall deliver any and all documentation related to such acquisitions and the operation thereof and any and all additional documentation requested by Buyer in order to perfect Buyer’s security interest in any such additional assets as requested by the Buyer in its sole and absolute discretion.

7.3            Reporting Requirements. The Credit Parties agree as follows:

(a)              Financial Statements. The Credit Parties shall at all times maintain a system of accounting capable of producing its individual and consolidated (if applicable) financial statements in compliance with GAAP (provided that monthly financial statements shall not be required to have footnote disclosure, are subject to normal year-end adjustments and need not be consolidated), and shall furnish to the Buyer or its authorized representatives such information regarding the business affairs, operations and financial condition of the Credit Parties as Buyer may from time to time request or require, including:

(i)             As soon as available, and in any event, within ninety (90) days after the close of each fiscal year, a copy of the annual audited financial statements of the Company, including balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal year then ended, in reasonable detail, prepared and reviewed by an independent certified public accountant reasonably acceptable to Buyer, containing an unqualified opinion of such accountant;

(ii)            as soon as available, and in any event, within sixty (60) days after the close of each fiscal quarter, a copy of the quarterly financial statements of the Company, including balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal year then ended, in reasonable detail, prepared and certified as accurate in all material respects by the CEO or CFO of the Company;

(iii)           as soon as available, and in any event, within thirty (30) days following the end of each calendar month, a copy of the financial statements of the Company regarding such month, including balance sheet, statement of income and retained earnings, statement of cash flows for the month then ended, in reasonable detail, prepared and certified as accurate in all material respects by the CEO or CFO of the Company.

No change with respect to such accounting principles shall be made by the Credit Parties without giving prior notification to Buyer. The Credit Parties represent and warrant to Buyer that the financial statements delivered to Buyer at or prior to the execution and delivery of this Agreement and to be delivered at all times thereafter accurately reflect and will accurately reflect the financial condition of the Credit Parties in all material respects. Buyer shall have the right at all times (and on reasonable notice so long as there then does not exist any Event of Default) during business hours to inspect the books and records of the Credit Parties and make extracts therefrom.

(b)              Additional Reporting Requirements. The Company shall provide the following reports and statements to Buyer as follows:

(i)             Income Projections; Variance. On the Effective Date, the Company shall provide to Buyer an income statement projection showing, in reasonable detail, the Company’s income statement projections for the twelve (12) calendar months following the Effective Date (the “Income Projections”). In addition, on the first (1st) day of every calendar month after the Effective Date, the Company shall provide to Buyer a report comparing the Income Projections to actual results. Any variance in the Income Projections to actual results that is more than ten percent (10%) (either above or below) will require the Company to submit to Buyer written explanations as to the nature and circumstances for the variance.

(ii)            Use of Proceeds; Variance. On the first (1st) day of every calendar month after the Effective Date, the Company shall provide to Buyer a report comparing the use of the proceeds from the sale of Debentures set forth in the Use of Proceeds Confirmation, with the actual use of such proceeds. Any variance in the actual use of such proceeds from the amounts set forth in the approved Use of Proceeds Confirmation will require the Company to submit to Buyer written explanations as to the nature and circumstances for the variance.

(iii)           Bank Statements. The Company shall submit to Buyer true and correct copies of all bank statements received by the Company within five (5) days after the Company’s receipt thereof from its bank.

(iv)           Interim Reports.   Promptly upon receipt thereof, the Company shall provide to Buyer copies of interim and supplemental reports, if any, submitted to the Company by independent accountants in connection with any interim audit or review of the books of the Company.

(v)            Aged Accounts/Payables Schedules.  The Company shall, on the first (1st) day of each and every calendar month, deliver to Buyer an aged schedule of the accounts receivable of the Company, listing the name and amount due from each Person and showing the aggregate amounts due from: (i) 0-30 days; (ii) 31-60 days; (iii) 61-90 days; (iv) 91-120 days; and (v) more than 120 days, and certified as accurate by the CEO or CFO of the Company. The Company shall, on the first (1st) day of each and every calendar month, deliver to Buyer an aged schedule of the accounts payable of the Company, listing the name and amount due to each creditor and showing the aggregate amounts due from: (v) 0-30 days; (w) 31-60 days; (x) 61-90 days; (y) 91-120 days; and (z) more than 120 days, and certified as accurate by the CEO or CFO of the Company.

(c)              Covenant Compliance. The Company shall, within thirty (30) days after the end of each calendar month, deliver to Buyer a Compliance Certificate, confirming compliance by the Credit Parties with the covenants therein, and certified as accurate by an officer of the Company.

7.4            Fees and Expenses.

(a)              Transaction Fees. The Company agrees to pay to Buyer a transaction advisory fee equal to six percent (6%) of the amount of the Debentures purchased by Buyer at the First Closing, which fee shall be due and payable on the Effective Date and withheld from the gross purchase price paid by Buyer for the Debentures. In the event of any Additional Closings, the Company shall pay to Buyer a transaction advisory fee equal to four percent (4%) of the amount of the Debentures purchased by Buyer at any such Additional Closings, which fee shall be due and payable upon such Additional Closing and withheld from the gross purchase price paid by Buyer for the Debentures at such Additional Closing.

(b)              Due Diligence Fees. The Company agrees to pay to the Buyer a due diligence fee equal to Ten Thousand and No/100 United States Dollars ($10,000.00), which shall be due and payable in full on the Effective Date, or any remaining portion thereof shall be due and payable on the Effective Date if a portion of such fee was paid upon the execution of any term sheet related to this Agreement.

(c)              Document Review and Legal Fees. The Company agrees to pay to the Buyer or its counsel a document review and legal fee equal to Fifteen Thousand and No/100 United States Dollars ($15,000.00), which shall be due and payable in full on the Effective Date, or any remaining portion thereof shall be due and payable on the Effective Date if a portion of such fee was paid upon the execution of any term sheet related to this Agreement. The Company also agrees to be responsible for the prompt payment of all legal fees and expenses of the Company and its own counsel and other professionals incurred by the Company in connection with the negotiation and execution of this Agreement and the Transaction Documents.

(d)              Other Fees. The Company also agrees to pay to the Buyer (or any designee of the Buyer), upon demand, or to otherwise be responsible for the payment of, any and all other costs, fees and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for the Buyer and of any experts and agents, which the Buyer may incur or which may otherwise be due and payable in connection with: (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, subordination, waiver or other modification or termination of this Agreement or any other Transaction Documents; (ii) any documentary stamp taxes, intangibles taxes, recording fees, filing fees, or other similar taxes, fees or charges imposed by or due to any Governmental Authority in connection with this Agreement or any other Transaction Documents; (iii) the exercise or enforcement of any of the rights of the Buyer under this Agreement or the Transaction Documents; or (iv) the failure by the Company to perform or observe any of the provisions of this Agreement or any of the Transaction Documents. Included in the foregoing shall be the amount of all expenses paid or incurred by Buyer in consulting with counsel concerning any of its rights under this Agreement or any other Transaction Document or under applicable law. To the extent any such costs, fees, charges, taxes or expenses are incurred prior to the funding of proceeds from the Closing, same shall be paid directly from the proceeds of the Closing. All such costs and expenses, if not so immediately paid when due or upon demand thereof, shall bear interest from the date of outlay until paid, at the highest rate set forth in the Debenture, or if none is so stated, the highest rate allowed by law. All of such costs and expenses shall be additional Obligations of the Company to Buyer secured under the Transaction Documents. The provisions of this Subsection shall survive the termination of this Agreement.

7.5        Advisory Fee.

(i)             Share Issuance.  In consideration of advisory services provided by Buyer to the Company prior to the Effective Date, the Company shall pay to the Buyer a fee by issuing to Buyer two hundred percent (200%) of that number of shares of the Company’s Common Stock equal to a dollar amount of Three Hundred Thousand United States Dollars (US$300,000) (the “Share Value”).  For purposes of determining the number of shares issuable to Buyer under this Section 7.5 (the “Advisory Fee Shares”), the Company’s Common Stock shall be valued at a price equal to eighty-five percent (85%) of the lowest volume weighted average price for the Common Stock for the five (5) Business Days immediately prior to the Effective Date (the “Valuation Date”), as reported by Bloomberg (the “VWAP”).  Buyer shall confirm to the Company in writing, the VWAP for the Common Stock as of the Valuation Date, and the corresponding number of Advisory Fee Shares issuable to Buyer based on such price.  The Company shall instruct its transfer agent to issue certificates representing the Advisory Fee Shares issuable to the Buyer immediately upon the Company’s execution of this Agreement, and shall use its best efforts to cause its transfer agent (the “Transfer Agent”) to deliver such certificates to Buyer within three (3) Business Days from the Closing Date.  In the event such certificates representing the Advisory Fee Shares issuable hereunder shall not be delivered to the Buyer within said three (3) Business Day period for any reason having to do with the Company’s failure to do everything required of it to permit the Transfer Agent to comply, same shall be an immediate default under this Agreement and the other Loan Documents.  The Advisory Fee Shares, when issued, shall be deemed to be validly issued, fully paid, and non-assessable shares of the Company’s Common Stock.  The Advisory Fee Shares shall be deemed fully earned as of the Closing Date, regardless of the amount or number of Revolving Loans made hereunder.

(ii)            Adjustments.  It is the intention of the Company and Buyer that the Buyer shall generate net proceeds from the sale of the Advisory Fee Shares equal to the Share Value.  The Buyer shall have the right to sell the Advisory Fee Shares in the Principal Trading Market or otherwise, at any time in accordance with applicable securities laws, subject to the limitation that its weekly sales of the Advisory Fee Shares shall not exceed twenty-five percent (25%) of the average weekly volume for the Company’s Common Stock .  At any time the Buyer may elect, the Buyer may deliver to the Company a reconciliation statement showing the net proceeds actually received by the Buyer from the sale of the Advisory Fee Shares (the “Sale Reconciliation”).  If, as of the date of the delivery by Buyer of the Sale Reconciliation, the Buyer has not realized net proceeds from the sale of such Advisory Fee Shares equal to at least the Share Value, as shown on the Sale Reconciliation, then the Company shall immediately take all required action necessary or required in order to cause the issuance of additional shares of Common Stock to the Buyer in an amount sufficient such that, when sold and the net proceeds thereof are added to the net proceeds from the sale of any of the previously issued and sold Advisory Fee Shares, the Buyer shall have received total net funds equal to the Share Value.  If additional shares of Common Stock are issued pursuant to the immediately preceding sentence, and after the sale of such additional issued shares of Common Stock, the Buyer still has not received net proceeds equal to at least the Share Value, then the Company shall again be required to immediately take all required action necessary or required in order to cause the issuance of additional shares of Common Stock to the Buyer as contemplated above, and such additional issuances shall continue until the Buyer has received net proceeds from the sale of such Common Stock equal to the Share Value.  In the event the Buyer receives net proceeds from the sale of Advisory Fee Shares equal to the Share Value, and the Buyer still has Advisory Fee Shares remaining to be sold, the Buyer shall return all such remaining Advisory Fee Shares to the Company.  In the event additional Common Stock is required to be issued as outlined above, the Company shall instruct its Transfer Agent to issue certificates representing such additional shares of Common Stock to the Buyer immediately subsequent to the Buyer’s notification to the Company that additional shares of Common Stock are issuable hereunder, and the Company shall in any event cause its Transfer Agent to deliver such certificates to Buyer within three (3) Business Days following the date Buyer notifies the Company that additional shares of Common Stock are to be issued hereunder.  In the event such certificates representing such additional shares of Common Stock issuable hereunder shall not be delivered to the Buyer within said three (3) Business Day period, same shall be an immediate default under this Agreement and the Loan Documents.  Notwithstanding anything contained in this Section 7.5 to the contrary, the Company shall have the right to redeem any Advisory Fee Shares then in the Buyer’s possession for an amount payable by the Company to Buyer in cash equal to the Share Value, less any net cash proceeds received by the Buyer from any previous sales of Advisory Fee Shares.  Upon Buyer’s receipt of such cash payment in accordance with the immediately preceding sentence, the Buyer shall return any then remaining Advisory Fee Shares in its possession back to the Company and otherwise undertake any required actions reasonably requested by Company to have such then remaining Advisory Fee Shares returned to Company.

(iii)           Mandatory Redemption.  Notwithstanding anything contained in this Agreement to the contrary, in the event the Buyer has not realized net proceeds from the sale of Advisory Fee Shares equal to at least the Share Value by the twelve month anniversary of the Closing Date, then at any time thereafter, the Buyer shall have the right, upon written notice to the Company, to require that the Company redeem all Advisory Fee Shares then in Buyer’s possession for cash equal to the Share Value, less any cash proceeds received by the Buyer from any previous sales of Advisory Fee Shares, if any.  In the event such redemption notice is given by the Buyer, the Company shall redeem the then remaining Advisory Fee Shares in Buyer’s possession for an amount of Dollars equal to the Share Value, less any cash proceeds received by the Buyer from any previous sales of Advisory Fee Shares, if any, payable by wire transfer to an account designated by Buyer within five (5) Business Days from the date the Buyer delivers such redemption notice to the Company.

(iv)           Piggyback Registration Rights.  In the event that the Company files a registration statement with respect to its Common Stock with the SEC (other than a registration statement on Form S-4 or S-8 or any successor form thereto) after the Closing Date but before the Buyer sells the Advisory Fee Shares, the Advisory Fee Shares shall be registered pursuant to such registration statement.

7.6        Share Reserve. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, five (5) times such number of shares of Common Stock as shall be necessary to effect the issuance of the Conversion Shares under this Agreement or any other Transaction Documents (collectively, the “Share Reserve”). The Company represents that it has sufficient authorized and unissued shares of Common Stock available to create the Share Reserve after considering all other commitments that may require the issuance of Common Stock. The Company shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the full conversion of the Debentures that may be issuable hereunder. If upon receipt of a conversion notice from the Buyer, the Share Reserve is insufficient to effect the full conversion of the Debentures that may be issuable hereunder, the Company shall take all required measures to implement an increase of the Share Reserve accordingly. If the Company does not have sufficient authorized and unissued shares of Common Stock available to increase the Share Reserve, the Company shall cause its authorized and unissued shares to be increased within forty-five (45) days to an amount of shares equal to three (3) times the Conversion Shares.

7.7        Subsidiaries. Any Subsidiary which is formed or acquired or otherwise becomes a Subsidiary of the Company following the date hereof, within ten (10) Business Days of such event, shall become an additional party hereto and guarantor of the Company’s Obligation hereunder, and the Company shall take any and all actions necessary or advisable to cause said Subsidiary to execute a counterpart to this Agreement and any and all other documents which the Buyer shall require. “Subsidiary” shall mean, respectively, each and all such corporations, partnerships, limited partnerships, limited liability companies, limited liability partnerships or other entities of which or in which a Person owns, directly or indirectly, fifty percent (50%) or more of: (i) the combined voting power of all classes of stock/units having general voting power under ordinary circumstances to elect a majority of the board of directors of such entity if a corporation; (ii) the management authority and capital interest or profits interest of such entity, if a partnership, limited partnership, limited liability company, limited liability partnership, joint venture or similar entity; or (iii) the beneficial interest of such entity, if a trust, association or other unincorporated organization.

ARTICLE VIII
CONDITIONS PRECEDENT TO THE COMPANY’S OBLIGATIONS TO SELL

The obligation of the Company hereunder to issue and sell the Securities to the Buyer at the Closings is subject to the satisfaction, at or before the respective Closing Dates, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

8.1            Buyer shall have executed the Transaction Documents and delivered them to the Company.

8.2            The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Dates as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Dates.

8.3            The Company shall have received such certificates, confirmations, resolutions, acknowledgements or other documentation necessary or advisable from all applicable Governmental Authorities, including, but not limited to, those located in the State of Nevada, as the Company may require in order to evidence such Governmental Authorities’ approval of this Agreement, the Transaction Documents and the purchase of the Debentures contemplated hereby.

ARTICLE IX
CONDITIONS PRECEDENT TO THE BUYER’S OBLIGATIONS TO PURCHASE

The obligation of the Buyer hereunder to purchase the Debentures at the Closings is subject to the satisfaction, at or before each applicable Closing Date, of each of the following conditions (in addition to any other conditions precedent elsewhere in this Agreement), provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion:

9.1            First Closing. The obligation of the Buyer hereunder to purchase the Debentures at the First Closing is subject to the satisfaction, at or before the First Closing Date, of each of the following conditions (in addition to any other conditions precedent elsewhere in this Agreement), provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion:

(a)               The Company, each Guarantor and/or the Chief Executive Officer or Manager (as applicable) shall have executed and delivered the Transaction Documents applicable to the First Closing and delivered the same to the Buyer.

(b)               The representations and warranties of the Credit Parties shall be true and correct in all material respects (except to the extent that any of such representations and warranties are already qualified as to materiality in Article VI above, in which case, such representations and warranties shall be true and correct in all respects without further qualification) as of the date when made and as of the First Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company and each Guarantor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company and each Guarantor at or prior to the First Closing Date.

(c)               The Company shall have issued an irrevocable issuance instruction letter and board resolution, authorizing the issuance of the Advisory Fee Shares and irrevocably directing its Transfer Agent to issue and deliver the Advisory Fee Shares to Buyer or its designee.

(d)               The Buyer shall have received an opinion of counsel from counsel to the Company in a form satisfactory to the Buyer and its counsel.

(e)               The Buyer shall have received evidence in a form satisfactory to the Buyer that the Company has authorized the Buyer to publish such press releases with respect to this Agreement and the instant transaction, including, but not limited to, a copy of an email delivered to PR Newswire by the Company whereby the Company authorizes the Buyer to use its name and, if applicable, stock symbol, in connection with current or future press releases.

(f)               The Credit Parties shall have executed and delivered to Buyer a closing certificate, certified as true, complete and correct by an officer of the Credit Parties, in substance and form required by Buyer, which closing certificate shall include and attach as exhibits: (i) a true copy of a certificate of good standing evidencing the formation and good standing of the Credit Parties from the secretary of state (or comparable office) from the jurisdiction in which the Company is formed; (ii) the Credit Parties’ Organizational Documents; (iii) copies of the resolutions of the board of directors of the Credit Parties as adopted by the Credit Parties’ board of directors or managers, as applicable, in a form acceptable to Buyer; and (iv) resolution of the Company’s and KCI Investments’ members, approving and authorizing the execution, delivery and performance of the Transaction Documents to which it is party and the transactions contemplated thereby, in a form acceptable to the Buyer.

(g)              No event shall have occurred which could reasonably be expected to have a Material Adverse Effect.

(h)              The Buyer shall have received copies of UCC search reports, issued by the Secretary of State of the state of incorporation or residency, as applicable, of the Company and each Guarantor, dated such a date as is reasonably acceptable to Buyer, listing all effective financing statements which name the Company and each Guarantor, under their present name and any previous names, as debtors, together with copies of such financing statements.

(i)                The Company and each Guarantor shall have executed such other agreements, certificates, confirmations or resolutions as the Buyer may require to consummate the transactions contemplated by this Agreement and the Transaction Documents, including a closing statement and joint disbursement instructions as may be required by Buyer.

(j)  The Company shall have delivered to the Buyer the filed Certificate of Designation of Series B Preferred Stock and the original certificate evidencing the issuance of such shares to the Buyer.

9.2             Additional Closing. Provided the Buyer is to purchase additional Debentures in accordance with Section 4.4 at an Additional Closing, the obligation of the Buyer hereunder to accept and purchase the Debentures at any Additional Closing is subject to the satisfaction, at or before the Additional Closing Date, of each of the following conditions:

(a)               The Company and each Guarantor shall have executed the Transaction Documents applicable to the Additional Closing and delivered the same to the Buyer.

(b)               The representations and warranties of the Credit Parties shall be true and correct in all material respects (except to the extent that any of such representations and warranties are already qualified as to materiality in Article VI above, in which case, such representations and warranties shall be true and correct in all respects without further qualification) as of the date when made and as of the Additional Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company and Guarantor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company and each Guarantor at or prior to the Additional Closing Date.

(c)               No event shall have occurred which could reasonably be expected to have a Material Adverse Effect.

(d)               No default or Event of Default shall have occurred and be continuing under this Agreement or any other Transaction Documents, and no event shall have occurred that, with the passage of time, the giving of notice, or both, would constitute a default or an Event of Default under this Agreement or any other Transaction Documents.

(e)                The Company and each Guarantor shall have executed such other agreements, certificates, confirmations or resolutions as the Buyer may require to consummate the transactions contemplated by this Agreement and the Transaction Documents, including a closing statement and joint disbursement instructions as may be required by Buyer.

ARTICLE X
INDEMNIFICATION

10.1       Company’s and the Guarantors’ Obligation to Indemnify. In consideration of the Buyer’s execution and delivery of this Agreement and acquiring the Securities hereunder, and in addition to all of the Company’s and the Guarantors’ other obligations under this Agreement, the Company and each Guarantor hereby agrees to defend and indemnify Buyer and its Affiliates and subsidiaries and their respective directors, officers, employees, agents and representatives, and the successors and assigns of each of them (collectively, the “Buyer Indemnified Parties”) and Company and each Guarantor does hereby agree to hold the Buyer Indemnified Parties forever harmless, from and against any and all Claims made, brought or asserted against the Buyer Indemnified Parties, or any one of them, and Company and each Guarantor hereby agrees to pay or reimburse the Buyer Indemnified Parties for any and all Claims payable by any of the Buyer Indemnified Parties to any Person, including reasonable attorneys’ and paralegals’ fees and expenses, court costs, settlement amounts, costs of investigation and interest thereon from the time such amounts are due at the highest non-usurious rate of interest permitted by applicable Law, through all negotiations, mediations, arbitrations, trial and appellate levels, as a result of, or arising out of, or relating to: (i) any misrepresentation or breach of any representation or warranty made by the Company and the Guarantors in this Agreement, the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby; (ii) any breach of any covenant, agreement or Obligation of the Company and the Guarantors contained in this Agreement, the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby; or (iii) any Claims brought or made against the Buyer Indemnified Parties, or any one of them, by a third party and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement, the Transaction Documents or any other instrument, document or agreement executed pursuant hereto or thereto, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Debentures, or the status of the Buyer or holder of any of the Securities, as a buyer and holder of such Securities in the Company. To the extent that the foregoing undertaking by the Company and the Guarantors may be unenforceable for any reason, the Company and the Guarantors shall make the maximum contribution to the payment and satisfaction of each of the Claims covered hereby, which is permissible under applicable Law.

ARTICLE XI
MISCELLANEOUS

11.1         Notices. All notices of request, demand and other communications hereunder shall be addressed to the parties as follows:

If to the Company:	c/o KCI Investments, LLC
4033 South Dean Martin Drive
Las Vegas, NV 89103
Attention: Richard Groberg
E-Mail: Rgroberg@prbmail.com

If to the Buyer:	TCA Global Credit Master Fund, LP
3960 Howard Hughes Parkway, Suite 500
Las Vegas, NV 89169
Attn: Mr. Robert Press
E-Mail: bpress@tcaglobalfund.com

With a copy to:	Lucosky Brookman LLP
(which shall not constitute notice)	101 Wood Avenue South, 5th Floor
Woodbridge, NJ 08830
Attn: Seth A. Brookman, Esq.
E-Mail: sbrookman@lucbro.com

unless the address is changed by the party by like notice given to the other parties. Notice shall be in writing and shall be deemed delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address below, then three (3) business days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, next business morning delivery, then one (1) business day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., EST, on a business day. Any notice hand delivered after 5:00 p.m., EST, shall be deemed delivered on the following business day. Notwithstanding the foregoing, notice, consents, waivers or other communications referred to in this Agreement may be sent by facsimile, e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending party has confirmed (by reply e-mail or some other form of written confirmation from the receiving party) that the notice has been received by the other party.

11.2          Obligations Absolute. None of the following shall affect the Obligations of the Company and the Guarantors to Buyer under this Agreement, Buyer’s rights with respect to the Collateral or any other Transaction Documents:

(a)                acceptance or retention by Buyer of other property or any interest in property as security for the Obligations;

(b)               release by Buyer of all or any part of the Collateral or of any party liable with respect to the Obligations (other than Company and the Guarantors);

(c)               release, extension, renewal, modification or substitution by Buyer of the debentures or any other Transaction Documents; or

(d)              failure of Buyer to resort to any other security or to pursue the Company or any other obligor liable for any of the Obligations of the Company and the Guarantors hereunder before resorting to remedies against the Collateral.

11.3          Entire Agreement. This Agreement and the other Transaction Documents: (i) are valid, binding and enforceable against the Company, the Guarantors and Buyer in accordance with its provisions and no conditions exist as to their legal effectiveness; (ii) constitute the entire agreement between the parties; and (iii) are the final expression of the intentions of the Company, the Guarantors and Buyer. No promises, either expressed or implied, exist between the Company, the Guarantors and Buyer, unless contained herein or in the Transaction Documents. This Agreement and the Transaction Documents supersede all negotiations, representations, warranties, commitments, offers, contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof.

11.4          Amendments; Waivers. No amendment, modification, termination, discharge or waiver of any provision of this Agreement or of the Transaction Documents, or consent to any departure by the Company or the Guarantors therefrom, shall in any event be effective unless the same shall be in writing and signed by Buyer, and then such waiver or consent shall be effective only for the specific purpose for which given.

11.5          WAIVER OF JURY TRIAL. BUYER, THE COMPANY AND THE GUARANTORS, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, IRREVOCABLY, THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY TRANSACTION DOCUMENT OR ANY OF THE OBLIGATIONS HEREUNDER, THE COLLATERAL, OR ANY OTHER AGREEMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH BUYER AND THE COMPANY AND/OR THE GUARNATORS ARE ADVERSE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BUYER PURCHASING THE DEBENTURES.

11.6      MANDATORY FORUM SELECTION. TO INDUCE BUYER TO PURCHASE THE DEBENTURES, THE COMPANY AND GUARANTORS IRREVOCABLY AGREE THAT ANY DISPUTE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH, DIRECTLY OR INDIRECTLY, THIS AGREEMENT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF OR INCIDENTAL TO THIS AGREEMENT ANY OTHER TRANSACTION DOCUMENT (WHETHER OR NOT SUCH CLAIM IS BASED UPON BREACH OF CONTRACT OR TORT) SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN BROWARD COUNTY, FLORIDA. THIS PROVISION IS INTENDED TO BE A “MANDATORY” FORUM SELECTION CLAUSE AND GOVERNED BY AND INTERPRETED CONSISTENT WITH FLORIDA LAW. EACH CREDIT PARTY HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING ITS SITUS IN SAID COUNTY, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENT THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE COMPANY AND GUARANTORS AS SET FORTH HEREIN IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.

11.7      Assignability. Buyer may at any time assign Buyer’s rights in this Agreement, the Debentures, any Transaction Document, or any part thereof and transfer Buyer’s rights in any or all of the Collateral, and Buyer thereafter shall be relieved from all liability with respect to such Collateral. In addition, Buyer may at any time sell one or more participations in the Debentures. The Company and the Guarantors may not sell or assign this Agreement, any Transaction Document or any other agreement with Buyer, or any portion thereof, either voluntarily or by operation of law, nor delegate any of its duties of obligations hereunder or thereunder, without the prior written consent of Buyer, which consent may be withheld or conditioned in Buyer’s sole and absolute discretion. This Agreement shall be binding upon Buyer, the Guarantors and the Company and their respective legal representatives, successors and permitted assigns. All references herein to a Company or the Guarantor shall be deemed to include any successors, whether immediate or remote. In the case of a joint venture or partnership, the term “Company”, or “Guarantor” shall be deemed to include all joint venturers or partners thereof, who shall be jointly and severally liable hereunder.

11.8          Publicity. Buyer shall have the right to approve, before issuance, any press release or any other public statement with respect to the transactions contemplated hereby made by the Company; provided, however, that the Company shall be entitled, without the prior approval of Buyer, to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other laws or regulations. Notwithstanding the foregoing, the Company shall use its best efforts to consult Buyer in connection with any such press release or other public disclosure prior to its release and Buyer shall be provided with a copy thereof upon release thereof. Buyer shall have the right to make any press release with respect to the transactions contemplated hereby without Company’s approval. In addition, with respect to any press release to be made by Buyer, the Company hereby authorizes and grants blanket permission to Buyer to include the Company’s stock symbol, if any, in any press releases. The Company shall, promptly upon request, execute any additional documents of authority or permission as may be requested by Buyer in connection with any such press releases.

11.9          Binding Effect. This Agreement shall become effective upon execution by the Company, the Guarantors and Buyer.

11.10        Governing Law. Except in the case of the Mandatory Forum Selection Clause in Section 11.6 above, which clause shall be governed and interpreted in accordance with Florida law, this Agreement and all other Transaction Documents shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of Nevada, and for all purposes shall be construed in accordance with the laws of such State, without giving effect to the choice of law provisions of such State.

11.11        Enforceability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

11.11        Survival of Company’s and the Guarantors’ Representations. All covenants, agreements, representations and warranties made by the Company and the Guarantors herein shall, notwithstanding any investigation by Buyer, be deemed material and relied upon by Buyer and shall survive the making and execution of this Agreement and the Transaction Documents and the sale and purchase of the Debentures, and shall be deemed to be continuing representations and warranties until such time as the Company and the Guarantors have fulfilled all of its Obligations to Buyer hereunder and under all other Transaction Documents, and Buyer has been indefeasibly paid in full.

11.12        Time of Essence. Time is of the essence in making payments of all amounts due Buyer under this Agreement and the other Transaction Documents and in the performance and observance by the Company and the Guarantors of each covenant, agreement, provision and term of this Agreement and the other Transaction Documents. The parties agree that in the event that any date on which performance is to occur falls on a day other than a Business Day, then the time for such performance shall be extended until the next Business Day thereafter occurring.

11.13        Release. In consideration of the mutual promises and covenants made herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Company and the Guarantors hereby agree to fully, finally and forever release and forever discharge and covenant not to sue Buyer, and/or any other Buyer Indemnified Parties from any and all Claims, debts, fees, attorneys’ fees, liens, costs, expenses, damages, sums of money, accounts, bonds, bills, covenants, promises, judgments, charges, demands, causes of action, suits, Proceedings, liabilities, expenses, Obligations or Contracts of any kind whatsoever, whether in law or in equity, whether asserted or unasserted, whether known or unknown, fixed or contingent, under statute or otherwise, from the beginning of time through the Effective Date, including, without limiting the generality of the foregoing, any and all Claims relating to or arising out of any financing transactions, credit facilities, debentures, security agreements, and other agreements including each of the Transaction Documents, entered into by the Company and the Guarantors with Buyer and any and all Claims that the Company and the Guarantors do not know or suspect to exist, whether through ignorance, oversight, error, negligence, or otherwise, and which, if known, would materially affect their decision to enter into this Agreement or the related Transaction Documents.

11.15        Interpretation. If any provision in this Agreement requires judicial or similar interpretation, the judicial or other such body interpreting or construing such provision shall not apply the assumption that the terms hereof shall be more strictly construed against one party because of the rule that an instrument must be construed more strictly against the party which itself or through its agents prepared the same. The parties hereby agree that all parties and their agents have participated in the preparation hereof equally.

11.16        Compliance with Federal Law. The Company shall: (i) ensure that no Person who owns a controlling interest in or otherwise controls the Company is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury, included in any Executive Orders or any other similar lists from any Governmental Authority, foreign or national; (ii) not use or permit the use of the proceeds of the Debentures to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, or any other similar national or foreign governmental regulations; and (iii) comply with all applicable Lender Secrecy Act laws and regulations, as amended. As required by federal law and Buyer’s policies and practices, Buyer may need to obtain, verify and record certain customer identification information and documentation in connection with opening or maintaining accounts or establishing or continuing to provide services.

1.17          Termination. Upon payment in full of all outstanding Debentures purchased hereunder, together with all other charges, fees and costs due and payable under this Agreement or under any of the Transaction Documents, the Company shall have the right to terminate this Agreement upon written notice to the Buyer, provided, however, that if such termination occurs within the one hundred twenty (120) days after the First Closing Date, then the Company shall pay to Buyer as liquidated damages and compensation for the costs of being prepared to make funds available hereunder, an amount equal to five percent (5%) of the amount of Debentures purchased hereunder. The parties agree that the amount payable to pursuant to this Section 11.17 is a reasonable calculation of Buyer’s lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early termination of this Agreement.

11.18        Gender and Use of Singular and Plural. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties or their personal representatives, successors and assigns may require.

11.19        Execution. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Agreement, and same shall become effective when counterparts have been signed by each party and each party has delivered its signed counterpart to the other party. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf’ format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf’ signature page was an original thereof.

11.20        Headings. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

11.21        Further Assurances. The Company and the Guarantors will execute and deliver such further instruments and do such further acts and things as may be reasonably required by Buyer to carry out the intent and purposes of this Agreement.

11.22        No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year set forth above.

CONSENT AND AGREEMENT

The undersigned, referred to in the foregoing securities purchase agreement as a guarantor, hereby consents and agrees to said securities purchase agreement and to the payment of the amounts contemplated therein, documents contemplated thereby and to the provisions contained therein relating to conditions to be fulfilled and obligations to be performed by it pursuant to or in connection with said securities purchase agreement to the same extent as if the undersigned were a party to said securities purchase agreement.

CONSENT AND AGREEMENT

The undersigned, referred to in the foregoing securities purchase agreement as a guarantor, hereby consents and agrees to said securities purchase agreement and to the payment of the amounts contemplated therein, documents contemplated thereby and to the provisions contained therein relating to conditions to be fulfilled and obligations to be performed by it pursuant to or in connection with said securities purchase agreement to the same extent as if the undersigned were a party to said securities purchase agreement.

CONSENT AND AGREEMENT

The undersigned, referred to in the foregoing securities purchase agreement as a guarantor, hereby consents and agrees to said securities purchase agreement and to the payment of the amounts contemplated therein, documents contemplated thereby and to the provisions contained therein relating to conditions to be fulfilled and obligations to be performed by it pursuant to or in connection with said securities purchase agreement to the same extent as if the undersigned were a party to said securities purchase agreement.

CONSENT AND AGREEMENT

The undersigned, referred to in the foregoing securities purchase agreement as a guarantor, hereby consents and agrees to said securities purchase agreement and to the payment of the amounts contemplated therein, documents contemplated thereby and to the provisions contained therein relating to conditions to be fulfilled and obligations to be performed by it pursuant to or in connection with said securities purchase agreement to the same extent as if the undersigned were a party to said securities purchase agreement.

EXHIBIT A

FORM OF DEBENTURE

EXHIBIT B

FORM OF SECURITY AGREEMENT

EXHIBIT C

FORM OF GUARANTY

EXHIBIT D

FORM OF PLEDGE AGREEMENT

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

EXHIBIT F

FORM OF INTERCREDITOR AGREEMENT

EXHIBIT G

FORM OF IRREVOCABLE TRANSFER AGENT INSTRUCTION LETTER

EXHIBIT H

FORM OF USE OF PROCEEDS CONFIRMATION

EXHIBIT I

FORM OF VALIDITY CERTIFICATE

SCHEDULE 6.1

SUBSIDIARIES

KCI Investments, LLC, (11 Capriotti’s locations) - 100%-owned by DIXI, and its 90%+ controlled subsidiaries

•	KCI Restaurant I, LLC (1 Capriotti’s Location)

•	KCI Restaurant II, LLC (2 Capriotti’s Locations)

•	PRB I, LLC (4 Papa John’s locations – two opened today)

•	PRB II, LLC (our next EB5 venture)

•	Alex Stratta Private Events, LLC

•	Elements – An Alex Stratta Casual Restaurant, LLC, and

•	Alex Stratta Italian Steakhouse LLC.

SCHEDULE 6.15

REAL PROPERTY

None

SCHEDULE 6.24

BANK ACCOUNTS; BUSINESS LOCATIONS

Bank:  Chase Bank

Routing Number:  322271627

Authorized Signatories:  Kenneth and/or Sheila Antos

ACCOUNT NUMBER	ACCOUNT NAME
925610412	KCI Investments LLC - Master Account
for Capriotti's Sandwich Shop as listed below:
123229600	#62 - Green Valley Ranch, Henderson, NV
912147527	#76 - Mission Valley, San Diego, CA
123218021	#78 - San Marcos, San Diego, CA
939564225	#82 - Plano, TX
469016831	#87 - College, El Cajon, CA
469963735	#88 - Ross Avenue, TX
469020452	#89 - Tustin, CA
413759965	#95 - Newport Beach, CA
171325591	#102 - Luther Lane, TX
263280683	#109 - Marketplace, Irvine, CA

213993517	KCI Restaurant I LLC - #99 Main Street, Dallas, TX
(only one location)

566070921	KCI Restaurant II LLC - Master Account
for Capriotti's Sandwich Shop as listed below:
593953180	#111 - 3820 E Craig Road, North Las Vegas, NV
262670883	#1112 - Fountain Valley, CA

617793380	Elements - An Alex Stratta Casual Dining
Las Vegas, NV

593965523	PRB I LLC - Master Account for Locations not yet opened
658789297	Sunset PJ's/4539
658812651	Foothills PJ's/4543
658823567	Sierra (4542)
665630989	West Shaw (4536)

Business Location(s):

Corporate:

4033 South Dean Martin Drive
Las Vegas, NV 89013

4835-7744-7201, v.  5-7744-7201, v.  4-7744-7201, v.  1-2427-9070, v.  1-9368-9629, v.  1-0228-1500, v.  1-6617-7820, v.  1

SECURITY AGREEMENT

This SECURITY AGREEMENT (“Agreement”) is made as of December 31, 2014, by and between PREFERRED RESTAURANT BRANDS, INC., a corporation incorporated under the laws of the State of Florida and formerly known as Dixie Foods International, Inc. (the “Company”), in favor of TCA GLOBAL CREDIT MASTER FUND, LP, a limited partnership organized and existing under the laws of the Cayman Islands (the “Secured Party”).

WHEREAS, pursuant to a Securities Purchase Agreement dated and effective as of December 31, 2014 by and between Company and the Secured Party (the “Purchase Agreement”), the Company has agreed to issue to the Secured Party and the Secured Party has agreed to purchase from Company certain secured redeemable debentures (the “Debentures”), as more specifically set forth in the Purchase Agreement;

WHEREAS, in order to induce the Secured Party to purchase the Debentures, Company has agreed to execute and deliver to the Secured Party this Agreement for the benefit of the Secured Party and to grant to Secured Party an unconditional and continuing security interest in all of the assets and property of the Company, subject to the Intercreditor Agreement (as hereafter defined), to secure the prompt payment, performance and discharge in full of all of Company’s obligations under the Debentures, the Purchase Agreement and the other Transaction Documents; and

WHEREAS, the Company and the Secured Party have entered into that certain Intercreditor Agreement, dated February 16, 2015 (the “Intercreditor Agreement”), by and among the Company, the Secured Party and CBC Partners I, LLC, a limited liability company organized and existing under the laws of the State of Washington (“CBC”), pursuant to which the Secured Party and CBC have agreed, inter alia, that CBC shall maintain a first priority security interest in and to the Collateral and the Secured Party shall receive a security interest which is subordinate to all existing security interests currently in place as of the date hereof.

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties each intending to be legally bound, hereby do agree as follows:

1. Recitals. The recitations set forth in the preamble of this Agreement are true and correct and incorporated herein by this reference.

2. Construction and Definition of Terms. In this Agreement, unless the express context otherwise requires: (i) the words “herein,” “hereof’ and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) references to the words “Section” or “Subsection” refer to the respective Sections and Subsections of this Agreement, and references to “Exhibit” or “Schedule” refer to the respective Exhibits and Schedules attached hereto; (iii) wherever the word “include,” “includes” or “including” is used in this Agreement , it will be deemed to be followed by the words “without limitation.” All capitalized terms used in this Agreement that are defined in the Purchase Agreement or otherwise defined in Articles 8 or 9 of the Code shall have the meanings assigned to them in the Purchase Agreement or the Code, respectively and as applicable, unless the context of this Agreement requires otherwise. In addition to the capitalized terms defined in the Code and the Purchase Agreement, unless the context otherwise requires, when used herein, the following capitalized terms shall have the following meanings (provided that if a capitalized term used herein is defined in the Purchase Agreement and separately defined in this Agreement, the meaning of such term as defined in this Agreement shall control for purposes of this Agreement):

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(a)                “Agreement” means this Security Agreement and all amendments, modifications and supplements hereto.

(b)                “Bankruptcy Code” means the United States Bankruptcy Code, as amended from time to time, or any other similar laws, codes, rules or regulations relating to bankruptcy, insolvency or the protection of creditors.

(c)                “Business Premises” shall mean the Company’s offices located at 4033 South Dean Martin Drive; Las Vegas, NV 89103.

(d)                “Closing” shall mean the date on which this Agreement is fully executed by both parties.

(e)                “Code” shall mean the Uniform Commercial Code as in effect from time to time in the State of Nevada, provided that terms used herein which are defined in the Code as in effect in the State of Nevada on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute, except as the Secured Party may otherwise agree.

(f)                 “Collateral” shall mean any and all property of the Company, of any kind or description, tangible or intangible, real, personal or mixed, wheresoever located and whether now existing or hereafter arising or acquired, including the following: (i) all property of, or for the account of, the Company now or hereafter coming into the possession, control or custody of, or in transit to, Secured Party or any agent or bailee for Secured Party or any parent, affiliate or subsidiary of Secured Party or any participant with Secured Party in the Obligations (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise), including all cash, earnings, dividends, interest, or other rights in connection therewith and the products and proceeds therefrom, including the proceeds of insurance thereon; (ii) the following additional property of the Company, whether now existing or hereafter arising or acquired, and wherever now or hereafter located, together with all additions and accessions thereto, substitutions, betterments and replacements therefor, products and Proceeds therefrom, and all of the Company’s books and records and recorded data relating thereto (regardless of the medium of recording or storage), together with all of the Company’s right, title and interest in and to all computer software required to utilize, create, maintain and process any such records or data on electronic media, including all: (A) Accounts, and all goods whose sale, lease or other disposition by the Company has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, the Company, or rejected or refused by an Account debtor; (B) As-extracted Collateral; (C) Chattel Paper (whether tangible or electronic); (D) Commodity Accounts; (E) Commodity Contracts; (F) Deposit Accounts, including all cash and other property from time to time deposited therein and the monies and property in the possession or under the control of the Secured Party or any affiliate, representative, agent, designee or correspondent of the Secured Party; (G) Documents; (H) Equipment; (I) Farm Products; (J) Fixtures; (K) General Intangibles (including all Payment Intangibles); (L) Goods, and all accessions thereto and goods with which the Goods are commingled; (M) Health-Care Insurance Receivables; (N) Instruments; (0) Inventory, including raw materials, work-in-process and finished goods; (P) Investment Property; (Q) Letter-of-Credit Rights; (R) Promissory Notes; (S) Software; (T) all Supporting Obligations; (U) all commercial tort claims hereafter arising; (V) all other tangible and intangible personal property of the Company (whether or not subject to the Code), including, all bank and other accounts and all cash and all investments therein, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of the Company described within the definition of Collateral (including, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by the Company in respect of any of the items listed within the definition of Collateral), and all books, correspondence, files and other Records, including, all tapes, desks, cards, Software, data and computer programs in the possession or under the control of the Company or any other Person from time to time acting for the Company, in each case, to the extent of the Company’s rights therein, that at any time evidence or contain information relating to any of the property described or listed within the definition of Collateral or which are otherwise necessary or helpful in the collection or realization thereof; (W) all real property interests of the Company and the interest of the Company in fixtures related to such real property interests; and (X) Proceeds, including all Cash Proceeds and Noncash Proceeds, and products of any or all of the foregoing, in each case howsoever the Company’s interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

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(g)               “Event of Default” shall mean any of the events described in Section 4 hereof.

(h)               “Obligations” shall have the meaning given to it in the Purchase Agreement.

3. Security.

(a)              Grant of Security Interest. Subject to the Intercreditor Agreement, as security for the full payment and performance of all of the Obligations, whether or not any instrument or agreement relating to any Obligation specifically refers to this Agreement or the security interest created hereunder, the Company hereby assigns, pledges and grants to Secured Party an unconditional, continuing security interest in all of the Collateral. Secured Party’s security interest shall continually exist until all Obligations have been indefeasibly satisfied and/or paid in full.

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(b)              Representations, Warranties. Covenants and Agreement of the Company. The Company covenants, warrants and represents, for the benefit of the Secured Party, as follows:

(i)             The Company has the requisite corporate power and authority to enter into this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by the Company of this Agreement and the filings contemplated herein have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company. This Agreement constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally.

(ii)            The Company represents and warrants that it has no place of business or offices where its respective books of account and records are kept or places where Collateral is stored or located, except for the Business Premises.

(iii)           The Company is the sole owner of the Collateral (except for non-exclusive licenses granted by the Company in the Company’s Ordinary Course of Business), free and clear of any and all Encumbrances. The Company is fully authorized to grant the security interests in and to pledge the Collateral to Secured Party. There is not on file in any agency, land records or other office of any Governmental Authority, an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that have been filed in favor of the Secured Party pursuant to this Agreement) covering or affecting any of the Collateral. So long as this Agreement shall be in effect, the Company shall not execute and shall not permit to be on file in any such agency, land records or other office any such financing statement or other document or instrument (except to the extent filed or recorded in favor of the Secured Party pursuant to the terms of this Agreement).

(iv)            No part of the Collateral has been judged invalid or unenforceable. No Claim, Proceeding or other notice or other similar item has been received by the Company that any Collateral or the Company’s use of any Collateral violates the rights of any Person. There has been no adverse decision or claim to the Company’s ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to the Company’s right to keep and maintain such Collateral in full force and effect, and there is no Claim or Proceeding of any nature involving said rights pending or, to the best knowledge of the Company, threatened, before any Governmental Authority.

(v)            The Company shall at all times maintain its books of account and records relating to the Collateral and maintain the Collateral at the Business Premises, and the Company shall not relocate such books of account and records or Collateral, except and unless: (A) Secured Party first approves of such relocation, which approval may be withheld in Secured Party’s sole and absolute discretion; (B) evidence that appropriate financing statements and other necessary documents have been filed and recorded and other steps have been taken to create in favor of the Secured Party valid, perfected and continuing liens in the Collateral; or (C) Collateral is moved or relocated in the Company’s Ordinary Course of Business, provided, however, that any permanent relocation of any of the Collateral shall require Secured Party’s prior written approval in accordance with Subsection 3(b)(v)(A) above.

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(vi)   Upon making the filings described in the immediately following sentence or by possession or control of such Collateral by Secured Party or delivery of such Collateral to Secured Party, this Agreement creates, in favor of the Secured Party, a valid, perfected, security interest in the Collateral. Except for the filing of financing statements on Form UCC-1 under the Code with the State of Florida, no authorization or approval of, or filing with, or notice to any Governmental Authority is required either: (A) for the grant by the Company of, or the effectiveness of, the security interest granted hereby or for the execution, delivery and performance of this Agreement by the Company; or (B) for the perfection of or exercise by the Secured Party of its rights and remedies hereunder.

(vii)          Simultaneous with the execution of this Agreement, the Company hereby authorizes the Secured Party to file one or more UCC financing statements, and any continuations, amendments, or assignments thereof with respect to the security interests on the Collateral granted hereby, with the State of Florida and in such other jurisdictions as may be requested or desired by the Secured Party.

(viii)        The execution, delivery and performance of this Agreement, and the granting of the security interests contemplated hereby, will not: (A) constitute a violation of or conflict with the Certificate of Formation, Operating Agreement or any other organizational or governing documents of the Company; (B) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, or gives to any other Person any rights of termination, amendment, acceleration or cancellation of, any provision of any Contract or agreement to which Company is a party or by which any of the Collateral may be bound; (C) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, any Judgment of any Governmental Authority; (D) constitute a violation of, or conflict with, any Law; or (E) result in the loss or adverse modification of, or the imposition of any fine, penalty or other Encumbrance with respect to, any Permit granted or issued to, or otherwise held by or for the use of, the Company or any of the Collateral. No Consent (including from stockholders or creditors of the Company) is required for the Company to enter into and perform its obligations hereunder.

(ix)   The Company shall at all times maintain the liens and security interests provided for hereunder as valid and perfected liens and security interests in the Collateral in favor of the Secured Party until this Agreement and the security interests hereunder shall terminate pursuant to Section 8(o) below. The Company shall at all times safeguard and protect all Collateral, at its own expense, for the account of the Secured Party. At the request of the Secured Party, the Company will sign and deliver to the Secured Party at any time, or from time to time, one or more financing statements pursuant to the Code (or any other applicable statute) in form reasonably satisfactory to the Secured Party and will pay the cost of filing the same in all public offices wherever filing is, or is deemed by the Secured Party to be, necessary or desirable to effect the rights and obligations provided for herein. Without limiting the generality of the foregoing, the Company shall pay all fees, taxes and other amounts necessary to maintain the Collateral and the security interests granted hereunder, and the Company shall obtain and furnish to the Secured Party from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the security interests hereunder.

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(x)             The Company will not transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the Collateral without the prior written consent of the Secured Party, which consent may be withheld in the Secured Party’s sole and absolute discretion, except for transfers, sales or licenses made in the Company’s Ordinary Course of Business.

(xi)            The Company shall keep, maintain and preserve all of the Collateral in good condition, repair and order and the Company will use, operate and maintain the Collateral in compliance with all Laws, and in compliance with all applicable insurance requirements and regulations.

(xii)           The Company shall, within five (5) days of obtaining knowledge thereof, advise the Secured Party promptly, in sufficient detail, of any substantial or material change in the Collateral, and of the occurrence of any event which would have a Material Adverse Effect.

(xiii)          The Company shall promptly execute and deliver to the Secured Party such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Secured Party may from time to time request and may in its sole discretion deem necessary to perfect, protect or enforce its security interest in the Collateral, including, placing legends on Collateral or on books and records pertaining to Collateral stating that Secured Party has a security interest therein.

(xiv)          The Company will take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

(xv)           The Company shall promptly notify the Secured Party in sufficient detail upon becoming aware of any Claim, Proceeding, or any other litigation, attachment, garnishment, execution or other legal process levied against any Collateral or of any Claim, Proceeding or any other litigation, attachment, garnishment, execution or other legal process which Company knows or has reason to believe is pending or threatened against it or the Collateral, and of any other information received by the Company that may materially affect the value of the Collateral, the security interests granted hereunder or the rights and remedies of the Secured Party hereunder.

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(xvi)          All information heretofore, herein or hereafter supplied to the Secured Party by or on behalf of the Company with respect to the Collateral is accurate and complete in all material respects as of the date furnished.

(xvii)         Company will promptly pay when due all Taxes and all transportation, storage, warehousing and all other charges and fees affecting or arising out of or relating to the Collateral and shall defend the Collateral, at Company’s expense, against all claims of any Persons claiming any interest in the Collateral adverse to Company or Secured Party.

(xviii)        During normal business hours and subject to prior reasonable notice from Secured Party to the Company (which notice may be e-mail or telephonic notice), Secured Party and its agents and designees may enter the Business Premises and any other premises of the Company and inspect the Collateral and all books and records of the Company (in whatever form), and the Company shall pay the reasonable costs of such inspections.

(xix)          The Company shall maintain comprehensive casualty insurance on the Collateral against such risks, in such amounts, with such loss deductible amounts and with such companies as may be reasonably satisfactory to the Secured Party, and each such policy shall contain a clause or endorsement satisfactory to Secured Party naming Secured Party as loss payee and a clause or endorsement satisfactory to Secured Party that such policy may not be canceled or altered and Secured Party may not be removed as loss payee without at least thirty (30) days prior written notice to Secured Party. In all events, the amounts of such insurance coverages shall conform to prudent business practices and shall be in such minimum amounts that Company will not be deemed a co-insurer under applicable insurance laws, policies or practices. The Company hereby assigns to Secured Party and grants to Secured Party a security interest in any and all proceeds of such policies and authorizes and empowers Secured Party to adjust or compromise any loss under such policies and to collect and receive all such proceeds. The Company hereby authorizes and directs each insurance company to pay all such proceeds directly and solely to Secured Party and not to the Company and Secured Party jointly. The Company authorizes and empowers Secured Party to execute and endorse in Company’s name all proofs of loss, drafts, checks and any other documents or instruments necessary to accomplish such collection, and any persons making payments to Secured Party under the terms of this subsection are hereby relieved absolutely from any obligation or responsibility to see to the application of any sums so paid. After deduction from any such proceeds of all costs and expenses (including attorney’s fees) incurred by Secured Party in the collection and handling of such proceeds, the net proceeds shall be applied as follows: if no Event of Default shall have occurred and be continuing, such net proceeds may be applied, at Company’s option, either toward replacing or restoring the Collateral, in a manner and on terms satisfactory to Secured Party, or as a credit against such of the Obligations, whether matured or unmatured, as Secured Party shall determine in Secured Party’s sole discretion. In the event that Company may and does elect to replace or restore any of the Collateral as aforesaid, then such net proceeds shall be deposited in a segregated account opened in the name and for the benefit of Secured Party, and such net proceeds shall be disbursed therefrom by Secured Party in such manner and at such times as Secured Party deems appropriate to complete and insure such replacement or restoration; provided, however, that if an Event of Default shall occur at any time before or after replacement or restoration has commenced, then thereupon Secured Party shall have the option to apply all remaining net proceeds either toward replacing or restoring the Collateral, in a manner and on terms satisfactory to Secured Party, or as a credit against such of the Obligations, whether matured or unmatured, as Secured Party shall determine in Secured Party’s sole discretion. If an Event of Default shall have occurred prior to such deposit of the net proceeds, then Secured Party may, in its sole discretion, apply such net proceeds either toward replacing or restoring the Collateral, in a manner and on terms satisfactory to Secured Party, or as a credit against such of the Obligations, whether matured or unmatured, as Secured Party shall determine in Secured Party’s sole discretion.

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(xx)           The Company shall cooperate with Secured Party to obtain and keep in effect one or more control agreements in Deposit Accounts, Electronic Chattel Paper, Investment Property and Letter-of-Credit Rights Collateral. In addition, the Company, at the Company’s expense, shall promptly: (A) execute all notices of security interest for each relevant type of Software and other General Intangibles in forms suitable for filing with any United States or foreign office handling the registration or filing of patents, trademarks, copyrights and other intellectual property and any successor office or agency thereto; and (B) take all commercially reasonable steps in any Proceeding before any such office or any similar office or agency in any other country or any political subdivision thereof, to diligently prosecute or maintain, as applicable, each application and registration of any Software, General Intangibles or any other intellectual property rights and assets that are part of the Collateral, including filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings.

(xxi)           Company shall not file any amendments, correction statements or termination statements concerning the Collateral without the prior written consent of Secured Party.

(c)              Collateral Collections. After an Event of Default shall have occurred, Secured Party shall have the right at any and all times to enforce the Company’s rights against all Persons obligated on any of the Collateral, including the right to: (i) notify and/or require the Company to notify any or all Persons obligated on any of the Collateral to make payments directly to Secured Party or in care of a post office lock box under the sole control of Secured Party established at Company’s expense, and to take any or all action with respect to Collateral as Secured Party shall determine in its sole discretion, including, the right to demand, collect, sue for and receive any money or property at any time due, payable or receivable on account thereof, compromise and settle with any Person liable thereon, and extend the time of payment or otherwise change the terms thereof, without incurring any liability or responsibility to the Company whatsoever; and/or (ii) require the Company to segregate and hold in trust for Secured Party and, on the day of Company’s receipt thereof, transmit to Secured Party in the exact form received by the Company (except for such assignments and endorsements as may be required by Secured Party), all cash, checks, drafts, money orders and other items of payment constituting any portion of the Collateral or proceeds of the Collateral. Secured Party’s collection and enforcement of Collateral against Persons obligated thereon shall be deemed to be commercially reasonable if Secured Party exercises the care and follows the procedures that Secured Party generally applies to the collection of obligations owed to Secured Party.

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(d)               Care of Collateral. Company shall have all risk of loss of the Collateral. Secured Party shall have no liability or duty, either before or after the occurrence of an Event of Default, on account of loss of or damage to, to collect or enforce any of its rights against, the Collateral, to collect any income accruing on the Collateral, or to preserve rights against Persons with prior interests in the Collateral. If Secured Party actually receives any notices requiring action with respect to Collateral in Secured Party’s possession, Secured Party shall take reasonable steps to forward such notices to the Company. The Company is responsible for responding to notices concerning the Collateral, voting the Collateral, and exercising rights and options, calls and conversions of the Collateral. Secured Party’s sole responsibility is to take such action as is reasonably requested by Company in writing, however, Secured Party is not responsible to take any action that, in Secured Party’s sole judgment, would affect the value of the Collateral as security for the Obligations adversely. While Secured Party is not required to take certain actions, if action is needed, in Secured Party’s sole discretion, to preserve and maintain the Collateral, Company authorizes Secured Party to take such actions, but Secured Party is not obligated to do so.

4.             Events of Default.  The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder:

(a)                Failure to Pay. The failure of Company to pay any sum due under or as part of the Obligations as and when due and payable (whether by acceleration, declaration, extension or otherwise).

(b)               Covenants and Agreements.  The failure of Company to perform, observe or comply with any and all of the covenants, promises and agreements of the Company in this Agreement, the Purchase Agreement or any other Transaction Documents, which such failure is not cured by the Company within fifteen (15) days after receipt of written notice thereof from Secured Party, except that there shall be no notice or cure period with respect to any failure to pay any sums due under or as part of the Obligations.

(c)                Information, Representations and Warranties. If any representation or warranty made herein, in the Purchase Agreement or any other Transaction Documents, or if any information contained in any financial statement, application, schedule, report or any other document given by the Company in connection with the Obligations, with the Collateral, or with any Transaction Document, is not in all respects true, accurate and complete, or if the Company omitted to state any material fact or any fact necessary to make such information not misleading.

(d)               Default on Other Obligations. The occurrence of any default under any other borrowing, Obligation or Contract of the Company, if the result of such default would: (i) permit any Person which is a party to any such borrowing, Obligation or Contract, to accelerate the maturity thereof, or to cancel or terminate any such borrowing, Obligation or Contract; (ii) cause or be reasonably expected to cause a Material Adverse Effect; or (iii) materially and adversely affect, as determined by Secured Party in good faith, but in its sole discretion, any of the Collateral, the value thereof, Secured Party’s rights and remedies to realize upon such Collateral as set forth herein, or the Secured Party’s ability to comply with the Transaction Documents.

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(e)                Insolvency. Company shall be or become insolvent or unable to pay its debts as they become due, or admits in writing to such insolvency or to such inability to pay its debts as they become due.

(f)                 Involuntary Bankruptcy. There shall be filed against Company an involuntary petition or other pleading seeking the entry of a decree or order for relief under the Bankruptcy Code or any similar foreign, federal or state insolvency or similar laws ordering: (i) the liquidation of the Company; or (ii) a reorganization of Company or the business and affairs of Company; or (iii) the appointment of a receiver, liquidator, assignee, custodian, trustee, or similar official for Company of the property of Company, and the failure to have such petition or other pleading denied or dismissed within thirty (30) calendar days from the date of filing.

(g)               Voluntary Bankruptcy. The commencement by the Company of a voluntary case under the Bankruptcy Code or any foreign, federal or state insolvency or similar laws or the consent by the Company to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, or similar official for Company of any of the property of the Company or the making by the Company of an assignment for the benefit of creditors, or the failure by the Company generally to pay its debts as the debts become due.

(h)                Judgments, Awards. The entry of any final and non-appealable Judgment or other determination or adjudication against the Company and a determination by Secured Party, in good faith but in its sole discretion, that any such Judgment or other determination or adjudication could have a Material Adverse Effect, or could otherwise adversely affect the prospect for Secured Party to fully and punctually realize the full benefits conferred on Secured Party by this Agreement and the other Transaction Documents, or the prospect of repayment of all the Obligations.

(i)                 Injunction.  The injunction or restraint of the Company in any manner from conducting its business in whole or in part and a determination by Secured Party, in good faith but in its sole discretion, that the same could have a Material Adverse Effect, or could otherwise adversely affect the prospect for Secured Party to fully and punctually realize the full benefits conferred on Secured Party by this Agreement and the other Transaction Documents, or the prospect of repayment of all the Obligations.

(j)                 Attachment by Other Parties. Any Assets of the Company shall be attached, levied upon, seized or repossessed, or come into the possession of a trustee, receiver or other custodian and a determination by Secured Party, in good faith but in its sole discretion, that the same could have a Material Adverse Effect, or could otherwise adversely affect the prospect for Secured Party to fully and punctually realize the full benefits conferred on Secured Party by this Agreement and the other Transaction Documents, or the prospect of repayment of all the Obligations.

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(k)                Adverse Change in Financial Condition.    The determination in good faith by Secured Party that an event has occurred, either in the financial condition or operations of the Company, or the Collateral, or otherwise, which event could have a Material Adverse Effect, or could otherwise adversely affect the prospect for Secured Party to fully and punctually realize the full benefits conferred on Secured Party by this Agreement and the other Transaction Documents.

(1)                Adverse Change in Value of Collateral.    The determination in good faith by Secured Party that the security for the Obligations is or has become inadequate.

(m)              Prospect of Payment or Performance.  The determination in good faith by Secured Party that the prospect for payment or performance of any of the Obligations is impaired for any reason.

5.              Rights and Remedies.

(a)               Rights and Remedies of Secured Party. Upon and after the occurrence of an Event of Default, Secured Party may, without notice or demand, exercise in any jurisdiction in which enforcement hereof is sought, the following rights and remedies, in addition to the rights and remedies available to Secured Party under the Purchase Agreement and any other Transaction Documents, the rights and remedies of a secured party under the Code, and all other rights and remedies available to Secured Party under applicable law or in equity, all such rights and remedies being cumulative and enforceable alternatively, successively or concurrently:

(i)              Take absolute control of the Collateral including transferring into the Secured Party’s name or into the name of its nominee or nominees (to the extent the Secured Party has not theretofore done so) and thereafter receive, for the benefit of the Secured Party, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof;

(ii)             Require the Company to, and the Company hereby agrees that it will at its expense and upon request of the Secured Party forthwith, assemble all or part of the Collateral as directed by the Secured Party and make it available to the Secured Party at a place or places to be designated by the Secured Party that is convenient to Secured Party, and the Secured Party may enter into and occupy the Business Premises or any other premises owned or leased by the Company where the Collateral or any part thereof is located or assembled in order to effectuate the Secured Party’s rights and remedies hereunder or under law, including removing such Collateral therefrom, without any obligation or liability to the Company in respect of such occupation, the Company HEREBY WAIVING ANY AND ALL RIGHTS TO PRIOR NOTICE AND TO JUDICIAL HEARING WITH RESPECT TO REPOSSESSION OF COLLATERAL AND THE COMPANY HEREBY GRANTING TO SECURED PARTY AND ITS AGENTS AND REPRESENTATIVES FULL AUTHORITY TO ENTER SUCH PREMISES;

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(iii)                Without notice, except as specified below, and without any obligation to prepare or process the Collateral for sale: (A) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Secured Party may deem commercially reasonable; and/or (B) lease, license or dispose of the Collateral or any part thereof upon such terms as the Secured Party may deem commercially reasonable. The Company agrees that, to the extent notice of sale or any other disposition of the Collateral shall be required by law, at least ten (10) days’ notice to the Company of the time and place of any public sale or the time after which any private sale or other disposition of the Collateral is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale or other disposition of any Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Company hereby waives any claims and actions against the Secured Party arising by reason of the fact that the price at which any of the Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree, and waives all rights that the Company may have to require that all or any part of such Collateral be marshaled upon any sale (public or private) thereof.  The Company hereby acknowledges that: (X) any such sale of the Collateral by the Secured Party shall be made without warranty; (Y) the Secured Party may specifically disclaim any warranties of title, possession, quiet enjoyment or the like; and (Z) such actions set forth in clauses (X) and (Y) above shall not adversely affect the commercial reasonableness of any such sale of Collateral. In addition to the foregoing: (1) upon written notice to the Company from the Secured Party after and during the continuance of an Event of Default, the Company shall cease any use of any intellectual property or any trademark, patent or copyright similar thereto for any purpose described in such notice; (2) the Secured Party may, at any time and from time to time after and during the continuance of an Event of Default, license, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any of the Company’s intellectual property, throughout the universe for such term or terms, on such conditions, and in such manner, as the Secured arty shall in its sole discretion determine; and (3) the Secured Party may, at any time, pursuant to the authority granted under this Agreement (such authority being effective upon the occurrence and during the continuance of an Event of Default), execute and deliver on behalf of the Company, one or more instruments of assignment of any intellectual property (or any application or registration thereof), in form suitable for filing, recording or registration in any country.

(iv)                Operate, manage and control the Collateral (including use of the Collateral and any other property or assets of Company in order to continue or complete performance of Company’s obligations under any contracts of Company), or permit the Collateral or any portion thereof to remain idle or store the same, and collect all rents and revenues therefrom.

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(v)             Enforce the Company’s rights against any Persons obligated upon any of the Collateral.

(vi)            The Company hereby acknowledges that if the Secured Party complies with any applicable foreign, state, provincial or federal law requirements in connection with a disposition of the Collateral, such compliance will not adversely affect the commercial reasonableness of any sale or other disposition of the Collateral.

(vii)           The Secured Party shall not be required to marshal any present or future collateral security (including, this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the Secured Party’s rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that the Company lawfully may, the Company hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Secured Party’s rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Company hereby irrevocably waives the benefits of all such laws.

(b)               Power of Attorney. Effective upon the occurrence of an Event of Default, Company hereby designates and appoints Secured Party and its designees as attorney-in-fact of and for the Company, irrevocably and with full power of substitution, with authority to endorse the Company’s name on any notes, acceptances, checks, drafts, money orders, instruments or other evidences of payment or proceeds of the Collateral that may come into Secured Party’s possession; to execute proofs of claim and loss; to adjust and compromise any claims under insurance policies; and to perform all other acts necessary and advisable, in Secured Party’s sole discretion, to carry out and enforce this Agreement and the rights and remedies conferred upon the Secured Party by this Agreement, the Purchase Agreement or any other Transaction Documents. All acts of said attorney or designee are hereby ratified and approved by the Company and said attorney or designee shall not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law. This power of attorney is coupled with an interest and is irrevocable so long as any of the Obligations remain unpaid or unperformed or there exists any commitment by Secured Party which could give rise to any Obligations.

(c)                Costs and Expenses. The Company agrees to pay to the Secured Party, upon demand, the amount of any and all costs and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for the Secured Party and of any experts and agents, which the Secured Party may incur in connection with: (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement; (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral; (iii) the exercise or enforcement of any of the rights of the Secured Party hereunder; or (iv) the failure by the Company to perform or observe any of the provisions hereof. Included in the foregoing shall be the amount of all expenses paid or incurred by Secured Party in consulting with counsel concerning any of its rights hereunder, under the Purchase Agreement or under applicable law, as well as such portion of Secured Party’s overhead as Secured Party shall allocate to collection and enforcement of the Obligations in Secured Party’s sole but reasonable discretion. All such costs and expenses shall bear interest from the date of outlay until paid, at the highest rate set forth in the Debenture, or if none is so stated, the highest rate allowed by law. The provisions of this Subsection shall survive the termination of this Agreement and Secured Party’s security interest hereunder and the payment of all Obligations.

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6.               Security Interest Absolute. All rights of the Secured Party and all Obligations of the Company hereunder, shall be absolute and unconditional, irrespective of: (i) any lack of validity or enforceability of this Agreement, the Purchase Agreement, and any other Transaction Documents or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (ii) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the terms and provisions of the Purchase Agreement, any other Transaction Documents, or any other agreement entered into in connection with the foregoing; (iii) any exchange, release or non-perfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guaranty, or any other security, for all or any of the Obligations; (iv) any action by the Secured Party to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (v) any other circumstance which might otherwise constitute any legal or equitable defense available to the Company, or a discharge of all or any part of the security interests granted hereby. Until the Obligations shall have been paid and performed in full, the rights of the Secured Party shall continue even if the Obligations are barred for any reason, including, the running of the statute of limitations or bankruptcy. In the event that at any time any transfer of any Collateral or any payment received by the Secured Party hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the Bankruptcy Code or any other similar insolvency or bankruptcy laws of any jurisdiction , or shall be deemed to be otherwise due to any party other than the Secured Party, then, in any such event, the Company’s obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. The Company waives all right to require the Secured Party to proceed against any other Person or to apply any Collateral which the Secured Party may hold at any time, or to pursue any other remedy. The Company waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

7.               Indemnity. The Company agrees to defend, protect, indemnify and hold the Secured Party forever harmless from and against any and all Claims of any nature or kind (including reasonable legal fees, costs, expenses, and disbursements of counsel) to the extent that they arise out of, or otherwise result from, this Agreement (including, enforcement of this Agreement). This indemnity shall survive termination of this Agreement.

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8.                Miscellaneous.

(a)                Performance for Company. The Company agrees and hereby authorizes that Secured Party may, in Secured Party’s sole discretion, but Secured Party shall not be obligated to, whether or not an Event of Default shall have occurred, advance funds on behalf of the Company , without prior notice to the Company, in order to insure the Company’s compliance with any covenant, warranty , representation or agreement of the Company made in or pursuant to this Agreement, the Purchase Agreement, or any other Transaction Documents, to continue or complete, or cause to be continued or completed, performance of the Company’s obligations under any Contracts of the Company, or to preserve or protect any right or interest of Secured Party in the Collateral or under or pursuant to this Agreement, the Purchase Agreement or any other Transaction Documents, including, the payment of any insurance premiums or taxes and the satisfaction or discharge of any Claim, Obligation, Judgment or any other Encumbrance upon the Collateral or other property or Assets of Company; provided, however, that the making of any such advance by Secured Party shall not constitute a waiver by Secured Party of any Event of Default with respect to which such advance is made, nor relieve the Company of any such Event of Default. The Company shall pay to Secured Party upon demand all such advances made by Secured Party with interest thereon at the highest rate set forth in the Debenture, or if none is so stated, the highest rate allowed by law. All such advances shall be deemed to be included in the Obligations and secured by the security interest granted Secured Party hereunder; provided, however, that the provisions of this Subsection shall survive the termination of this Agreement and Secured Party’s security interest hereunder and the payment of all other Obligations.

(b)               Applications of Payments and Collateral. Except as may be otherwise specifically provided in this Agreement or the Purchase Agreement, all Collateral and proceeds of Collateral coming into Secured Party’s possession and all payments made by any Person to Secured Party with respect to any Collateral may be applied by Secured Party (after payment of any amounts payable to the Secured Party pursuant to Section 5(c) hereof) to any of the Obligations, whether matured or unmatured, as Secured Party shall determine in its sole, but reasonable discretion. Any surplus held by the Secured Party and remaining after the indefeasible payment in full in cash of all of the Obligations shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct. Secured Party may defer the application of Noncash Proceeds of Collateral, to the Obligations until Cash Proceeds are actually received by Secured Party. In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Secured Party is legally entitled, the Company shall be liable for the deficiency, together with interest thereon at the highest rate specified in the Debenture for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other client charges of any attorneys employed by the Secured Party to collect such deficiency.

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(c)               Waivers by Company. The Company hereby waives, to the extent the same may be waived under applicable law: (i) notice of acceptance of this Agreement; (ii) all claims and rights of the Company against Secured Party on account of actions taken or not taken by Secured Party in the exercise of Secured Party’s rights or remedies hereunder, under the Purchase Agreement, and other Transaction Documents or under applicable law; (iii) all claims of the Company for failure of Secured Party to comply with any requirement of applicable law relating to enforcement of Secured Party’s rights or remedies hereunder, under the Purchase Agreement, under any other Transaction Documents or under applicable law; (iv) all rights of redemption of the Company with respect to the Collateral; (v) in the event Secured Party seeks to repossess any or all of the Collateral by judicial proceedings, any bond(s) or demand(s) for possession which otherwise may be necessary or required; (vi) presentment, demand for payment, protest and notice of non-payment and all exemptions applicable to any of the Collateral or the Company; (vii) any and all other notices or demands which by applicable law must be given to or made upon the Company by Secured Party; (viii) settlement, compromise or release of the obligations of any Person primarily or secondarily liable upon any of the Obligations; (ix) all rights of the Company to demand that Secured Party release account debtors or other Persons liable on any of the Collateral from further obligation to Secured Party; and (x) substitution, impairment, exchange or release of any Collateral for any of the Obligations. The Company agrees that Secured Party may exercise any or all of its rights and/or remedies hereunder, under the Purchase Agreement, the other Transaction Documents and under applicable law without resorting to and without regard to any Collateral or sources of liability with respect to any of the Obligations. Upon termination of this Agreement and Secured Party’s security interest hereunder and payment of all Obligations, within ten (10) Business Days following the Company’s request to Secured Party, Secured Party shall release control of any security interest in the Collateral perfected by control and Secured Party shall send Company a statement terminating any financing statement filed against the Collateral.

(d)               Waivers by Secured Party. No failure or any delay on the part of Secured Party in exercising any right, power or remedy hereunder, under this Agreement, the Purchase Agreement, and other Transaction Documents or under applicable law, shall operate as a waiver thereof.

(e)                Secured Party’s Setoff. Secured Party shall have the right, in addition to all other rights and remedies available to it, following an Event of Default, to set off against any Obligations due Secured Party, any debt owing to the Company by Secured Party.

(f)                Modifications, Waivers and Consents. No modifications or waiver of any provision of this Agreement, the Purchase Agreement, or any other Transaction Documents, and no consent by Secured Party to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given, and any single or partial written waiver by Secured Party of any term, provision or right of Secured Party hereunder shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver of any other right, power or remedy. No notice to or demand upon the Company in any case shall entitle Company to any other or further notice or demand in the same, similar or other circumstances.

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(g)                Notices. All notices of request, demand and other communications hereunder shall be addressed to the parties as follows:

If to the Company:	c/o KCI Investments, LLC
4033 South Dean Martin Drive
Las Vegas, NV 89103
Attention: Richard Groberg
E-Mail: Rgroberg@prbmail.com

If to the Secured Party:	TCA Global Credit Master Fund, LP
3960 Howard Hughes Parkway, Suite 500
Las Vegas, NV 89169
Attn: Mr. Robert Press
E-Mail: bpress@tcaglobalfund.com

With a copy to:	Lucosky Brookman LLP
(which shall not constitute notice)	101 Wood Avenue South, 5th Floor
Woodbridge, NJ 08830
Attn: Seth A. Brookman, Esq.
E-Mail: sbrookman@lucbro.com

unless the address is changed by the party by like notice given to the other parties. Notice shall be in writing and shall be deemed delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address below, then three (3) business days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, next business morning delivery, then one (1) business day after deposit of same in a regularly maintained receptacle of such overnight courier ; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., EST, on a business day. Any notice hand delivered after 5:00 p.m., EST, shall be deemed delivered on the following business day. Notwithstanding the foregoing, notice, consents, waivers or other communications referred to in this Agreement may be sent by facsimile, e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending party has confirmed (by reply e-mail or some other form of written confirmation from the receiving party) that the notice has been received by the other party.

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(h)               Applicable Law and Consent to Jurisdiction. The Grantor and the Secured Party each irrevocably agrees that any dispute arising under, relating to, or in connection with, directly or indirectly, this Agreement or related to any matter which is the subject of or incidental to this Agreement (whether or not such claim is based upon breach of contract or tort) shall be subject to the exclusive jurisdiction and venue of the state and/or federal courts located in Broward County, Florida. This provision is intended to be a “mandatory” forum selection clause and governed by and interpreted consistent with Florida law. The Grantor and Secured Party each hereby consents to the exclusive jurisdiction and venue of any state or federal court having its situs in said county, and each waives any objection based on forum non conveniens. The Grantor hereby waives personal service of any and all process and consent that all such service of process may be made by certified mail, return receipt requested, directed to the Grantor, as set forth herein in the manner provided by applicable statute, law, rule of court or otherwise. Except for the foregoing mandatory forum selection clause, this Agreement shall be construed in accordance with the laws of the State of Nevada, without regard to the principles of conflicts of laws, except to the extent that the validity and perfection or the perfection and the effect of perfection or non-perfection of the security interest created hereby, or remedies hereunder, in respect of any particular Collateral are governed under the Code by the law of a jurisdiction other than the State of Nevada, in which case such issues shall be governed by the laws of the jurisdiction governing such issues under the Code.

(i)                 Survival: Successors and Assigns. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery hereof, shall survive Closing and shall continue in full force and effect until all Obligations have been paid in full, there exists no commitment by Secured Party which could give rise to any Obligations and all appropriate termination statements have been filed terminating the security interest granted Secured Party hereunder. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. In the event that Secured Party assigns this Agreement and/or its security interest in the Collateral, Secured Party shall give written notice to the Company of any such assignment and such assignment shall be binding upon and recognized by the Company (provided that failure to deliver any such written notice shall not impair, negate or otherwise adversely affect any of the Secured Party’s rights or remedies under this Agreement or any other Transaction Documents). All covenants, agreements, representations and warranties by or on behalf of the Company which are contained in this Agreement shall inure to the benefit of Secured Party, its successors and assigns. The Company may not assign this Agreement or delegate any of its rights or obligations hereunder, without the prior written consent of Secured Party, which consent may be withheld in Secured Party’s sole and absolute discretion.

(j)                 Severabilitv. If any term, provision or condition, or any part thereof, of this Agreement shall for any reason be found or held invalid or unenforceable by any court or governmental authority of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of such term, provision or condition nor any other term, provision or condition, and this Agreement shall survive and be construed as if such invalid or unenforceable term, provision or condition had not been contained therein.

(k)                Merger and Integration. This Agreement and the attached Schedules (if any), together with the Purchase Agreement and the other Transaction Documents, contain the entire agreement of the parties hereto with respect to the matters covered and the transactions contemplated hereby and thereby, and no other agreement, statement or promise made by any party hereto or thereto, or by any employee, officer, agent or attorney of any party hereto, which is not contained herein or therein shall be valid or binding.

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(1)                WAIVER OF JURY TRIAL. THE COMPANY HEREBY: (a) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY; AND (b) WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE COMPANY AND SECURED PARTY MAY BE PARTIES, ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY PERTAINING TO THIS AGREEMENT, THE PURCHASE AGREEMENT AND/OR ANY TRANSACTIONS, OCCURRENCES, COMMUNICATIONS, OR UNDERSTANDINGS (OR THE LACK OF ANY OF THE FOREGOING) RELATING IN ANY WAY TO DEBTOR-CREDITOR RELATIONSHIP BETWEEN THE PARTIES. IT IS UNDERSTOOD AND AGREED THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS SECURITY AGREEMENT. THIS WAIVER OF JURY TRIAL IS SEPARATELY GIVEN, KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE COMPANY AND THE COMPANY HEREBY AGREES THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. SECURED PARTY IS HEREBY AUTHORIZED TO SUBMIT THIS AGREEMENT TO ANY COURT HAYING JURISDICTION OVER THE SUBJECT MATTER AND THE COMPANY AND SECURED PARTY, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF SUCH WAIVER OF RIGHT TO TRIAL BY JURY. THE COMPANY REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND/OR THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

(m)               Execution. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Agreement, and same shall become effective when counterparts have been signed by each party and each party has delivered its signed counterpart to the other party. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

(n)                Headings. The headings and sub-headings contained in the titling of this Agreement are intended to be used for convenience only and shall not be used or deemed to limit or diminish any of the provisions hereof.

(o)                Termination. This Agreement and the security interests hereunder shall terminate on the date on which all Obligations have been indefeasibly paid or discharged in full and there are no commitments outstanding for Secured Party to advance any funds to the Company, either under the Purchase Agreement, the Transaction Documents or any other Contract. Upon such termination, the Secured Party, at the request and at the expense of the Company, will join in executing any termination statement with respect to any financing statement executed and filed pursuant to this Agreement.

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(p)                Gender and Use of Singular and Plural. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties or their personal representatives, successors and assigns may require.

(q)                Further Assurances. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

(r)                 Time is of the Essence. The parties hereby agree that time is of the essence with respect to performance of each of the parties’ obligations under this Agreement. The parties agree that in the event that any date on which performance is to occur falls on a Saturday, Sunday or state or national holiday, then the time for such performance shall be extended until the next business day thereafter occurring.

(s)                 Joint Preparation. The preparation of this Agreement has been a joint effort of the parties and the resulting documents shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.

(t)                 Increase in Obligations. It is the intent of the parties to secure payment of the Obligations, as the amount of such Obligations may increase from time to time in accordance with the terms and provisions of the Purchase Agreement, and all of the Obligations, as so increased from time to time, shall be and are secured hereby. Upon the execution hereof, the Company shall pay any and all documentary stamp taxes and/or other charges required to be paid in connection with the execution and enforcement of the Purchase Agreement and this Agreement, and if, as and to the extent the Obligations are increased from time to time in accordance with the terms and provisions of the Debenture, then the Company shall immediately pay any additional documentary stamp taxes or other charges in connection therewith.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Security Agreement as of the day and year first above written.

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4835-9422-4417, v. 4-9422-4417, v. 1-6278-8381, v. 1-3052-9564, v. 1-9006-1340, v. 3-9517-9036, v. 1

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SECURITY AGREEMENT

This SECURITY AGREEMENT (the “Agreement”) is made as of December 31, 2014, is executed by and between KCI INVESTMENTS, LLC, a limited liability company organized and existing under the laws of the State of Nevada  (the “Grantor”), and TCA GLOBAL CREDIT MASTER FUND, LP, a limited partnership organized and existing under the laws of the Cayman Islands (the “Secured Party”).

WHEREAS, pursuant to a Securities Purchase Agreement dated of even date herewith between Preferred Restaurant Brands, Inc., a corporation incorporated under the laws of the State of Florida and formerly known as Dixie Foods International, Inc. (the “Company”), and the Secured Party (the “Purchase Agreement”), the Company has agreed to issue to the Secured Party and the Secured Party has agreed to purchase from Company certain senior secured, convertible, redeemable debentures (the “Debentures”), as more specifically set forth in the Purchase Agreement;

WHEREAS, in order to induce the Secured Party to purchase the Debentures, the Grantor has agreed to execute and deliver to the Secured Party this Agreement for the benefit of the Secured Party and to grant to Secured Party an unconditional and continuing security interest in all of the assets and property of the Grantor, subject to the Intercreditor Agreement (as hereafter defined) to secure the prompt payment, performance and discharge in full of all of Company’s obligations under the Debentures, the Purchase Agreement and the other Transaction Documents;

WHEREAS, the Company and the Secured Party have entered into that certain Intercreditor Agreement, dated February 16, 2015 (the “Intercreditor Agreement”), by and among the Company, the Secured Party and CBC Partners I, LLC, a limited liability company organized and existing under the laws of the State of Washington (“CBC”), pursuant to which the Secured Party and CBC agreed, inter alia, that CBC shall maintain a first priority security interest in and to the Collateral and the Secured Party shall receive a security interest which is subordinate to all existing security interests currently in place as of the date hereof; and

WHEREAS, the Grantor is a subsidiary of the Company and will substantially benefit from Secured Party’s purchase of the Debentures from the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties each intending to be legally bound, hereby do agree as follows:

1                Recitals. The recitations set forth in the preamble of this Agreement are true and correct and incorporated herein by this reference.

2.               Construction and Definition of Terms. In this Agreement, unless the express context otherwise requires: (i) the words “herein,” “hereof’ and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) references to the words “Section” or “Subsection” refer to the respective Sections and Subsections of this Agreement, and references to “Exhibit” or “Schedule” refer to the respective Exhibits and Schedules attached hereto; (iii) wherever the word “include,” “includes” or “including” is used in this Agreement , it will be deemed to be followed by the words “without limitation.” All capitalized terms used in this Agreement that are defined in the Purchase Agreement or otherwise defined in Articles 8 or 9 of the Code shall have the meanings assigned to them in the Purchase Agreement or the Code, respectively and as applicable, unless the context of this Agreement requires otherwise. In addition to the capitalized terms defined in the Code and the Purchase Agreement, unless the context otherwise requires, when used herein, the following capitalized terms shall have the following meanings (provided that if a capitalized term used herein is defined in the Purchase Agreement and separately defined in this Agreement, the meaning of such term as defined in this Agreement shall control for purposes of this Agreement):

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(a)                “Agreement” means this Security Agreement and all amendments, modifications and supplements hereto.

(b)                “Bankruptcy Code” means the United States Bankruptcy Code, as amended from time to time, or any other similar laws, codes, rules or regulations relating to bankruptcy, insolvency or the protection of creditors.

(c)                 “Business Premises” shall mean the Grantor’s offices located at 4033 South Dean Martin Drive; Las Vegas, NV 89103.

(d)                 “Closing” shall mean the date on which this Agreement is fully executed by both parties.

(e)                 “Code” shall mean the Uniform Commercial Code as in effect from time to time in the State of Nevada, provided that terms used herein which are defined in the Code as in effect in the State of Nevada on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute, except as the Secured Party may otherwise agree.

(f                  “Collateral” shall mean any and all property of the Grantor, of any kind or description, tangible or intangible, real, personal or mixed, wheresoever located and whether now existing or hereafter arising or acquired, including the following: (i) all property of, or for the account of, the Grantor now or hereafter coming into the possession, control or custody of, or in transit to, Secured Party or any agent or bailee for Secured Patty or any parent, affiliate or subsidiary of Secured Party or any participant with Secured Patty in the Obligations (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise), including all cash, earnings, dividends, interest, or other rights in connection therewith and the products and proceeds therefrom, including the proceeds of insurance thereon; (ii) the following additional property of the Grantor, whether now existing or hereafter arising or acquired, and wherever now or hereafter located, together with all additions and accessions thereto, substitutions, betterments and replacements therefor, products and Proceeds therefrom, and all of the Grantor’s books and records and recorded data relating thereto (regardless of the medium of recording or storage), together with all of the Grantor’s right, title and interest in and to all computer software required to utilize, create, maintain and process any such records or data on electronic media, including all: (A) Accounts, and all goods whose sale, lease or other disposition by the Grantor has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, the Grantor, or rejected or refused by an Account debtor; (B) As-extracted Collateral; (C) Chattel Paper (whether tangible or electronic); (D) Commodity Accounts; (E) Commodity Contracts; (F) Deposit Accounts, including all cash and other property from time to time deposited therein and the monies and property in the possession or under the control of the Secured Patty or any affiliate, representative, agent, designee or correspondent of the Secured Party; (G) Documents; (H) Equipment; (I) Farm Products; (J) Fixtures; (K) General Intangibles (including all Payment Intangibles); (L) Goods, and all accessions thereto and goods with which the Goods are commingled; (M) Health-Care Insurance Receivables; (N) Instruments; (0) Inventory, including raw materials, work-in-process and finished goods; (P) Investment Property; (Q) Letter-of-Credit Rights; (R) Promissory Notes; (S) Software; (T) all Supporting Obligations; (U) all commercial tort claims hereafter arising; (V) all other tangible and intangible personal property of the Grantor (whether or not subject to the Code), including, all bank and other accounts and all cash and all investments therein, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of the Grantor described within the definition of Collateral (including, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by the Grantor in respect of any of the items listed within the definition of Collateral), and all books, correspondence, files and other Records, including, all tapes, desks, cards, Software, data and computer programs in the possession or under the control of the Grantor or any other Person from time to time acting for the Grantor, in each case, to the extent of the Grantor’s rights therein, that at any time evidence or contain information relating to any of the property described or listed within the definition of Collateral or which are otherwise necessary or helpful in the collection or realization thereof; (W) all real property interests of the Grantor and the interest of the Grantor in fixtures related to such real property interests; and (X) Proceeds, including all Cash Proceeds and Noncash Proceeds, and products of any or all of the foregoing, in each case howsoever the Grantor’s interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

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(g)                “Event of Default” shall mean any of the events described in Section 4 hereof.

(h)                “Obligations” shall have the meaning given to it in the Purchase Agreement.

3.              Security.

(a)                Grant of Security Interest. Subject to the Intercreditor Agreement, as security for the full payment and performance of all of the Obligations, whether or not any instrument or agreement relating to any Obligation specifically refers to this Agreement or the security interest created hereunder, the Grantor hereby assigns, pledges and grants to Secured Party an unconditional, continuing security interest in all of the Collateral. Secured Party’s security interest shall continually exist until all Obligations have been indefeasibly satisfied and/or paid in full.

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(b)              Representations, Warranties. Covenants and Agreement of the Grantor. The Grantor covenants, warrants and represents, for the benefit of the Secured Party, as follows:

(i)              The Grantor has the requisite corporate power and authority to enter into this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by the Grantor of this Agreement and the filings contemplated herein have been duly authorized by all necessary action on the part of the Grantor and no further action is required by the Grantor. This Agreement constitutes a legal, valid and binding obligation of the Grantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally.

(ii)             The Grantor represents and warrants that it has no place of business or offices where its respective books of account and records are kept or places where Collateral is stored or located, except for the Business Premises.

(iii)            The Grantor is the sole owner of the Collateral (except for non-exclusive licenses granted by the Grantor in the Grantor’s Ordinary Course of Business), free and clear of any and all Encumbrances. The Grantor is fully authorized to grant the security interests in and to pledge the Collateral to Secured Party. There is not on file in any agency, land records or other office of any Governmental Authority, an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that have been filed in favor of the Secured Party pursuant to this Agreement) covering or affecting any of the Collateral. So long as this Agreement shall be in effect, the Grantor shall not execute and shall not permit to be on file in any such agency, land records or other office any such financing statement or other document or instrument (except to the extent filed or recorded in favor of the Secured Party pursuant to the terms of this Agreement).

(iv)            No part of the Collateral has been judged invalid or unenforceable. No Claim, Proceeding or other notice or other similar item has been received by the Grantor that any Collateral or the Grantor’s use of any Collateral violates the rights of any Person. There has been no adverse decision or claim to the Grantor’s ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to the Grantor’s right to keep and maintain such Collateral in full force and effect, and there is no Claim or Proceeding of any nature involving said rights pending or, to the best knowledge of the Grantor, threatened, before any Governmental Authority.

(v)            The Grantor shall at all times maintain its books of account and records relating to the Collateral and maintain the Collateral at the Business Premises, and the Grantor shall not relocate such books of account and records or Collateral, except and unless: (A) Secured Party first approves of such relocation, which approval may be withheld in Secured Party’s sole and absolute discretion; (B) evidence that appropriate financing statements and other necessary documents have been filed and recorded and other steps have been taken to create in favor of the Secured Party valid, perfected and continuing liens in the Collateral; or (C) Collateral is moved or relocated in the Grantor’s Ordinary Course of Business, provided, however, that any permanent relocation of any of the Collateral shall require Secured Party’s prior written approval in accordance with Subsection 3(b)(v)(A) above.

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(vi)           Upon making the filings described in the immediately following sentence or by possession or control of such Collateral by Secured Party or delivery of such Collateral to Secured Party, this Agreement creates, in favor of the Secured Party, a valid, perfected security interest in the Collateral. Except for the filing of financing statements on Form UCC-1 under the Code with the State of Nevada, no authorization or approval of, or filing with, or notice to any Governmental Authority is required either: (A) for the grant by the Grantor of, or the effectiveness of, the security interest granted hereby or for the execution, delivery and performance of this Agreement by the Grantor; or (B) for the perfection of or exercise by the Secured Party of its rights and remedies hereunder.

(vii)           Simultaneous with the execution of this Agreement, the Grantor hereby authorizes the Secured Party to file one or more UCC financing statements, and any continuations, amendments, or assignments thereof with respect to the security interests on the Collateral granted hereby, with the State of Nevada and in such other jurisdictions as may be requested or desired by the Secured Party.

(viii)          The execution, delivery and performance of this Agreement, and the granting of the security interests contemplated hereby, will not: (A) constitute a violation of or conflict with the Certificate of Incorporation, Bylaws or any other organizational or governing documents of the Company; (B) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, or gives to any other Person any rights of termination, amendment, acceleration or cancellation of, any provision of any Contract or agreement to which Grantor is a party or by which any of the Collateral may be bound; (C) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, any Judgment of any Governmental Authority; (D) constitute a violation of, or conflict with, any Law; or (E) result in the loss or adverse modification of, or the imposition of any fine, penalty or other Encumbrance with respect to, any Permit granted or issued to, or otherwise held by or for the use of, the Grantor or any of the Collateral. No Consent (including from stockholders or creditors of the Grantor) is required for the Grantor to enter into and perform its obligations hereunder.

(ix)             The Grantor shall at all times maintain the liens and security interests provided for hereunder as valid and perfected liens and security interests in the Collateral in favor of the Secured Party until this Agreement and the security interests hereunder shall terminate pursuant to Section 8(o) below.  The Grantor shall at all times safeguard and protect all Collateral, at its own expense, for the account of the Secured Party. At the request of the Secured Party, the Grantor will sign and deliver to the Secured Party at any time, or from time to time, one or more financing statements pursuant to the Code (or any other applicable statute) in form reasonably satisfactory to the Secured Party and will pay the cost of filing the same in all public offices wherever filing is, or is deemed by the Secured Party to be, necessary or desirable to effect the rights and obligations provided for herein. Without limiting the generality of the foregoing, the Grantor shall pay all fees, taxes and other amounts necessary to maintain the Collateral and the security interests granted hereunder, and the Grantor shall obtain and furnish to the Secured Party from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the security interests hereunder.

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(x)              The Grantor will not transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the Collateral without the prior written consent of the Secured Party, which consent may be withheld in the Secured Party’s sole and absolute discretion, except for transfers, sales or licenses made in the Grantor’s Ordinary Course of Business.

(xi)             The Grantor shall keep, maintain and preserve all of the Collateral in good condition, repair and order and the Grantor will use, operate and maintain the Collateral in compliance with all Laws, and in compliance with all applicable insurance requirements and regulations.

(xii)            The Grantor shall, within five (5) days of obtaining knowledge thereof, advise the Secured Party promptly, in sufficient detail, of any substantial or material change in the Collateral, and of the occurrence of any event which would have a Material Adverse Effect.

(xiii)           The Grantor shall promptly execute and deliver to the Secured Party such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Secured Party may from time to time request and may in its sole discretion deem necessary to perfect, protect or enforce its security interest in the Collateral, including, placing legends on Collateral or on books and records pertaining to Collateral stating that Secured Party has a security interest therein.

(xiv)          The Grantor will take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

(xv)           The Grantor shall promptly notify the Secured Party in sufficient detail upon becoming aware of any Claim, Proceeding, or any other litigation, attachment, garnishment, execution or other legal process levied against any Collateral or of any Claim, Proceeding or any other litigation, attachment, garnishment, execution or other legal process which Grantor knows or has reason to believe is pending or threatened against it or the Collateral, and of any other information received by the Grantor that may materially affect the value of the Collateral, the security interests granted hereunder or the rights and remedies of the Secured Party hereunder.

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(xvi)          All information heretofore, herein or hereafter supplied to the Secured Party by or on behalf of the Grantor with respect to the Collateral is accurate and complete in all material respects as of the date furnished.

(xvii)          Grantor will promptly pay when due all Taxes and all transportation, storage, warehousing and all other charges and fees affecting or arising out of or relating to the Collateral and shall defend the Collateral, at Grantor’s expense, against all claims of any Persons claiming any interest in the Collateral adverse to Grantor or Secured Party.

(xviii)        During normal business hours and subject to prior reasonable notice from Secured Party to the Grantor (which notice may be e-mail or telephonic notice), Secured Party and its agents and designees may enter the Business Premises and any other premises of the Grantor and inspect the Collateral and all books and records of the Grantor (in whatever form), and the Grantor shall pay the reasonable costs of such inspections.

(xix)           The Grantor shall maintain comprehensive casualty insurance on the Collateral against such risks, in such amounts, with such loss deductible amounts and with such companies as may be reasonably satisfactory to the Secured Party, and each such policy shall contain a clause or endorsement satisfactory to Secured Party naming Secured Party as loss payee and a clause or endorsement satisfactory to Secured Party that such policy may not be canceled or altered and Secured Party may not be removed as loss payee without at least thirty (30) days prior written notice to Secured Party. In all events, the amounts of such insurance coverages shall conform to prudent business practices and shall be in such minimum amounts that Grantor will not be deemed a co-insurer under applicable insurance laws, policies or practices. The Grantor hereby assigns to Secured Party and grants to Secured Party a security interest in any and all proceeds of such policies and authorizes and empowers Secured Party to adjust or compromise any loss under such policies and to collect and receive all such proceeds. The Grantor hereby authorizes and directs each insurance company to pay all such proceeds directly and solely to Secured Party and not to the Grantor and Secured Party jointly. The Grantor authorizes and empowers Secured Party to execute and endorse in Grantor’s name all proofs of loss, drafts, checks and any other documents or instruments necessary to accomplish such collection, and any persons making payments to Secured Party under the terms of this subsection are hereby relieved absolutely from any obligation or responsibility to see to the application of any sums so paid. After deduction from any such proceeds of all costs and expenses (including attorney’s fees) incurred by Secured Party in the collection and handling of such proceeds, the net proceeds shall be applied as follows: if no Event of Default shall have occurred and be continuing, such net proceeds may be applied, at Grantor’s option, either toward replacing or restoring the Collateral, in a manner and on terms satisfactory to Secured Party, or as a credit against such of the Obligations, whether matured or unmatured, as Secured Party shall determine in Secured Party’s sole discretion. In the event that Grantor may and does elect to replace or restore any of the Collateral as aforesaid, then such net proceeds shall be deposited in a segregated account opened in the name and for the benefit of Secured Party, and such net proceeds shall be disbursed therefrom by Secured Party in such manner and at such times as Secured Party deems appropriate to complete and insure such replacement or restoration; provided, however, that if an Event of Default shall occur at any time before or after replacement or restoration has commenced, then thereupon Secured Party shall have the option to apply all remaining net proceeds either toward replacing or restoring the Collateral, in a manner and on terms satisfactory to Secured Party, or as a credit against such of the Obligations, whether matured or unmatured, as Secured Party shall determine in Secured Party’s sole discretion. If an Event of Default shall have occurred prior to such deposit of the net proceeds, then Secured Party may, in its sole discretion, apply such net proceeds either toward replacing or restoring the Collateral, in a manner and on terms satisfactory to Secured Party, or as a credit against such of the Obligations, whether matured or unmatured, as Secured Party shall determine in Secured Party’s sole discretion.

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(xx)            The Grantor shall cooperate with Secured Party to obtain and keep in effect one or more control agreements in Deposit Accounts, Electronic Chattel Paper, Investment Property and Letter-of-Credit Rights Collateral. In addition, the Grantor, at the Grantor’s expense, shall promptly: (A) execute all notices of security interest for each relevant type of Software and other General Intangibles in forms suitable for filing with any United States or foreign office handling the registration or filing of patents, trademarks, copyrights and other intellectual property and any successor office or agency thereto; and (B) take all commercially reasonable steps in any Proceeding before any such office or any similar office or agency in any other country or any political subdivision thereof, to diligently prosecute or maintain, as applicable, each application and registration of any Software, General Intangibles or any other intellectual property rights and assets that are part of the Collateral, including filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings.

(xxi)           Grantor shall not file any amendments, correction statements or termination statements concerning the Collateral without the prior written consent of Secured Party.

(c)               Collateral Collections. After an Event of Default shall have occurred, Secured Party shall have the right at any and all times to enforce the Grantor’s rights against all Persons obligated on any of the Collateral, including the right to: (i) notify and/or require the Grantor to notify any or all Persons obligated on any of the Collateral to make payments directly to Secured Party or in care of a post office lock box under the sole control of Secured Party established at Grantor’s expense, and to take any or all action with respect to Collateral as Secured Party shall determine in its sole discretion, including, the right to demand, collect, sue for and receive any money or property at any time due, payable or receivable on account thereof, compromise and settle with any Person liable thereon, and extend the time of payment or otherwise change the terms thereof, without incurring any liability or responsibility to the Grantor whatsoever; and/or (ii) require the Grantor to segregate and hold in trust for Secured Party and, on the day of Grantor’s receipt thereof, transmit to Secured Party in the exact form received by the Grantor (except for such assignments and endorsements as may be required by Secured Party), all cash, checks, drafts, money orders and other items of payment constituting any portion of the Collateral or proceeds of the Collateral. Secured Party’s collection and enforcement of Collateral against Persons obligated thereon shall be deemed to be commercially reasonable if Secured Party exercises the care and follows the procedures that Secured Party generally applies to the collection of obligations owed to Secured Party.

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(d)               Care of Collateral. Grantor shall have all risk of loss of the Collateral. Secured Party shall have no liability or duty, either before or after the occurrence of an Event of Default, on account of loss of or damage to, to collect or enforce any of its rights against, the Collateral, to collect any income accruing on the Collateral, or to preserve rights against Persons with prior interests in the Collateral. If Secured Party actually receives any notices requiring action with respect to Collateral in Secured Party’s possession, Secured Party shall take reasonable steps to forward such notices to the Grantor. The Grantor is responsible for responding to notices concerning the Collateral, voting the Collateral, and exercising rights and options, calls and conversions of the Collateral. Secured Party’s sole responsibility is to take such action as is reasonably requested by Grantor in writing, however, Secured Party is not responsible to take any action that, in Secured Party’s sole judgment, would affect the value of the Collateral as security for the Obligations adversely. While Secured Party is not required to take certain actions, if action is needed, in Secured Party’s sole discretion, to preserve and maintain the Collateral, Grantor authorizes Secured Party to take such actions, but Secured Party is not obligated to do so.

4.               Events of Default.  The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder:

(a)                Failure to Pay. The failure of Company to pay any sum due under or as part of the Obligations as and when due and payable (whether by acceleration, declaration, extension or otherwise).

(b)                Covenants and Agreements.  The failure of Grantor to perform, observe or comply with any and all of the covenants, promises and agreements of the Grantor in this Agreement or the Guarantee Agreement, which such failure is not cured by the Grantor within fifteen (15) days after receipt of written notice thereof from Secured Party, except that there shall be no notice or cure period with respect to any failure to pay any sums due under or as part of the Obligations.

(c)                Information, Representations and Warranties. If any representation or warranty made herein, in the Guarantee Agreement, or if any information contained in any financial statement, application, schedule, report or any other document given by the Grantor in connection with the Obligations, with the Collateral, or with any Transaction Document, is not in all respects true, accurate and complete, or if the Grantor omitted to state any material fact or any fact necessary to make such information not misleading.

(d)               Default on Other Obligations. The occurrence of any default under any other borrowing, Obligation or Contract of the Grantor, if the result of such default would: (i) permit any Person which is a party to any such borrowing, Obligation or Contract, to accelerate the maturity thereof, or to cancel or terminate any such borrowing, Obligation or Contract; (ii) cause or be reasonably expected to cause a Material Adverse Effect; or (iii) materially and adversely affect, as determined by Secured Party in good faith, but in its sole discretion, any of the Collateral, the value thereof, Secured Party’s rights and remedies to realize upon such Collateral as set forth herein, or the Secured Party’s ability to comply with the Transaction Documents.

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(e)                Insolvency. Grantor shall be or become insolvent or unable to pay its debts as they become due, or admits in writing to such insolvency or to such inability to pay its debts as they become due.

(f)                 Involuntary Bankruptcy. There shall be filed against Grantor an involuntary petition or other pleading seeking the entry of a decree or order for relief under the Bankruptcy Code or any similar foreign, federal or state insolvency or similar laws ordering: (i) the liquidation of the Grantor; or (ii) a reorganization of Grantor or the business and affairs of Grantor; or (iii) the appointment of a receiver, liquidator, assignee, custodian, trustee, or similar official for Grantor of the property of Grantor, and the failure to have such petition or other pleading denied or dismissed within thirty (30) calendar days from the date of filing.

(g)                Voluntary Bankruptcy. The commencement by the Grantor of a voluntary case under the Bankruptcy Code or any foreign, federal or state insolvency or similar laws or the consent by the Grantor to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, or similar official for Grantor of any of the property of the Grantor or the making by the Grantor of an assignment for the benefit of creditors, or the failure by the Grantor generally to pay its debts as the debts become due.

(h)               Judgments, Awards. The entry of any final and non-appealable Judgment or other determination or adjudication against the Grantor and a determination by Secured Party, in good faith but in its sole discretion, that any such Judgment or other determination or adjudication could have a Material Adverse Effect, or could otherwise adversely affect the prospect for Secured Party to fully and punctually realize the full benefits conferred on Secured Party by this Agreement and the other Transaction Documents, or the prospect of repayment of all the Obligations.

(i)                 Injunction.   The injunction or restraint of the Grantor in any manner from conducting its business in whole or in part and a determination by Secured Party, in good faith but in its sole discretion, that the same could have a Material Adverse Effect, or could otherwise adversely affect the prospect for Secured Party to fully and punctually realize the full benefits conferred on Secured Party by this Agreement and the other Transaction Documents, or the prospect of repayment of all the Obligations.

(j)                 Attachment by Other Parties. Any Assets of the Grantor shall be attached, levied upon, seized or repossessed, or come into the possession of a trustee, receiver or other custodian and a determination by Secured Party, in good faith but in its sole discretion, that the same could have a Material Adverse Effect, or could otherwise adversely affect the prospect for Secured Party to fully and punctually realize the full benefits conferred on Secured Party by this Agreement and the other Transaction Documents, or the prospect of repayment of all the Obligations.

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(k)                Adverse Change in Financial Condition.   The determination in good faith by Secured Party that an event has occurred, either in the financial condition or operations of the Grantor, or the Collateral, or otherwise, which event could have a Material Adverse Effect, or could otherwise adversely affect the prospect for Secured Party to fully and punctually realize the full benefits conferred on Secured Party by this Agreement and the other Transaction Documents.

(1)                Adverse Change in Value of Collateral.  The determination in good faith by Secured Party that the security for the Obligations is or has become inadequate.

(m)                Prospect of Payment or Performance.   The determination in good faith by Secured Party that the prospect for payment or performance of any of the Obligations is impaired for any reason.

5.              Rights and Remedies.

(a)                Rights and Remedies of Secured Party. Upon and after the occurrence of an Event of Default, Secured Party may, without notice or demand, exercise in any jurisdiction in which enforcement hereof is sought, the following rights and remedies, in addition to the rights and remedies available to Secured Party under the Purchase Agreement and any other Transaction Documents, the rights and remedies of a secured party under the Code, and all other rights and remedies available to Secured Party under applicable law or in equity, all such rights and remedies being cumulative and enforceable alternatively, successively or concurrently:

(i)              Take absolute control of the Collateral including transferring into the Secured Party’s name or into the name of its nominee or nominees (to the extent the Secured Party has not theretofore done so) and thereafter receive, for the benefit of the Secured Party, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof;

(ii)             Require the Grantor to, and the Grantor hereby agrees that it will at its expense and upon request of the Secured Party forthwith, assemble all or part of the Collateral as directed by the Secured Party and make it available to the Secured Party at a place or places to be designated by the Secured Party that is convenient to Secured Party, and the Secured Party may enter into and occupy the Business Premises or any other premises owned or leased by the Grantor where the Collateral or any part thereof is located or assembled in order to effectuate the Secured Party’s rights and remedies hereunder or under law, including removing such Collateral therefrom, without any obligation or liability to the Grantor in respect of such occupation, the Grantor HEREBY WAIVING ANY AND ALL RIGHTS TO PRIOR NOTICE AND TO JUDICIAL HEARING WITH RESPECT TO REPOSSESSION OF COLLATERAL AND THE GRANTOR HEREBY GRANTING TO SECURED PARTY AND ITS AGENTS AND REPRESENTATIVES FULL AUTHORITY TO ENTER SUCH PREMISES;

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(iii)               Without notice, except as specified below, and without any obligation to prepare or process the Collateral for sale: (A) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Secured Party may deem commercially reasonable; and/or (B) lease, license or dispose of the Collateral or any part thereof upon such terms as the Secured Party may deem commercially reasonable. The Grantor agrees that, to the extent notice of sale or any other disposition of the Collateral shall be required by law, at least ten (10) days’ notice to the Grantor of the time and place of any public sale or the time after which any private sale or other disposition of the Collateral is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale or other disposition of any Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Grantor hereby waives any claims and actions against the Secured Party arising by reason of the fact that the price at which any of the Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree, and waives all rights that the Grantor may have to require that all or any part of such Collateral be marshaled upon any sale (public or private) thereof.  The Grantor hereby acknowledges that: (X) any such sale of the Collateral by the Secured Party shall be made without warranty; (Y) the Secured Party may specifically disclaim any warranties of title, possession, quiet enjoyment or the like; and (Z) such actions set forth in clauses (X) and (Y) above shall not adversely affect the commercial reasonableness of any such sale of Collateral. In addition to the foregoing: (1) upon written notice to the Grantor from the Secured Party after and during the continuance of an Event of Default, the Grantor shall cease any use of any intellectual property or any trademark, patent or copyright similar thereto for any purpose described in such notice; (2) the Secured Party may, at any time and from time to time after and during the continuance of an Event of Default, license, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any of the Grantor’s intellectual property, throughout the universe for such term or terms, on such conditions, and in such manner, as the Secured arty shall in its sole discretion determine; and (3) the Secured Party may, at any time, pursuant to the authority granted under this Agreement (such authority being effective upon the occurrence and during the continuance of an Event of Default), execute and deliver on behalf of the Grantor, one or more instruments of assignment of any intellectual property (or any application or registration thereof), in form suitable for filing, recording or registration in any country.

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(iv)           Operate, manage and control the Collateral (including use of the Collateral and any other property or assets of Grantor in order to continue or complete performance of Grantor’s obligations under any contracts of Grantor), or permit the Collateral or any portion thereof to remain idle or store the same, and collect all rents and revenues therefrom.

(v)             Enforce the Grantor’s rights against any Persons obligated upon any of the Collateral.

(vi)            The Grantor hereby acknowledges that if the Secured Party complies with any applicable foreign, state, provincial or federal law requirements in connection with a disposition of the Collateral, such compliance will not adversely affect the commercial reasonableness of any sale or other disposition of the Collateral.

(vii)           The Secured Party shall not be required to marshal any present or future collateral security (including, this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the Secured Party’s rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that the Grantor lawfully may, the Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Secured Party’s rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Grantor hereby irrevocably waives the benefits of all such laws.

(b)               Power of Attorney. Effective upon the occurrence of an Event of Default, Grantor hereby designates and appoints Secured Party and its designees as attorney-in-fact of and for the Grantor, irrevocably and with full power of substitution, with authority to endorse the Grantor’s name on any notes, acceptances, checks, drafts, money orders, instruments or other evidences of payment or proceeds of the Collateral that may come into Secured Party’s possession; to execute proofs of claim and loss; to adjust and compromise any claims under insurance policies; and to perform all other acts necessary and advisable, in Secured Party’s sole discretion, to carry out and enforce this Agreement and the rights and remedies conferred upon the Secured Party by this Agreement, the Purchase Agreement or any other Transaction Documents. All acts of said attorney or designee are hereby ratified and approved by the Grantor and said attorney or designee shall not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law. This power of attorney is coupled with an interest and is irrevocable so long as any of the Obligations remain unpaid or unperformed or there exists any commitment by Secured Party which could give rise to any Obligations.

(c)                Costs and Expenses. The Grantor agrees to pay to the Secured Party, upon demand, the amount of any and all costs and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for the Secured Party and of any experts and agents, which the Secured Party may incur in connection with: (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement; (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral; (iii) the exercise or enforcement of any of the rights of the Secured Party hereunder; or (iv) the failure by the Grantor to perform or observe any of the provisions hereof. Included in the foregoing shall be the amount of all expenses paid or incurred by Secured Party in consulting with counsel concerning any of its rights hereunder, under the Purchase Agreement or under applicable law, as well as such portion of Secured Party’s overhead as Secured Party shall allocate to collection and enforcement of the Obligations in Secured Party’s sole but reasonable discretion. All such costs and expenses shall bear interest from the date of outlay until paid, at the highest rate set forth in the Debenture, or if none is so stated, the highest rate allowed by law. The provisions of this Subsection shall survive the termination of this Agreement and Secured Party’s security interest hereunder and the payment of all Obligations.

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6.               Security Interest Absolute. All rights of the Secured Party and all Obligations of the Grantor hereunder, shall be absolute and unconditional, irrespective of: (i) any lack of validity or enforceability of this Agreement, the Purchase Agreement, and any other Transaction Documents or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (ii) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the terms and provisions of the Purchase Agreement, any other Transaction Documents, or any other agreement entered into in connection with the foregoing; (iii) any exchange, release or non-perfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guaranty, or any other security, for all or any of the Obligations; (iv) any action by the Secured Party to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (v) any other circumstance which might otherwise constitute any legal or equitable defense available to the Grantor, or a discharge of all or any part of the security interests granted hereby. Until the Obligations shall have been paid and performed in full, the rights of the Secured Party shall continue even if the Obligations are barred for any reason, including, the running of the statute of limitations or bankruptcy. In the event that at any time any transfer of any Collateral or any payment received by the Secured Party hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the Bankruptcy Code or any other similar insolvency or bankruptcy laws of any jurisdiction , or shall be deemed to be otherwise due to any party other than the Secured Party, then, in any such event, the Grantor’s obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. The Grantor waives all right to require the Secured Party to proceed against any other Person or to apply any Collateral which the Secured Party may hold at any time, or to pursue any other remedy. The Grantor waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

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7.              Indemnity. The Grantor agrees to defend, protect, indemnify and hold the Secured Party forever harmless from and against any and all Claims of any nature or kind (including reasonable legal fees, costs, expenses, and disbursements of counsel) to the extent that they arise out of, or otherwise result from, this Agreement (including, enforcement of this Agreement). This indemnity shall survive termination of this Agreement.

8.               Miscellaneous.

(a)                Performance for Grantor. The Grantor agrees and hereby authorizes that Secured Party may, in Secured Party’s sole discretion, but Secured Party shall not be obligated to, whether or not an Event of Default shall have occurred, advance funds on behalf of the Grantor , without prior notice to the Grantor, in order to insure the Grantor’s compliance with any covenant, warranty , representation or agreement of the Grantor made in or pursuant to this Agreement, the Purchase Agreement, or any other Transaction Documents, to continue or complete, or cause to be continued or completed, performance of the Grantor’s obligations under any Contracts of the Grantor, or to preserve or protect any right or interest of Secured Party in the Collateral or under or pursuant to this Agreement, the Purchase Agreement or any other Transaction Documents, including, the payment of any insurance premiums or taxes and the satisfaction or discharge of any Claim, Obligation, Judgment or any other Encumbrance upon the Collateral or other property or Assets of Grantor; provided, however, that the making of any such advance by Secured Party shall not constitute a waiver by Secured Party of any Event of Default with respect to which such advance is made, nor relieve the Grantor of any such Event of Default. The Grantor shall pay to Secured Party upon demand all such advances made by Secured Party with interest thereon at the highest rate set forth in the Debenture, or if none is so stated, the highest rate allowed by law. All such advances shall be deemed to be included in the Obligations and secured by the security interest granted Secured Party hereunder; provided, however, that the provisions of this Subsection shall survive the termination of this Agreement and Secured Party’s security interest hereunder and the payment of all other Obligations.

(b)               Applications of Payments and Collateral. Except as may be otherwise specifically provided in this Agreement or the Purchase Agreement, all Collateral and proceeds of Collateral coming into Secured Party’s possession and all payments made by any Person to Secured Party with respect to any Collateral may be applied by Secured Party (after payment of any amounts payable to the Secured Party pursuant to Section 5(c) hereof) to any of the Obligations, whether matured or unmatured, as Secured Party shall determine in its sole, but reasonable discretion. Any surplus held by the Secured Party and remaining after the indefeasible payment in full in cash of all of the Obligations shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct. Secured Party may defer the application of Noncash Proceeds of Collateral, to the Obligations until Cash Proceeds are actually received by Secured Party. In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Secured Party is legally entitled, the Grantor shall be liable for the deficiency, together with interest thereon at the highest rate specified in the Debenture for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other client charges of any attorneys employed by the Secured Party to collect such deficiency.

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(c)                Waivers by Grantor. The Grantor hereby waives, to the extent the same may be waived under applicable law: (i) notice of acceptance of this Agreement; (ii) all claims and rights of the Grantor against Secured Party on account of actions taken or not taken by Secured Party in the exercise of Secured Party’s rights or remedies hereunder, under the Purchase Agreement, and other Transaction Documents or under applicable law; (iii) all claims of the Grantor for failure of Secured Party to comply with any requirement of applicable law relating to enforcement of Secured Party’s rights or remedies hereunder, under the Purchase Agreement, under any other Transaction Documents or under applicable law; (iv) all rights of redemption of the Grantor with respect to the Collateral; (v) in the event Secured Party seeks to repossess any or all of the Collateral by judicial proceedings, any bond(s) or demand(s) for possession which otherwise may be necessary or required; (vi) presentment, demand for payment, protest and notice of non-payment and all exemptions applicable to any of the Collateral or the Grantor; (vii) any and all other notices or demands which by applicable law must be given to or made upon the Grantor by Secured Party; (viii) settlement, compromise or release of the obligations of any Person primarily or secondarily liable upon any of the Obligations; (ix) all rights of the Grantor to demand that Secured Party release account debtors or other Persons liable on any of the Collateral from further obligation to Secured Party; and (x) substitution, impairment, exchange or release of any Collateral for any of the Obligations. The Grantor agrees that Secured Party may exercise any or all of its rights and/or remedies hereunder, under the Purchase Agreement, the other Transaction Documents and under applicable law without resorting to and without regard to any Collateral or sources of liability with respect to any of the Obligations. Upon termination of this Agreement and Secured Party’s security interest hereunder and payment of all Obligations, within ten (10) Business Days following the Grantor’s request to Secured Party, Secured Party shall release control of any security interest in the Collateral perfected by control and Secured Party shall send Grantor a statement terminating any financing statement filed against the Collateral.

(d)                Waivers by Secured Party. No failure or any delay on the part of Secured Party in exercising any right, power or remedy hereunder, under this Agreement, the Purchase Agreement, and other Transaction Documents or under applicable law, shall operate as a waiver thereof.

(e)                Secured Party’s Setoff. Secured Party shall have the right, in addition to all other rights and remedies available to it, following an Event of Default, to set off against any Obligations due Secured Party, any debt owing to the Grantor by Secured Party.

(f)                Modifications, Waivers and Consents. No modifications or waiver of any provision of this Agreement, the Purchase Agreement, or any other Transaction Documents, and no consent by Secured Party to any departure by the Grantor therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given, and any single or partial written waiver by Secured Party of any term, provision or right of Secured Party hereunder shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver of any other right, power or remedy. No notice to or demand upon the Grantor in any case shall entitle Grantor to any other or further notice or demand in the same, similar or other circumstances.

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(g) Notices. All notices of request, demand and other communications hereunder shall be addressed to the parties as follows:

If to the Grantor:	c/o KCI Investments, LLC
4033 South Dean Martin Drive
Las Vegas, NV 89103
Attention: Richard Groberg
E-Mail: Rgroberg@prbmail.com

If to the Buyer:	TCA Global Credit Master Fund, LP
3960 Howard Hughes Parkway, Suite 500
Las Vegas, NV 89169
Attn: Mr. Robert Press
E-Mail: bpress@tcaglobalfund.com

With a copy to:	Lucosky Brookman LLP
(which shall not constitute notice)	101 Wood Avenue South, 5th Floor
Woodbridge, NJ 08830
Attn: Seth A. Brookman, Esq.
E-Mail: sbrookman@lucbro.com

unless the address is changed by the party by like notice given to the other parties. Notice shall be in writing and shall be deemed delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address below, then three (3) business days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, next business morning delivery, then one (1) business day after deposit of same in a regularly maintained receptacle of such overnight courier ; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., EST, on a business day. Any notice hand delivered after 5:00 p.m., EST, shall be deemed delivered on the following business day. Notwithstanding the foregoing, notice, consents, waivers or other communications referred to in this Agreement may be sent by facsimile, e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending party has confirmed (by reply e-mail or some other form of written confirmation from the receiving party) that the notice has been received by the other party.

(h)               Applicable Law and Consent to Jurisdiction. The Grantor and the Secured Party each irrevocably agrees that any dispute arising under, relating to, or in connection with, directly or indirectly, this Agreement or related to any matter which is the subject of or incidental to this Agreement (whether or not such claim is based upon breach of contract or tort) shall be subject to the exclusive jurisdiction and venue of the state and/or federal courts located in Broward County, Florida. This provision is intended to be a “mandatory” forum selection clause and governed by and interpreted consistent with Florida law. The Grantor and Secured Party each hereby consents to the exclusive jurisdiction and venue of any state or federal court having its situs in said county, and each waives any objection based on forum non conveniens. The Grantor hereby waives personal service of any and all process and consent that all such service of process may be made by certified mail, return receipt requested, directed to the Grantor, as set forth herein in the manner provided by applicable statute, law, rule of court or otherwise. Except for the foregoing mandatory forum selection clause, this Agreement shall be construed in accordance with the laws of the State of Nevada, without regard to the principles of conflicts of laws, except to the extent that the validity and perfection or the perfection and the effect of perfection or non-perfection of the security interest created hereby, or remedies hereunder, in respect of any particular Collateral are governed under the Code by the law of a jurisdiction other than the State of Nevada, in which case such issues shall be governed by the laws of the jurisdiction governing such issues under the Code.

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(i)                 Survival: Successors and Assigns. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery hereof, shall survive Closing and shall continue in full force and effect until all Obligations have been paid in full, there exists no commitment by Secured Party which could give rise to any Obligations and all appropriate termination statements have been filed terminating the security interest granted Secured Party hereunder. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. In the event that Secured Party assigns this Agreement and/or its security interest in the Collateral, Secured Party shall give written notice to the Grantor of any such assignment and such assignment shall be binding upon and recognized by the Grantor (provided that failure to deliver any such written notice shall not impair, negate or otherwise adversely affect any of the Secured Party’s rights or remedies under this Agreement or any other Transaction Documents). All covenants, agreements, representations and warranties by or on behalf of the Grantor which are contained in this Agreement shall inure to the benefit of Secured Party, its successors and assigns. The Grantor may not assign this Agreement or delegate any of its rights or obligations hereunder, without the prior written consent of Secured Party, which consent may be withheld in Secured Party’s sole and absolute discretion.

(j)                 Severabilitv. If any term, provision or condition, or any part thereof, of this Agreement shall for any reason be found or held invalid or unenforceable by any court or governmental authority of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of such term, provision or condition nor any other term, provision or condition, and this Agreement shall survive and be construed as if such invalid or unenforceable term, provision or condition had not been contained therein.

(k)                Merger and Integration. This Agreement and the attached Schedules (if any), together with the Purchase Agreement and the other Transaction Documents, contain the entire agreement of the parties hereto with respect to the matters covered and the transactions contemplated hereby and thereby, and no other agreement, statement or promise made by any party hereto or thereto, or by any employee, officer, agent or attorney of any party hereto, which is not contained herein or therein shall be valid or binding.

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(1)                WAIVER OF JURY TRIAL. THE GRANTOR HEREBY: (a) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY; AND (b) WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE GRANTOR AND SECURED PARTY MAY BE PARTIES, ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY PERTAINING TO THIS AGREEMENT, THE PURCHASE AGREEMENT AND/OR ANY TRANSACTIONS, OCCURRENCES, COMMUNICATIONS, OR UNDERSTANDINGS (OR THE LACK OF ANY OF THE FOREGOING) RELATING IN ANY WAY TO DEBTOR-CREDITOR RELATIONSHIP BETWEEN THE PARTIES. IT IS UNDERSTOOD AND AGREED THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS SECURITY AGREEMENT. THIS WAIVER OF JURY TRIAL IS SEPARATELY GIVEN, KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE GRANTOR AND THE GRANTOR HEREBY AGREES THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. SECURED PARTY IS HEREBY AUTHORIZED TO SUBMIT THIS AGREEMENT TO ANY COURT HAYING JURISDICTION OVER THE SUBJECT MATTER AND THE GRANTOR AND SECURED PARTY, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF SUCH WAIVER OF RIGHT TO TRIAL BY JURY. THE GRANTOR REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND/OR THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

(m)               Execution. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Agreement, and same shall become effective when counterparts have been signed by each party and each party has delivered its signed counterpart to the other party. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

(n)                Headings. The headings and sub-headings contained in the titling of this Agreement are intended to be used for convenience only and shall not be used or deemed to limit or diminish any of the provisions hereof.

(o)               Termination.  This Agreement and the security interests hereunder shall terminate on the date on which all Obligations have been indefeasibly paid or discharged in full and there are no commitments outstanding for Secured Party to advance any funds to the Grantor, either under the Purchase Agreement, the Transaction Documents or any other Contract. Upon such termination, the Secured Party, at the request and at the expense of the Grantor, will join in executing any termination statement with respect to any financing statement executed and filed pursuant to this Agreement.

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(p)                Gender and Use of Singular and Plural. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties or their personal representatives, successors and assigns may require.

(q)                Further Assurances. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

(r)                 Time is of the Essence. The parties hereby agree that time is of the essence with respect to performance of each of the parties’ obligations under this Agreement. The parties agree that in the event that any date on which performance is to occur falls on a Saturday, Sunday or state or national holiday, then the time for such performance shall be extended until the next business day thereafter occurring.

(s)                Joint Preparation. The preparation of this Agreement has been a joint effort of the parties and the resulting documents shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.

(t)                 Increase in Obligations. It is the intent of the parties to secure payment of the Obligations, as the amount of such Obligations may increase from time to time in accordance with the terms and provisions of the Purchase Agreement, and all of the Obligations, as so increased from time to time, shall be and are secured hereby. Upon the execution hereof, the Grantor shall pay any and all documentary stamp taxes and/or other charges required to be paid in connection with the execution and enforcement of the Purchase Agreement and this Agreement, and if, as and to the extent the Obligations are increased from time to time in accordance with the terms and provisions of the Debenture, then the Grantor shall immediately pay any additional documentary stamp taxes or other charges in connection therewith.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Security Agreement as of the day and year first above written.

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4830-5771-9073, v.  1-0468-4577, v.  1-4389-2769, v.  2-3833-9863, v.  1

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SECURITY AGREEMENT

This SECURITY AGREEMENT (the “Agreement”) is made as of December 31, 2014, is executed by and between PRB I LLC, a limited liability company organized and existing under the laws of the State of Delaware (the “Grantor”), and TCA GLOBAL CREDIT MASTER FUND, LP, a limited partnership organized and existing under the laws of the Cayman Islands (the “Secured Party”).

WHEREAS, pursuant to a Securities Purchase Agreement dated of even date herewith between Preferred Restaurant Brands, Inc., a corporation incorporated under the laws of the State of Florida and formerly known as Dixie Foods International, Inc. (the “Company”), and the Secured Party (the “Purchase Agreement”), the Company has agreed to issue to the Secured Party and the Secured Party has agreed to purchase from Company certain senior secured, convertible, redeemable debentures (the “Debentures”), as more specifically set forth in the Purchase Agreement;

WHEREAS, in order to induce the Secured Party to purchase the Debentures, the Grantor has agreed to execute and deliver to the Secured Party this Agreement for the benefit of the Secured Party and to grant to Secured Party an unconditional and continuing priority security interest in all of the assets and property of the Grantor, subject to the Intercreditor Agreement (as hereafter defined), to secure the prompt payment, performance and discharge in full of all of Company’s obligations under the Debentures, the Purchase Agreement and the other Transaction Documents;

WHEREAS, the Company and the Secured Party have entered into that certain Intercreditor Agreement, dated February 16, 2015 (the “Intercreditor Agreement”), by and among the Company, the Secured Party and CBC Partners I, LLC, a limited liability company organized and existing under the laws of the State of Washington (“CBC”), pursuant to which the parties have agreed, inter alia, that CBC and the Secured Party shall each receive a security interest with rights pari passu to one another, subject to the rights of any intervening creditor in the case of the Secured Party,  in and to the Collateral; and

WHEREAS, the Grantor is a subsidiary of the Company and will substantially benefit from Secured Party’s purchase of the Debentures from the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties each intending to be legally bound, hereby do agree as follows:

1.              Recitals. The recitations set forth in the preamble of this Agreement are true and correct and incorporated herein by this reference.

2.              Construction and Definition of Terms. In this Agreement, unless the express context otherwise requires: (i) the words “herein,” “hereof’ and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) references to the words “Section” or “Subsection” refer to the respective Sections and Subsections of this Agreement, and references to “Exhibit” or “Schedule” refer to the respective Exhibits and Schedules attached hereto; (iii) wherever the word “include,” “includes” or “including” is used in this Agreement , it will be deemed to be followed by the words “without limitation.” All capitalized terms used in this Agreement that are defined in the Purchase Agreement or otherwise defined in Articles 8 or 9 of the Code shall have the meanings assigned to them in the Purchase Agreement or the Code, respectively and as applicable, unless the context of this Agreement requires otherwise. In addition to the capitalized terms defined in the Code and the Purchase Agreement, unless the context otherwise requires, when used herein, the following capitalized terms shall have the following meanings (provided that if a capitalized term used herein is defined in the Purchase Agreement and separately defined in this Agreement, the meaning of such term as defined in this Agreement shall control for purposes of this Agreement):

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(a)                “Agreement” means this Security Agreement and all amendments, modifications and supplements hereto.

(b)                “Bankruptcy Code” means the United States Bankruptcy Code, as amended from time to time, or any other similar laws, codes, rules or regulations relating to bankruptcy, insolvency or the protection of creditors.

(c)                “Business Premises” shall mean the Grantor’s offices located at 4033 South Dean Martin Drive; Las Vegas, NV 89103.

(d)                “Closing” shall mean the date on which this Agreement is fully executed by both parties.

(e)                “Code” shall mean the Uniform Commercial Code as in effect from time to time in the State of Nevada, provided that terms used herein which are defined in the Code as in effect in the State of Nevada on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute, except as the Secured Party may otherwise agree.

(f                  “Collateral” shall mean any and all property of the Grantor, of any kind or description, tangible or intangible, real, personal or mixed, wheresoever located and whether now existing or hereafter arising or acquired, including the following: (i) all property of, or for the account of, the Grantor now or hereafter coming into the possession, control or custody of, or in transit to, Secured Party or any agent or bailee for Secured Patty or any parent, affiliate or subsidiary of Secured Party or any participant with Secured Patty in the Obligations (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise), including all cash, earnings, dividends, interest, or other rights in connection therewith and the products and proceeds therefrom, including the proceeds of insurance thereon; (ii) the following additional property of the Grantor, whether now existing or hereafter arising or acquired, and wherever now or hereafter located, together with all additions and accessions thereto, substitutions, betterments and replacements therefor, products and Proceeds therefrom, and all of the Grantor’s books and records and recorded data relating thereto (regardless of the medium of recording or storage), together with all of the Grantor’s right, title and interest in and to all computer software required to utilize, create, maintain and process any such records or data on electronic media, including all: (A) Accounts, and all goods whose sale, lease or other disposition by the Grantor has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, the Grantor, or rejected or refused by an Account debtor; (B) As-extracted Collateral; (C) Chattel Paper (whether tangible or electronic); (D) Commodity Accounts; (E) Commodity Contracts; (F) Deposit Accounts, including all cash and other property from time to time deposited therein and the monies and property in the possession or under the control of the Secured Patty or any affiliate, representative, agent, designee or correspondent of the Secured Party; (G) Documents; (H) Equipment; (I) Farm Products; (J) Fixtures; (K) General Intangibles (including all Payment Intangibles); (L) Goods, and all accessions thereto and goods with which the Goods are commingled; (M) Health-Care Insurance Receivables; (N) Instruments; (0) Inventory, including raw materials, work-in-process and finished goods; (P) Investment Property; (Q) Letter-of-Credit Rights; (R) Promissory Notes; (S) Software; (T) all Supporting Obligations; (U) all commercial tort claims hereafter arising; (V) all other tangible and intangible personal property of the Grantor (whether or not subject to the Code), including, all bank and other accounts and all cash and all investments therein, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of the Grantor described within the definition of Collateral (including, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by the Grantor in respect of any of the items listed within the definition of Collateral), and all books, correspondence, files and other Records, including, all tapes, desks, cards, Software, data and computer programs in the possession or under the control of the Grantor or any other Person from time to time acting for the Grantor, in each case, to the extent of the Grantor’s rights therein, that at any time evidence or contain information relating to any of the property described or listed within the definition of Collateral or which are otherwise necessary or helpful in the collection or realization thereof; (W) all real property interests of the Grantor and the interest of the Grantor in fixtures related to such real property interests; and (X) Proceeds, including all Cash Proceeds and Noncash Proceeds, and products of any or all of the foregoing, in each case howsoever the Grantor’s interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

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(g)                “Event of Default” shall mean any of the events described in Section 4 hereof.

(h)                “Obligations” shall have the meaning given to it in the Purchase Agreement.

3.              Security.

(a)                Grant of Security Interest. [Subject to the Intercreditor agreement by and among the Company, the Secured Party and CBC Partners I, LLC,] as security for the full payment and performance of all of the Obligations, whether or not any instrument or agreement relating to any Obligation specifically refers to this Agreement or the security interest created hereunder, the Grantor hereby assigns, pledges and grants to Secured Party an unconditional, continuing security interest in all of the Collateral. Secured Party’s security interest shall continually exist until all Obligations have been indefeasibly satisfied and/or paid in full.

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(b)               Representations, Warranties. Covenants and Agreement of the Grantor. The Grantor covenants, warrants and represents, for the benefit of the Secured Party, as follows:

(i)              The Grantor has the requisite corporate power and authority to enter into this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by the Grantor of this Agreement and the filings contemplated herein have been duly authorized by all necessary action on the part of the Grantor and no further action is required by the Grantor. This Agreement constitutes a legal, valid and binding obligation of the Grantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally.

(ii)             The Grantor represents and warrants that it has no place of business or offices where its respective books of account and records are kept or places where Collateral is stored or located, except for the Business Premises.

(iii)            The Grantor is the sole owner of the Collateral (except for non-exclusive licenses granted by the Grantor in the Grantor’s Ordinary Course of Business), free and clear of any and all Encumbrances. The Grantor is fully authorized to grant the security interests in and to pledge the Collateral to Secured Party. There is not on file in any agency, land records or other office of any Governmental Authority, an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that have been filed in favor of the Secured Party pursuant to this Agreement) covering or affecting any of the Collateral. So long as this Agreement shall be in effect, the Grantor shall not execute and shall not permit to be on file in any such agency, land records or other office any such financing statement or other document or instrument (except to the extent filed or recorded in favor of the Secured Party pursuant to the terms of this Agreement).

(iv)            No part of the Collateral has been judged invalid or unenforceable. No Claim, Proceeding or other notice or other similar item has been received by the Grantor that any Collateral or the Grantor’s use of any Collateral violates the rights of any Person. There has been no adverse decision or claim to the Grantor’s ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to the Grantor’s right to keep and maintain such Collateral in full force and effect, and there is no Claim or Proceeding of any nature involving said rights pending or, to the best knowledge of the Grantor, threatened, before any Governmental Authority.

(v)             The Grantor shall at all times maintain its books of account and records relating to the Collateral and maintain the Collateral at the Business Premises, and the Grantor shall not relocate such books of account and records or Collateral, except and unless: (A) Secured Party first approves of such relocation, which approval may be withheld in Secured Party’s sole and absolute discretion; (B) evidence that appropriate financing statements and other necessary documents have been filed and recorded and other steps have been taken to create in favor of the Secured Party valid, perfected and continuing liens in the Collateral; or (C) Collateral is moved or relocated in the Grantor’s Ordinary Course of Business, provided, however, that any permanent relocation of any of the Collateral shall require Secured Party’s prior written approval in accordance with Subsection 3(b)(v)(A) above.

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(vi)            Upon making the filings described in the immediately following sentence or by possession or control of such Collateral by Secured Party or delivery of such Collateral to Secured Party, this Agreement creates, in favor of the Secured Party, a valid, perfected security interest in the Collateral. Except for the filing of financing statements on Form UCC-1 under the Code with the State of Delaware, no authorization or approval of, or filing with, or notice to any Governmental Authority is required either: (A) for the grant by the Grantor of, or the effectiveness of, the security interest granted hereby or for the execution, delivery and performance of this Agreement by the Grantor; or (B) for the perfection of or exercise by the Secured Party of its rights and remedies hereunder.

(vii)            Simultaneous with the execution of this Agreement, the Grantor hereby authorizes the Secured Party to file one or more UCC financing statements, and any continuations, amendments, or assignments thereof with respect to the security interests on the Collateral granted hereby, with the State of Delaware and in such other jurisdictions as may be requested or desired by the Secured Party.

(viii)          The execution, delivery and performance of this Agreement, and the granting of the security interests contemplated hereby, will not: (A) constitute a violation of or conflict with the Certificate of Incorporation, Bylaws or any other organizational or governing documents of the Company; (B) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, or gives to any other Person any rights of termination, amendment, acceleration or cancellation of, any provision of any Contract or agreement to which Grantor is a party or by which any of the Collateral may be bound; (C) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, any Judgment of any Governmental Authority; (D) constitute a violation of, or conflict with, any Law; or (E) result in the loss or adverse modification of, or the imposition of any fine, penalty or other Encumbrance with respect to, any Permit granted or issued to, or otherwise held by or for the use of, the Grantor or any of the Collateral. No Consent (including from stockholders or creditors of the Grantor) is required for the Grantor to enter into and perform its obligations hereunder.

(ix)             The Grantor shall at all times maintain the liens and security interests provided for hereunder as valid and perfected liens and security interests in the Collateral in favor of the Secured Party until this Agreement and the security interests hereunder shall terminate pursuant to Section 8(o) below.  The Grantor shall at all times safeguard and protect all Collateral, at its own expense, for the account of the Secured Party. At the request of the Secured Party, the Grantor will sign and deliver to the Secured Party at any time, or from time to time, one or more financing statements pursuant to the Code (or any other applicable statute) in form reasonably satisfactory to the Secured Party and will pay the cost of filing the same in all public offices wherever filing is, or is deemed by the Secured Party to be, necessary or desirable to effect the rights and obligations provided for herein. Without limiting the generality of the foregoing, the Grantor shall pay all fees, taxes and other amounts necessary to maintain the Collateral and the security interests granted hereunder, and the Grantor shall obtain and furnish to the Secured Party from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the security interests hereunder.

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(x)              The Grantor will not transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the Collateral without the prior written consent of the Secured Party, which consent may be withheld in the Secured Party’s sole and absolute discretion, except for transfers, sales or licenses made in the Grantor’s Ordinary Course of Business.

(xi)             The Grantor shall keep, maintain and preserve all of the Collateral in good condition, repair and order and the Grantor will use, operate and maintain the Collateral in compliance with all Laws, and in compliance with all applicable insurance requirements and regulations.

(xii)            The Grantor shall, within five (5) days of obtaining knowledge thereof, advise the Secured Party promptly, in sufficient detail, of any substantial or material change in the Collateral, and of the occurrence of any event which would have a Material Adverse Effect.

(xiii)           The Grantor shall promptly execute and deliver to the Secured Party such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Secured Party may from time to time request and may in its sole discretion deem necessary to perfect, protect or enforce its security interest in the Collateral, including, placing legends on Collateral or on books and records pertaining to Collateral stating that Secured Party has a security interest therein.

(xiv)          The Grantor will take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

(xv)           The Grantor shall promptly notify the Secured Party in sufficient detail upon becoming aware of any Claim, Proceeding, or any other litigation, attachment, garnishment, execution or other legal process levied against any Collateral or of any Claim, Proceeding or any other litigation, attachment, garnishment, execution or other legal process which Grantor knows or has reason to believe is pending or threatened against it or the Collateral, and of any other information received by the Grantor that may materially affect the value of the Collateral, the security interests granted hereunder or the rights and remedies of the Secured Party hereunder.

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(xvi)          All information heretofore, herein or hereafter supplied to the Secured Party by or on behalf of the Grantor with respect to the Collateral is accurate and complete in all material respects as of the date furnished.

(xvii)         Grantor will promptly pay when due all Taxes and all transportation, storage, warehousing and all other charges and fees affecting or arising out of or relating to the Collateral and shall defend the Collateral, at Grantor’s expense, against all claims of any Persons claiming any interest in the Collateral adverse to Grantor or Secured Party.

(xviii)        During normal business hours and subject to prior reasonable notice from Secured Party to the Grantor (which notice may be e-mail or telephonic notice), Secured Party and its agents and designees may enter the Business Premises and any other premises of the Grantor and inspect the Collateral and all books and records of the Grantor (in whatever form), and the Grantor shall pay the reasonable costs of such inspections.

(xix)           The Grantor shall maintain comprehensive casualty insurance on the Collateral against such risks, in such amounts, with such loss deductible amounts and with such companies as may be reasonably satisfactory to the Secured Party, and each such policy shall contain a clause or endorsement satisfactory to Secured Party naming Secured Party as loss payee and a clause or endorsement satisfactory to Secured Party that such policy may not be canceled or altered and Secured Party may not be removed as loss payee without at least thirty (30) days prior written notice to Secured Party. In all events, the amounts of such insurance coverages shall conform to prudent business practices and shall be in such minimum amounts that Grantor will not be deemed a co-insurer under applicable insurance laws, policies or practices. The Grantor hereby assigns to Secured Party and grants to Secured Party a security interest in any and all proceeds of such policies and authorizes and empowers Secured Party to adjust or compromise any loss under such policies and to collect and receive all such proceeds. The Grantor hereby authorizes and directs each insurance company to pay all such proceeds directly and solely to Secured Party and not to the Grantor and Secured Party jointly. The Grantor authorizes and empowers Secured Party to execute and endorse in Grantor’s name all proofs of loss, drafts, checks and any other documents or instruments necessary to accomplish such collection, and any persons making payments to Secured Party under the terms of this subsection are hereby relieved absolutely from any obligation or responsibility to see to the application of any sums so paid. After deduction from any such proceeds of all costs and expenses (including attorney’s fees) incurred by Secured Party in the collection and handling of such proceeds, the net proceeds shall be applied as follows: if no Event of Default shall have occurred and be continuing, such net proceeds may be applied, at Grantor’s option, either toward replacing or restoring the Collateral, in a manner and on terms satisfactory to Secured Party, or as a credit against such of the Obligations, whether matured or unmatured, as Secured Party shall determine in Secured Party’s sole discretion. In the event that Grantor may and does elect to replace or restore any of the Collateral as aforesaid, then such net proceeds shall be deposited in a segregated account opened in the name and for the benefit of Secured Party, and such net proceeds shall be disbursed therefrom by Secured Party in such manner and at such times as Secured Party deems appropriate to complete and insure such replacement or restoration; provided, however, that if an Event of Default shall occur at any time before or after replacement or restoration has commenced, then thereupon Secured Party shall have the option to apply all remaining net proceeds either toward replacing or restoring the Collateral, in a manner and on terms satisfactory to Secured Party, or as a credit against such of the Obligations, whether matured or unmatured, as Secured Party shall determine in Secured Party’s sole discretion. If an Event of Default shall have occurred prior to such deposit of the net proceeds, then Secured Party may, in its sole discretion, apply such net proceeds either toward replacing or restoring the Collateral, in a manner and on terms satisfactory to Secured Party, or as a credit against such of the Obligations, whether matured or unmatured, as Secured Party shall determine in Secured Party’s sole discretion.

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(xx)            The Grantor shall cooperate with Secured Party to obtain and keep in effect one or more control agreements in Deposit Accounts, Electronic Chattel Paper, Investment Property and Letter-of-Credit Rights Collateral. In addition, the Grantor, at the Grantor’s expense, shall promptly: (A) execute all notices of security interest for each relevant type of Software and other General Intangibles in forms suitable for filing with any United States or foreign office handling the registration or filing of patents, trademarks, copyrights and other intellectual property and any successor office or agency thereto; and (B) take all commercially reasonable steps in any Proceeding before any such office or any similar office or agency in any other country or any political subdivision thereof, to diligently prosecute or maintain, as applicable, each application and registration of any Software, General Intangibles or any other intellectual property rights and assets that are part of the Collateral, including filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings.

(xxi)           Grantor shall not file any amendments, correction statements or termination statements concerning the Collateral without the prior written consent of Secured Party.

(c)               Collateral Collections. After an Event of Default shall have occurred, Secured Party shall have the right at any and all times to enforce the Grantor’s rights against all Persons obligated on any of the Collateral, including the right to: (i) notify and/or require the Grantor to notify any or all Persons obligated on any of the Collateral to make payments directly to Secured Party or in care of a post office lock box under the sole control of Secured Party established at Grantor’s expense, and to take any or all action with respect to Collateral as Secured Party shall determine in its sole discretion, including, the right to demand, collect, sue for and receive any money or property at any time due, payable or receivable on account thereof, compromise and settle with any Person liable thereon, and extend the time of payment or otherwise change the terms thereof, without incurring any liability or responsibility to the Grantor whatsoever; and/or (ii) require the Grantor to segregate and hold in trust for Secured Party and, on the day of Grantor’s receipt thereof, transmit to Secured Party in the exact form received by the Grantor (except for such assignments and endorsements as may be required by Secured Party), all cash, checks, drafts, money orders and other items of payment constituting any portion of the Collateral or proceeds of the Collateral. Secured Party’s collection and enforcement of Collateral against Persons obligated thereon shall be deemed to be commercially reasonable if Secured Party exercises the care and follows the procedures that Secured Party generally applies to the collection of obligations owed to Secured Party.

(d)               Care of Collateral. Grantor shall have all risk of loss of the Collateral. Secured Party shall have no liability or duty, either before or after the occurrence of an Event of Default, on account of loss of or damage to, to collect or enforce any of its rights against, the Collateral, to collect any income accruing on the Collateral, or to preserve rights against Persons with prior interests in the Collateral. If Secured Party actually receives any notices requiring action with respect to Collateral in Secured Party’s possession, Secured Party shall take reasonable steps to forward such notices to the Grantor. The Grantor is responsible for responding to notices concerning the Collateral, voting the Collateral, and exercising rights and options, calls and conversions of the Collateral. Secured Party’s sole responsibility is to take such action as is reasonably requested by Grantor in writing, however, Secured Party is not responsible to take any action that, in Secured Party’s sole judgment, would affect the value of the Collateral as security for the Obligations adversely. While Secured Party is not required to take certain actions, if action is needed, in Secured Party’s sole discretion, to preserve and maintain the Collateral, Grantor authorizes Secured Party to take such actions, but Secured Party is not obligated to do so.

4.               Events of Default.  The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder:

(a)                Failure to Pay. The failure of Company to pay any sum due under or as part of the Obligations as and when due and payable (whether by acceleration, declaration, extension or otherwise).

(b)               Covenants and Agreements.   The failure of Grantor to perform, observe or comply with any and all of the covenants, promises and agreements of the Grantor in this Agreement or the Guarantee Agreement, which such failure is not cured by the Grantor within fifteen (15) days after receipt of written notice thereof from Secured Party, except that there shall be no notice or cure period with respect to any failure to pay any sums due under or as part of the Obligations.

(c)                Information, Representations and Warranties. If any representation or warranty made herein, in the Guarantee Agreement, or if any information contained in any financial statement, application, schedule, report or any other document given by the Grantor in connection with the Obligations, with the Collateral, or with any Transaction Document, is not in all respects true, accurate and complete, or if the Grantor omitted to state any material fact or any fact necessary to make such information not misleading.

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(d)               Default on Other Obligations. The occurrence of any default under any other borrowing, Obligation or Contract of the Grantor, if the result of such default would: (i) permit any Person which is a party to any such borrowing, Obligation or Contract, to accelerate the maturity thereof, or to cancel or terminate any such borrowing, Obligation or Contract; (ii) cause or be reasonably expected to cause a Material Adverse Effect; or (iii) materially and adversely affect, as determined by Secured Party in good faith, but in its sole discretion, any of the Collateral, the value thereof, Secured Party’s rights and remedies to realize upon such Collateral as set forth herein, or the Secured Party’s ability to comply with the Transaction Documents.

(e)                Insolvency. Grantor shall be or become insolvent or unable to pay its debts as they become due, or admits in writing to such insolvency or to such inability to pay its debts as they become due.

(f)                 Involuntary Bankruptcy. There shall be filed against Grantor an involuntary petition or other pleading seeking the entry of a decree or order for relief under the Bankruptcy Code or any similar foreign, federal or state insolvency or similar laws ordering: (i) the liquidation of the Grantor; or (ii) a reorganization of Grantor or the business and affairs of Grantor; or (iii) the appointment of a receiver, liquidator, assignee, custodian, trustee, or similar official for Grantor of the property of Grantor, and the failure to have such petition or other pleading denied or dismissed within thirty (30) calendar days from the date of filing.

(g)                Voluntary Bankruptcy. The commencement by the Grantor of a voluntary case under the Bankruptcy Code or any foreign, federal or state insolvency or similar laws or the consent by the Grantor to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, or similar official for Grantor of any of the property of the Grantor or the making by the Grantor of an assignment for the benefit of creditors, or the failure by the Grantor generally to pay its debts as the debts become due.

(h)                Judgments, Awards. The entry of any final and non-appealable Judgment or other determination or adjudication against the Grantor and a determination by Secured Party, in good faith but in its sole discretion, that any such Judgment or other determination or adjudication could have a Material Adverse Effect, or could otherwise adversely affect the prospect for Secured Party to fully and punctually realize the full benefits conferred on Secured Party by this Agreement and the other Transaction Documents, or the prospect of repayment of all the Obligations.

(i)                 Injunction.   The injunction or restraint of the Grantor in any manner from conducting its business in whole or in part and a determination by Secured Party, in good faith but in its sole discretion, that the same could have a Material Adverse Effect, or could otherwise adversely affect the prospect for Secured Party to fully and punctually realize the full benefits conferred on Secured Party by this Agreement and the other Transaction Documents, or the prospect of repayment of all the Obligations.

(j)                Attachment by Other Parties. Any Assets of the Grantor shall be attached, levied upon, seized or repossessed, or come into the possession of a trustee, receiver or other custodian and a determination by Secured Party, in good faith but in its sole discretion, that the same could have a Material Adverse Effect, or could otherwise adversely affect the prospect for Secured Party to fully and punctually realize the full benefits conferred on Secured Party by this Agreement and the other Transaction Documents, or the prospect of repayment of all the Obligations.

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(k)               Adverse Change in Financial Condition. The determination in good faith by Secured Party that an event has occurred, either in the financial condition or operations of the Grantor, or the Collateral, or otherwise, which event could have a Material Adverse Effect, or could otherwise adversely affect the prospect for Secured Party to fully and punctually realize the full benefits conferred on Secured Party by this Agreement and the other Transaction Documents.

(1)                Adverse Change in Value of Collateral.   The determination in good faith by Secured Party that the security for the Obligations is or has become inadequate.

(m)               Prospect of Payment or Performance.  The determination in good faith by Secured Party that the prospect for payment or performance of any of the Obligations is impaired for any reason.

5.               Rights and Remedies.

(a)                Rights and Remedies of Secured Party. Upon and after the occurrence of an Event of Default, Secured Party may, without notice or demand, exercise in any jurisdiction in which enforcement hereof is sought, the following rights and remedies, in addition to the rights and remedies available to Secured Party under the Purchase Agreement and any other Transaction Documents, the rights and remedies of a secured party under the Code, and all other rights and remedies available to Secured Party under applicable law or in equity, all such rights and remedies being cumulative and enforceable alternatively, successively or concurrently:

(i)              Take absolute control of the Collateral including transferring into the Secured Party’s name or into the name of its nominee or nominees (to the extent the Secured Party has not theretofore done so) and thereafter receive, for the benefit of the Secured Party, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof;

(ii)             Require the Grantor to, and the Grantor hereby agrees that it will at its expense and upon request of the Secured Party forthwith, assemble all or part of the Collateral as directed by the Secured Party and make it available to the Secured Party at a place or places to be designated by the Secured Party that is convenient to Secured Party, and the Secured Party may enter into and occupy the Business Premises or any other premises owned or leased by the Grantor where the Collateral or any part thereof is located or assembled in order to effectuate the Secured Party’s rights and remedies hereunder or under law, including removing such Collateral therefrom, without any obligation or liability to the Grantor in respect of such occupation, the Grantor HEREBY WAIVING ANY AND ALL RIGHTS TO PRIOR NOTICE AND TO JUDICIAL HEARING WITH RESPECT TO REPOSSESSION OF COLLATERAL AND THE GRANTOR HEREBY GRANTING TO SECURED PARTY AND ITS AGENTS AND REPRESENTATIVES FULL AUTHORITY TO ENTER SUCH PREMISES;

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(iii)                Without notice, except as specified below, and without any obligation to prepare or process the Collateral for sale: (A) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Secured Party may deem commercially reasonable; and/or (B) lease, license or dispose of the Collateral or any part thereof upon such terms as the Secured Party may deem commercially reasonable. The Grantor agrees that, to the extent notice of sale or any other disposition of the Collateral shall be required by law, at least ten (10) days’ notice to the Grantor of the time and place of any public sale or the time after which any private sale or other disposition of the Collateral is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale or other disposition of any Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Grantor hereby waives any claims and actions against the Secured Party arising by reason of the fact that the price at which any of the Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree, and waives all rights that the Grantor may have to require that all or any part of such Collateral be marshaled upon any sale (public or private) thereof.  The Grantor hereby acknowledges that: (X) any such sale of the Collateral by the Secured Party shall be made without warranty; (Y) the Secured Party may specifically disclaim any warranties of title, possession, quiet enjoyment or the like; and (Z) such actions set forth in clauses (X) and (Y) above shall not adversely affect the commercial reasonableness of any such sale of Collateral. In addition to the foregoing: (1) upon written notice to the Grantor from the Secured Party after and during the continuance of an Event of Default, the Grantor shall cease any use of any intellectual property or any trademark, patent or copyright similar thereto for any purpose described in such notice; (2) the Secured Party may, at any time and from time to time after and during the continuance of an Event of Default, license, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any of the Grantor’s intellectual property, throughout the universe for such term or terms, on such conditions, and in such manner, as the Secured arty shall in its sole discretion determine; and (3) the Secured Party may, at any time, pursuant to the authority granted under this Agreement (such authority being effective upon the occurrence and during the continuance of an Event of Default), execute and deliver on behalf of the Grantor, one or more instruments of assignment of any intellectual property (or any application or registration thereof), in form suitable for filing, recording or registration in any country.

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(iv)           Operate, manage and control the Collateral (including use of the Collateral and any other property or assets of Grantor in order to continue or complete performance of Grantor’s obligations under any contracts of Grantor), or permit the Collateral or any portion thereof to remain idle or store the same, and collect all rents and revenues therefrom.

(v)             Enforce the Grantor’s rights against any Persons obligated upon any of the Collateral.

(vi)            The Grantor hereby acknowledges that if the Secured Party complies with any applicable foreign, state, provincial or federal law requirements in connection with a disposition of the Collateral, such compliance will not adversely affect the commercial reasonableness of any sale or other disposition of the Collateral.

(vii)           The Secured Party shall not be required to marshal any present or future collateral security (including, this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the Secured Party’s rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that the Grantor lawfully may, the Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Secured Party’s rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Grantor hereby irrevocably waives the benefits of all such laws.

(b)               Power of Attorney. Effective upon the occurrence of an Event of Default, Grantor hereby designates and appoints Secured Party and its designees as attorney-in-fact of and for the Grantor, irrevocably and with full power of substitution, with authority to endorse the Grantor’s name on any notes, acceptances, checks, drafts, money orders, instruments or other evidences of payment or proceeds of the Collateral that may come into Secured Party’s possession; to execute proofs of claim and loss; to adjust and compromise any claims under insurance policies; and to perform all other acts necessary and advisable, in Secured Party’s sole discretion, to carry out and enforce this Agreement and the rights and remedies conferred upon the Secured Party by this Agreement, the Purchase Agreement or any other Transaction Documents. All acts of said attorney or designee are hereby ratified and approved by the Grantor and said attorney or designee shall not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law. This power of attorney is coupled with an interest and is irrevocable so long as any of the Obligations remain unpaid or unperformed or there exists any commitment by Secured Party which could give rise to any Obligations.

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(c)                Costs and Expenses. The Grantor agrees to pay to the Secured Party, upon demand, the amount of any and all costs and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for the Secured Party and of any experts and agents, which the Secured Party may incur in connection with: (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement; (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral; (iii) the exercise or enforcement of any of the rights of the Secured Party hereunder; or (iv) the failure by the Grantor to perform or observe any of the provisions hereof. Included in the foregoing shall be the amount of all expenses paid or incurred by Secured Party in consulting with counsel concerning any of its rights hereunder, under the Purchase Agreement or under applicable law, as well as such portion of Secured Party’s overhead as Secured Party shall allocate to collection and enforcement of the Obligations in Secured Party’s sole but reasonable discretion. All such costs and expenses shall bear interest from the date of outlay until paid, at the highest rate set forth in the Debenture, or if none is so stated, the highest rate allowed by law. The provisions of this Subsection shall survive the termination of this Agreement and Secured Party’s security interest hereunder and the payment of all Obligations.

6.               Security Interest Absolute. All rights of the Secured Party and all Obligations of the Grantor hereunder, shall be absolute and unconditional, irrespective of: (i) any lack of validity or enforceability of this Agreement, the Purchase Agreement, and any other Transaction Documents or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (ii) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the terms and provisions of the Purchase Agreement, any other Transaction Documents, or any other agreement entered into in connection with the foregoing; (iii) any exchange, release or non-perfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guaranty, or any other security, for all or any of the Obligations; (iv) any action by the Secured Party to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (v) any other circumstance which might otherwise constitute any legal or equitable defense available to the Grantor, or a discharge of all or any part of the security interests granted hereby. Until the Obligations shall have been paid and performed in full, the rights of the Secured Party shall continue even if the Obligations are barred for any reason, including, the running of the statute of limitations or bankruptcy. In the event that at any time any transfer of any Collateral or any payment received by the Secured Party hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the Bankruptcy Code or any other similar insolvency or bankruptcy laws of any jurisdiction , or shall be deemed to be otherwise due to any party other than the Secured Party, then, in any such event, the Grantor’s obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. The Grantor waives all right to require the Secured Party to proceed against any other Person or to apply any Collateral which the Secured Party may hold at any time, or to pursue any other remedy. The Grantor waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

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7.              Indemnity. The Grantor agrees to defend, protect, indemnify and hold the Secured Party forever harmless from and against any and all Claims of any nature or kind (including reasonable legal fees, costs, expenses, and disbursements of counsel) to the extent that they arise out of, or otherwise result from, this Agreement (including, enforcement of this Agreement). This indemnity shall survive termination of this Agreement.

8.               Miscellaneous.

(a)                Performance for Grantor. The Grantor agrees and hereby authorizes that Secured Party may, in Secured Party’s sole discretion, but Secured Party shall not be obligated to, whether or not an Event of Default shall have occurred, advance funds on behalf of the Grantor , without prior notice to the Grantor, in order to insure the Grantor’s compliance with any covenant, warranty , representation or agreement of the Grantor made in or pursuant to this Agreement, the Purchase Agreement, or any other Transaction Documents, to continue or complete, or cause to be continued or completed, performance of the Grantor’s obligations under any Contracts of the Grantor, or to preserve or protect any right or interest of Secured Party in the Collateral or under or pursuant to this Agreement, the Purchase Agreement or any other Transaction Documents, including, the payment of any insurance premiums or taxes and the satisfaction or discharge of any Claim, Obligation, Judgment or any other Encumbrance upon the Collateral or other property or Assets of Grantor; provided, however, that the making of any such advance by Secured Party shall not constitute a waiver by Secured Party of any Event of Default with respect to which such advance is made, nor relieve the Grantor of any such Event of Default. The Grantor shall pay to Secured Party upon demand all such advances made by Secured Party with interest thereon at the highest rate set forth in the Debenture, or if none is so stated, the highest rate allowed by law. All such advances shall be deemed to be included in the Obligations and secured by the security interest granted Secured Party hereunder; provided, however, that the provisions of this Subsection shall survive the termination of this Agreement and Secured Party’s security interest hereunder and the payment of all other Obligations.

(b)               Applications of Payments and Collateral. Except as may be otherwise specifically provided in this Agreement or the Purchase Agreement, all Collateral and proceeds of Collateral coming into Secured Party’s possession and all payments made by any Person to Secured Party with respect to any Collateral may be applied by Secured Party (after payment of any amounts payable to the Secured Party pursuant to Section 5(c) hereof) to any of the Obligations, whether matured or unmatured, as Secured Party shall determine in its sole, but reasonable discretion. Any surplus held by the Secured Party and remaining after the indefeasible payment in full in cash of all of the Obligations shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct. Secured Party may defer the application of Noncash Proceeds of Collateral, to the Obligations until Cash Proceeds are actually received by Secured Party. In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Secured Party is legally entitled, the Grantor shall be liable for the deficiency, together with interest thereon at the highest rate specified in the Debenture for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other client charges of any attorneys employed by the Secured Party to collect such deficiency.

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(c)               Waivers by Grantor. The Grantor hereby waives, to the extent the same may be waived under applicable law: (i) notice of acceptance of this Agreement; (ii) all claims and rights of the Grantor against Secured Party on account of actions taken or not taken by Secured Party in the exercise of Secured Party’s rights or remedies hereunder, under the Purchase Agreement, and other Transaction Documents or under applicable law; (iii) all claims of the Grantor for failure of Secured Party to comply with any requirement of applicable law relating to enforcement of Secured Party’s rights or remedies hereunder, under the Purchase Agreement, under any other Transaction Documents or under applicable law; (iv) all rights of redemption of the Grantor with respect to the Collateral; (v) in the event Secured Party seeks to repossess any or all of the Collateral by judicial proceedings, any bond(s) or demand(s) for possession which otherwise may be necessary or required; (vi) presentment, demand for payment, protest and notice of non-payment and all exemptions applicable to any of the Collateral or the Grantor; (vii) any and all other notices or demands which by applicable law must be given to or made upon the Grantor by Secured Party; (viii) settlement, compromise or release of the obligations of any Person primarily or secondarily liable upon any of the Obligations; (ix) all rights of the Grantor to demand that Secured Party release account debtors or other Persons liable on any of the Collateral from further obligation to Secured Party; and (x) substitution, impairment, exchange or release of any Collateral for any of the Obligations. The Grantor agrees that Secured Party may exercise any or all of its rights and/or remedies hereunder, under the Purchase Agreement, the other Transaction Documents and under applicable law without resorting to and without regard to any Collateral or sources of liability with respect to any of the Obligations. Upon termination of this Agreement and Secured Party’s security interest hereunder and payment of all Obligations, within ten (10) Business Days following the Grantor’s request to Secured Party, Secured Party shall release control of any security interest in the Collateral perfected by control and Secured Party shall send Grantor a statement terminating any financing statement filed against the Collateral.

(d)                Waivers by Secured Party. No failure or any delay on the part of Secured Party in exercising any right, power or remedy hereunder, under this Agreement, the Purchase Agreement, and other Transaction Documents or under applicable law, shall operate as a waiver thereof.

(e)                Secured Party’s Setoff. Secured Party shall have the right, in addition to all other rights and remedies available to it, following an Event of Default, to set off against any Obligations due Secured Party, any debt owing to the Grantor by Secured Party.

(f)                Modifications, Waivers and Consents. No modifications or waiver of any provision of this Agreement, the Purchase Agreement, or any other Transaction Documents, and no consent by Secured Party to any departure by the Grantor therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given, and any single or partial written waiver by Secured Party of any term, provision or right of Secured Party hereunder shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver of any other right, power or remedy. No notice to or demand upon the Grantor in any case shall entitle Grantor to any other or further notice or demand in the same, similar or other circumstances.

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(g) Notices. All notices of request, demand and other communications hereunder shall be addressed to the parties as follows:

If to the Grantor:	c/o KCI Investments, LLC
4033 South Dean Martin Drive
Las Vegas, NV 89103
Attention: Richard Groberg
E-Mail: Rgroberg@prbmail.com

If to the Buyer:	TCA Global Credit Master Fund, LP
3960 Howard Hughes Parkway, Suite 500
Las Vegas, NV 89169
Attn: Mr. Robert Press
E-Mail: bpress@tcaglobalfund.com

With a copy to:	Lucosky Brookman LLP
(which shall not constitute notice)	101 Wood Avenue South, 5th Floor
Woodbridge, NJ 08830
Attn: Seth A. Brookman, Esq.
E-Mail: sbrookman@lucbro.com

unless the address is changed by the party by like notice given to the other parties. Notice shall be in writing and shall be deemed delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address below, then three (3) business days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, next business morning delivery, then one (1) business day after deposit of same in a regularly maintained receptacle of such overnight courier ; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., EST, on a business day. Any notice hand delivered after 5:00 p.m., EST, shall be deemed delivered on the following business day. Notwithstanding the foregoing, notice, consents, waivers or other communications referred to in this Agreement may be sent by facsimile, e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending party has confirmed (by reply e-mail or some other form of written confirmation from the receiving party) that the notice has been received by the other party.

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(h)               Applicable Law and Consent to Jurisdiction. The Grantor and the Secured Party each irrevocably agrees that any dispute arising under, relating to, or in connection with, directly or indirectly, this Agreement or related to any matter which is the subject of or incidental to this Agreement (whether or not such claim is based upon breach of contract or tort) shall be subject to the exclusive jurisdiction and venue of the state and/or federal courts located in Broward County, Florida. This provision is intended to be a “mandatory” forum selection clause and governed by and interpreted consistent with Florida law. The Grantor and Secured Party each hereby consents to the exclusive jurisdiction and venue of any state or federal court having its situs in said county, and each waives any objection based on forum non conveniens. The Grantor hereby waives personal service of any and all process and consent that all such service of process may be made by certified mail, return receipt requested, directed to the Grantor, as set forth herein in the manner provided by applicable statute, law, rule of court or otherwise. Except for the foregoing mandatory forum selection clause, this Agreement shall be construed in accordance with the laws of the State of Nevada, without regard to the principles of conflicts of laws, except to the extent that the validity and perfection or the perfection and the effect of perfection or non-perfection of the security interest created hereby, or remedies hereunder, in respect of any particular Collateral are governed under the Code by the law of a jurisdiction other than the State of Nevada, in which case such issues shall be governed by the laws of the jurisdiction governing such issues under the Code.

(i)                 Survival: Successors and Assigns. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery hereof, shall survive Closing and shall continue in full force and effect until all Obligations have been paid in full, there exists no commitment by Secured Party which could give rise to any Obligations and all appropriate termination statements have been filed terminating the security interest granted Secured Party hereunder. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. In the event that Secured Party assigns this Agreement and/or its security interest in the Collateral, Secured Party shall give written notice to the Grantor of any such assignment and such assignment shall be binding upon and recognized by the Grantor (provided that failure to deliver any such written notice shall not impair, negate or otherwise adversely affect any of the Secured Party’s rights or remedies under this Agreement or any other Transaction Documents). All covenants, agreements, representations and warranties by or on behalf of the Grantor which are contained in this Agreement shall inure to the benefit of Secured Party, its successors and assigns. The Grantor may not assign this Agreement or delegate any of its rights or obligations hereunder, without the prior written consent of Secured Party, which consent may be withheld in Secured Party’s sole and absolute discretion.

(j)                 Severabilitv. If any term, provision or condition, or any part thereof, of this Agreement shall for any reason be found or held invalid or unenforceable by any court or governmental authority of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of such term, provision or condition nor any other term, provision or condition, and this Agreement shall survive and be construed as if such invalid or unenforceable term, provision or condition had not been contained therein.

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(k)                Merger and Integration. This Agreement and the attached Schedules (if any), together with the Purchase Agreement and the other Transaction Documents, contain the entire agreement of the parties hereto with respect to the matters covered and the transactions contemplated hereby and thereby, and no other agreement, statement or promise made by any party hereto or thereto, or by any employee, officer, agent or attorney of any party hereto, which is not contained herein or therein shall be valid or binding.

(1)                WAIVER OF JURY TRIAL. THE GRANTOR HEREBY: (a) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY; AND (b) WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE GRANTOR AND SECURED PARTY MAY BE PARTIES, ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY PERTAINING TO THIS AGREEMENT, THE PURCHASE AGREEMENT AND/OR ANY TRANSACTIONS, OCCURRENCES, COMMUNICATIONS, OR UNDERSTANDINGS (OR THE LACK OF ANY OF THE FOREGOING) RELATING IN ANY WAY TO DEBTOR-CREDITOR RELATIONSHIP BETWEEN THE PARTIES. IT IS UNDERSTOOD AND AGREED THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS SECURITY AGREEMENT. THIS WAIVER OF JURY TRIAL IS SEPARATELY GIVEN, KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE GRANTOR AND THE GRANTOR HEREBY AGREES THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. SECURED PARTY IS HEREBY AUTHORIZED TO SUBMIT THIS AGREEMENT TO ANY COURT HAYING JURISDICTION OVER THE SUBJECT MATTER AND THE GRANTOR AND SECURED PARTY, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF SUCH WAIVER OF RIGHT TO TRIAL BY JURY. THE GRANTOR REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND/OR THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

(m)               Execution. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Agreement, and same shall become effective when counterparts have been signed by each party and each party has delivered its signed counterpart to the other party. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

(n)                Headings. The headings and sub-headings contained in the titling of this Agreement are intended to be used for convenience only and shall not be used or deemed to limit or diminish any of the provisions hereof.

(o)               Termination.  This Agreement and the security interests hereunder shall terminate on the date on which all Obligations have been indefeasibly paid or discharged in full and there are no commitments outstanding for Secured Party to advance any funds to the Grantor, either under the Purchase Agreement, the Transaction Documents or any other Contract. Upon such termination, the Secured Party, at the request and at the expense of the Grantor, will join in executing any termination statement with respect to any financing statement executed and filed pursuant to this Agreement.

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(p)               Gender and Use of Singular and Plural. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties or their personal representatives, successors and assigns may require.
(q)               Further Assurances. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

(r)                Time is of the Essence. The parties hereby agree that time is of the essence with respect to performance of each of the parties’ obligations under this Agreement. The parties agree that in the event that any date on which performance is to occur falls on a Saturday, Sunday or state or national holiday, then the time for such performance shall be extended until the next business day thereafter occurring.

(s)                Joint Preparation. The preparation of this Agreement has been a joint effort of the parties and the resulting documents shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.

(t) Increase in Obligations. It is the intent of the parties to secure payment of the Obligations, as the amount of such Obligations may increase from time to time in accordance with the terms and provisions of the Purchase Agreement, and all of the Obligations, as so increased from time to time, shall be and are secured hereby. Upon the execution hereof, the Grantor shall pay any and all documentary stamp taxes and/or other charges required to be paid in connection with the execution and enforcement of the Purchase Agreement and this Agreement, and if, as and to the extent the Obligations are increased from time to time in accordance with the terms and provisions of the Debenture, then the Grantor shall immediately pay any additional documentary stamp taxes or other charges in connection therewith.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Security Agreement as of the day and year first above written.

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4828-0468-4577, v.  1-4389-2769, v.  2-3833-9863, v.  1

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SECURITY AGREEMENT

This SECURITY AGREEMENT (the “Agreement”) is made as of December 31, 2014, is executed by and between SHEILA ANTOS, an individual residing at 5148 Spanish Heights Drive, Las Vegas, Nevada 89148 (the “Grantor”), and TCA GLOBAL CREDIT MASTER FUND, LP, a limited partnership organized and existing under the laws of the Cayman Islands (the “Secured Party”).

WHEREAS, pursuant to a Securities Purchase Agreement dated of even date herewith between Preferred Restaurant Brands, Inc., a corporation incorporated under the laws of the State of Florida and formerly known as Dixie Foods International, Inc. (the “Company”), and the Secured Party (the “Purchase Agreement”), the Company has agreed to issue to the Secured Party and the Secured Party has agreed to purchase from Company certain senior secured, convertible, redeemable debentures (the “Debentures”), as more specifically set forth in the Purchase Agreement;

WHEREAS, in order to induce the Secured Party to purchase the Debentures, the Grantor has agreed to execute and deliver to the Secured Party this Agreement for the benefit of the Secured Party and to grant to Secured Party an unconditional and continuing priority security interest in all of the assets and property of the Grantor to secure the prompt payment, performance and discharge in full of all of Company’s obligations under the Debentures, the Purchase Agreement and the other Transaction Documents; and

WHEREAS, the Grantor is an affiliate of the Company and will substantially benefit from Secured Party’s purchase of the Debentures from the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties each intending to be legally bound, hereby do agree as follows:

1.               Recitals. The recitations set forth in the preamble of this Agreement are true and correct and incorporated herein by this reference.

2.               Construction and Definition of Terms. In this Agreement, unless the express context otherwise requires: (i) the words “herein,” “hereof’ and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) references to the words “Section” or “Subsection” refer to the respective Sections and Subsections of this Agreement, and references to “Exhibit” or “Schedule” refer to the respective Exhibits and Schedules attached hereto; (iii) wherever the word “include,” “includes” or “including” is used in this Agreement , it will be deemed to be followed by the words “without limitation.” All capitalized terms used in this Agreement that are defined in the Purchase Agreement or otherwise defined in Articles 8 or 9 of the Code shall have the meanings assigned to them in the Purchase Agreement or the Code, respectively and as applicable, unless the context of this Agreement requires otherwise. In addition to the capitalized terms defined in the Code and the Purchase Agreement, unless the context otherwise requires, when used herein, the following capitalized terms shall have the following meanings (provided that if a capitalized term used herein is defined in the Purchase Agreement and separately defined in this Agreement, the meaning of such term as defined in this Agreement shall control for purposes of this Agreement):

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(a)                “Agreement” means this Security Agreement and all amendments, modifications and supplements hereto.

(b)                “Bankruptcy Code” means the United States Bankruptcy Code, as amended from time to time, or any other similar laws, codes, rules or regulations relating to bankruptcy, insolvency or the protection of creditors.

(c)                “Business Premises” shall mean the Grantor’s residence located at 5148 Spanish Heights Drive, Las Vegas, Nevada 89148.

(d)                “Closing” shall mean the date on which this Agreement is fully executed by both parties.

(e)                “Code” shall mean the Uniform Commercial Code as in effect from time to time in the State of Nevada, provided that terms used herein which are defined in the Code as in effect in the State of Nevada on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute, except as the Secured Party may otherwise agree.

(f)                “Collateral” shall mean any and all property of the Grantor, of any kind or description, tangible or intangible, real, personal or mixed, wheresoever located and whether now existing or hereafter arising or acquired, including the following: (i) all property of, or for the account of, the Grantor now or hereafter coming into the possession, control or custody of, or in transit to, Secured Party or any agent or bailee for Secured Patty or any parent, affiliate or subsidiary of Secured Party or any participant with Secured Patty in the Obligations (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise), including all cash, earnings, dividends, interest, or other rights in connection therewith and the products and proceeds therefrom, including the proceeds of insurance thereon; (ii) the following additional property of the Grantor, whether now existing or hereafter arising or acquired, and wherever now or hereafter located, together with all additions and accessions thereto, substitutions, betterments and replacements therefor, products and Proceeds therefrom, and all of the Grantor’s books and records and recorded data relating thereto (regardless of the medium of recording or storage), together with all of the Grantor’s right, title and interest in and to all computer software required to utilize, create, maintain and process any such records or data on electronic media, including all: (A) Accounts, and all goods whose sale, lease or other disposition by the Grantor has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, the Grantor, or rejected or refused by an Account debtor; (B) As-extracted Collateral; (C) Chattel Paper (whether tangible or electronic); (D) Commodity Accounts; (E) Commodity Contracts; (F) Deposit Accounts, including all cash and other property from time to time deposited therein and the monies and property in the possession or under the control of the Secured Patty or any affiliate, representative, agent, designee or correspondent of the Secured Party; (G) Documents; (H) Equipment; (I) Farm Products; (J) Fixtures; (K) General Intangibles (including all Payment Intangibles); (L) Goods, and all accessions thereto and goods with which the Goods are commingled; (M) Health-Care Insurance Receivables; (N) Instruments; (0) Inventory, including raw materials, work-in-process and finished goods; (P) Investment Property; (Q) Letter-of-Credit Rights; (R) Promissory Notes; (S) Software; (T) all Supporting Obligations; (U) all commercial tort claims hereafter arising; (V) all other tangible and intangible personal property of the Grantor (whether or not subject to the Code), including, all bank and other accounts and all cash and all investments therein, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of the Grantor described within the definition of Collateral (including, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by the Grantor in respect of any of the items listed within the definition of Collateral), and all books, correspondence, files and other Records, including, all tapes, desks, cards, Software, data and computer programs in the possession or under the control of the Grantor or any other Person from time to time acting for the Grantor, in each case, to the extent of the Grantor’s rights therein, that at any time evidence or contain information relating to any of the property described or listed within the definition of Collateral or which are otherwise necessary or helpful in the collection or realization thereof; (W) all real property interests of the Grantor and the interest of the Grantor in fixtures related to such real property interests; and (X) Proceeds, including all Cash Proceeds and Noncash Proceeds, and products of any or all of the foregoing, in each case howsoever the Grantor’s interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

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(g)               “Event of Default” shall mean any of the events described in Section 4 hereof.

(h)                “Obligations” shall have the meaning given to it in the Purchase Agreement.

3.               Security.

(a)                Grant of Security Interest. As security for the full payment and performance of all of the Obligations, whether or not any instrument or agreement relating to any Obligation specifically refers to this Agreement or the security interest created hereunder, the Grantor hereby assigns, pledges and grants to Secured Party an unconditional, continuing security interest in all of the Collateral. Secured Party’s security interest shall continually exist until all Obligations have been indefeasibly satisfied and/or paid in full.

(b)                Representations, Warranties. Covenants and Agreement of the Grantor. The Grantor covenants, warrants and represents, for the benefit of the Secured Party, as follows:

(i)              The Grantor has the requisite power and authority to enter into this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by the Grantor of this Agreement and the filings contemplated herein have been duly authorized by all necessary action on the part of the Grantor and no further action is required by the Grantor. This Agreement constitutes a legal, valid and binding obligation of the Grantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally.

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(ii)              The Grantor represents and warrants that it has no place of business or offices where its respective books of account and records are kept or places where Collateral is stored or located, except for the Business Premises.

(iii)             The Grantor is the sole owner of the Collateral (except for non-exclusive licenses granted by the Grantor in the Grantor’s Ordinary Course of Business), free and clear of any and all Encumbrances. The Grantor is fully authorized to grant the security interests in and to pledge the Collateral to Secured Party. There is not on file in any agency, land records or other office of any Governmental Authority, an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that have been filed in favor of the Secured Party pursuant to this Agreement) covering or affecting any of the Collateral. So long as this Agreement shall be in effect, the Grantor shall not execute and shall not permit to be on file in any such agency, land records or other office any such financing statement or other document or instrument (except to the extent filed or recorded in favor of the Secured Party pursuant to the terms of this Agreement).

(iv)            No part of the Collateral has been judged invalid or unenforceable. No Claim, Proceeding or other notice or other similar item has been received by the Grantor that any Collateral or the Grantor’s use of any Collateral violates the rights of any Person. There has been no adverse decision or claim to the Grantor’s ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to the Grantor’s right to keep and maintain such Collateral in full force and effect, and there is no Claim or Proceeding of any nature involving said rights pending or, to the best knowledge of the Grantor, threatened, before any Governmental Authority.

(v)            The Grantor shall at all times maintain its books of account and records relating to the Collateral and maintain the Collateral at the Business Premises, and the Grantor shall not relocate such books of account and records or Collateral, except and unless: (A) Secured Party first approves of such relocation, which approval may be withheld in Secured Party’s sole and absolute discretion; (B) evidence that appropriate financing statements and other necessary documents have been filed and recorded and other steps have been taken to create in favor of the Secured Party valid, perfected and continuing liens in the Collateral; or (C) Collateral is moved or relocated in the Grantor’s Ordinary Course of Business, provided, however, that any permanent relocation of any of the Collateral shall require Secured Party’s prior written approval in accordance with Subsection 3(b)(v)(A) above.

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(vi)            Upon making the filings described in the immediately following sentence or by possession or control of such Collateral by Secured Party or delivery of such Collateral to Secured Party, this Agreement creates, in favor of the Secured Party, a valid, perfected, first priority security interest in the Collateral. Except for the filing of financing statements on Form UCC-1 under the Code with the State of Nevada, no authorization or approval of, or filing with, or notice to any Governmental Authority is required either: (A) for the grant by the Grantor of, or the effectiveness of, the security interest granted hereby or for the execution, delivery and performance of this Agreement by the Grantor; or (B) for the perfection of or exercise by the Secured Party of its rights and remedies hereunder.

(vii)           Simultaneous with the execution of this Agreement, the Grantor hereby authorizes the Secured Party to file one or more UCC financing statements, and any continuations, amendments, or assignments thereof with respect to the security interests on the Collateral granted hereby, with the State of Nevada and in such other jurisdictions as may be requested or desired by the Secured Party.

(viii)          The execution, delivery and performance of this Agreement, and the granting of the security interests contemplated hereby, will not: (A) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, or gives to any other Person any rights of termination, amendment, acceleration or cancellation of, any provision of any Contract or agreement to which Grantor is a party or by which any of the Collateral may be bound; (B) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, any Judgment of any Governmental Authority; (C) constitute a violation of, or conflict with, any Law; or (D) result in the loss or adverse modification of, or the imposition of any fine, penalty or other Encumbrance with respect to, any Permit granted or issued to, or otherwise held by or for the use of, the Grantor or any of the Collateral. No Consent (including from stockholders or creditors of the Grantor) is required for the Grantor to enter into and perform its obligations hereunder.

(ix)             The Grantor shall at all times maintain the liens and security interests provided for hereunder as valid and perfected liens and security interests in the Collateral in favor of the Secured Party until this Agreement and the security interests hereunder shall terminate pursuant to Section 8(o) below.  The Grantor shall at all times safeguard and protect all Collateral, at its own expense, for the account of the Secured Party. At the request of the Secured Party, the Grantor will sign and deliver to the Secured Party at any time, or from time to time, one or more financing statements pursuant to the Code (or any other applicable statute) in form reasonably satisfactory to the Secured Party and will pay the cost of filing the same in all public offices wherever filing is, or is deemed by the Secured Party to be, necessary or desirable to effect the rights and obligations provided for herein. Without limiting the generality of the foregoing, the Grantor shall pay all fees, taxes and other amounts necessary to maintain the Collateral and the security interests granted hereunder, and the Grantor shall obtain and furnish to the Secured Party from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the security interests hereunder.

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(x)              The Grantor will not transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the Collateral without the prior written consent of the Secured Party, which consent may be withheld in the Secured Party’s sole and absolute discretion, except for transfers, sales or licenses made in the Grantor’s Ordinary Course of Business.

(xi)             The Grantor shall keep, maintain and preserve all of the Collateral in good condition, repair and order and the Grantor will use, operate and maintain the Collateral in compliance with all Laws, and in compliance with all applicable insurance requirements and regulations.

(xii)            The Grantor shall, within five (5) days of obtaining knowledge thereof, advise the Secured Party promptly, in sufficient detail, of any substantial or material change in the Collateral, and of the occurrence of any event which would have a Material Adverse Effect.

(xiii)           The Grantor shall promptly execute and deliver to the Secured Party such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Secured Party may from time to time request and may in its sole discretion deem necessary to perfect, protect or enforce its security interest in the Collateral, including, placing legends on Collateral or on books and records pertaining to Collateral stating that Secured Party has a security interest therein.

(xiv)          The Grantor will take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

(xv)           The Grantor shall promptly notify the Secured Party in sufficient detail upon becoming aware of any Claim, Proceeding, or any other litigation, attachment, garnishment, execution or other legal process levied against any Collateral or of any Claim, Proceeding or any other litigation, attachment, garnishment, execution or other legal process which Grantor knows or has reason to believe is pending or threatened against it or the Collateral, and of any other information received by the Grantor that may materially affect the value of the Collateral, the security interests granted hereunder or the rights and remedies of the Secured Party hereunder.

(xvi)          All information heretofore, herein or hereafter supplied to the Secured Party by or on behalf of the Grantor with respect to the Collateral is accurate and complete in all material respects as of the date furnished.

(xvii)         Grantor will promptly pay when due all Taxes and all transportation, storage, warehousing and all other charges and fees affecting or arising out of or relating to the Collateral and shall defend the Collateral, at Grantor’s expense, against all claims of any Persons claiming any interest in the Collateral adverse to Grantor or Secured Party.

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(xviii)        During normal business hours and subject to prior reasonable notice from Secured Party to the Grantor (which notice may be e-mail or telephonic notice), Secured Party and its agents and designees may enter the Business Premises and any other premises of the Grantor and inspect the Collateral and all books and records of the Grantor (in whatever form), and the Grantor shall pay the reasonable costs of such inspections.

(xix)           The Grantor shall maintain comprehensive casualty insurance on the Collateral against such risks, in such amounts, with such loss deductible amounts and with such companies as may be reasonably satisfactory to the Secured Party, and each such policy shall contain a clause or endorsement satisfactory to Secured Party naming Secured Party as loss payee and a clause or endorsement satisfactory to Secured Party that such policy may not be canceled or altered and Secured Party may not be removed as loss payee without at least thirty (30) days prior written notice to Secured Party. In all events, the amounts of such insurance coverages shall conform to prudent business practices and shall be in such minimum amounts that Grantor will not be deemed a co-insurer under applicable insurance laws, policies or practices. The Grantor hereby assigns to Secured Party and grants to Secured Party a security interest in any and all proceeds of such policies and authorizes and empowers Secured Party to adjust or compromise any loss under such policies and to collect and receive all such proceeds. The Grantor hereby authorizes and directs each insurance company to pay all such proceeds directly and solely to Secured Party and not to the Grantor and Secured Party jointly. The Grantor authorizes and empowers Secured Party to execute and endorse in Grantor’s name all proofs of loss, drafts, checks and any other documents or instruments necessary to accomplish such collection, and any persons making payments to Secured Party under the terms of this subsection are hereby relieved absolutely from any obligation or responsibility to see to the application of any sums so paid. After deduction from any such proceeds of all costs and expenses (including attorney’s fees) incurred by Secured Party in the collection and handling of such proceeds, the net proceeds shall be applied as follows: if no Event of Default shall have occurred and be continuing, such net proceeds may be applied, at Grantor’s option, either toward replacing or restoring the Collateral, in a manner and on terms satisfactory to Secured Party, or as a credit against such of the Obligations, whether matured or unmatured, as Secured Party shall determine in Secured Party’s sole discretion. In the event that Grantor may and does elect to replace or restore any of the Collateral as aforesaid, then such net proceeds shall be deposited in a segregated account opened in the name and for the benefit of Secured Party, and such net proceeds shall be disbursed therefrom by Secured Party in such manner and at such times as Secured Party deems appropriate to complete and insure such replacement or restoration; provided, however, that if an Event of Default shall occur at any time before or after replacement or restoration has commenced, then thereupon Secured Party shall have the option to apply all remaining net proceeds either toward replacing or restoring the Collateral, in a manner and on terms satisfactory to Secured Party, or as a credit against such of the Obligations, whether matured or unmatured, as Secured Party shall determine in Secured Party’s sole discretion. If an Event of Default shall have occurred prior to such deposit of the net proceeds, then Secured Party may, in its sole discretion, apply such net proceeds either toward replacing or restoring the Collateral, in a manner and on terms satisfactory to Secured Party, or as a credit against such of the Obligations, whether matured or unmatured, as Secured Party shall determine in Secured Party’s sole discretion.

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(xx)            The Grantor shall cooperate with Secured Party to obtain and keep in effect one or more control agreements in Deposit Accounts, Electronic Chattel Paper, Investment Property and Letter-of-Credit Rights Collateral. In addition, the Grantor, at the Grantor’s expense, shall promptly: (A) execute all notices of security interest for each relevant type of Software and other General Intangibles in forms suitable for filing with any United States or foreign office handling the registration or filing of patents, trademarks, copyrights and other intellectual property and any successor office or agency thereto; and (B) take all commercially reasonable steps in any Proceeding before any such office or any similar office or agency in any other country or any political subdivision thereof, to diligently prosecute or maintain, as applicable, each application and registration of any Software, General Intangibles or any other intellectual property rights and assets that are part of the Collateral, including filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings.

(xxi)           Grantor shall not file any amendments, correction statements or termination statements concerning the Collateral without the prior written consent of Secured Party.

(c)               Collateral Collections. After an Event of Default shall have occurred, Secured Party shall have the right at any and all times to enforce the Grantor’s rights against all Persons obligated on any of the Collateral, including the right to: (i) notify and/or require the Grantor to notify any or all Persons obligated on any of the Collateral to make payments directly to Secured Party or in care of a post office lock box under the sole control of Secured Party established at Grantor’s expense, and to take any or all action with respect to Collateral as Secured Party shall determine in its sole discretion, including, the right to demand, collect, sue for and receive any money or property at any time due, payable or receivable on account thereof, compromise and settle with any Person liable thereon, and extend the time of payment or otherwise change the terms thereof, without incurring any liability or responsibility to the Grantor whatsoever; and/or (ii) require the Grantor to segregate and hold in trust for Secured Party and, on the day of Grantor’s receipt thereof, transmit to Secured Party in the exact form received by the Grantor (except for such assignments and endorsements as may be required by Secured Party), all cash, checks, drafts, money orders and other items of payment constituting any portion of the Collateral or proceeds of the Collateral. Secured Party’s collection and enforcement of Collateral against Persons obligated thereon shall be deemed to be commercially reasonable if Secured Party exercises the care and follows the procedures that Secured Party generally applies to the collection of obligations owed to Secured Party.

(d)               Care of Collateral. Grantor shall have all risk of loss of the Collateral. Secured Party shall have no liability or duty, either before or after the occurrence of an Event of Default, on account of loss of or damage to, to collect or enforce any of its rights against, the Collateral, to collect any income accruing on the Collateral, or to preserve rights against Persons with prior interests in the Collateral. If Secured Party actually receives any notices requiring action with respect to Collateral in Secured Party’s possession, Secured Party shall take reasonable steps to forward such notices to the Grantor. The Grantor is responsible for responding to notices concerning the Collateral, voting the Collateral, and exercising rights and options, calls and conversions of the Collateral. Secured Party’s sole responsibility is to take such action as is reasonably requested by Grantor in writing, however, Secured Party is not responsible to take any action that, in Secured Party’s sole judgment, would affect the value of the Collateral as security for the Obligations adversely. While Secured Party is not required to take certain actions, if action is needed, in Secured Party’s sole discretion, to preserve and maintain the Collateral, Grantor authorizes Secured Party to take such actions, but Secured Party is not obligated to do so.

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4.               Events of Default.  The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder:

(a)                Failure to Pay. The failure of Company to pay any sum due under or as part of the Obligations as and when due and payable (whether by acceleration, declaration, extension or otherwise).

(b)               Covenants and Agreements.  The failure of Grantor to perform, observe or comply with any and all of the covenants, promises and agreements of the Grantor in this Agreement or the Guarantee Agreement, which such failure is not cured by the Grantor within fifteen (15) days after receipt of written notice thereof from Secured Party, except that there shall be no notice or cure period with respect to any failure to pay any sums due under or as part of the Obligations.

(c)               Information, Representations and Warranties. If any representation or warranty made herein, in the Guarantee Agreement, or if any information contained in any financial statement, application, schedule, report or any other document given by the Grantor in connection with the Obligations, with the Collateral, or with any Transaction Document, is not in all respects true, accurate and complete, or if the Grantor omitted to state any material fact or any fact necessary to make such information not misleading.

(d)                Default on Other Obligations. The occurrence of any default under any other borrowing, Obligation or Contract of the Grantor, if the result of such default would: (i) permit any Person which is a party to any such borrowing, Obligation or Contract, to accelerate the maturity thereof, or to cancel or terminate any such borrowing, Obligation or Contract; (ii) cause or be reasonably expected to cause a Material Adverse Effect; or (iii) materially and adversely affect, as determined by Secured Party in good faith, but in its sole discretion, any of the Collateral, the value thereof, Secured Party’s rights and remedies to realize upon such Collateral as set forth herein, or the Secured Party’s ability to comply with the Transaction Documents.

(e)                Insolvency. Grantor shall be or become insolvent or unable to pay its debts as they become due, or admits in writing to such insolvency or to such inability to pay its debts as they become due.

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(f)                 Involuntary Bankruptcy. There shall be filed against Grantor an involuntary petition or other pleading seeking the entry of a decree or order for relief under the Bankruptcy Code or any similar foreign, federal or state insolvency or similar laws ordering: (i) the liquidation of the Grantor; or (ii) a reorganization of Grantor or the business and affairs of Grantor; or (iii) the appointment of a receiver, liquidator, assignee, custodian, trustee, or similar official for Grantor of the property of Grantor, and the failure to have such petition or other pleading denied or dismissed within thirty (30) calendar days from the date of filing.

(g)                Voluntary Bankruptcy. The commencement by the Grantor of a voluntary case under the Bankruptcy Code or any foreign, federal or state insolvency or similar laws or the consent by the Grantor to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, or similar official for Grantor of any of the property of the Grantor or the making by the Grantor of an assignment for the benefit of creditors, or the failure by the Grantor generally to pay its debts as the debts become due.

(h)               Judgments, Awards. The entry of any final and non-appealable Judgment or other determination or adjudication against the Grantor and a determination by Secured Party, in good faith but in its sole discretion, that any such Judgment or other determination or adjudication could have a Material Adverse Effect, or could otherwise adversely affect the prospect for Secured Party to fully and punctually realize the full benefits conferred on Secured Party by this Agreement and the other Transaction Documents, or the prospect of repayment of all the Obligations.

(i)                 Injunction.  The injunction or restraint of the Grantor in any manner from conducting its business in whole or in part and a determination by Secured Party, in good faith but in its sole discretion, that the same could have a Material Adverse Effect, or could otherwise adversely affect the prospect for Secured Party to fully and punctually realize the full benefits conferred on Secured Party by this Agreement and the other Transaction Documents, or the prospect of repayment of all the Obligations.

(j)                Attachment by Other Parties. Any Assets of the Grantor shall be attached, levied upon, seized or repossessed, or come into the possession of a trustee, receiver or other custodian and a determination by Secured Party, in good faith but in its sole discretion, that the same could have a Material Adverse Effect, or could otherwise adversely affect the prospect for Secured Party to fully and punctually realize the full benefits conferred on Secured Party by this Agreement and the other Transaction Documents, or the prospect of repayment of all the Obligations.

(k)                Adverse Change in Financial Condition.  The determination in good faith by Secured Party that an event has occurred, either in the financial condition or operations of the Grantor, or the Collateral, or otherwise, which event could have a Material Adverse Effect, or could otherwise adversely affect the prospect for Secured Party to fully and punctually realize the full benefits conferred on Secured Party by this Agreement and the other Transaction Documents.

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(1)                Adverse Change in Value of Collateral.   The determination in good faith by Secured Party that the security for the Obligations is or has become inadequate.

(m)               Prospect of Payment or Performance.   The determination in good faith by Secured Party that the prospect for payment or performance of any of the Obligations is impaired for any reason.

5.               Rights and Remedies.

(a)                Rights and Remedies of Secured Party. Upon and after the occurrence of an Event of Default, Secured Party may, without notice or demand, exercise in any jurisdiction in which enforcement hereof is sought, the following rights and remedies, in addition to the rights and remedies available to Secured Party under the Purchase Agreement and any other Transaction Documents, the rights and remedies of a secured party under the Code, and all other rights and remedies available to Secured Party under applicable law or in equity, all such rights and remedies being cumulative and enforceable alternatively, successively or concurrently:

(i)              Take absolute control of the Collateral including transferring into the Secured Party’s name or into the name of its nominee or nominees (to the extent the Secured Party has not theretofore done so) and thereafter receive, for the benefit of the Secured Party, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof;

(ii)             Require the Grantor to, and the Grantor hereby agrees that it will at its expense and upon request of the Secured Party forthwith, assemble all or part of the Collateral as directed by the Secured Party and make it available to the Secured Party at a place or places to be designated by the Secured Party that is convenient to Secured Party, and the Secured Party may enter into and occupy the Business Premises or any other premises owned or leased by the Grantor where the Collateral or any part thereof is located or assembled in order to effectuate the Secured Party’s rights and remedies hereunder or under law, including removing such Collateral therefrom, without any obligation or liability to the Grantor in respect of such occupation, the Grantor HEREBY WAIVING ANY AND ALL RIGHTS TO PRIOR NOTICE AND TO JUDICIAL HEARING WITH RESPECT TO REPOSSESSION OF COLLATERAL AND THE GRANTOR HEREBY GRANTING TO SECURED PARTY AND ITS AGENTS AND REPRESENTATIVES FULL AUTHORITY TO ENTER SUCH PREMISES;

(iii)                Without notice, except as specified below, and without any obligation to prepare or process the Collateral for sale: (A) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Secured Party may deem commercially reasonable; and/or (B) lease, license or dispose of the Collateral or any part thereof upon such terms as the Secured Party may deem commercially reasonable. The Grantor agrees that, to the extent notice of sale or any other disposition of the Collateral shall be required by law, at least ten (10) days’ notice to the Grantor of the time and place of any public sale or the time after which any private sale or other disposition of the Collateral is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale or other disposition of any Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Grantor hereby waives any claims and actions against the Secured Party arising by reason of the fact that the price at which any of the Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree, and waives all rights that the Grantor may have to require that all or any part of such Collateral be marshaled upon any sale (public or private) thereof.  The Grantor hereby acknowledges that: (X) any such sale of the Collateral by the Secured Party shall be made without warranty; (Y) the Secured Party may specifically disclaim any warranties of title, possession, quiet enjoyment or the like; and (Z) such actions set forth in clauses (X) and (Y) above shall not adversely affect the commercial reasonableness of any such sale of Collateral. In addition to the foregoing: (1) upon written notice to the Grantor from the Secured Party after and during the continuance of an Event of Default, the Grantor shall cease any use of any intellectual property or any trademark, patent or copyright similar thereto for any purpose described in such notice; (2) the Secured Party may, at any time and from time to time after and during the continuance of an Event of Default, license, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any of the Grantor’s intellectual property, throughout the universe for such term or terms, on such conditions, and in such manner, as the Secured arty shall in its sole discretion determine; and (3) the Secured Party may, at any time, pursuant to the authority granted under this Agreement (such authority being effective upon the occurrence and during the continuance of an Event of Default), execute and deliver on behalf of the Grantor, one or more instruments of assignment of any intellectual property (or any application or registration thereof), in form suitable for filing, recording or registration in any country.

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(iv)               Operate, manage and control the Collateral (including use of the Collateral and any other property or assets of Grantor in order to continue or complete performance of Grantor’s obligations under any contracts of Grantor), or permit the Collateral or any portion thereof to remain idle or store the same, and collect all rents and revenues therefrom.

(v)             Enforce the Grantor’s rights against any Persons obligated upon any of the Collateral.

(vi)            The Grantor hereby acknowledges that if the Secured Party complies with any applicable foreign, state, provincial or federal law requirements in connection with a disposition of the Collateral, such compliance will not adversely affect the commercial reasonableness of any sale or other disposition of the Collateral.

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(vii)           The Secured Party shall not be required to marshal any present or future collateral security (including, this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the Secured Party’s rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that the Grantor lawfully may, the Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Secured Party’s rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Grantor hereby irrevocably waives the benefits of all such laws.

(b)               Power of Attorney. Effective upon the occurrence of an Event of Default, Grantor hereby designates and appoints Secured Party and its designees as attorney-in-fact of and for the Grantor, irrevocably and with full power of substitution, with authority to endorse the Grantor’s name on any notes, acceptances, checks, drafts, money orders, instruments or other evidences of payment or proceeds of the Collateral that may come into Secured Party’s possession; to execute proofs of claim and loss; to adjust and compromise any claims under insurance policies; and to perform all other acts necessary and advisable, in Secured Party’s sole discretion, to carry out and enforce this Agreement and the rights and remedies conferred upon the Secured Party by this Agreement, the Purchase Agreement or any other Transaction Documents. All acts of said attorney or designee are hereby ratified and approved by the Grantor and said attorney or designee shall not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law. This power of attorney is coupled with an interest and is irrevocable so long as any of the Obligations remain unpaid or unperformed or there exists any commitment by Secured Party which could give rise to any Obligations.

(c)               Costs and Expenses. The Grantor agrees to pay to the Secured Party, upon demand, the amount of any and all costs and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for the Secured Party and of any experts and agents, which the Secured Party may incur in connection with: (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement; (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral; (iii) the exercise or enforcement of any of the rights of the Secured Party hereunder; or (iv) the failure by the Grantor to perform or observe any of the provisions hereof. Included in the foregoing shall be the amount of all expenses paid or incurred by Secured Party in consulting with counsel concerning any of its rights hereunder, under the Purchase Agreement or under applicable law, as well as such portion of Secured Party’s overhead as Secured Party shall allocate to collection and enforcement of the Obligations in Secured Party’s sole but reasonable discretion. All such costs and expenses shall bear interest from the date of outlay until paid, at the highest rate set forth in the Debenture, or if none is so stated, the highest rate allowed by law. The provisions of this Subsection shall survive the termination of this Agreement and Secured Party’s security interest hereunder and the payment of all Obligations.

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6.               Security Interest Absolute. All rights of the Secured Party and all Obligations of the Grantor hereunder, shall be absolute and unconditional, irrespective of: (i) any lack of validity or enforceability of this Agreement, the Purchase Agreement, and any other Transaction Documents or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (ii) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the terms and provisions of the Purchase Agreement, any other Transaction Documents, or any other agreement entered into in connection with the foregoing; (iii) any exchange, release or non-perfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guaranty, or any other security, for all or any of the Obligations; (iv) any action by the Secured Party to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (v) any other circumstance which might otherwise constitute any legal or equitable defense available to the Grantor, or a discharge of all or any part of the security interests granted hereby. Until the Obligations shall have been paid and performed in full, the rights of the Secured Party shall continue even if the Obligations are barred for any reason, including, the running of the statute of limitations or bankruptcy. In the event that at any time any transfer of any Collateral or any payment received by the Secured Party hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the Bankruptcy Code or any other similar insolvency or bankruptcy laws of any jurisdiction , or shall be deemed to be otherwise due to any party other than the Secured Party, then, in any such event, the Grantor’s obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. The Grantor waives all right to require the Secured Party to proceed against any other Person or to apply any Collateral which the Secured Party may hold at any time, or to pursue any other remedy. The Grantor waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

7.              Indemnity. The Grantor agrees to defend, protect, indemnify and hold the Secured Party forever harmless from and against any and all Claims of any nature or kind (including reasonable legal fees, costs, expenses, and disbursements of counsel) to the extent that they arise out of, or otherwise result from, this Agreement (including, enforcement of this Agreement). This indemnity shall survive termination of this Agreement.

8                Miscellaneous.

(a)                Performance for Grantor. The Grantor agrees and hereby authorizes that Secured Party may, in Secured Party’s sole discretion, but Secured Party shall not be obligated to, whether or not an Event of Default shall have occurred, advance funds on behalf of the Grantor , without prior notice to the Grantor, in order to insure the Grantor’s compliance with any covenant, warranty , representation or agreement of the Grantor made in or pursuant to this Agreement, the Purchase Agreement, or any other Transaction Documents, to continue or complete, or cause to be continued or completed, performance of the Grantor’s obligations under any Contracts of the Grantor, or to preserve or protect any right or interest of Secured Party in the Collateral or under or pursuant to this Agreement, the Purchase Agreement or any other Transaction Documents, including, the payment of any insurance premiums or taxes and the satisfaction or discharge of any Claim, Obligation, Judgment or any other Encumbrance upon the Collateral or other property or Assets of Grantor; provided, however, that the making of any such advance by Secured Party shall not constitute a waiver by Secured Party of any Event of Default with respect to which such advance is made, nor relieve the Grantor of any such Event of Default. The Grantor shall pay to Secured Party upon demand all such advances made by Secured Party with interest thereon at the highest rate set forth in the Debenture, or if none is so stated, the highest rate allowed by law. All such advances shall be deemed to be included in the Obligations and secured by the security interest granted Secured Party hereunder; provided, however, that the provisions of this Subsection shall survive the termination of this Agreement and Secured Party’s security interest hereunder and the payment of all other Obligations.

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(b)               Applications of Payments and Collateral. Except as may be otherwise specifically provided in this Agreement or the Purchase Agreement, all Collateral and proceeds of Collateral coming into Secured Party’s possession and all payments made by any Person to Secured Party with respect to any Collateral may be applied by Secured Party (after payment of any amounts payable to the Secured Party pursuant to Section 5(c) hereof) to any of the Obligations, whether matured or unmatured, as Secured Party shall determine in its sole, but reasonable discretion. Any surplus held by the Secured Party and remaining after the indefeasible payment in full in cash of all of the Obligations shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct. Secured Party may defer the application of Noncash Proceeds of Collateral, to the Obligations until Cash Proceeds are actually received by Secured Party. In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Secured Party is legally entitled, the Grantor shall be liable for the deficiency, together with interest thereon at the highest rate specified in the Debenture for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other client charges of any attorneys employed by the Secured Party to collect such deficiency.

(c)                Waivers by Grantor. The Grantor hereby waives, to the extent the same may be waived under applicable law: (i) notice of acceptance of this Agreement; (ii) all claims and rights of the Grantor against Secured Party on account of actions taken or not taken by Secured Party in the exercise of Secured Party’s rights or remedies hereunder, under the Purchase Agreement, and other Transaction Documents or under applicable law; (iii) all claims of the Grantor for failure of Secured Party to comply with any requirement of applicable law relating to enforcement of Secured Party’s rights or remedies hereunder, under the Purchase Agreement, under any other Transaction Documents or under applicable law; (iv) all rights of redemption of the Grantor with respect to the Collateral; (v) in the event Secured Party seeks to repossess any or all of the Collateral by judicial proceedings, any bond(s) or demand(s) for possession which otherwise may be necessary or required; (vi) presentment, demand for payment, protest and notice of non-payment and all exemptions applicable to any of the Collateral or the Grantor; (vii) any and all other notices or demands which by applicable law must be given to or made upon the Grantor by Secured Party; (viii) settlement, compromise or release of the obligations of any Person primarily or secondarily liable upon any of the Obligations; (ix) all rights of the Grantor to demand that Secured Party release account debtors or other Persons liable on any of the Collateral from further obligation to Secured Party; and (x) substitution, impairment, exchange or release of any Collateral for any of the Obligations. The Grantor agrees that Secured Party may exercise any or all of its rights and/or remedies hereunder, under the Purchase Agreement, the other Transaction Documents and under applicable law without resorting to and without regard to any Collateral or sources of liability with respect to any of the Obligations. Upon termination of this Agreement and Secured Party’s security interest hereunder and payment of all Obligations, within ten (10) Business Days following the Grantor’s request to Secured Party, Secured Party shall release control of any security interest in the Collateral perfected by control and Secured Party shall send Grantor a statement terminating any financing statement filed against the Collateral.

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(d)               Waivers by Secured Party. No failure or any delay on the part of Secured Party in exercising any right, power or remedy hereunder, under this Agreement, the Purchase Agreement, and other Transaction Documents or under applicable law, shall operate as a waiver thereof.

(e)                Secured Party’s Setoff. Secured Party shall have the right, in addition to all other rights and remedies available to it, following an Event of Default, to set off against any Obligations due Secured Party, any debt owing to the Grantor by Secured Party.

(f)                 Modifications, Waivers and Consents. No modifications or waiver of any provision of this Agreement, the Purchase Agreement, or any other Transaction Documents, and no consent by Secured Party to any departure by the Grantor therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given, and any single or partial written waiver by Secured Party of any term, provision or right of Secured Party hereunder shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver of any other right, power or remedy. No notice to or demand upon the Grantor in any case shall entitle Grantor to any other or further notice or demand in the same, similar or other circumstances.

(g)                Notices. All notices of request, demand and other communications hereunder shall be addressed to the parties as follows:

If to the Grantor:	c/o KCI Investments, LLC
4033 South Dean Martin Drive
Las Vegas, NV 89103
Attention: Richard Groberg
E-Mail: Rgroberg@prbmail.com

If to the Buyer:	TCA Global Credit Master Fund, LP
3960 Howard Hughes Parkway, Suite 500
Las Vegas, NV 89169
Attn: Mr. Robert Press
E-Mail: bpress@tcaglobalfund.com

With a copy to:	Lucosky Brookman LLP
(which shall not constitute notice)	101 Wood Avenue South, 5th Floor
Woodbridge, NJ 08830
Attn: Seth A. Brookman, Esq.
E-Mail: sbrookman@lucbro.com

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unless the address is changed by the party by like notice given to the other parties. Notice shall be in writing and shall be deemed delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address below, then three (3) business days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, next business morning delivery, then one (1) business day after deposit of same in a regularly maintained receptacle of such overnight courier ; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., EST, on a business day. Any notice hand delivered after 5:00 p.m., EST, shall be deemed delivered on the following business day. Notwithstanding the foregoing, notice, consents, waivers or other communications referred to in this Agreement may be sent by facsimile, e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending party has confirmed (by reply e-mail or some other form of written confirmation from the receiving party) that the notice has been received by the other party.

(h)               Applicable Law and Consent to Jurisdiction. The Grantor and the Secured Party each irrevocably agrees that any dispute arising under, relating to, or in connection with, directly or indirectly, this Agreement or related to any matter which is the subject of or incidental to this Agreement (whether or not such claim is based upon breach of contract or tort) shall be subject to the exclusive jurisdiction and venue of the state and/or federal courts located in Broward County, Florida. This provision is intended to be a “mandatory” forum selection clause and governed by and interpreted consistent with Florida law. The Grantor and Secured Party each hereby consents to the exclusive jurisdiction and venue of any state or federal court having its situs in said county, and each waives any objection based on forum non conveniens. The Grantor hereby waives personal service of any and all process and consent that all such service of process may be made by certified mail, return receipt requested, directed to the Grantor, as set forth herein in the manner provided by applicable statute, law, rule of court or otherwise. Except for the foregoing mandatory forum selection clause, this Agreement shall be construed in accordance with the laws of the State of Nevada, without regard to the principles of conflicts of laws, except to the extent that the validity and perfection or the perfection and the effect of perfection or non-perfection of the security interest created hereby, or remedies hereunder, in respect of any particular Collateral are governed under the Code by the law of a jurisdiction other than the State of Nevada, in which case such issues shall be governed by the laws of the jurisdiction governing such issues under the Code.

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(i)                 Survival: Successors and Assigns. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery hereof, shall survive Closing and shall continue in full force and effect until all Obligations have been paid in full, there exists no commitment by Secured Party which could give rise to any Obligations and all appropriate termination statements have been filed terminating the security interest granted Secured Party hereunder. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. In the event that Secured Party assigns this Agreement and/or its security interest in the Collateral, Secured Party shall give written notice to the Grantor of any such assignment and such assignment shall be binding upon and recognized by the Grantor (provided that failure to deliver any such written notice shall not impair, negate or otherwise adversely affect any of the Secured Party’s rights or remedies under this Agreement or any other Transaction Documents). All covenants, agreements, representations and warranties by or on behalf of the Grantor which are contained in this Agreement shall inure to the benefit of Secured Party, its successors and assigns. The Grantor may not assign this Agreement or delegate any of its rights or obligations hereunder, without the prior written consent of Secured Party, which consent may be withheld in Secured Party’s sole and absolute discretion.

(j)                 Severabilitv. If any term, provision or condition, or any part thereof, of this Agreement shall for any reason be found or held invalid or unenforceable by any court or governmental authority of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of such term, provision or condition nor any other term, provision or condition, and this Agreement shall survive and be construed as if such invalid or unenforceable term, provision or condition had not been contained therein.

(k)                Merger and Integration. This Agreement and the attached Schedules (if any), together with the Purchase Agreement and the other Transaction Documents, contain the entire agreement of the parties hereto with respect to the matters covered and the transactions contemplated hereby and thereby, and no other agreement, statement or promise made by any party hereto or thereto, or by any employee, officer, agent or attorney of any party hereto, which is not contained herein or therein shall be valid or binding.

(1)                WAIVER OF JURY TRIAL. THE GRANTOR HEREBY: (a) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY; AND (b) WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE GRANTOR AND SECURED PARTY MAY BE PARTIES, ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY PERTAINING TO THIS AGREEMENT, THE PURCHASE AGREEMENT AND/OR ANY TRANSACTIONS, OCCURRENCES, COMMUNICATIONS, OR UNDERSTANDINGS (OR THE LACK OF ANY OF THE FOREGOING) RELATING IN ANY WAY TO DEBTOR-CREDITOR RELATIONSHIP BETWEEN THE PARTIES. IT IS UNDERSTOOD AND AGREED THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS SECURITY AGREEMENT. THIS WAIVER OF JURY TRIAL IS SEPARATELY GIVEN, KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE GRANTOR AND THE GRANTOR HEREBY AGREES THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. SECURED PARTY IS HEREBY AUTHORIZED TO SUBMIT THIS AGREEMENT TO ANY COURT HAYING JURISDICTION OVER THE SUBJECT MATTER AND THE GRANTOR AND SECURED PARTY, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF SUCH WAIVER OF RIGHT TO TRIAL BY JURY. THE GRANTOR REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND/OR THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

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(m)               Execution. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Agreement, and same shall become effective when counterparts have been signed by each party and each party has delivered its signed counterpart to the other party. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

(n)                Headings. The headings and sub-headings contained in the titling of this Agreement are intended to be used for convenience only and shall not be used or deemed to limit or diminish any of the provisions hereof.

(o)                Termination. This Agreement and the security interests hereunder shall terminate on the date on which all Obligations have been indefeasibly paid or discharged in full and there are no commitments outstanding for Secured Party to advance any funds to the Grantor, either under the Purchase Agreement, the Transaction Documents or any other Contract. Upon such termination, the Secured Party, at the request and at the expense of the Grantor, will join in executing any termination statement with respect to any financing statement executed and filed pursuant to this Agreement.

(p)                Gender and Use of Singular and Plural. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties or their personal representatives, successors and assigns may require.

(q)                Further Assurances. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

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(r)                 Time is of the Essence. The parties hereby agree that time is of the essence with respect to performance of each of the parties’ obligations under this Agreement. The parties agree that in the event that any date on which performance is to occur falls on a Saturday, Sunday or state or national holiday, then the time for such performance shall be extended until the next business day thereafter occurring.

(s)                Joint Preparation. The preparation of this Agreement has been a joint effort of the parties and the resulting documents shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.

(t)                 Increase in Obligations. It is the intent of the parties to secure payment of the Obligations, as the amount of such Obligations may increase from time to time in accordance with the terms and provisions of the Purchase Agreement, and all of the Obligations, as so increased from time to time, shall be and are secured hereby. Upon the execution hereof, the Grantor shall pay any and all documentary stamp taxes and/or other charges required to be paid in connection with the execution and enforcement of the Purchase Agreement and this Agreement, and if, as and to the extent the Obligations are increased from time to time in accordance with the terms and provisions of the Debenture, then the Grantor shall immediately pay any additional documentary stamp taxes or other charges in connection therewith.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Security Agreement as of the day and year first above written.

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4852-9708-4193, v.  1-4390-8897, v.  1-4389-2769, v.  2-3833-9863, v.  1

22

VALIDITY CERTIFICATE

This Validity Certification, dated December 31, 2014 (the “Validity Certificate”), is made by KENNETH ANTOS (the “Undersigned”), for the benefit of TCA GLOBAL CREDIT MASTER FUND, LP, a limited partnership organized and existing under the laws of the Cayman Islands (the “Buyer”).

RECITALS

A.             Pursuant to a Securities Purchase Agreement dated and effective as of December 31, 2014, by and between Preferred Restaurant Brands, Inc., a corporation incorporated under the laws of the State of Florida and formerly known as Dixie Foods International, Inc. (the “Company”) and the Buyer (the “Purchase Agreement”), the Company has agreed to issue to the Buyer and the Buyer has agreed to purchase from Company certain senior secured, convertible, redeemable debentures (the “Debentures”), as more specifically set forth in the Purchase Agreement; and

B.              The Undersigned is the Chief Executive Officer of the Company.

D.             As a condition to entering into the Purchase Agreement and purchasing the Debentures from Company, Buyer has required the execution and delivery of this Validity Certificate by the Undersigned.

NOW THEREFORE, the Undersigned, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agrees as follows:

1.               Definitions. Capitalized terms used in this Validity Certificate shall have the meanings given to them in the Purchase Agreement, unless otherwise defined herein.

2.               Guaranty. The Undersigned does hereby absolutely and unconditionally, guarantee, represent, warrant and certify to the Buyer that, to the best of the Undersigned’s knowledge after due inquiry and investigation and except as disclosed and consented to by the Buyer in writing prior to the date hereof:

(a)                All reports, schedules, certificates, and other information at any time and from time to time delivered or otherwise reported to Buyer by Company, including, without limitation, all due diligence information, financial statements, tax returns, and all supporting information or documentation delivered in connection therewith, shall be bona fide, complete, correct, and accurate in all material respects and shall accurately and completely report all matters purported to be covered or reported thereby.

(b)               All representations and warranties made by the Company in the Debentures, the Purchase Agreement, and any other Transaction Documents, are complete, correct, and accurate in all material respects and do not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

1

(c)                All Collateral (as defined in the Security Agreement): (i) is and will be owned by Company and will be possessed by Company or its agent; (ii) will not be subject to any Encumbrance, except as otherwise permitted by Buyer; and (iii) will be maintained only at the locations designated in the Purchase Agreement or Security Agreement, unless Company obtains Buyer’s prior written consent.

3.              Consideration for Certification. The Undersigned acknowledges and agrees with Buyer that, but for the execution and delivery of this Validity Certificate by the Undersigned, Buyer would not have entered into the Purchase Agreement or purchase the Debentures. The Undersigned acknowledges and agrees that the loans and other extensions of credit made to Company by Buyer under the Debentures and Purchase Agreement will result in significant benefits to the Undersigned.

4.               Indemnification. The Undersigned hereby agrees and undertakes to indemnify, defend, and save Buyer free and harmless of and from any damage, loss, and expense (including, without limitation, reasonable attorneys’ fees and costs) which Buyer may sustain or incur, directly or indirectly, as a result of any breach, default or material inaccuracy of any of the representations, warranties, covenants, and agreements contained herein. The Undersigned’s liability hereunder is direct and unconditional. Upon the occurrence of a breach or default of any of the representations, warranties or covenants in Section 2 above, the Buyer may enforce this Validity Certificate independently of any other remedy or security Buyer at any time may have or hold under the Purchase Agreement or other Transaction Documents, and it shall not be necessary for Buyer to proceed upon or against and/or exhaust any security or remedy before proceeding to enforce this Validity Certificate.

5.               Cumulative Remedies. Buyer’s rights and remedies hereunder are cumulative of all other rights and remedies which Buyer may now or hereafter have with respect to the Undersigned, Company, or any other Person.

6.              Company’s Financial Condition.  The Undersigned acknowledges that he has reviewed and is familiar with the Debentures, the Purchase Agreement and all other Transaction Documents and is familiar with the operations and financial condition of the Company, and agrees that Buyer shall not have any duty or obligation to communicate to the Undersigned any information regarding Company’s financial condition or affairs.

7.               Assignability.  This Validity Certificate shall be binding upon the Undersigned and shall inure to the benefit of Buyer and its successors or assigns. Buyer may at any time assign Buyer’s rights in this Validity Certificate.

8.              Continuing Obligation. This is a continuing validity certification and shall remain in full force and effect until such date as all amounts owing by Company to Buyer under the Debentures, the Purchase Agreement or any other Transaction Documents shall have been indefeasibly paid in full in cash and there shall be no further commitments to advance any funds by Buyer to the Company under the Purchase Agreement or any other Contract.

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9.              Further Assurances. The Undersigned agrees that he will cooperate with Buyer at all times in connection with any actions taken by Buyer pursuant to the Debentures, the Purchase Agreement or any other Transaction Documents, to monitor, administer, enforce, or collect upon Buyer’s rights and remedies thereunder. In the event Company should cease or discontinue operating as a going concern in the ordinary course of business, then for so long as any obligations under the Debentures, the Purchase Agreement or any other Transaction Documents remain outstanding, the Undersigned agrees that he shall assist Buyer in connection with any such action, as Buyer may request.

10.             Choice Of Law and Venue Selection. The Undersigned irrevocably agrees that any dispute arising under, relating to, or in connection with, directly or indirectly, this Validity Certificate or related to any matter which is the subject of or incidental to this Validity Certificate (whether or not such claim is based upon breach of contract or tort) shall be subject to the exclusive jurisdiction and venue of the state and/or federal courts located in Broward County, Florida. This provision is intended to be a “mandatory” forum selection clause and governed by and interpreted consistent with Florida law. The Undersigned hereby consents to the exclusive jurisdiction and venue of any state or federal court having its situs in said county, and each waives any objection based on forum non conveniens. The Undersigned hereby waives personal service of any and all process and consent that all such service of process may be made by certified mail, return receipt requested, directed to a borrower, as applicable, as set forth herein in the manner provided by applicable statute, law, rule of court or otherwise. Except for the foregoing mandatory forum selection clause, all terms and provisions hereof and the rights and obligations of the Undersigned and Buyer hereunder shall be governed, construed and interpreted in accordance with the laws of the State of Nevada, without reference to conflict of laws principles.

11.             WAIVER OF JURY TRIAL. THE UNDERSIGNED AND BUYER HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN THE UNDERSIGNED AND BUYER OR AMONG THE COMPANY, THE UNDERSIGNED, AND BUYER AND/OR BUYER’S AFFILIATES ARISING OUT OF OR IN ANY WAY RELATED TO THIS VALIDITY CERTIFICATE, ANY OTHER DOCUMENT OR ANY RELATIONSHIP AMONG BUYER, THE UNDERSIGNED, THE COMPANY, AND/OR ANY AFFILIATE OF BUYER THIS PROVISION IS A MATERIAL INDUCEMENT TO BUYER TO PROVIDE THE FINANCING DESCRIBED IN THE PURCHASE AGREEMENT.

12.             ADVICE OF COUNSEL. THE UNDERSIGNED ACKNOWLEDGES THAT HE HAS EITHER OBTAINED THE ADVICE OF COUNSEL OR HAS HAD THE OPPORTUNITY TO OBTAIN SUCH ADVICE IN CONNECTION WITH THE TERMS AND PROVISIONS OF THIS VALIDITY CERTIFICATE.

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13              Electronic Signatures. Buyer is hereby authorized to rely upon and accept as an original this Validity Certificate which is sent to Buyer via facsimile, .pdf, or other electronic transmission.

[signature page follows]

4

4840-4161-1297, v.  1-8499-6634, v.  1

5

VALIDITY CERTIFICATE

This Validity Certification, dated December 31, 2014 (the “Validity Certificate”), is made by RICHARD GROBERG (the “Undersigned”), for the benefit of TCA GLOBAL CREDIT MASTER FUND, LP, a limited partnership organized and existing under the laws of the Cayman Islands (the “Buyer”).

RECITALS

A. Pursuant to a Securities Purchase Agreement dated and effective as of December 31, 2014, by and between Preferred Restaurant Brands, Inc., a corporation incorporated under the laws of the State of Florida and formerly known as Dixie Foods International, Inc. (the “Company”) and the Buyer (the “Purchase Agreement”), the Company has agreed to issue to the Buyer and the Buyer has agreed to purchase from Company certain senior secured, convertible, redeemable debentures (the “Debentures”), as more specifically set forth in the Purchase Agreement; and

B. The Undersigned is the Chief Financial Officer of the Company.

D. As a condition to entering into the Purchase Agreement and purchasing the Debentures from Company, Buyer has required the execution and delivery of this Validity Certificate by the Undersigned.

NOW THEREFORE, the Undersigned, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agrees as follows:

1.               Definitions. Capitalized terms used in this Validity Certificate shall have the meanings given to them in the Purchase Agreement, unless otherwise defined herein.

2.               Guaranty. The Undersigned does hereby absolutely and unconditionally, guarantee, represent, warrant and certify to the Buyer that, to the best of the Undersigned’s knowledge after due inquiry and investigation and except as disclosed and consented to by the Buyer in writing prior to the date hereof:

(a)                All reports, schedules, certificates, and other information at any time and from time to time delivered or otherwise reported to Buyer by Company, including, without limitation, all due diligence information, financial statements, tax returns, and all supporting information or documentation delivered in connection therewith, shall be bona fide, complete, correct, and accurate in all material respects and shall accurately and completely report all matters purported to be covered or reported thereby.

(b)                All representations and warranties made by the Company in the Debentures, the Purchase Agreement, and any other Transaction Documents, are complete, correct, and accurate in all material respects and do not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

1

(c)                All Collateral (as defined in the Security Agreement): (i) is and will be owned by Company and will be possessed by Company or its agent; (ii) will not be subject to any Encumbrance, except as otherwise permitted by Buyer; and (iii) will be maintained only at the locations designated in the Purchase Agreement or Security Agreement, unless Company obtains Buyer’s prior written consent.

3.              Consideration for Certification. The Undersigned acknowledges and agrees with Buyer that, but for the execution and delivery of this Validity Certificate by the Undersigned, Buyer would not have entered into the Purchase Agreement or purchase the Debentures. The Undersigned acknowledges and agrees that the loans and other extensions of credit made to Company by Buyer under the Debentures and Purchase Agreement will result in significant benefits to the Undersigned.

4.               Indemnification. The Undersigned hereby agrees and undertakes to indemnify, defend, and save Buyer free and harmless of and from any damage, loss, and expense (including, without limitation, reasonable attorneys’ fees and costs) which Buyer may sustain or incur, directly or indirectly, as a result of any breach, default or material inaccuracy of any of the representations, warranties, covenants, and agreements contained herein. The Undersigned’s liability hereunder is direct and unconditional. Upon the occurrence of a breach or default of any of the representations, warranties or covenants in Section 2 above, the Buyer may enforce this Validity Certificate independently of any other remedy or security Buyer at any time may have or hold under the Purchase Agreement or other Transaction Documents, and it shall not be necessary for Buyer to proceed upon or against and/or exhaust any security or remedy before proceeding to enforce this Validity Certificate.

5.               Cumulative Remedies. Buyer’s rights and remedies hereunder are cumulative of all other rights and remedies which Buyer may now or hereafter have with respect to the Undersigned, Company, or any other Person.

6.              Company’s Financial Condition.   The Undersigned acknowledges that he has reviewed and is familiar with the Debentures, the Purchase Agreement and all other Transaction Documents and is familiar with the operations and financial condition of the Company, and agrees that Buyer shall not have any duty or obligation to communicate to the Undersigned any information regarding Company’s financial condition or affairs.

7.               Assignability.  This Validity Certificate shall be binding upon the Undersigned and shall inure to the benefit of Buyer and its successors or assigns. Buyer may at any time assign Buyer’s rights in this Validity Certificate.

8.               Continuing Obligation. This is a continuing validity certification and shall remain in full force and effect until such date as all amounts owing by Company to Buyer under the Debentures, the Purchase Agreement or any other Transaction Documents shall have been indefeasibly paid in full in cash and there shall be no further commitments to advance any funds by Buyer to the Company under the Purchase Agreement or any other Contract.

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9.              Further Assurances. The Undersigned agrees that he will cooperate with Buyer at all times in connection with any actions taken by Buyer pursuant to the Debentures, the Purchase Agreement or any other Transaction Documents, to monitor, administer, enforce, or collect upon Buyer’s rights and remedies thereunder. In the event Company should cease or discontinue operating as a going concern in the ordinary course of business, then for so long as any obligations under the Debentures, the Purchase Agreement or any other Transaction Documents remain outstanding, the Undersigned agrees that he shall assist Buyer in connection with any such action, as Buyer may request.

10.             Choice Of Law and Venue Selection. The Undersigned irrevocably agrees that any dispute arising under, relating to, or in connection with, directly or indirectly, this Validity Certificate or related to any matter which is the subject of or incidental to this Validity Certificate (whether or not such claim is based upon breach of contract or tort) shall be subject to the exclusive jurisdiction and venue of the state and/or federal courts located in Broward County, Florida. This provision is intended to be a “mandatory” forum selection clause and governed by and interpreted consistent with Florida law. The Undersigned hereby consents to the exclusive jurisdiction and venue of any state or federal court having its situs in said county, and each waives any objection based on forum non conveniens. The Undersigned hereby waives personal service of any and all process and consent that all such service of process may be made by certified mail, return receipt requested, directed to a borrower, as applicable, as set forth herein in the manner provided by applicable statute, law, rule of court or otherwise. Except for the foregoing mandatory forum selection clause, all terms and provisions hereof and the rights and obligations of the Undersigned and Buyer hereunder shall be governed, construed and interpreted in accordance with the laws of the State of Nevada, without reference to conflict of laws principles.

11.            WAIVER OF JURY TRIAL. THE UNDERSIGNED AND BUYER HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN THE UNDERSIGNED AND BUYER OR AMONG THE COMPANY, THE UNDERSIGNED, AND BUYER AND/OR BUYER’S AFFILIATES ARISING OUT OF OR IN ANY WAY RELATED TO THIS VALIDITY CERTIFICATE, ANY OTHER DOCUMENT OR ANY RELATIONSHIP AMONG BUYER, THE UNDERSIGNED, THE COMPANY, AND/OR ANY AFFILIATE OF BUYER THIS PROVISION IS A MATERIAL INDUCEMENT TO BUYER TO PROVIDE THE FINANCING DESCRIBED IN THE PURCHASE AGREEMENT.

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12.            ADVICE OF COUNSEL. THE UNDERSIGNED ACKNOWLEDGES THAT HE HAS EITHER OBTAINED THE ADVICE OF COUNSEL OR HAS HAD THE OPPORTUNITY TO OBTAIN SUCH ADVICE IN CONNECTION WITH THE TERMS AND PROVISIONS OF THIS VALIDITY CERTIFICATE.

13              Electronic Signatures. Buyer is hereby authorized to rely upon and accept as an original this Validity Certificate which is sent to Buyer via facsimile, .pdf, or other electronic transmission.

[signature page follows]

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4820-9394-6913, v.  1-8499-6634, v.  1

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THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS DEBENTURE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

PREFERRED RESTAURANT BRANDS, INC.

SENIOR SECURED, CONVERTIBLE, REDEEMABLE BRIDGE DEBENTURE

Dated as of:  December 31, 2014                                                                                     Principal Amount: $1,000,000.00
Effective Date: December 31, 2014
Maturity Date: February 16, 2016

This SENIOR SECURED, CONVERTIBLE REDEEMABLE BRIDGE DEBENTURE (the “Debenture”) is issued, dated and effective as of December 31, 2014 (the “Effective Date”), by PREFERRED RESTAURANT BRANDS, INC., a corporation incorporated under the laws of the State of Florida formerly known as Dixie Foods International, Inc. (the “Company”), to TCA GLOBAL CREDIT MASTER FUND, LP, a limited partnership organized and existing under the laws of the Cayman Islands (together with its permitted successors and assigns, the “Holder”) pursuant to exemptions from registration under the Securities Act of 1933, as amended.  This Debenture is issued in connection with that certain securities purchase agreement, dated of the date hereof, by and between the Company and the Holder (the “Purchase Agreement”).  All capitalized terms used in this Debenture and not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement.

ARTICLE I

Section 1.01               Principal and Interest. For value received, the Company hereby promises to pay to the order of the Holder, by no later than February 16, 2016 (the “Maturity Date”), in immediately available and lawful money of the United States of America, One Million and No/100 United States Dollars ($1,000,000.00), together with interest on the outstanding principal amount under this Debenture, at the rate of twelve percent (12%) per annum simple interest (the “Interest Rate”) from the Effective Date, until paid, as more specifically provided below.

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Section 1.02               Optional Redemption Prior to Maturity. The Company, at its option, shall have the right to redeem this Debenture in full and for cash, at any time prior to the Maturity Date, with three (3) business days advance written notice (the “Redemption Notice”) to the Holder. The amount required to redeem this Debenture in full pursuant to this Section 1.02 shall be equal to: (i) the aggregate principal amount then outstanding under this Debenture; plus all accrued and unpaid interest due under this Debenture as of the redemption date; plus (ii) all other costs, fees and charges due and payable hereunder or under any other “Transaction Documents” (as hereinafter defined), including, but not limited to, any prepayment penalties provided for in the Purchase Agreement (collectively, the “Redemption Amount”). The Company shall deliver the Redemption Amount to the Holder on the third (3rd) business day after the date of the Redemption Notice.

Section 1.03               Mandatory Redemption at Maturity. On the Maturity Date, the Company shall redeem this Debenture for the Redemption Amount, which Redemption Amount shall be due and payable to the Holder by no later than 2:00 P.M., EST, on the Maturity Date.

Section 1.04               Payments.

(1)                Monthly Payments. The Company shall make monthly payments of principal, interest and the corresponding amount of redemption premium to the Holder, while this Debenture is outstanding, until the Maturity Date, based on the payment, amortization and redemption premium schedule attached hereto as Schedule A. In the event such day is not a Business Day, then said payment shall be due on the first Business Day thereafter occurring.

(2)                Interest Calculations; Payment Application. Interest shall be calculated on the basis of a 360-day year, and shall accrue daily on the outstanding principal amount outstanding from time to time for the actual number of days elapsed, commencing on the Effective Date until payment in full of the outstanding principal, together with all accrued and unpaid interest and other amounts which may become due hereunder or under any Transaction Documents, has been made. Unless otherwise expressly provided elsewhere in this Debenture, all payments made under this Debenture shall include a redemption premium equal to six percent (6%) of the amount of principal paid with such payment. All payments received and actually collected by Holder hereunder shall be applied first to any costs and expenses due or incurred hereunder or under any other Transaction Documents, second to the redemption premium due on such payment in accordance with this Debenture, third to accrued and unpaid interest hereunder, and last to reduce the outstanding principal balance of this Debenture.

(3                  Late Fee. If all or any portion of the payments of principal, interest or other charges due hereunder are not received by the Holder within five (5) days of the date such payment is due, then the Company shall pay to the Holder a late charge (in addition to any other remedies that Holder may have) equal to five percent (5%) of each such unpaid payment or sum. Any payments returned to Holder for any reason must be covered by wire transfer of immediately available funds to an account designated by Holder, plus a $100.00 administrative fee charge. Holder shall have no responsibility or liability for payments purportedly made hereunder but not actually received by Holder; and the Company shall not be discharged from the obligation to make such payments due to loss of same in the mails or due to any other excuse or justification ultimately involving facts where such payments were not actually received by Holder.

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Section 1.05.              Manner of Payments. All sums payable to the order of Holder hereunder shall be payable by ACH transfer of lawful dollars of the United States of America to the ACH instructions set forth below, or at such place as Holder, from time to time, may designate in writing. ACH Instructions for all sums due and payable hereunder are as follows:

Correspondent Bank:
Northern Trust Intl. Bkg Corp.
New Jersey
Fedwire ABA# 026-0011-22
CHIPS ABA# 0112
SWIFT: CNORUS33

Beneficiary Bank:
Caledonian Bank Limited
Grand Cayman
A/C Number: 118984-20230
SWIFT: CBTLKYKY

Beneficiary Account Info:
Account Name:  TCA Global Credit Master Fund, LP
Account Number: 0201420310849001

ARTICLE II

Section 2.01              Secured Nature of Debenture. This Debenture is being issued in connection with the Purchase Agreement. The indebtedness evidenced by this Debenture is also secured by all of the assets and property of the Company and various other instruments and documents referred to in the Purchase Agreement as the “Transaction Documents”. All of the agreements, conditions, covenants, provisions, representations, warranties and stipulations contained in any of the Transaction Documents which are to be kept and performed by the Company are hereby made a part of this Debenture to the same extent and with the same force and effect as if they were fully set forth herein, and the Company covenants and agrees to keep and perform them, or cause them to be kept or performed, strictly in accordance with their terms.

ARTICLE III

Section 3.01               Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” hereunder: (i) the Company shall fail to pay any interest, principal or other charges due under this Debenture or any other Transaction Documents on the date when any such payment shall be due and payable; (ii) the Company makes an assignment for the benefit of creditors; (iii) any order or decree is rendered by a court which appoints or requires the appointment of a receiver, liquidator or trustee for the Company, and the order or decree is not vacated within thirty (30) days from the date of entry thereof; (iv) any order or decree is rendered by a court adjudicating the Company insolvent, and the order or decree is not vacated within thirty (30) days from the date of entry thereof; (v) the Company files a petition in bankruptcy under the provisions of any bankruptcy law or any insolvency act; (vi) the Company admits, in writing, its inability to pay its debts as they become due; (vii) a proceeding or petition in bankruptcy is filed against the Company and such proceeding or petition is not dismissed within thirty (30) days from the date it is filed; (viii) the Company files a petition or answer seeking reorganization or arrangement under the bankruptcy laws or any law or statute of the United States or any other foreign country or state; (ix) any written warranty, representation, certificate or statement of the Company and/or Guarantors in this Debenture, the Purchase Agreement or any other Transaction Document or any other agreement with Holder shall be false or misleading in any material respect when made or deemed made; and (x) the Company shall fail to perform, comply with or abide by any of the stipulations, agreements, conditions and/or covenants contained in this Debenture or any of the other Transaction Documents on the part of the Company to be performed complied with or abided by, and such failure continues or remains uncured for fifteen (15) days following written notice from the Holder to the Company.

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Section 3.02              Remedies. Upon the occurrence of an Event of Default that is not timely cured within an applicable cure period hereunder, the interest on this Debenture shall immediately accrue at an interest rate equal to eighteen percent (18%) per annum, and, in addition to all other rights or remedies the Holder may have, at law or in equity, the Holder may, in its sole discretion, accelerate full repayment of all principal amounts outstanding hereunder, together with accrued interest thereon, together with redemption premiums due thereon, together with all attorneys’ fees, paralegals’ fees and costs and expenses incurred by the Holder in collecting or enforcing payment hereof (whether such fees, costs or expenses are incurred in negotiations, all trial and appellate levels, administrative proceedings, bankruptcy proceedings or otherwise), and together with all other sums due by the Company hereunder and under the Transaction Documents, all without any relief whatsoever from any valuation or appraisement laws, and payment thereof may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to the Holder at law, in equity, or under this Debenture or any of the other Transaction Documents. In connection with the Holder’s rights hereunder upon an Event of Default, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately enforce any and all of its rights and remedies hereunder and all other remedies available to it in equity or under applicable law.

ARTICLE IV

Section 4.01          Usury Savings Clause. Notwithstanding any provision in this Debenture or the other Transaction Documents to the contrary, the total liability for payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions, or other sums which may at any time be deemed to be interest, shall not exceed the limit imposed by the usury laws of the jurisdiction governing this Debenture or any other applicable law. In the event the total liability of payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions or other sums which may at any time be deemed to be interest, shall, for any reason whatsoever, result in an effective rate of interest, which for any month or other interest payment period exceeds the limit imposed by the usury laws of the jurisdiction governing this Debenture, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice by, between, or to any party hereto, be applied to the reduction of the outstanding principal balance due hereunder immediately upon receipt of such sums by the Holder hereof, with the same force and effect as though the Company had specifically designated such excess sums to be so applied to the reduction of the principal balance then outstanding, and the Holder hereof had agreed to accept such sums as a penalty-free payment of principal; provided, however, that the Holder may, at any time and from time to time, elect, by notice in writing to the Company, to waive, reduce, or limit the collection of any sums in excess of those lawfully collectible as interest, rather than accept such sums as a prepayment of the principal balance then outstanding. It is the intention of the parties that the Company does not intend or expect to pay, nor does the Holder intend or expect to charge or collect any interest under this Debenture greater than the highest non-usurious rate of interest which may be charged under applicable law.

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ARTICLE V

Section 5.01               No Exemption. The Company hereby waives and releases all benefit that might accrue to the Company by virtue of any present or future laws exempting any property that may serve as security for this Debenture, or any other property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy, or sale under execution, exemption from civil process, or extension of time for payment; and the Company agrees that any property that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued thereon, may be sold upon any such writ in whole or in part in any order or manner desired by Holder.

Section 5.02               Exercise of Remedies. The remedies of the Holder as provided herein and in any of the other Transaction Documents shall be cumulative and concurrent and may be pursued singly, successively or together, at the sole discretion of the Holder, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

Section 5.03               Waivers. The Company and all others who are, or may become liable for the payment hereof: (i) severally waive presentment for payment, demand, notice of nonpayment or dishonor, protest and notice of protest of this Debenture or any other Transaction Documents, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Debenture and the other Transaction Documents, except as specifically provided in this Debenture or any other Transaction Document; (ii) expressly consent to all extensions of time, renewals or postponements of time of payment of this Debenture and any other Transaction Documents from time to time prior to or after the maturity of this Debenture without notice, consent or further consideration to any of the foregoing; (iii) expressly agree that the Holder shall not be required first to institute any suit, or to exhaust its remedies against the Company or any other person or party to become liable hereunder or against any collateral that may secure this Debenture in order to enforce the payment of this Debenture; and (iv) expressly agree that, notwithstanding the occurrence of any of the foregoing (except the express written release by the Holder of any such person), the undersigned shall be and remain, directly and primarily liable for all sums due under this Debenture.

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Section 5.04               No Waiver. Holder shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Holder, and then only to the extent specifically set forth in the writing. A waiver on one event shall not be construed as continuing or as a bar to or waiver of any right or remedy to a subsequent event.

ARTICLE VI

Section 6.01               Notice. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Debenture must be in writing and in each case properly addressed to the party to receive the same in accordance with the information below, and will be deemed to have been delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address below, then three (3) business days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, next business morning delivery, then one (1) business day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m ., EST, on a business day. Any notice hand delivered after 5:00 p.m., EST, shall be deemed delivered on the following business day. Notwithstanding the foregoing, notice, consents, waivers or other communications referred to in this Debenture may be sent by facsimile, e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending party has confirmed (by reply e-mail or some other form of written confirmation from the receiving party) that the notice has been received by the other party. The addresses and facsimile numbers for such communications shall be as set forth below, unless such address or information is changed by a notice conforming to the requirements hereof.

If to the Company:	c/o KCI Investments, LLC
4033 South Dean Martin Drive
Las Vegas, NV 89103
Attention: Richard Groberg
E-Mail: Rgroberg@prbmail.com

If to the Holder:	TCA Global Credit Master Fund, LP
3960 Howard Hughes Parkway, Suite 500
Las Vegas, NV 89169
Attn: Mr. Robert Press
E-Mail: bpress@tcaglobalfund.com

With a copy to:	Lucosky Brookman LLP
(which shall not constitute notice)	101 Wood Avenue South, 5th Floor
Woodbridge, NJ 08830
Attn: Seth A. Brookman, Esq.
E-Mail: sbrookman@lucbro.com

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Section 6.02               Governing Law and Venue. The Company and Holder each irrevocably agrees that any dispute arising under, relating to, or in connection with, directly or indirectly, this Debenture or related to any matter which is the subject of or incidental to this Debenture (whether or not such claim is based upon breach of contract or tort) shall be subject to the exclusive jurisdiction and venue of the state and/or federal courts located in Broward County, Florida. This provision is intended to be a “mandatory” forum selection clause and governed by and interpreted consistent with Florida law. The Company and Holder each hereby consents to the exclusive jurisdiction and venue of any state or federal court having its situs in said county, and each waives any objection based on forum non conveniens. The Company hereby waives personal service of any and all process and consent that all such service of process may be made by certified mail, return receipt requested, directed to the Company, as set forth herein in the manner provided by applicable statute, law, rule of court or otherwise. Except for the foregoing mandatory forum selection clause, all terms and provisions hereof and the rights and obligations of the Company and Holder hereunder shall be governed, construed and interpreted in accordance with the laws of the State of Nevada, without reference to conflict of laws principles.

Section 6.03               Severability. In the event any one or more of the provisions of this Debenture shall for any reason be held to be invalid, illegal, or unenforceable, in whole or in part, in any respect, or in the event that any one or more of the provisions of this Debenture operates or would prospectively operate to invalidate this Debenture, then and in any of those events, only such provision or provisions shall be deemed null and void and shall not affect any other provision of this Debenture. The remaining provisions of this Debenture shall remain operative and in full force and effect and shall in no way be affected, prejudiced, or disturbed thereby.

Section 6.04              Entire Agreement and Amendments. This Debenture, together with the other Transaction Documents represents the entire agreement between the parties hereto with respect to the subject matter hereof and thereof, and there are no representations, warranties or commitments, except as set forth herein and therein. This Debenture may be amended only by an instrument in writing executed by the parties hereto.

Section 6.05               Binding Effect. This Debenture shall be binding upon the Company and the successors and assigns of the Company and shall inure to the benefit of the Holder and the successors and assigns of the Holder.

Section 6.06               Assignment. The Holder may from time to time sell or assign, in whole or in part, or grant participations in, this Debenture and/or the obligations evidenced hereby without the consent of the Company. The holder of any such sale, assignment or participation, if the applicable agreement between Holder and such holder o provides, shall be: (i) entitled to all of the rights obligations and benefits of Holder (to the extent of such holder’s interest or pa1ticipation); and (ii) deemed to hold and may exercise the rights of setoff or banker’s lien with respect to any and all obligations of such holder to the Company (to the extent of such holder s interest or participation) , in each case as fully as though the Company was directly indebted to such holder. Holder may in its discretion give notice to the Company of such sale, assignment or participation; however, the failure to give such notice shall not affect any of Holder’s or such holder’s rights hereunder.

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Section 6.07                Lost or Mutilated Debenture. If this Debenture shall be mutilated, lost, stolen or destroyed the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture or in lieu of or in substitution for a lost, stolen or destroyed Debenture a new Debenture for the principal amount of this Debenture so mutilated, lost stolen or destroyed , but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, reasonably satisfactory to the Company.

Section 6.08               WAIVER OF JURY TRIAL. THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED ON THIS DEBENTURE, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS DEBENTURE OR ANY OTHER TRANSACTION DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF OR BETWEEN ANY PARTY HERETO, AND THE COMPANY AGREES AND CONSENTS TO THE GRANTING TO HOLDER OF RELIEF FROM ANY STAY ORDER WHICH MIGHT BE ENTERED BY ANY COURT AGAINST HOLDER AND TO ASSIST HOLDER IN OBTAINING SUCH RELIEF. THIS PROVISION IS A MATERIAL INDUCEMENT FOR HOLDER ACCEPTING THIS DEBENTURE FROM THE COMPANY. THE COMPANY’S REASONABLE RELIANCE UPON SUCH INDUCEMENT I HEREBY ACKNOWLEDGED.

Section 6.09              NON-US STATUS. THE HOLDER IS A NON-US PERSON AS THAT TERM IS DEFINED IN THE UNITED STATES INTERNAL REVENUE CODE. IT IS HEREBY AGREED AND UNDERSTOOD THAT THE OBLIGATIONS HEREUNDER MAY BE SOLD ONLY TO NON-U.S. PERSON. THE INTEREST PAYABLE HEREUNDER IS PAYABLE ONLY OUTSIDE THE UNITED STATES. ANY U.S. PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAW. BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANT THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SEC 6049(8)(4) OF THE INTERNAL REVENUE CODE AND REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATE PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SEC. 6049(B)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER).

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ARTICLE VII

Section 7.01               Conversion of Debenture. At any time and from time to time while this Debenture is outstanding on or after the Closing Date, at the sole option of the Holder upon the occurrence of an Event of Default and continuance for a fifteen (15) day period, this Debenture may be, convertible into shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) in accordance with the terms and conditions set forth in this Article VII.

(1)                Voluntary Conversion. At any time while this Debenture is outstanding on or after the Closing Date, upon the occurrence and continuance of an Event of Default for a fifteen (15) day period, at the sole option of the Holder, the Holder may convert all or any portion of the outstanding principal accrued and unpaid interest redemption premium and any other sums due and payable hereunder or under any of the other Transaction Documents (such total amount, the “Conversion Amount”) into shares of Common Stock of the Company (the “Conversion Shares”) at a price equal to: (i) the Conversion Amount (the numerator) ; divided by (ii) eighty-five percent (85%) of the lowest of the average daily volume weighted average price of the Company’s Common Stock during the five (5) trading days immediately prior to the Conversion Date (as defined below), as indicated in the conversion notice (in the form attached hereto as Exhibit “B” the “Conversion Notice”) (the denominator) (the “Conversion Price”). The Holder shall submit a Conversion Notice indicating the amount of the Debenture being converted and the number of Conversion Shares issuable upon such conversion, and where the Conversion Shares should be delivered.

(2)                The Holder’s Conversion Limitations. The Company shall not affect any conversion of this Debenture, and the Holder shall not have the right to convert any portion of this Debenture, to the extent that after giving effect to the conversion set forth on the Conversion Notice submitted by the Holder, the Holder (together with the Holder’s affiliates (as defined herein) and any Persons acting as a group together with the Holder or any of the Holder’s affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined herein). To ensure compliance with this restriction, prior to delivery of any Conversion Notice, the Holder shall have the right to request that the Company provide to the Holder a written statement of the percentage ownership of the Company’s Common Stock that would by beneficially owned by the Holder and its affiliates in the Company if the Holder converted such portion of this Debenture then intended to be converted by Holder. The Company shall, within two (2) business days of such request, provide Holder with the requested information in a written statement, and the Holder shall be entitled to rely on such written statement from the Company in issuing its Conversion Notice and ensuring that its ownership of the Company’s Common Stock is not in excess of the Beneficial Ownership Limitation. The restriction described in this Section may be waived by Holder, in whole or in part, upon notice from the Holder to the Company. For purposes of this Debenture, the “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Debenture. The limitations contained in this Section shall apply to any successor holder of this Debenture. For purposes of this Debenture, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof.

(3)                Mechanics of Conversion.   The conversion of this Debenture shall be conducted in the following manner:

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(a)                 Holder’s Delivery Requirements. To convert this Debenture into shares of Common Stock on any date set forth in the Conversion Notice by the Holder (the “Conversion Date”), the Holder shall transmit by facsimile or electronic mail (or otherwise deliver) a copy of the fully executed Conversion Notice to the Company (or, under certain circumstances as set forth below, by delivery of the Conversion Notice to the Company’s transfer agent).

(b)                Company’s Response. Upon receipt by the Company of a copy of a Conversion Notice, the Company shall as soon as practicable, but in no event later than two (2) Business Days after receipt of such Conversion Notice, send, via facsimile or electronic mail (or otherwise deliver) a confirmation of receipt of such Conversion Notice (the “Conversion Confirmation”) to the Holder indicating that the Company will process such Conversion Notice in accordance with the terms herein. In the event the Company fails to issue its Conversion Confirmation within said two (2) Business Day time period, the Holder shall have the absolute and irrevocable right and authority to deliver the fully executed Conversion Notice to the Company’s transfer agent, and pursuant to the terms of the Purchase Agreement, the Company’s transfer agent shall issue the applicable Conversion Shares to Holder as hereby provided. Within five (5) Business Days after the date of the Conversion Confirmation (or the date of the Conversion Notice, if the Company fails to issue the Conversion Confirmation), provided that the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, the Company shall cause the transfer agent to (or, if for any reason the Company fails to instruct or cause its transfer agent to so act, then pursuant to the Purchase Agreement, the Holder may request and require the Company’s transfer agent to) electronically transmit the applicable Conversion Shares to which the Holder shall be entitled by crediting the account of the Holder’s prime broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system, and provide proof satisfactory to the Holder of such delivery. In the event that the Company’s transfer agent is not participating in the DTC FAST program and is not otherwise DWAC eligible (or in the event the Holder otherwise requests), within five (5) Business Days after the date of the Conversion Confirmation (or the date of the Conversion Notice, if the Company fails to issue the Conversion Confirmation), the Company shall instruct and cause its transfer agent to (or, if for any reason the Company fails to instruct or cause its transfer agent to so act, then pursuant to the Purchase Agreement, the Holder may request and require the Company’s transfer agent to) issue and surrender to a nationally recognized overnight courier for delivery to the address specified in the Conversion Notice, a certificate, registered in the name of the Holder or its nominee, for the number of Conversion Shares to which the Holder shall be entitled. To effect conversions hereunder, the Holder shall not be required to physically surrender this Debenture to the Company unless the entire principal amount of this Debenture, plus all accrued and unpaid interest thereon and other sums due hereunder, has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Debenture in an amount equal to the applicable Conversion Amount. The Holder and the Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s). The Holder, and any assignee by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture may be less than the amount stated on the face hereof.

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(c)                 Record Holder. The Person(s) entitled to receive the shares of Common Stock issuable upon a conversion of this Debenture shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of the Conversion Date.

(d)                 Failure to Deliver Certificates. If in the case of any Conversion Notice, the certificate or certificates are not delivered to or as directed by the Holder by the date required hereby, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such Conversion Notice, in which event the Company shall promptly return to the Holder any original Debenture delivered to the Company and the Holder shall promptly return to the Company the Common Stock certificates representing the principal amount of this Debenture unsuccessfully tendered for conversion to the Company.

(e)                 Obligation Absolute; Partial Liquidated Damages. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Debenture in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or entity or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person or entity of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person or entity, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder . In the event the Holder of this Debenture shall elect to convert any or all of the outstanding principal amount hereof and accrued but unpaid interest thereon in accordance with the terms of this Debenture, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Debenture shall have been sought and obtained, and the Company posts a surety bond for the benefit of the Holder in the amount of 150% of the outstanding principal amount of this Debenture being converted, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of such injunction, the Company shall issue Conversion Shares upon a properly noticed conversion. If the Company fails for any reason to deliver to the Holder such certificate or certificates representing Conversion Shares pursuant to timing and delivery requirements of this Debenture, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $1.00 per day for each day after the date by which such certificates should have been delivered until such certificates are delivered. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to this Debenture or any agreement securing the indebtedness under this Debenture for the Company’s failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law. Nothing herein shall prevent the Holder from having the Conversion Shares issued directly by the Company’s transfer agent in accordance with the Purchase Agreement, in the event for any reason the Company fails to issue or deliver, or cause its transfer agent to issue and deliver, the Conversion Shares to the Holder upon exercise of Holder’s conversion rights hereunder.

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(f)                  Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of this Debenture shall be made without charge to the Holder hereof for any documentary stamp or similar taxes, or any other issuance or transfer fees of any nature or kind that may be payable in respect of the issue or delivery of such certificates, any such taxes or fees, if payable, to be paid by the Company.

(4)                Reservation of Common Stock. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, five (5) times such number of shares of Common Stock as shall be necessary to effect the full conversion of the Debenture in accordance with its terms (the “Share Reserve”). If upon receipt of a conversion notice from the Holder, the Share Reserve is insufficient to effect the full conversion of the Debenture then outstanding, the Company shall increase the Share Reserve accordingly. If the Company does not have sufficient authorized and unissued shares of Common Stock available to increase the Share Reserve, the Company shall cause its authorized and unissued shares to be increased within forty-five (45) days to an amount of shares equal to three (3) times the Conversion Shares. The Company’s management shall recommend to the shareholders to vote in favor of increasing the number of shares of Common Stock authorized.

(5)                Make-Whole Rights. Upon liquidation by the Holder of Conversion Shares issued pursuant to a Conversion Notice, provided that the Holder realizes a net amount from such liquidation equal to less than the Conversion Amount specified in the relevant Conversion Notice (such net realized amount, the “Realized Amount”), the Company shall issue to the Holder additional shares of the Company’s Common Stock equal to: (i) the Conversion Amount specified in the relevant Conversion Notice; minus (ii) the Realized Amount, as evidenced by a reconciliation statement from the Holder (a “Sale Reconciliation”) showing the Realized Amount from the sale of the Conversion Shares; divided by (iii) the average volume weighted average price of the Company’s Common Stock during the five (5) Business Days immediately prior to the date upon which the Holder delivers notice (the “Make-Whole Notice”) to the Company that such additional shares are requested by the Holder (the “Make-Whole Stock Price”) (such number of additional shares to be issued, the “Make-Whole Shares”). Upon receiving the Make-Whole Notice and Sale Reconciliation evidencing the number of Make-Whole Shares requested, the Company shall instruct its transfer agent to issue certificates representing the Make-Whole Shares, which Make-Whole Shares shall be issued and delivered in the same manner and within the same time frames as set forth herein. The Make-Whole Shares, when issued, shall be deemed to be validly issued, fully paid, and non-assessable shares of the Company’s Common Stock. Following the sale of the Make-Whole Shares by the Holder: (i) in the event that the Holder receives net proceeds from such sale which, when added to the Realized Amount from the prior relevant Conversion Notice, is less than the Conversion Amount specified in the relevant Conversion Notice, the Holder shall deliver an additional Make-Whole Notice to the Company following the procedures provided previously in this paragraph, and such procedures and the delivery of Make-Whole Notices and issuance of Make-Whole Shares shall continue until the Conversion Amount has been fully satisfied; and (ii) in the event that the Holder received net proceeds from the sale of Make-Whole Shares in excess of the Conversion Amount specified in the relevant Conversion Notice, such excess amount shall be applied to satisfy any and all amounts owed hereunder in excess of the Conversion Amount specified in the relevant Conversion Notice.

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(6)                Adjustments to Conversion Price.

(a)                 Stock Dividends and Stock Splits. If the Company, at any time while this Debenture is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on outstanding shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination, or re-classification.

(b)                 Fundamental Transaction. If, at any time while this Debenture is outstanding: (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then upon any subsequent conversion of this Debenture, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one (1) share of Common Stock (the “Alternate Consideration”). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Debenture following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new note consistent with the foregoing provisions and evidencing the Holder’s right to convert such note into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section and insuring that this Debenture (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

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(c)                 Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Debenture, the Company shall promptly deliver to Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(d)                Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Debenture, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Company’s records, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating: (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to convert this Debenture during the 10-day period commencing on the date of such notice through the effective date of the event triggering such notice.

[signature page follows]

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IN WITNESS WHEREOF with the intent to be legally bound hereby, the Company as executed this Senior Secured, Convertible, Redeemable Bridge Debenture as of the date first written above.

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CONSENT AND AGREEMENT

The undersigned is a Guarantor, as that term is defined in that certain securities purchase agreement by and between the Company and the Holder and, as such, the undersigned hereby consents and agrees to the payment of the amounts contemplated in the senior secured, convertible, redeemable bridge debenture, documents contemplated thereby and to the provisions contained therein relating to conditions to be fulfilled and obligations to be performed by the Company pursuant to or in connection with said senior secured, convertible, redeemable bridge debenture to the same extent as if the undersigned were a party to said senior secured, convertible, redeemable bridge debenture.

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CONSENT AND AGREEMENT

The undersigned is a Guarantor, as that term is defined in that certain securities purchase agreement by and between the Company and the Holder and, as such, the undersigned hereby consents and agrees to the payment of the amounts contemplated in the senior secured, convertible, redeemable bridge debenture, documents contemplated thereby and to the provisions contained therein relating to conditions to be fulfilled and obligations to be performed by the Company pursuant to or in connection with said senior secured, convertible, redeemable bridge debenture to the same extent as if the undersigned were a party to said senior secured, convertible, redeemable bridge debenture.

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CONSENT AND AGREEMENT

The undersigned is a Guarantor, as that term is defined in that certain securities purchase agreement by and between the Company and the Holder and, as such, the undersigned hereby consents and agrees to the payment of the amounts contemplated in the senior secured, convertible, redeemable bridge debenture, documents contemplated thereby and to the provisions contained therein relating to conditions to be fulfilled and obligations to be performed by the Company pursuant to or in connection with said senior secured, convertible, redeemable bridge debenture to the same extent as if the undersigned were a party to said senior secured, convertible, redeemable bridge debenture.

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CONSENT AND AGREEMENT

The undersigned is a Guarantor, as that term is defined in that certain securities purchase agreement by and between the Company and the Holder and, as such, the undersigned hereby consents and agrees to the payment of the amounts contemplated in the senior secured, convertible, redeemable bridge debenture, documents contemplated thereby and to the provisions contained therein relating to conditions to be fulfilled and obligations to be performed by the Company pursuant to or in connection with said senior secured, convertible, redeemable bridge debenture to the same extent as if the undersigned were a party to said senior secured, convertible, redeemable bridge debenture.

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SCHEDULE A

PAYMENT SCHEDULE

		Principal Bal	interest pmt	principal pmt	Total Int	Redemption Premium	Total payment	Payment Due
2/16/2015								(1,000,000.00)
3/16/2015	1	1,000,000.00	10,000.00	78,848.79	10,000.00	5,000.00	93,848.79	93,848.79
4/16/2015	2	921,151.21	9,211.51	79,637.28	19,211.51	5,000.00	187,697.58	93,848.79
5/16/2015	3	841,513.93	8,415.14	80,433.65	27,626.65	5,000.00	281,546.37	93,848.79
6/16/2015	4	761,080.29	7,610.80	81,237.99	35,237.45	5,000.00	375,395.15	93,848.79
7/16/2015	5	679,842.30	6,798.42	82,050.37	42,035.88	5,000.00	469,243.94	93,848.79
8/16/2015	6	597,791.93	5,977.92	82,870.87	48,013.80	5,000.00	563,092.73	93,848.79
9/16/2015	7	514,921.06	5,149.21	83,699.58	53,163.01	5,000.00	656,941.52	93,848.79
10/16/2015	8	431,221.49	4,312.21	84,536.57	57,475.22	5,000.00	750,790.31	93,848.79
11/16/2015	9	346,684.91	3,466.85	85,381.94	60,942.07	5,000.00	844,639.10	93,848.79
12/16/2015	10	261,302.97	2,613.03	86,235.76	63,555.10	5,000.00	938,487.89	93,848.79
1/16/2016	11	175,067.21	1,750.67	87,098.12	65,305.77	5,000.00	1,032,336.68	93,848.79
2/16/2016	12	87,969.10	879.69	87,969.10	66,185.46	5,000.00	1,126,185.46	93,848.79

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EXHIBIT B

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal and/or interest under the Senior Secured, Convertible, Redeemable Debenture (the “Debenture”) issued by Preferred Restaurant Brands, Inc., a corporation incorporated under the laws of the State of Florida and formerly known as Dixie Foods International, Inc. (the “Company”), into shares of common stock, par value $0.001 per share (the “Common Shares”), of the Company in accordance with the conditions of the Debenture, as of the date written below.

Based solely on information provided by the Company to Holder, the undersigned represents and warrants to the Company that its ownership of the Common Shares does not exceed the Beneficial Ownership Limitation as specified under the Note.

  Conversion Calculations Effective Date of Conversion:

Principal Amount and/or Interest to be Converted:

Number of Common Shares to be Issued:

[HOLDER]

By:

Name:

Title:

Address:

4835-1033-8337, v.  4-1033-8337, v.  1-8865-1806, v.  1-2923-3949, v.  1-7005-3660, v.  1-0816-5148, v.  1

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GUARANTY AGREEMENT

This GUARANTY AGREEMENT is dated as of December 31, 2014 (as amended, restated or modified from time to time, the “Guaranty”), and is made by KENNETH ANTOS, an individual residing at 5148 Spanish Heights Drive, Las Vegas, Nevada 89148 (the “Guarantor”), in favor of TCA GLOBAL CREDIT MASTER FUND, LP, a limited partnership organized and existing under the laws of the Cayman Islands (the “Buyer”).

WHEREAS, pursuant to a Securities Purchase Agreement dated of even date herewith (the “Purchase Agreement”) by and between Preferred Restaurant Brands, Inc., a corporation incorporated under the laws of the State of Florida and formerly known as Dixie Foods International, Inc. (the “Company”), and the Buyer, the Company has agreed to issue to the Buyer and the Buyer has agreed to purchase from Company certain senior secured, redeemable debentures (the “Debentures”), as more specifically set forth in the Purchase Agreement; and

WHEREAS, in order to induce Buyer to purchase the Debentures, and with full knowledge that Buyer would not purchase the Debentures without this Guaranty, Guarantor has agreed to execute and deliver this Guaranty to Buyer, for the benefit of Buyer, as security for the Liabilities and Obligations;

WHEREAS, Guarantor is an affiliate of the Company and will significantly benefit from Buyer’s purchase of the Debentures from the Company; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties each intending to be legally bound, hereby do agree as follows:

1.             LIABILITIES GUARANTEED

Guarantor hereby guarantees and becomes surety to Buyer for the full, prompt and unconditional payment of the Liabilities and payment and performance of the Obligations, when and as the same shall become due, whether at the stated maturity date, by acceleration or otherwise, and the full, prompt and unconditional performance of each term and condition to be performed by Company under the Debentures and the other Transaction Documents. This Guaranty is a primary obligation of Guarantor and shall be a continuing inexhaustible Guaranty. This is a guaranty of payment and not of collection. Buyer may require Guarantor to pay and perform its liabilities and obligations under this Guaranty and may proceed immediately against Guarantor without being required to bring any proceeding or take any action against Company or any other Person prior thereto; the liability of Guarantor hereunder being independent of and separate from the liability of Company, any other guarantor, any other Person, and the availability of other collateral security for the Debentures and the other Transaction Documents.

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2.              DEFINITIONS

All capitalized terms used in this Guaranty that are defined in the Purchase Agreement shall have the meanings assigned to them in the Purchase Agreement, unless the context of this Guaranty requires otherwise.

3.              REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants to Buyer as follows:

3.1.            Organization, Powers. Guarantor: (i) is an individual residing at 5148 Spanish Heights Drive, Las Vegas, Nevada 89148; (ii) has the power and authority to own its properties and assets and to carry on its business as now being conducted and as now contemplated; and (iii) has the power and authority to execute, deliver and perform and by all necessary action has authorized the execution, delivery and performance of, all of its obligations under this Guaranty and any other Transaction Documents to which it is a party.

3.2.            Execution of Guaranty. This Guaranty, and each other Transaction Document to which Guarantor is a party, have been duly executed and delivered by Guarantor. Execution, delivery and performance of this Guaranty and each other Transaction Document to which Guarantor is a party will not: (i) violate any provision of any law, rule or regulation, any judgment, order, writ, decree or other instrument of any governmental authority, or any provision of any contract or other instrument to which Guarantor is a party or by which Guarantor or any of its properties or assets are bound; (ii) result in the creation or imposition of any lien, claim or encumbrance of any nature, other than the liens created by the Transaction Documents; and (iii) require any consent from, exemption of, or filing or registration with, any governmental authority or any other Person, other than any filings in connection with the liens created by the Transaction Documents.

3.3.            Obligations of Guarantor. This Guaranty and each other Transaction Document to which Guarantor is a party are the legal, valid and binding obligations of Guarantor, enforceable against Guarantor in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights generally or by equitable principles which may affect the availability of specific performance and other equitable remedies. The purchase of the Debenture by Buyer and the assumption by Guarantor of its obligations hereunder and under any other Transaction Document to which Guarantor is a party will result in material benefits to Guarantor. This Guaranty was entered into by Guarantor for commercial purposes.

3.4.            Litigation. There is no demand, claim, suit, action, litigation, investigation, audit, study, arbitration, administrative hearing, or any other proceeding of any nature whatsoever at law or in equity or by or before any governmental authority now pending or, to the knowledge of Guarantor, threatened, against or affecting Guarantor or any of its properties, assets or rights which, if adversely determined, would materially impair or affect: (i) the value of any collateral securing the Liabilities; (ii) Guarantor’s right to carry on its business substantially as now conducted (and as now contemplated); (iii) Guarantor’s financial condition; or (iv) Guarantor’s capacity to consummate and perform its obligations under this Guaranty or any other Transaction Document to which Guarantor is a party.

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3.5.            No Defaults. Guarantor is not in default beyond the expiration of any applicable grace or cure periods, in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained herein or in any contract or other instrument to which Guarantor is a party or by which Guarantor or any of its properties or assets are bound.

3.6.           No Untrue Statements. To the knowledge of Guarantor, no Transaction Document or other document, certificate or statement furnished to Buyer by or on behalf of Company or Guarantor contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. Guarantor acknowledges that all such statements, representations and warranties shall be deemed to have been relied upon by Buyer as an inducement to purchase the Debentures.

4.             NO LIMITATION OF LIABILITY

4.1.           Guarantor acknowledges that the obligations undertaken herein involve the guaranty of obligations of a Person other than Guarantor and, in full recognition of that fact, Guarantor consents and agrees that Buyer may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness of this Guaranty: (i) change the manner, place or terms of payment of (including, without limitation, any increase or decrease in the principal amount of the Liabilities or the interest rate), and/or change or extend the time for payment of, or renew, supplement or modify, any of the Liabilities, any security therefor, or any of the Transaction Documents evidencing same, and the Guaranty herein made shall apply to the Liabilities and the Transaction Documents as so changed, extended, renewed, supplemented or modified; (ii) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order, any property securing the Liabilities; (iii) supplement, modify, amend or waive, or enter into or give any agreement, approval, waiver or consent with respect to, any of the Liabilities, or any part thereof, or any of the Transaction Documents, or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (iv) exercise or refrain from exercising any rights against Company or other Persons (including Guarantor) or against any security for the Liabilities; (v) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Transaction Documents or the Liabilities, or any part thereof; (vi) accept partial payments on the Liabilities; (vii) receive and hold additional security or guaranties for the Liabilities, or any part thereof; (viii) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer and/or enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as Buyer, in its sole and absolute discretion, may determine; (ix) add, release, settle, modify or discharge the obligation of any maker, endorser, guarantor, surety, obligor or any other Person who is in any way obligated for any of the Liabilities, or any part thereof; (x) settle or compromise any Liabilities, whether in a Proceeding or not, and whether voluntarily or involuntarily, dispose of any security therefor (with or without consideration and in whatever manner Buyer deems appropriate), and subordinate the payment of any of the Liabilities, whether or not due, to the payment of liabilities owing to creditors of Company other than Buyer and Guarantor; (xi) consent to the merger, change or any other restructuring or termination of the corporate existence of Company or any other Person, and correspondingly restructure the Liabilities, and any such merger, change, restructuring or termination shall not affect the liability of Guarantor or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Liabilities; (xii) apply any sums it receives, by whomever paid or however realized, to any of the Liabilities and/or (xiii) take any other action which might constitute a defense available to, or a discharge of, Company or any other Person (including Guarantor) in respect of the Liabilities.

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4.2.            The invalidity, irregularity or unenforceability of all or any part of the Liabilities or any Transaction Document, or the impairment or loss of any security therefor, whether caused by any action or inaction of Buyer, or otherwise, shall not affect, impair or be a defense to Guarantor’s obligations under this Guaranty.

4.3.            Upon the occurrence and during the continuance of any Event of Default, Buyer may enforce this Guaranty independently of any other remedy, guaranty or security Buyer at any time may have or hold in connection with the Liabilities, and it shall not be necessary for Buyer to marshal assets in favor of Company, any other guarantor of the Liabilities or any other Person or to proceed upon or against and/or exhaust any security or remedy before proceeding to enforce this Guaranty. Guarantor expressly waives any right to require Buyer to marshal assets in favor of Company or any other Person, or to proceed against Company or any other guarantor of the Liabilities or any collateral provided by any Person, and agrees that Buyer may proceed against any obligor (including Guarantor) and/or the collateral in such order as Buyer shall determine in its sole and absolute discretion. Buyer may file a separate action or actions against Guarantor, whether action is brought or prosecuted with respect to any security or against any other Person, or whether any other Person is joined in any such action or actions. Guarantor agrees that Buyer and Company may deal with each other in connection with the Liabilities or otherwise, or alter any contracts or agreements now or hereafter existing between them, in any manner whatsoever, all without in any way altering or affecting the security of this Guaranty.

4.4.            Guarantor expressly waives, to the fullest extent permitted by applicable law, any and all defenses which Guarantor shall or may have as of the date hereof arising or asserted by reason of: (i) any disability or other defense of Company, or any other guarantor for the Liabilities, with respect to the Liabilities; (ii) the unenforceability or invalidity of any security for or guaranty of the Liabilities or the lack of perfection or continuing perfection or failure of priority of any security for the Liabilities; (iii) the cessation for any cause whatsoever of the liability of Company, or any other guarantor of the Liabilities (other than by reason of the full payment and performance of all Liabilities (other than contingent indemnification obligations)); (iv) any failure of Buyer to marshal assets in favor of Company or any other Person; (v) any failure of Buyer to give notice of sale or other disposition of collateral to Company or any other Person or any defect in any notice that may be given in connection with any sale or disposition of collateral; (vi) any failure of Buyer to comply with applicable laws in connection with the sale or other disposition of any collateral or other security for any Liabilities, including, without limitation, any failure of Buyer to conduct a commercially reasonable sale or other disposition of any collateral or other security for any Liabilities; (vii) any act or omission of Buyer or others that directly or indirectly results in or aids the discharge or release of Company or any other guarantor of the Liabilities, or of any security or guaranty therefor by operation of law or otherwise; (viii) any law which provides that the obligation of a surety or guarantor must neither be larger in amount or in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation; (ix) any failure of Buyer to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person; (x) the election by Buyer, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code; (xi) any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy Code; (xii) any use of collateral under Section 363 of the United States Bankruptcy Code; (xiii) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person; (xiv) the avoidance of any lien or security interest in favor of Buyer for any reason; (xv) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including without limitation any discharge of, or bar or stay against collecting, all or any of the Liabilities (or any interest thereon) in or as a result of any such proceeding; or (xvi) any action taken by Buyer that is authorized by this Section or any other provision of any Transaction Document. Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Liabilities, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Liabilities.

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4.5.            This is a continuing guaranty and shall remain in full force and effect as to all of the Liabilities until such date as all amounts owing by Company to Buyer shall have been paid in full in cash and all obligations of Company with respect to any of the Liabilities shall have terminated or expired (other than contingent indemnification obligations) (such date is referred to herein as the “Termination Date”).

5.               LIMITATION ON SUBROGATION

Until the Termination Date, Guarantor waives any present or future right to which Guarantor is or may become entitled to be subrogated to Buyer’s rights against Company or to seek contribution, reimbursement, indemnification, payment or the like, or participation in any claim, right or remedy of Buyer against Company or any security which Buyer now has or hereafter acquires, whether or not such claim, right or remedy arises under contract, in equity, by statute, under common law or otherwise. If, notwithstanding such waiver, any funds or property shall be paid or transferred to Guarantor on account of such subrogation, contribution, reimbursement, or indemnification at any time when all of the Liabilities have not been paid in full, Guarantor shall hold such funds or property in trust for Buyer and shall forthwith pay over to Buyer such funds and/or property to be applied by Buyer to the Liabilities.

6.               COVENANTS

6.1.            Financial Statements; Compliance Certificate. No later than ten (10) days after written request therefore from Buyer, Guarantor shall deliver to Buyer: (a) financial statements disclosing all of Guarantor’s assets, liabilities, net worth, income and contingent liabilities, all in reasonable detail and in form acceptable to Buyer, signed by Guarantor, and certified by Guarantor to Buyer to be true, correct and complete in all material respects; (b) complete copies of federal tax returns, including all schedules, each of which shall be signed and certified by Guarantor to be true and complete copies of such returns; and (c) such other information respecting the Guarantor as Buyer may from time to time reasonably request.

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6.2.            Subordination of Other Debts. Guarantor hereby: (a) subordinates the obligations now or hereafter owed by Company to Guarantor (“Subordinated Debt”) to any and all obligations of Company to Buyer now or hereafter existing while this Guaranty is in effect, and hereby agrees that Guarantor will not request or accept payment of or any security for any part of the Subordinated Debt, and any proceeds of the Subordinated Debt paid to Guarantor, through error or otherwise, shall immediately be forwarded to Buyer by Guarantor, properly endorsed to the order of Buyer, to apply to the Liabilities.

7.              EVENTS OF DEFAULT

Each of the Events of Default in the Purchase Agreement shall constitute an Event of Default hereunder.

8.              REMEDIES.

8.1.            Upon an Event of Default, as provided in the Purchase Agreement, all liabilities and obligations of Guarantor hereunder shall become immediately due and payable without demand or notice and, in addition to any other remedies provided by law or in equity, Buyer may:

8.1.1.            Enforce the obligations of Guarantor under this Guaranty.

8.1.2.            To the extent not prohibited by and in addition to any other remedy provided by law or equity, setoff against any of the Liabilities any sum owed by Buyer in any capacity to Guarantor whether due or not.

8.1.3.            Perform any covenant or agreement of Guarantor in default hereunder (but without obligation to do so) and in that regard pay such money as may be required or as Buyer may reasonably deem expedient. Any costs, expenses or fees, including reasonable attorneys’ fees and costs, incurred by Buyer in connection with the foregoing shall be included in the Liabilities guaranteed hereby, and shall be due and payable on demand, together with interest at the highest non-usurious rate permitted by applicable law, such interest to be calculated from the date of such advance to the date of repayment thereof. Any such action by Buyer shall not be deemed to be a waiver or release of Guarantor hereunder and shall be without prejudice to any other right or remedy of Buyer.

8.2.            Settlement of any claim by Buyer against Company, whether in any Proceeding or not, and whether voluntary or involuntary, shall not reduce the amount due under the terms of this Guaranty, except to the extent of the amount actually paid by Company or any other obligated Person and legally retained by Buyer in connection with the settlement (unless otherwise provided for herein).

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9.              MISCELLANEOUS.

9.1.           Disclosure of Financial Information. Buyer is hereby authorized to disclose any financial or other information about Guarantor to any governmental authority having jurisdiction over Buyer or to any present, future or prospective participant or successor in interest in the Debentures. The information provided may include, without limitation, amounts, terms, balances, payment history, return item history and any financial or other information about Guarantor.

9.2.            Remedies Cumulative. The rights and remedies of Buyer, as provided herein and in any other Transaction Document, shall be cumulative and concurrent, may be pursued separately, successively or together, may be exercised as often as occasion therefor shall arise, and shall be in addition to any other rights or remedies conferred upon Buyer at law or in equity. The failure, at any one or more times, of Buyer to exercise any such right or remedy shall in no event be construed as a waiver or release thereof. Buyer shall have the right to take any action it deems appropriate without the necessity of resorting to any collateral securing this Guaranty.

9.3.            Integration. This Guaranty and the other Transaction Documents constitute the sole agreement of the parties with respect to the transactions contemplated hereby and thereby and supersede all oral negotiations and prior writings with respect thereto.

9.4.            Attorneys’ Fees and Expenses. If Buyer retains the services of counsel by reason of a claim of an Event of Default hereunder or under any of the other Transaction Documents, or on account of any matter involving this Guaranty, or for examination of matters subject to Buyer’s approval under the Transaction Documents, all costs of suit and all reasonable attorneys’ fees and such other reasonable expenses so incurred by Buyer shall forthwith, on demand, become due and payable and shall be secured hereby.

9.5.            No Implied Waiver. Buyer shall not be deemed to have modified or waived any of its rights or remedies hereunder unless such modification or waiver is in writing and signed by Buyer, and then only to the extent specifically set forth therein. A waiver in one event shall not be construed as continuing or as a waiver of or bar to such right or remedy on a subsequent event.

9.6.            Waiver. Except as otherwise provided herein or in any of the Transaction Documents, Guarantor waives notice of acceptance of this Guaranty and notice of the Liabilities and waives notice of default, non-payment, partial payment, presentment, demand, protest, notice of protest or dishonor, and all other notices to which Guarantor might otherwise be entitled or which might be required by law to be given by Buyer. Guarantor waives the right to any stay of execution and the benefit of all exemption laws, to the extent permitted by law, and any other protection granted by law to guarantors, now or hereafter in effect with respect to any action or proceeding brought by Buyer against it. Guarantor irrevocably waives all claims of waiver, release, surrender, alteration or compromise and the right to assert against Buyer any defenses, set-offs, counterclaims, or claims that Guarantor may have at any time against Company or any other party liable to Buyer.

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9.7.            No Third Party Beneficiary. Except as otherwise provided herein, Guarantor and Buyer do not intend the benefits of this Guaranty to inure to any third party and no third party (including Company) shall have any status, right or entitlement under this Guaranty.

9.8.            Partial Invalidity. The invalidity or unenforceability of any one or more provisions of this Guaranty shall not render any other provision invalid or unenforceable. In lieu of any invalid or unenforceable provision, there shall be added automatically a valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

9.9.            Binding Effect. The covenants, conditions, waivers, releases and agreements contained in this Guaranty shall bind, and the benefits thereof shall inure to, the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns; provided, however, that this Guaranty cannot be assigned by Guarantor without the prior written consent of Buyer, and any such assignment or attempted assignment by Guarantor shall be void and of no effect with respect to the Buyer.

9.10.          Modifications. This Guaranty may not be supplemented, extended, modified or terminated except by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

9.11.          Sales or Participations. Buyer may from time to time sell or assign the Debentures, in whole or in part, or grant participations in the Debentures and/or the obligations evidenced thereby without the consent of Company or Guarantor (other than as provided in the Purchase Agreement), provided, however, Buyer shall provide written notice to Company and Guarantor of any such assignment or grant of participations. The holder of any such sale, assignment or participation, if the applicable agreement between Buyer and such holder so provides, shall be: (a) entitled to all of the rights, obligations and benefits of Buyer (to the extent of such holder’s interest or participation); and (b) deemed to hold and may exercise the rights of setoff or banker’s lien with respect to any and all obligations of such holder to Guarantor (to the extent of such holder’s interest or participation), in each case as fully as though Guarantor was directly indebted to such holder. Buyer may in its discretion give notice to Guarantor of such sale, assignment or participation; however, the failure to give such notice shall not affect any of Buyer’s or such holder’s rights hereunder.

9.12.         MANDATORY FORUM SELECTION. ANY DISPUTE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH THE AGREEMENT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF OR INCIDENTAL TO THE AGREEMENT (WHETHER OR NOT SUCH CLAIM IS BASED UPON BREACH OF CONTRACT OR TORT) SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN BROWARD COUNTY, FLORIDA. THIS PROVISION IS INTENDED TO BE A “MANDATORY” FORUM SELECTION CLAUSE AND GOVERNED BY AND INTERPRETED CONSISTENT WITH FLORIDA LAW.

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9.13.          Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Guaranty must be in writing and in each case properly addressed to the party to receive the same in accordance with the information below, and will be deemed to have been delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address below, then three (3) business days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, next business morning delivery, then one (1) business day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., EST, on a Business Day. Any notice hand delivered after 5:00 p.m., EST, shall be deemed delivered on the following Business Day. Notwithstanding the foregoing, notice, consents, waivers or other communications referred to in this Guaranty may be sent by facsimile, e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending party has confirmed (by reply e-mail or some other form of written confirmation) that the notice has been received by the other party. The addresses and facsimile numbers for such communications shall be as set forth below, unless such address or information is changed by a notice conforming to the requirements hereof. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances:

If to the Guarantor:	c/o KCI Investments, LLC
4033 South Dean Martin Drive
Las Vegas, NV 89103
Attention: Richard Groberg
E-Mail: Rgroberg@prbmail.com

If to the Buyer:	TCA Global Credit Master Fund, LP
3960 Howard Hughes Parkway, Suite 500
Las Vegas, NV 89169
Attn: Mr. Robert Press
E-Mail: bpress@tcaglobalfund.com

With a copy to:	Lucosky Brookman LLP
(which shall not constitute notice)	101 Wood Avenue South, 5th Floor
Woodbridge, NJ 08830
Attn: Seth A. Brookman, Esq.
E-Mail: sbrookman@lucbro.com

9.14.          Governing Law. Except in the case of the Mandatory Forum Selection clause set forth in Section 9.12 hereof, this Guaranty shall be governed by and construed in accordance with the substantive laws of the State of Nevada without reference to conflict of laws principles.

9.15.          Joint and Several Liability. The word “Guarantor” or “Guarantors” shall mean all of the undersigned persons, if more than one, and their liability shall be joint and several. The liability of Guarantor shall also be joint and several with the liability of any other guarantor under any other guaranty.

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9.16.          Continuing Enforcement. If, after receipt of any payment of all or any part of the Liabilities, Buyer is compelled or reasonably agrees, for settlement purposes, to surrender such payment to any person or entity for any reason (including, without limitation, a determination that such payment is void or voidable as a preference or fraudulent conveyance, an impermissible setoff, or a diversion of trust funds), then this Guaranty shall continue in full force and effect or be reinstated, as the case may be, and Guarantor shall be liable for, and shall indemnify, defend and hold harmless Buyer with respect to the full amount so surrendered. The provisions of this Section shall survive the termination of this Guaranty and shall remain effective notwithstanding the payment of the Liabilities, the cancellation, conversion or redemption of the Debentures, this Guaranty or any other Transaction Document, the release of any security interest, lien or encumbrance securing the Liabilities or any other action which Buyer may have taken in reliance upon its receipt of such payment. Any cancellation, release or other such action shall be deemed to have been conditioned upon any payment of the Liabilities having become final and irrevocable.

9.17.          WAIVER OF JURY TRIAL. GUARANTOR AGREES THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT BY LENDER OR GUARANTOR ON OR WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY. LENDER AND GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND INTELLIGENTLY, AND WITH THE ADVICE OF THEIR RESPECTIVE COUNSEL, WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. FURTHER, LENDER AND GUARANTOR WAIVE ANY RIGHT THEY MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. GUARANTOR ACKNOWLEDGES AND AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS GUARANTY AND THAT LENDER WOULD NOT PURCHASE THE NOTES IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS GUARANTY.

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IN WITNESS WHEREOF, Guarantor, intending to be legally bound, has duly executed and delivered this Guaranty Agreement as of the day and year first above written.

4833-8068-0737, v.  1-2711-5553, v.  1

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GUARANTY AGREEMENT

This GUARANTY AGREEMENT is dated as of December 31, 2014 (as amended, restated or modified from time to time, the “Guaranty”), and is made by KCI INVESTMENTS, LLC, a limited liability company organized and existing under the laws of the State of Nevada (the “Guarantor”), in favor of TCA GLOBAL CREDIT MASTER FUND, LP, a limited partnership organized and existing under the laws of the Cayman Islands (the “Buyer”).

WHEREAS, pursuant to a Securities Purchase Agreement dated of even date herewith (the “Purchase Agreement”) by and between Preferred Restaurant Brands, Inc., a corporation incorporated under the laws of the State of Florida and formerly known as Dixie Foods International, Inc. (the “Company”), and the Buyer, the Company has agreed to issue to the Buyer and the Buyer has agreed to purchase from Company certain senior secured, redeemable debentures (the “Debentures”), as more specifically set forth in the Purchase Agreement; and

WHEREAS, in order to induce Buyer to purchase the Debentures, and with full knowledge that Buyer would not purchase the Debentures without this Guaranty, Guarantor has agreed to execute and deliver this Guaranty to Buyer, for the benefit of Buyer, as security for the Liabilities and Obligations;

WHEREAS, Guarantor is the direct subsidiary of the Company and will significantly benefit from Buyer’s purchase of the Debentures from the Company; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties each intending to be legally bound, hereby do agree as follows:

1.             LIABILITIES GUARANTEED

Guarantor hereby guarantees and becomes surety to Buyer for the full, prompt and unconditional payment of the Liabilities and payment and performance of the Obligations, when and as the same shall become due, whether at the stated maturity date, by acceleration or otherwise, and the full, prompt and unconditional performance of each term and condition to be performed by Company under the Debentures and the other Transaction Documents. This Guaranty is a primary obligation of Guarantor and shall be a continuing inexhaustible Guaranty. This is a guaranty of payment and not of collection. Buyer may require Guarantor to pay and perform its liabilities and obligations under this Guaranty and may proceed immediately against Guarantor without being required to bring any proceeding or take any action against Company or any other Person prior thereto; the liability of Guarantor hereunder being independent of and separate from the liability of Company, any other guarantor, any other Person, and the availability of other collateral security for the Debentures and the other Transaction Documents.

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2.             DEFINITIONS

All capitalized terms used in this Guaranty that are defined in the Purchase Agreement shall have the meanings assigned to them in the Purchase Agreement, unless the context of this Guaranty requires otherwise.

3.             REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants to Buyer as follows:

3.1.            Organization, Powers. Guarantor: (i) is a limited liability company organized and existing under the laws of the State of Nevada; (ii) has the power and authority to own its properties and assets and to carry on its business as now being conducted and as now contemplated; and (iii) has the power and authority to execute, deliver and perform (and the officer or manager executing this Guaranty on behalf of Guarantor has been duly authorized to so act and execute this Guaranty on behalf of the Guarantor), and by all necessary action has authorized the execution, delivery and performance of, all of its obligations under this Guaranty and any other Transaction Documents to which it is a party.

3.2.            Execution of Guaranty. This Guaranty, and each other Transaction Document to which Guarantor is a party, have been duly executed and delivered by Guarantor. Execution, delivery and performance of this Guaranty and each other Transaction Document to which Guarantor is a party will not: (i) violate any provision of any law, rule or regulation, any judgment, order, writ, decree or other instrument of any governmental authority, or any provision of any contract or other instrument to which Guarantor is a party or by which Guarantor or any of its properties or assets are bound; (ii) result in the creation or imposition of any lien, claim or encumbrance of any nature, other than the liens created by the Transaction Documents; and (iii) require any consent from, exemption of, or filing or registration with, any governmental authority or any other Person, other than any filings in connection with the liens created by the Transaction Documents.

3.3.           Obligations of Guarantor. This Guaranty and each other Transaction Document to which Guarantor is a party are the legal, valid and binding obligations of Guarantor, enforceable against Guarantor in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights generally or by equitable principles which may affect the availability of specific performance and other equitable remedies. The purchase of the Debenture by Buyer and the assumption by Guarantor of its obligations hereunder and under any other Transaction Document to which Guarantor is a party will result in material benefits to Guarantor. This Guaranty was entered into by Guarantor for commercial purposes.

3.4.            Litigation. There is no demand, claim, suit, action, litigation, investigation, audit, study, arbitration, administrative hearing, or any other proceeding of any nature whatsoever at law or in equity or by or before any governmental authority now pending or, to the knowledge of Guarantor, threatened, against or affecting Guarantor or any of its properties, assets or rights which, if adversely determined, would materially impair or affect: (i) the value of any collateral securing the Liabilities; (ii) Guarantor’s right to carry on its business substantially as now conducted (and as now contemplated); (iii) Guarantor’s financial condition; or (iv) Guarantor’s capacity to consummate and perform its obligations under this Guaranty or any other Transaction Document to which Guarantor is a party.

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3.5.            No Defaults. Guarantor is not in default beyond the expiration of any applicable grace or cure periods, in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained herein or in any contract or other instrument to which Guarantor is a party or by which Guarantor or any of its properties or assets are bound.

3.6.           No Untrue Statements. To the knowledge of Guarantor, no Transaction Document or other document, certificate or statement furnished to Buyer by or on behalf of Company or Guarantor contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. Guarantor acknowledges that all such statements, representations and warranties shall be deemed to have been relied upon by Buyer as an inducement to purchase the Debentures.

4.             NO LIMITATION OF LIABILITY

4.1.           Guarantor acknowledges that the obligations undertaken herein involve the guaranty of obligations of a Person other than Guarantor and, in full recognition of that fact, Guarantor consents and agrees that Buyer may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness of this Guaranty: (i) change the manner, place or terms of payment of (including, without limitation, any increase or decrease in the principal amount of the Liabilities or the interest rate), and/or change or extend the time for payment of, or renew, supplement or modify, any of the Liabilities, any security therefor, or any of the Transaction Documents evidencing same, and the Guaranty herein made shall apply to the Liabilities and the Transaction Documents as so changed, extended, renewed, supplemented or modified; (ii) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order, any property securing the Liabilities; (iii) supplement, modify, amend or waive, or enter into or give any agreement, approval, waiver or consent with respect to, any of the Liabilities, or any part thereof, or any of the Transaction Documents, or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (iv) exercise or refrain from exercising any rights against Company or other Persons (including Guarantor) or against any security for the Liabilities; (v) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Transaction Documents or the Liabilities, or any part thereof; (vi) accept partial payments on the Liabilities; (vii) receive and hold additional security or guaranties for the Liabilities, or any part thereof; (viii) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer and/or enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as Buyer, in its sole and absolute discretion, may determine; (ix) add, release, settle, modify or discharge the obligation of any maker, endorser, guarantor, surety, obligor or any other Person who is in any way obligated for any of the Liabilities, or any part thereof; (x) settle or compromise any Liabilities, whether in a Proceeding or not, and whether voluntarily or involuntarily, dispose of any security therefor (with or without consideration and in whatever manner Buyer deems appropriate), and subordinate the payment of any of the Liabilities, whether or not due, to the payment of liabilities owing to creditors of Company other than Buyer and Guarantor; (xi) consent to the merger, change or any other restructuring or termination of the corporate existence of Company or any other Person, and correspondingly restructure the Liabilities, and any such merger, change, restructuring or termination shall not affect the liability of Guarantor or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Liabilities; (xii) apply any sums it receives, by whomever paid or however realized, to any of the Liabilities and/or (xiii) take any other action which might constitute a defense available to, or a discharge of, Company or any other Person (including Guarantor) in respect of the Liabilities.

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4.2.            The invalidity, irregularity or unenforceability of all or any part of the Liabilities or any Transaction Document, or the impairment or loss of any security therefor, whether caused by any action or inaction of Buyer, or otherwise, shall not affect, impair or be a defense to Guarantor’s obligations under this Guaranty.

4.3.            Upon the occurrence and during the continuance of any Event of Default, Buyer may enforce this Guaranty independently of any other remedy, guaranty or security Buyer at any time may have or hold in connection with the Liabilities, and it shall not be necessary for Buyer to marshal assets in favor of Company, any other guarantor of the Liabilities or any other Person or to proceed upon or against and/or exhaust any security or remedy before proceeding to enforce this Guaranty. Guarantor expressly waives any right to require Buyer to marshal assets in favor of Company or any other Person, or to proceed against Company or any other guarantor of the Liabilities or any collateral provided by any Person, and agrees that Buyer may proceed against any obligor (including Guarantor) and/or the collateral in such order as Buyer shall determine in its sole and absolute discretion. Buyer may file a separate action or actions against Guarantor, whether action is brought or prosecuted with respect to any security or against any other Person, or whether any other Person is joined in any such action or actions. Guarantor agrees that Buyer and Company may deal with each other in connection with the Liabilities or otherwise, or alter any contracts or agreements now or hereafter existing between them, in any manner whatsoever, all without in any way altering or affecting the security of this Guaranty.

4.4.            Guarantor expressly waives, to the fullest extent permitted by applicable law, any and all defenses which Guarantor shall or may have as of the date hereof arising or asserted by reason of: (i) any disability or other defense of Company, or any other guarantor for the Liabilities, with respect to the Liabilities; (ii) the unenforceability or invalidity of any security for or guaranty of the Liabilities or the lack of perfection or continuing perfection or failure of priority of any security for the Liabilities; (iii) the cessation for any cause whatsoever of the liability of Company, or any other guarantor of the Liabilities (other than by reason of the full payment and performance of all Liabilities (other than contingent indemnification obligations)); (iv) any failure of Buyer to marshal assets in favor of Company or any other Person; (v) any failure of Buyer to give notice of sale or other disposition of collateral to Company or any other Person or any defect in any notice that may be given in connection with any sale or disposition of collateral; (vi) any failure of Buyer to comply with applicable laws in connection with the sale or other disposition of any collateral or other security for any Liabilities, including, without limitation, any failure of Buyer to conduct a commercially reasonable sale or other disposition of any collateral or other security for any Liabilities; (vii) any act or omission of Buyer or others that directly or indirectly results in or aids the discharge or release of Company or any other guarantor of the Liabilities, or of any security or guaranty therefor by operation of law or otherwise; (viii) any law which provides that the obligation of a surety or guarantor must neither be larger in amount or in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation; (ix) any failure of Buyer to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person; (x) the election by Buyer, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code; (xi) any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy Code; (xii) any use of collateral under Section 363 of the United States Bankruptcy Code; (xiii) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person; (xiv) the avoidance of any lien or security interest in favor of Buyer for any reason; (xv) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including without limitation any discharge of, or bar or stay against collecting, all or any of the Liabilities (or any interest thereon) in or as a result of any such proceeding; or (xvi) any action taken by Buyer that is authorized by this Section or any other provision of any Transaction Document. Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Liabilities, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Liabilities.

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4.5.           This is a continuing guaranty and shall remain in full force and effect as to all of the Liabilities until such date as all amounts owing by Company to Buyer shall have been paid in full in cash and all obligations of Company with respect to any of the Liabilities shall have terminated or expired (other than contingent indemnification obligations) (such date is referred to herein as the “Termination Date”).

5.              LIMITATION ON SUBROGATION

Until the Termination Date, Guarantor waives any present or future right to which Guarantor is or may become entitled to be subrogated to Buyer’s rights against Company or to seek contribution, reimbursement, indemnification, payment or the like, or participation in any claim, right or remedy of Buyer against Company or any security which Buyer now has or hereafter acquires, whether or not such claim, right or remedy arises under contract, in equity, by statute, under common law or otherwise. If, notwithstanding such waiver, any funds or property shall be paid or transferred to Guarantor on account of such subrogation, contribution, reimbursement, or indemnification at any time when all of the Liabilities have not been paid in full, Guarantor shall hold such funds or property in trust for Buyer and shall forthwith pay over to Buyer such funds and/or property to be applied by Buyer to the Liabilities.

6.              COVENANTS

6.1.           Financial Statements; Compliance Certificate. No later than ten (10) days after written request therefore from Buyer, Guarantor shall deliver to Buyer: (a) financial statements disclosing all of Guarantor’s assets, liabilities, net worth, income and contingent liabilities, all in reasonable detail and in form acceptable to Buyer, signed by Guarantor, and certified by Guarantor to Buyer to be true, correct and complete in all material respects; (b) complete copies of federal tax returns, including all schedules, each of which shall be signed and certified by Guarantor to be true and complete copies of such returns; and (c) such other information respecting the Guarantor as Buyer may from time to time reasonably request.

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6.2.            Subordination of Other Debts. Guarantor hereby: (a) subordinates the obligations now or hereafter owed by Company to Guarantor (“Subordinated Debt”) to any and all obligations of Company to Buyer now or hereafter existing while this Guaranty is in effect, and hereby agrees that Guarantor will not request or accept payment of or any security for any part of the Subordinated Debt, and any proceeds of the Subordinated Debt paid to Guarantor, through error or otherwise, shall immediately be forwarded to Buyer by Guarantor, properly endorsed to the order of Buyer, to apply to the Liabilities.

7.              EVENTS OF DEFAULT

Each of the Events of Default in the Purchase Agreement shall constitute an Event of Default hereunder.

8.              REMEDIES.

8.1.            Upon an Event of Default, as provided in the Purchase Agreement, all liabilities and obligations of Guarantor hereunder shall become immediately due and payable without demand or notice and, in addition to any other remedies provided by law or in equity, Buyer may:

8.1.1.           Enforce the obligations of Guarantor under this Guaranty.

8.1.2.           To the extent not prohibited by and in addition to any other remedy provided by law or equity, setoff against any of the Liabilities any sum owed by Buyer in any capacity to Guarantor whether due or not.

8.1.3.           Perform any covenant or agreement of Guarantor in default hereunder (but without obligation to do so) and in that regard pay such money as may be required or as Buyer may reasonably deem expedient. Any costs, expenses or fees, including reasonable attorneys’ fees and costs, incurred by Buyer in connection with the foregoing shall be included in the Liabilities guaranteed hereby, and shall be due and payable on demand, together with interest at the highest non-usurious rate permitted by applicable law, such interest to be calculated from the date of such advance to the date of repayment thereof. Any such action by Buyer shall not be deemed to be a waiver or release of Guarantor hereunder and shall be without prejudice to any other right or remedy of Buyer.

8.2.            Settlement of any claim by Buyer against Company, whether in any Proceeding or not, and whether voluntary or involuntary, shall not reduce the amount due under the terms of this Guaranty, except to the extent of the amount actually paid by Company or any other obligated Person and legally retained by Buyer in connection with the settlement (unless otherwise provided for herein).

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9.             MISCELLANEOUS.

9.1.           Disclosure of Financial Information. Buyer is hereby authorized to disclose any financial or other information about Guarantor to any governmental authority having jurisdiction over Buyer or to any present, future or prospective participant or successor in interest in the Debentures. The information provided may include, without limitation, amounts, terms, balances, payment history, return item history and any financial or other information about Guarantor.

9.2.            Remedies Cumulative. The rights and remedies of Buyer, as provided herein and in any other Transaction Document, shall be cumulative and concurrent, may be pursued separately, successively or together, may be exercised as often as occasion therefor shall arise, and shall be in addition to any other rights or remedies conferred upon Buyer at law or in equity. The failure, at any one or more times, of Buyer to exercise any such right or remedy shall in no event be construed as a waiver or release thereof. Buyer shall have the right to take any action it deems appropriate without the necessity of resorting to any collateral securing this Guaranty.

9.3.            Integration. This Guaranty and the other Transaction Documents constitute the sole agreement of the parties with respect to the transactions contemplated hereby and thereby and supersede all oral negotiations and prior writings with respect thereto.

9.4.            Attorneys’ Fees and Expenses. If Buyer retains the services of counsel by reason of a claim of an Event of Default hereunder or under any of the other Transaction Documents, or on account of any matter involving this Guaranty, or for examination of matters subject to Buyer’s approval under the Transaction Documents, all costs of suit and all reasonable attorneys’ fees and such other reasonable expenses so incurred by Buyer shall forthwith, on demand, become due and payable and shall be secured hereby.

9.5.            No Implied Waiver. Buyer shall not be deemed to have modified or waived any of its rights or remedies hereunder unless such modification or waiver is in writing and signed by Buyer, and then only to the extent specifically set forth therein. A waiver in one event shall not be construed as continuing or as a waiver of or bar to such right or remedy on a subsequent event.

9.6.            Waiver. Except as otherwise provided herein or in any of the Transaction Documents, Guarantor waives notice of acceptance of this Guaranty and notice of the Liabilities and waives notice of default, non-payment, partial payment, presentment, demand, protest, notice of protest or dishonor, and all other notices to which Guarantor might otherwise be entitled or which might be required by law to be given by Buyer. Guarantor waives the right to any stay of execution and the benefit of all exemption laws, to the extent permitted by law, and any other protection granted by law to guarantors, now or hereafter in effect with respect to any action or proceeding brought by Buyer against it. Guarantor irrevocably waives all claims of waiver, release, surrender, alteration or compromise and the right to assert against Buyer any defenses, set-offs, counterclaims, or claims that Guarantor may have at any time against Company or any other party liable to Buyer.

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9.7.            No Third Party Beneficiary. Except as otherwise provided herein, Guarantor and Buyer do not intend the benefits of this Guaranty to inure to any third party and no third party (including Company) shall have any status, right or entitlement under this Guaranty.

9.8.            Partial Invalidity. The invalidity or unenforceability of any one or more provisions of this Guaranty shall not render any other provision invalid or unenforceable. In lieu of any invalid or unenforceable provision, there shall be added automatically a valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

9.9.           Binding Effect. The covenants, conditions, waivers, releases and agreements contained in this Guaranty shall bind, and the benefits thereof shall inure to, the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns; provided, however, that this Guaranty cannot be assigned by Guarantor without the prior written consent of Buyer, and any such assignment or attempted assignment by Guarantor shall be void and of no effect with respect to the Buyer.

9.10.          Modifications. This Guaranty may not be supplemented, extended, modified or terminated except by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

9.11.          Sales or Participations. Buyer may from time to time sell or assign the Debentures, in whole or in part, or grant participations in the Debentures and/or the obligations evidenced thereby without the consent of Company or Guarantor (other than as provided in the Purchase Agreement), provided, however, Buyer shall provide written notice to Company and Guarantor of any such assignment or grant of participations. The holder of any such sale, assignment or participation, if the applicable agreement between Buyer and such holder so provides, shall be: (a) entitled to all of the rights, obligations and benefits of Buyer (to the extent of such holder’s interest or participation); and (b) deemed to hold and may exercise the rights of setoff or banker’s lien with respect to any and all obligations of such holder to Guarantor (to the extent of such holder’s interest or participation), in each case as fully as though Guarantor was directly indebted to such holder. Buyer may in its discretion give notice to Guarantor of such sale, assignment or participation; however, the failure to give such notice shall not affect any of Buyer’s or such holder’s rights hereunder.

9.12           MANDATORY FORUM SELECTION. ANY DISPUTE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH THE AGREEMENT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF OR INCIDENTAL TO THE AGREEMENT (WHETHER OR NOT SUCH CLAIM IS BASED UPON BREACH OF CONTRACT OR TORT) SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN BROWARD COUNTY, FLORIDA. THIS PROVISION IS INTENDED TO BE A “MANDATORY” FORUM SELECTION CLAUSE AND GOVERNED BY AND INTERPRETED CONSISTENT WITH FLORIDA LAW.

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9.13.          Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Guaranty must be in writing and in each case properly addressed to the party to receive the same in accordance with the information below, and will be deemed to have been delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address below, then three (3) business days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, next business morning delivery, then one (1) business day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., EST, on a Business Day. Any notice hand delivered after 5:00 p.m., EST, shall be deemed delivered on the following Business Day. Notwithstanding the foregoing, notice, consents, waivers or other communications referred to in this Guaranty may be sent by facsimile, e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending party has confirmed (by reply e-mail or some other form of written confirmation) that the notice has been received by the other party. The addresses and facsimile numbers for such communications shall be as set forth below, unless such address or information is changed by a notice conforming to the requirements hereof. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances:

If to the Guarantor:	c/o KCI Investments, LLC
4033 South Dean Martin Drive
Las Vegas, NV 89103
Attention: Richard Groberg
E-Mail: Rgroberg@prbmail.com

If to the Buyer:	TCA Global Credit Master Fund, LP
3960 Howard Hughes Parkway, Suite 500
Las Vegas, NV 89169
Attn: Mr. Robert Press
E-Mail: bpress@tcaglobalfund.com

With a copy to:	Lucosky Brookman LLP
(which shall not constitute notice)	101 Wood Avenue South, 5th Floor
Woodbridge, NJ 08830
Attn: Seth A. Brookman, Esq.
E-Mail: sbrookman@lucbro.com

9.14.          Governing Law. Except in the case of the Mandatory Forum Selection clause set forth in Section 9.12 hereof, this Guaranty shall be governed by and construed in accordance with the substantive laws of the State of Nevada without reference to conflict of laws principles.

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9.15.          Joint and Several Liability. The word “Guarantor” or “Guarantors” shall mean all of the undersigned persons, if more than one, and their liability shall be joint and several. The liability of Guarantor shall also be joint and several with the liability of any other guarantor under any other guaranty.

9.16.          Continuing Enforcement. If, after receipt of any payment of all or any part of the Liabilities, Buyer is compelled or reasonably agrees, for settlement purposes, to surrender such payment to any person or entity for any reason (including, without limitation, a determination that such payment is void or voidable as a preference or fraudulent conveyance, an impermissible setoff, or a diversion of trust funds), then this Guaranty shall continue in full force and effect or be reinstated, as the case may be, and Guarantor shall be liable for, and shall indemnify, defend and hold harmless Buyer with respect to the full amount so surrendered. The provisions of this Section shall survive the termination of this Guaranty and shall remain effective notwithstanding the payment of the Liabilities, the cancellation, conversion or redemption of the Debentures, this Guaranty or any other Transaction Document, the release of any security interest, lien or encumbrance securing the Liabilities or any other action which Buyer may have taken in reliance upon its receipt of such payment. Any cancellation, release or other such action shall be deemed to have been conditioned upon any payment of the Liabilities having become final and irrevocable.

9.17.          WAIVER OF JURY TRIAL. GUARANTOR AGREES THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT BY LENDER OR GUARANTOR ON OR WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY. LENDER AND GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND INTELLIGENTLY, AND WITH THE ADVICE OF THEIR RESPECTIVE COUNSEL, WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. FURTHER, LENDER AND GUARANTOR WAIVE ANY RIGHT THEY MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. GUARANTOR ACKNOWLEDGES AND AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS GUARANTY AND THAT LENDER WOULD NOT PURCHASE THE NOTES IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS GUARANTY.

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IN WITNESS WHEREOF, Guarantor, intending to be legally bound, has duly executed and delivered this Guaranty Agreement as of the day and year first above written.

4825-6023-5553, v.  1-2711-5553, v.  1

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GUARANTY AGREEMENT

This GUARANTY AGREEMENT is dated as of December 31, 2014 (as amended, restated or modified from time to time, the “Guaranty”), and is made by PRB I LLC, a limited liability company organized and existing under the laws of the State of Delaware (the “Guarantor”), in favor of TCA GLOBAL CREDIT MASTER FUND, LP, a limited partnership organized and existing under the laws of the Cayman Islands (the “Buyer”).

WHEREAS, pursuant to a Securities Purchase Agreement dated of even date herewith (the “Purchase Agreement”) by and between Preferred Restaurant Brands, Inc., a corporation incorporated under the laws of the State of Florida and formerly known as Dixie Foods International, Inc. (the “Company”), and the Buyer, the Company has agreed to issue to the Buyer and the Buyer has agreed to purchase from Company certain senior secured, redeemable debentures (the “Debentures”), as more specifically set forth in the Purchase Agreement; and

WHEREAS, in order to induce Buyer to purchase the Debentures, and with full knowledge that Buyer would not purchase the Debentures without this Guaranty, Guarantor has agreed to execute and deliver this Guaranty to Buyer, for the benefit of Buyer, as security for the Liabilities and Obligations;

WHEREAS, Guarantor is an indirect subsidiary of the Company and will significantly benefit from Buyer’s purchase of the Debentures from the Company; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties each intending to be legally bound, hereby do agree as follows:

1.              LIABILITIES GUARANTEED

Guarantor hereby guarantees and becomes surety to Buyer for the full, prompt and unconditional payment of the Liabilities and payment and performance of the Obligations, when and as the same shall become due, whether at the stated maturity date, by acceleration or otherwise, and the full, prompt and unconditional performance of each term and condition to be performed by Company under the Debentures and the other Transaction Documents. This Guaranty is a primary obligation of Guarantor and shall be a continuing inexhaustible Guaranty. This is a guaranty of payment and not of collection. Buyer may require Guarantor to pay and perform its liabilities and obligations under this Guaranty and may proceed immediately against Guarantor without being required to bring any proceeding or take any action against Company or any other Person prior thereto; the liability of Guarantor hereunder being independent of and separate from the liability of Company, any other guarantor, any other Person, and the availability of other collateral security for the Debentures and the other Transaction Documents.

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2.             DEFINITIONS

All capitalized terms used in this Guaranty that are defined in the Purchase Agreement shall have the meanings assigned to them in the Purchase Agreement, unless the context of this Guaranty requires otherwise.

3.             REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants to Buyer as follows:

3.1.            Organization, Powers. Guarantor: (i) is a limited liability company organized and existing under the laws of the State of Delaware; (ii) has the power and authority to own its properties and assets and to carry on its business as now being conducted and as now contemplated; and (iii) has the power and authority to execute, deliver and perform (and the officer or manager executing this Guaranty on behalf of Guarantor has been duly authorized to so act and execute this Guaranty on behalf of the Guarantor), and by all necessary action has authorized the execution, delivery and performance of, all of its obligations under this Guaranty and any other Transaction Documents to which it is a party.

3.2.            Execution of Guaranty. This Guaranty, and each other Transaction Document to which Guarantor is a party, have been duly executed and delivered by Guarantor. Execution, delivery and performance of this Guaranty and each other Transaction Document to which Guarantor is a party will not: (i) violate any provision of any law, rule or regulation, any judgment, order, writ, decree or other instrument of any governmental authority, or any provision of any contract or other instrument to which Guarantor is a party or by which Guarantor or any of its properties or assets are bound; (ii) result in the creation or imposition of any lien, claim or encumbrance of any nature, other than the liens created by the Transaction Documents; and (iii) require any consent from, exemption of, or filing or registration with, any governmental authority or any other Person, other than any filings in connection with the liens created by the Transaction Documents.

3.3             Obligations of Guarantor. This Guaranty and each other Transaction Document to which Guarantor is a party are the legal, valid and binding obligations of Guarantor, enforceable against Guarantor in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights generally or by equitable principles which may affect the availability of specific performance and other equitable remedies. The purchase of the Debenture by Buyer and the assumption by Guarantor of its obligations hereunder and under any other Transaction Document to which Guarantor is a party will result in material benefits to Guarantor. This Guaranty was entered into by Guarantor for commercial purposes.

3.4.            Litigation. There is no demand, claim, suit, action, litigation, investigation, audit, study, arbitration, administrative hearing, or any other proceeding of any nature whatsoever at law or in equity or by or before any governmental authority now pending or, to the knowledge of Guarantor, threatened, against or affecting Guarantor or any of its properties, assets or rights which, if adversely determined, would materially impair or affect: (i) the value of any collateral securing the Liabilities; (ii) Guarantor’s right to carry on its business substantially as now conducted (and as now contemplated); (iii) Guarantor’s financial condition; or (iv) Guarantor’s capacity to consummate and perform its obligations under this Guaranty or any other Transaction Document to which Guarantor is a party.

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3.5.            No Defaults. Guarantor is not in default beyond the expiration of any applicable grace or cure periods, in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained herein or in any contract or other instrument to which Guarantor is a party or by which Guarantor or any of its properties or assets are bound.

3.6.           No Untrue Statements. To the knowledge of Guarantor, no Transaction Document or other document, certificate or statement furnished to Buyer by or on behalf of Company or Guarantor contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. Guarantor acknowledges that all such statements, representations and warranties shall be deemed to have been relied upon by Buyer as an inducement to purchase the Debentures.

4.             NO LIMITATION OF LIABILITY

4.1.           Guarantor acknowledges that the obligations undertaken herein involve the guaranty of obligations of a Person other than Guarantor and, in full recognition of that fact, Guarantor consents and agrees that Buyer may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness of this Guaranty: (i) change the manner, place or terms of payment of (including, without limitation, any increase or decrease in the principal amount of the Liabilities or the interest rate), and/or change or extend the time for payment of, or renew, supplement or modify, any of the Liabilities, any security therefor, or any of the Transaction Documents evidencing same, and the Guaranty herein made shall apply to the Liabilities and the Transaction Documents as so changed, extended, renewed, supplemented or modified; (ii) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order, any property securing the Liabilities; (iii) supplement, modify, amend or waive, or enter into or give any agreement, approval, waiver or consent with respect to, any of the Liabilities, or any part thereof, or any of the Transaction Documents, or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (iv) exercise or refrain from exercising any rights against Company or other Persons (including Guarantor) or against any security for the Liabilities; (v) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Transaction Documents or the Liabilities, or any part thereof; (vi) accept partial payments on the Liabilities; (vii) receive and hold additional security or guaranties for the Liabilities, or any part thereof; (viii) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer and/or enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as Buyer, in its sole and absolute discretion, may determine; (ix) add, release, settle, modify or discharge the obligation of any maker, endorser, guarantor, surety, obligor or any other Person who is in any way obligated for any of the Liabilities, or any part thereof; (x) settle or compromise any Liabilities, whether in a Proceeding or not, and whether voluntarily or involuntarily, dispose of any security therefor (with or without consideration and in whatever manner Buyer deems appropriate), and subordinate the payment of any of the Liabilities, whether or not due, to the payment of liabilities owing to creditors of Company other than Buyer and Guarantor; (xi) consent to the merger, change or any other restructuring or termination of the corporate existence of Company or any other Person, and correspondingly restructure the Liabilities, and any such merger, change, restructuring or termination shall not affect the liability of Guarantor or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Liabilities; (xii) apply any sums it receives, by whomever paid or however realized, to any of the Liabilities and/or (xiii) take any other action which might constitute a defense available to, or a discharge of, Company or any other Person (including Guarantor) in respect of the Liabilities.

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4.2.            The invalidity, irregularity or unenforceability of all or any part of the Liabilities or any Transaction Document, or the impairment or loss of any security therefor, whether caused by any action or inaction of Buyer, or otherwise, shall not affect, impair or be a defense to Guarantor’s obligations under this Guaranty.

4.3.            Upon the occurrence and during the continuance of any Event of Default, Buyer may enforce this Guaranty independently of any other remedy, guaranty or security Buyer at any time may have or hold in connection with the Liabilities, and it shall not be necessary for Buyer to marshal assets in favor of Company, any other guarantor of the Liabilities or any other Person or to proceed upon or against and/or exhaust any security or remedy before proceeding to enforce this Guaranty. Guarantor expressly waives any right to require Buyer to marshal assets in favor of Company or any other Person, or to proceed against Company or any other guarantor of the Liabilities or any collateral provided by any Person, and agrees that Buyer may proceed against any obligor (including Guarantor) and/or the collateral in such order as Buyer shall determine in its sole and absolute discretion. Buyer may file a separate action or actions against Guarantor, whether action is brought or prosecuted with respect to any security or against any other Person, or whether any other Person is joined in any such action or actions. Guarantor agrees that Buyer and Company may deal with each other in connection with the Liabilities or otherwise, or alter any contracts or agreements now or hereafter existing between them, in any manner whatsoever, all without in any way altering or affecting the security of this Guaranty.

4.4.            Guarantor expressly waives, to the fullest extent permitted by applicable law, any and all defenses which Guarantor shall or may have as of the date hereof arising or asserted by reason of: (i) any disability or other defense of Company, or any other guarantor for the Liabilities, with respect to the Liabilities; (ii) the unenforceability or invalidity of any security for or guaranty of the Liabilities or the lack of perfection or continuing perfection or failure of priority of any security for the Liabilities; (iii) the cessation for any cause whatsoever of the liability of Company, or any other guarantor of the Liabilities (other than by reason of the full payment and performance of all Liabilities (other than contingent indemnification obligations)); (iv) any failure of Buyer to marshal assets in favor of Company or any other Person; (v) any failure of Buyer to give notice of sale or other disposition of collateral to Company or any other Person or any defect in any notice that may be given in connection with any sale or disposition of collateral; (vi) any failure of Buyer to comply with applicable laws in connection with the sale or other disposition of any collateral or other security for any Liabilities, including, without limitation, any failure of Buyer to conduct a commercially reasonable sale or other disposition of any collateral or other security for any Liabilities; (vii) any act or omission of Buyer or others that directly or indirectly results in or aids the discharge or release of Company or any other guarantor of the Liabilities, or of any security or guaranty therefor by operation of law or otherwise; (viii) any law which provides that the obligation of a surety or guarantor must neither be larger in amount or in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation; (ix) any failure of Buyer to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person; (x) the election by Buyer, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code; (xi) any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy Code; (xii) any use of collateral under Section 363 of the United States Bankruptcy Code; (xiii) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person; (xiv) the avoidance of any lien or security interest in favor of Buyer for any reason; (xv) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including without limitation any discharge of, or bar or stay against collecting, all or any of the Liabilities (or any interest thereon) in or as a result of any such proceeding; or (xvi) any action taken by Buyer that is authorized by this Section or any other provision of any Transaction Document. Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Liabilities, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Liabilities.

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4.5.            This is a continuing guaranty and shall remain in full force and effect as to all of the Liabilities until such date as all amounts owing by Company to Buyer shall have been paid in full in cash and all obligations of Company with respect to any of the Liabilities shall have terminated or expired (other than contingent indemnification obligations) (such date is referred to herein as the “Termination Date”).

5.              LIMITATION ON SUBROGATION

Until the Termination Date, Guarantor waives any present or future right to which Guarantor is or may become entitled to be subrogated to Buyer’s rights against Company or to seek contribution, reimbursement, indemnification, payment or the like, or participation in any claim, right or remedy of Buyer against Company or any security which Buyer now has or hereafter acquires, whether or not such claim, right or remedy arises under contract, in equity, by statute, under common law or otherwise. If, notwithstanding such waiver, any funds or property shall be paid or transferred to Guarantor on account of such subrogation, contribution, reimbursement, or indemnification at any time when all of the Liabilities have not been paid in full, Guarantor shall hold such funds or property in trust for Buyer and shall forthwith pay over to Buyer such funds and/or property to be applied by Buyer to the Liabilities.

6.              COVENANTS

6.1.           Financial Statements; Compliance Certificate. No later than ten (10) days after written request therefore from Buyer, Guarantor shall deliver to Buyer: (a) financial statements disclosing all of Guarantor’s assets, liabilities, net worth, income and contingent liabilities, all in reasonable detail and in form acceptable to Buyer, signed by Guarantor, and certified by Guarantor to Buyer to be true, correct and complete in all material respects; (b) complete copies of federal tax returns, including all schedules, each of which shall be signed and certified by Guarantor to be true and complete copies of such returns; and (c) such other information respecting the Guarantor as Buyer may from time to time reasonably request.

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6.2.            Subordination of Other Debts. Guarantor hereby: (a) subordinates the obligations now or hereafter owed by Company to Guarantor (“Subordinated Debt”) to any and all obligations of Company to Buyer now or hereafter existing while this Guaranty is in effect, and hereby agrees that Guarantor will not request or accept payment of or any security for any part of the Subordinated Debt, and any proceeds of the Subordinated Debt paid to Guarantor, through error or otherwise, shall immediately be forwarded to Buyer by Guarantor, properly endorsed to the order of Buyer, to apply to the Liabilities.

7.              EVENTS OF DEFAULT

Each of the Events of Default in the Purchase Agreement shall constitute an Event of Default hereunder.

8.              REMEDIES.

8.1.            Upon an Event of Default, as provided in the Purchase Agreement, all liabilities and obligations of Guarantor hereunder shall become immediately due and payable without demand or notice and, in addition to any other remedies provided by law or in equity, Buyer may:

8.1.1.           Enforce the obligations of Guarantor under this Guaranty.

8.1.2.           To the extent not prohibited by and in addition to any other remedy provided by law or equity, setoff against any of the Liabilities any sum owed by Buyer in any capacity to Guarantor whether due or not.

8.1.3.           Perform any covenant or agreement of Guarantor in default hereunder (but without obligation to do so) and in that regard pay such money as may be required or as Buyer may reasonably deem expedient. Any costs, expenses or fees, including reasonable attorneys’ fees and costs, incurred by Buyer in connection with the foregoing shall be included in the Liabilities guaranteed hereby, and shall be due and payable on demand, together with interest at the highest non-usurious rate permitted by applicable law, such interest to be calculated from the date of such advance to the date of repayment thereof. Any such action by Buyer shall not be deemed to be a waiver or release of Guarantor hereunder and shall be without prejudice to any other right or remedy of Buyer.

8.2.            Settlement of any claim by Buyer against Company, whether in any Proceeding or not, and whether voluntary or involuntary, shall not reduce the amount due under the terms of this Guaranty, except to the extent of the amount actually paid by Company or any other obligated Person and legally retained by Buyer in connection with the settlement (unless otherwise provided for herein).

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9.              MISCELLANEOUS.

9.1.           Disclosure of Financial Information. Buyer is hereby authorized to disclose any financial or other information about Guarantor to any governmental authority having jurisdiction over Buyer or to any present, future or prospective participant or successor in interest in the Debentures. The information provided may include, without limitation, amounts, terms, balances, payment history, return item history and any financial or other information about Guarantor.

9.2             Remedies Cumulative. The rights and remedies of Buyer, as provided herein and in any other Transaction Document, shall be cumulative and concurrent, may be pursued separately, successively or together, may be exercised as often as occasion therefor shall arise, and shall be in addition to any other rights or remedies conferred upon Buyer at law or in equity. The failure, at any one or more times, of Buyer to exercise any such right or remedy shall in no event be construed as a waiver or release thereof. Buyer shall have the right to take any action it deems appropriate without the necessity of resorting to any collateral securing this Guaranty.

9.3.            Integration. This Guaranty and the other Transaction Documents constitute the sole agreement of the parties with respect to the transactions contemplated hereby and thereby and supersede all oral negotiations and prior writings with respect thereto.

9.4.            Attorneys’ Fees and Expenses. If Buyer retains the services of counsel by reason of a claim of an Event of Default hereunder or under any of the other Transaction Documents, or on account of any matter involving this Guaranty, or for examination of matters subject to Buyer’s approval under the Transaction Documents, all costs of suit and all reasonable attorneys’ fees and such other reasonable expenses so incurred by Buyer shall forthwith, on demand, become due and payable and shall be secured hereby.

9.5.            No Implied Waiver. Buyer shall not be deemed to have modified or waived any of its rights or remedies hereunder unless such modification or waiver is in writing and signed by Buyer, and then only to the extent specifically set forth therein. A waiver in one event shall not be construed as continuing or as a waiver of or bar to such right or remedy on a subsequent event.

9.6.            Waiver. Except as otherwise provided herein or in any of the Transaction Documents, Guarantor waives notice of acceptance of this Guaranty and notice of the Liabilities and waives notice of default, non-payment, partial payment, presentment, demand, protest, notice of protest or dishonor, and all other notices to which Guarantor might otherwise be entitled or which might be required by law to be given by Buyer. Guarantor waives the right to any stay of execution and the benefit of all exemption laws, to the extent permitted by law, and any other protection granted by law to guarantors, now or hereafter in effect with respect to any action or proceeding brought by Buyer against it. Guarantor irrevocably waives all claims of waiver, release, surrender, alteration or compromise and the right to assert against Buyer any defenses, set-offs, counterclaims, or claims that Guarantor may have at any time against Company or any other party liable to Buyer.

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9.7.            No Third Party Beneficiary. Except as otherwise provided herein, Guarantor and Buyer do not intend the benefits of this Guaranty to inure to any third party and no third party (including Company) shall have any status, right or entitlement under this Guaranty.

9.8.            Partial Invalidity. The invalidity or unenforceability of any one or more provisions of this Guaranty shall not render any other provision invalid or unenforceable. In lieu of any invalid or unenforceable provision, there shall be added automatically a valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

9.9.            Binding Effect. The covenants, conditions, waivers, releases and agreements contained in this Guaranty shall bind, and the benefits thereof shall inure to, the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns; provided, however, that this Guaranty cannot be assigned by Guarantor without the prior written consent of Buyer, and any such assignment or attempted assignment by Guarantor shall be void and of no effect with respect to the Buyer.

9.10.          Modifications. This Guaranty may not be supplemented, extended, modified or terminated except by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

9.11.          Sales or Participations. Buyer may from time to time sell or assign the Debentures, in whole or in part, or grant participations in the Debentures and/or the obligations evidenced thereby without the consent of Company or Guarantor (other than as provided in the Purchase Agreement), provided, however, Buyer shall provide written notice to Company and Guarantor of any such assignment or grant of participations. The holder of any such sale, assignment or participation, if the applicable agreement between Buyer and such holder so provides, shall be: (a) entitled to all of the rights, obligations and benefits of Buyer (to the extent of such holder’s interest or participation); and (b) deemed to hold and may exercise the rights of setoff or banker’s lien with respect to any and all obligations of such holder to Guarantor (to the extent of such holder’s interest or participation), in each case as fully as though Guarantor was directly indebted to such holder. Buyer may in its discretion give notice to Guarantor of such sale, assignment or participation; however, the failure to give such notice shall not affect any of Buyer’s or such holder’s rights hereunder.

9.12.          MANDATORY FORUM SELECTION. ANY DISPUTE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH THE AGREEMENT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF OR INCIDENTAL TO THE AGREEMENT (WHETHER OR NOT SUCH CLAIM IS BASED UPON BREACH OF CONTRACT OR TORT) SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN BROWARD COUNTY, FLORIDA. THIS PROVISION IS INTENDED TO BE A “MANDATORY” FORUM SELECTION CLAUSE AND GOVERNED BY AND INTERPRETED CONSISTENT WITH FLORIDA LAW.

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9.13.          Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Guaranty must be in writing and in each case properly addressed to the party to receive the same in accordance with the information below, and will be deemed to have been delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address below, then three (3) business days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, next business morning delivery, then one (1) business day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., EST, on a Business Day. Any notice hand delivered after 5:00 p.m., EST, shall be deemed delivered on the following Business Day. Notwithstanding the foregoing, notice, consents, waivers or other communications referred to in this Guaranty may be sent by facsimile, e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending party has confirmed (by reply e-mail or some other form of written confirmation) that the notice has been received by the other party. The addresses and facsimile numbers for such communications shall be as set forth below, unless such address or information is changed by a notice conforming to the requirements hereof. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances:

If to the Guarantor:	c/o KCI Investments, LLC
4033 South Dean Martin Drive
Las Vegas, NV 89103
Attention: Richard Groberg
E-Mail: Rgroberg@prbmail.com

If to the Buyer:	TCA Global Credit Master Fund, LP
3960 Howard Hughes Parkway, Suite 500
Las Vegas, NV 89169
Attn: Mr. Robert Press
E-Mail: bpress@tcaglobalfund.com

With a copy to:	Lucosky Brookman LLP
(which shall not constitute notice)	101 Wood Avenue South, 5th Floor
Woodbridge, NJ 08830
Attn: Seth A. Brookman, Esq.
E-Mail: sbrookman@lucbro.com

9.14.          Governing Law. Except in the case of the Mandatory Forum Selection clause set forth in Section 9.12 hereof, this Guaranty shall be governed by and construed in accordance with the substantive laws of the State of Nevada without reference to conflict of laws principles.

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9.15           Joint and Several Liability. The word “Guarantor” or “Guarantors” shall mean all of the undersigned persons, if more than one, and their liability shall be joint and several. The liability of Guarantor shall also be joint and several with the liability of any other guarantor under any other guaranty.

9.16.          Continuing Enforcement. If, after receipt of any payment of all or any part of the Liabilities, Buyer is compelled or reasonably agrees, for settlement purposes, to surrender such payment to any person or entity for any reason (including, without limitation, a determination that such payment is void or voidable as a preference or fraudulent conveyance, an impermissible setoff, or a diversion of trust funds), then this Guaranty shall continue in full force and effect or be reinstated, as the case may be, and Guarantor shall be liable for, and shall indemnify, defend and hold harmless Buyer with respect to the full amount so surrendered. The provisions of this Section shall survive the termination of this Guaranty and shall remain effective notwithstanding the payment of the Liabilities, the cancellation, conversion or redemption of the Debentures, this Guaranty or any other Transaction Document, the release of any security interest, lien or encumbrance securing the Liabilities or any other action which Buyer may have taken in reliance upon its receipt of such payment. Any cancellation, release or other such action shall be deemed to have been conditioned upon any payment of the Liabilities having become final and irrevocable.

9.17.          WAIVER OF JURY TRIAL. GUARANTOR AGREES THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT BY LENDER OR GUARANTOR ON OR WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY. LENDER AND GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND INTELLIGENTLY, AND WITH THE ADVICE OF THEIR RESPECTIVE COUNSEL, WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. FURTHER, LENDER AND GUARANTOR WAIVE ANY RIGHT THEY MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. GUARANTOR ACKNOWLEDGES AND AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS GUARANTY AND THAT LENDER WOULD NOT PURCHASE THE NOTES IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS GUARANTY.

[ signature page follows ]

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IN WITNESS WHEREOF, Guarantor, intending to be legally bound, has duly executed and delivered this Guaranty Agreement as of the day and year first above written.

4840-2037-7633, v.  1-2711-5553, v.  1

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GUARANTY AGREEMENT

This GUARANTY AGREEMENT is dated as of December 31, 2014 (as amended, restated or modified from time to time, the “Guaranty”), and is made by SHEILA ANTOS, an individual residing at 5148 Spanish Heights Drive, Las Vegas, Nevada 89148 (the “Guarantor”), in favor of TCA GLOBAL CREDIT MASTER FUND, LP, a limited partnership organized and existing under the laws of the Cayman Islands (the “Buyer”).

WHEREAS, pursuant to a Securities Purchase Agreement dated of even date herewith (the “Purchase Agreement”) by and between Preferred Restaurant Brands, Inc., a corporation incorporated under the laws of the State of Florida and formerly known as Dixie Foods International, Inc. (the “Company”), and the Buyer, the Company has agreed to issue to the Buyer and the Buyer has agreed to purchase from Company certain senior secured, redeemable debentures (the “Debentures”), as more specifically set forth in the Purchase Agreement; and

WHEREAS, in order to induce Buyer to purchase the Debentures, and with full knowledge that Buyer would not purchase the Debentures without this Guaranty, Guarantor has agreed to execute and deliver this Guaranty to Buyer, for the benefit of Buyer, as security for the Liabilities and Obligations;

WHEREAS, Guarantor is an affiliate of the Company and will significantly benefit from Buyer’s purchase of the Debentures from the Company; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties each intending to be legally bound, hereby do agree as follows:

1.             LIABILITIES GUARANTEED

Guarantor hereby guarantees and becomes surety to Buyer for the full, prompt and unconditional payment of the Liabilities and payment and performance of the Obligations, when and as the same shall become due, whether at the stated maturity date, by acceleration or otherwise, and the full, prompt and unconditional performance of each term and condition to be performed by Company under the Debentures and the other Transaction Documents. This Guaranty is a primary obligation of Guarantor and shall be a continuing inexhaustible Guaranty. This is a guaranty of payment and not of collection. Buyer may require Guarantor to pay and perform its liabilities and obligations under this Guaranty and may proceed immediately against Guarantor without being required to bring any proceeding or take any action against Company or any other Person prior thereto; the liability of Guarantor hereunder being independent of and separate from the liability of Company, any other guarantor, any other Person, and the availability of other collateral security for the Debentures and the other Transaction Documents.

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2.             DEFINITIONS

All capitalized terms used in this Guaranty that are defined in the Purchase Agreement shall have the meanings assigned to them in the Purchase Agreement, unless the context of this Guaranty requires otherwise.

3.             REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants to Buyer as follows:

3.1.            Organization, Powers. Guarantor: (i) is an individual residing at 5148 Spanish Heights Drive, Las Vegas, Nevada 89148; (ii) has the power and authority to own its properties and assets and to carry on its business as now being conducted and as now contemplated; and (iii) has the power and authority to execute, deliver and perform and by all necessary action has authorized the execution, delivery and performance of, all of its obligations under this Guaranty and any other Transaction Documents to which it is a party.

3.2.            Execution of Guaranty. This Guaranty, and each other Transaction Document to which Guarantor is a party, have been duly executed and delivered by Guarantor. Execution, delivery and performance of this Guaranty and each other Transaction Document to which Guarantor is a party will not: (i) violate any provision of any law, rule or regulation, any judgment, order, writ, decree or other instrument of any governmental authority, or any provision of any contract or other instrument to which Guarantor is a party or by which Guarantor or any of its properties or assets are bound; (ii) result in the creation or imposition of any lien, claim or encumbrance of any nature, other than the liens created by the Transaction Documents; and (iii) require any consent from, exemption of, or filing or registration with, any governmental authority or any other Person, other than any filings in connection with the liens created by the Transaction Documents.

3.3.            Obligations of Guarantor. This Guaranty and each other Transaction Document to which Guarantor is a party are the legal, valid and binding obligations of Guarantor, enforceable against Guarantor in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights generally or by equitable principles which may affect the availability of specific performance and other equitable remedies. The purchase of the Debenture by Buyer and the assumption by Guarantor of its obligations hereunder and under any other Transaction Document to which Guarantor is a party will result in material benefits to Guarantor. This Guaranty was entered into by Guarantor for commercial purposes.

3.4.            Litigation. There is no demand, claim, suit, action, litigation, investigation, audit, study, arbitration, administrative hearing, or any other proceeding of any nature whatsoever at law or in equity or by or before any governmental authority now pending or, to the knowledge of Guarantor, threatened, against or affecting Guarantor or any of its properties, assets or rights which, if adversely determined, would materially impair or affect: (i) the value of any collateral securing the Liabilities; (ii) Guarantor’s right to carry on its business substantially as now conducted (and as now contemplated); (iii) Guarantor’s financial condition; or (iv) Guarantor’s capacity to consummate and perform its obligations under this Guaranty or any other Transaction Document to which Guarantor is a party.

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3.5.            No Defaults. Guarantor is not in default beyond the expiration of any applicable grace or cure periods, in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained herein or in any contract or other instrument to which Guarantor is a party or by which Guarantor or any of its properties or assets are bound.

3.6.            No Untrue Statements. To the knowledge of Guarantor, no Transaction Document or other document, certificate or statement furnished to Buyer by or on behalf of Company or Guarantor contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. Guarantor acknowledges that all such statements, representations and warranties shall be deemed to have been relied upon by Buyer as an inducement to purchase the Debentures.

4.             NO LIMITATION OF LIABILITY

4.1.           Guarantor acknowledges that the obligations undertaken herein involve the guaranty of obligations of a Person other than Guarantor and, in full recognition of that fact, Guarantor consents and agrees that Buyer may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness of this Guaranty: (i) change the manner, place or terms of payment of (including, without limitation, any increase or decrease in the principal amount of the Liabilities or the interest rate), and/or change or extend the time for payment of, or renew, supplement or modify, any of the Liabilities, any security therefor, or any of the Transaction Documents evidencing same, and the Guaranty herein made shall apply to the Liabilities and the Transaction Documents as so changed, extended, renewed, supplemented or modified; (ii) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order, any property securing the Liabilities; (iii) supplement, modify, amend or waive, or enter into or give any agreement, approval, waiver or consent with respect to, any of the Liabilities, or any part thereof, or any of the Transaction Documents, or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (iv) exercise or refrain from exercising any rights against Company or other Persons (including Guarantor) or against any security for the Liabilities; (v) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Transaction Documents or the Liabilities, or any part thereof; (vi) accept partial payments on the Liabilities; (vii) receive and hold additional security or guaranties for the Liabilities, or any part thereof; (viii) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer and/or enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as Buyer, in its sole and absolute discretion, may determine; (ix) add, release, settle, modify or discharge the obligation of any maker, endorser, guarantor, surety, obligor or any other Person who is in any way obligated for any of the Liabilities, or any part thereof; (x) settle or compromise any Liabilities, whether in a Proceeding or not, and whether voluntarily or involuntarily, dispose of any security therefor (with or without consideration and in whatever manner Buyer deems appropriate), and subordinate the payment of any of the Liabilities, whether or not due, to the payment of liabilities owing to creditors of Company other than Buyer and Guarantor; (xi) consent to the merger, change or any other restructuring or termination of the corporate existence of Company or any other Person, and correspondingly restructure the Liabilities, and any such merger, change, restructuring or termination shall not affect the liability of Guarantor or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Liabilities; (xii) apply any sums it receives, by whomever paid or however realized, to any of the Liabilities and/or (xiii) take any other action which might constitute a defense available to, or a discharge of, Company or any other Person (including Guarantor) in respect of the Liabilities.

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4.2.            The invalidity, irregularity or unenforceability of all or any part of the Liabilities or any Transaction Document, or the impairment or loss of any security therefor, whether caused by any action or inaction of Buyer, or otherwise, shall not affect, impair or be a defense to Guarantor’s obligations under this Guaranty.

4.3.            Upon the occurrence and during the continuance of any Event of Default, Buyer may enforce this Guaranty independently of any other remedy, guaranty or security Buyer at any time may have or hold in connection with the Liabilities, and it shall not be necessary for Buyer to marshal assets in favor of Company, any other guarantor of the Liabilities or any other Person or to proceed upon or against and/or exhaust any security or remedy before proceeding to enforce this Guaranty. Guarantor expressly waives any right to require Buyer to marshal assets in favor of Company or any other Person, or to proceed against Company or any other guarantor of the Liabilities or any collateral provided by any Person, and agrees that Buyer may proceed against any obligor (including Guarantor) and/or the collateral in such order as Buyer shall determine in its sole and absolute discretion. Buyer may file a separate action or actions against Guarantor, whether action is brought or prosecuted with respect to any security or against any other Person, or whether any other Person is joined in any such action or actions. Guarantor agrees that Buyer and Company may deal with each other in connection with the Liabilities or otherwise, or alter any contracts or agreements now or hereafter existing between them, in any manner whatsoever, all without in any way altering or affecting the security of this Guaranty.

4.4.             Guarantor expressly waives, to the fullest extent permitted by applicable law, any and all defenses which Guarantor shall or may have as of the date hereof arising or asserted by reason of: (i) any disability or other defense of Company, or any other guarantor for the Liabilities, with respect to the Liabilities; (ii) the unenforceability or invalidity of any security for or guaranty of the Liabilities or the lack of perfection or continuing perfection or failure of priority of any security for the Liabilities; (iii) the cessation for any cause whatsoever of the liability of Company, or any other guarantor of the Liabilities (other than by reason of the full payment and performance of all Liabilities (other than contingent indemnification obligations)); (iv) any failure of Buyer to marshal assets in favor of Company or any other Person; (v) any failure of Buyer to give notice of sale or other disposition of collateral to Company or any other Person or any defect in any notice that may be given in connection with any sale or disposition of collateral; (vi) any failure of Buyer to comply with applicable laws in connection with the sale or other disposition of any collateral or other security for any Liabilities, including, without limitation, any failure of Buyer to conduct a commercially reasonable sale or other disposition of any collateral or other security for any Liabilities; (vii) any act or omission of Buyer or others that directly or indirectly results in or aids the discharge or release of Company or any other guarantor of the Liabilities, or of any security or guaranty therefor by operation of law or otherwise; (viii) any law which provides that the obligation of a surety or guarantor must neither be larger in amount or in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation; (ix) any failure of Buyer to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person; (x) the election by Buyer, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code; (xi) any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy Code; (xii) any use of collateral under Section 363 of the United States Bankruptcy Code; (xiii) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person; (xiv) the avoidance of any lien or security interest in favor of Buyer for any reason; (xv) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including without limitation any discharge of, or bar or stay against collecting, all or any of the Liabilities (or any interest thereon) in or as a result of any such proceeding; or (xvi) any action taken by Buyer that is authorized by this Section or any other provision of any Transaction Document. Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Liabilities, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Liabilities.

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4.5.           This is a continuing guaranty and shall remain in full force and effect as to all of the Liabilities until such date as all amounts owing by Company to Buyer shall have been paid in full in cash and all obligations of Company with respect to any of the Liabilities shall have terminated or expired (other than contingent indemnification obligations) (such date is referred to herein as the “Termination Date”).

5.             LIMITATION ON SUBROGATION

Until the Termination Date, Guarantor waives any present or future right to which Guarantor is or may become entitled to be subrogated to Buyer’s rights against Company or to seek contribution, reimbursement, indemnification, payment or the like, or participation in any claim, right or remedy of Buyer against Company or any security which Buyer now has or hereafter acquires, whether or not such claim, right or remedy arises under contract, in equity, by statute, under common law or otherwise. If, notwithstanding such waiver, any funds or property shall be paid or transferred to Guarantor on account of such subrogation, contribution, reimbursement, or indemnification at any time when all of the Liabilities have not been paid in full, Guarantor shall hold such funds or property in trust for Buyer and shall forthwith pay over to Buyer such funds and/or property to be applied by Buyer to the Liabilities.

6.             COVENANTS

6.1.           Financial Statements; Compliance Certificate. No later than ten (10) days after written request therefore from Buyer, Guarantor shall deliver to Buyer: (a) financial statements disclosing all of Guarantor’s assets, liabilities, net worth, income and contingent liabilities, all in reasonable detail and in form acceptable to Buyer, signed by Guarantor, and certified by Guarantor to Buyer to be true, correct and complete in all material respects; (b) complete copies of federal tax returns, including all schedules, each of which shall be signed and certified by Guarantor to be true and complete copies of such returns; and (c) such other information respecting the Guarantor as Buyer may from time to time reasonably request.

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6.2.            Subordination of Other Debts. Guarantor hereby: (a) subordinates the obligations now or hereafter owed by Company to Guarantor (“Subordinated Debt”) to any and all obligations of Company to Buyer now or hereafter existing while this Guaranty is in effect, and hereby agrees that Guarantor will not request or accept payment of or any security for any part of the Subordinated Debt, and any proceeds of the Subordinated Debt paid to Guarantor, through error or otherwise, shall immediately be forwarded to Buyer by Guarantor, properly endorsed to the order of Buyer, to apply to the Liabilities.

7.              EVENTS OF DEFAULT

Each of the Events of Default in the Purchase Agreement shall constitute an Event of Default hereunder.

8.              REMEDIES.

8.1.            Upon an Event of Default, as provided in the Purchase Agreement, all liabilities and obligations of Guarantor hereunder shall become immediately due and payable without demand or notice and, in addition to any other remedies provided by law or in equity, Buyer may:

8.1.1.           Enforce the obligations of Guarantor under this Guaranty.

8.1.2.           To the extent not prohibited by and in addition to any other remedy provided by law or equity, setoff against any of the Liabilities any sum owed by Buyer in any capacity to Guarantor whether due or not.

8.1.3.           Perform any covenant or agreement of Guarantor in default hereunder (but without obligation to do so) and in that regard pay such money as may be required or as Buyer may reasonably deem expedient. Any costs, expenses or fees, including reasonable attorneys’ fees and costs, incurred by Buyer in connection with the foregoing shall be included in the Liabilities guaranteed hereby, and shall be due and payable on demand, together with interest at the highest non-usurious rate permitted by applicable law, such interest to be calculated from the date of such advance to the date of repayment thereof. Any such action by Buyer shall not be deemed to be a waiver or release of Guarantor hereunder and shall be without prejudice to any other right or remedy of Buyer.

8.2.            Settlement of any claim by Buyer against Company, whether in any Proceeding or not, and whether voluntary or involuntary, shall not reduce the amount due under the terms of this Guaranty, except to the extent of the amount actually paid by Company or any other obligated Person and legally retained by Buyer in connection with the settlement (unless otherwise provided for herein).

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9.             MISCELLANEOUS.

9.1.           Disclosure of Financial Information. Buyer is hereby authorized to disclose any financial or other information about Guarantor to any governmental authority having jurisdiction over Buyer or to any present, future or prospective participant or successor in interest in the Debentures. The information provided may include, without limitation, amounts, terms, balances, payment history, return item history and any financial or other information about Guarantor.

9.2.            Remedies Cumulative. The rights and remedies of Buyer, as provided herein and in any other Transaction Document, shall be cumulative and concurrent, may be pursued separately, successively or together, may be exercised as often as occasion therefor shall arise, and shall be in addition to any other rights or remedies conferred upon Buyer at law or in equity. The failure, at any one or more times, of Buyer to exercise any such right or remedy shall in no event be construed as a waiver or release thereof. Buyer shall have the right to take any action it deems appropriate without the necessity of resorting to any collateral securing this Guaranty.

9.3.            Integration. This Guaranty and the other Transaction Documents constitute the sole agreement of the parties with respect to the transactions contemplated hereby and thereby and supersede all oral negotiations and prior writings with respect thereto.

9.4.            Attorneys’ Fees and Expenses. If Buyer retains the services of counsel by reason of a claim of an Event of Default hereunder or under any of the other Transaction Documents, or on account of any matter involving this Guaranty, or for examination of matters subject to Buyer’s approval under the Transaction Documents, all costs of suit and all reasonable attorneys’ fees and such other reasonable expenses so incurred by Buyer shall forthwith, on demand, become due and payable and shall be secured hereby.

9.5.            No Implied Waiver. Buyer shall not be deemed to have modified or waived any of its rights or remedies hereunder unless such modification or waiver is in writing and signed by Buyer, and then only to the extent specifically set forth therein. A waiver in one event shall not be construed as continuing or as a waiver of or bar to such right or remedy on a subsequent event.

9.6.            Waiver. Except as otherwise provided herein or in any of the Transaction Documents, Guarantor waives notice of acceptance of this Guaranty and notice of the Liabilities and waives notice of default, non-payment, partial payment, presentment, demand, protest, notice of protest or dishonor, and all other notices to which Guarantor might otherwise be entitled or which might be required by law to be given by Buyer. Guarantor waives the right to any stay of execution and the benefit of all exemption laws, to the extent permitted by law, and any other protection granted by law to guarantors, now or hereafter in effect with respect to any action or proceeding brought by Buyer against it. Guarantor irrevocably waives all claims of waiver, release, surrender, alteration or compromise and the right to assert against Buyer any defenses, set-offs, counterclaims, or claims that Guarantor may have at any time against Company or any other party liable to Buyer.

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9.7.            No Third Party Beneficiary. Except as otherwise provided herein, Guarantor and Buyer do not intend the benefits of this Guaranty to inure to any third party and no third party (including Company) shall have any status, right or entitlement under this Guaranty.

9.8.            Partial Invalidity. The invalidity or unenforceability of any one or more provisions of this Guaranty shall not render any other provision invalid or unenforceable. In lieu of any invalid or unenforceable provision, there shall be added automatically a valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

9.9.            Binding Effect. The covenants, conditions, waivers, releases and agreements contained in this Guaranty shall bind, and the benefits thereof shall inure to, the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns; provided, however, that this Guaranty cannot be assigned by Guarantor without the prior written consent of Buyer, and any such assignment or attempted assignment by Guarantor shall be void and of no effect with respect to the Buyer.

9.10.          Modifications. This Guaranty may not be supplemented, extended, modified or terminated except by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

9.11.          Sales or Participations. Buyer may from time to time sell or assign the Debentures, in whole or in part, or grant participations in the Debentures and/or the obligations evidenced thereby without the consent of Company or Guarantor (other than as provided in the Purchase Agreement), provided, however, Buyer shall provide written notice to Company and Guarantor of any such assignment or grant of participations. The holder of any such sale, assignment or participation, if the applicable agreement between Buyer and such holder so provides, shall be: (a) entitled to all of the rights, obligations and benefits of Buyer (to the extent of such holder’s interest or participation); and (b) deemed to hold and may exercise the rights of setoff or banker’s lien with respect to any and all obligations of such holder to Guarantor (to the extent of such holder’s interest or participation), in each case as fully as though Guarantor was directly indebted to such holder. Buyer may in its discretion give notice to Guarantor of such sale, assignment or participation; however, the failure to give such notice shall not affect any of Buyer’s or such holder’s rights hereunder.

9.12.          MANDATORY FORUM SELECTION. ANY DISPUTE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH THE AGREEMENT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF OR INCIDENTAL TO THE AGREEMENT (WHETHER OR NOT SUCH CLAIM IS BASED UPON BREACH OF CONTRACT OR TORT) SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN BROWARD COUNTY, FLORIDA. THIS PROVISION IS INTENDED TO BE A “MANDATORY” FORUM SELECTION CLAUSE AND GOVERNED BY AND INTERPRETED CONSISTENT WITH FLORIDA LAW.

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9.13.          Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Guaranty must be in writing and in each case properly addressed to the party to receive the same in accordance with the information below, and will be deemed to have been delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address below, then three (3) business days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, next business morning delivery, then one (1) business day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., EST, on a Business Day. Any notice hand delivered after 5:00 p.m., EST, shall be deemed delivered on the following Business Day. Notwithstanding the foregoing, notice, consents, waivers or other communications referred to in this Guaranty may be sent by facsimile, e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending party has confirmed (by reply e-mail or some other form of written confirmation) that the notice has been received by the other party. The addresses and facsimile numbers for such communications shall be as set forth below, unless such address or information is changed by a notice conforming to the requirements hereof. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances:

If to the Guarantor:	c/o KCI Investments, LLC
4033 South Dean Martin Drive
Las Vegas, NV 89103
Attention: Richard Groberg
E-Mail: Rgroberg@prbmail.com

If to the Buyer:	TCA Global Credit Master Fund, LP
3960 Howard Hughes Parkway, Suite 500
Las Vegas, NV 89169
Attn: Mr. Robert Press
E-Mail: bpress@tcaglobalfund.com

With a copy to:	Lucosky Brookman LLP
(which shall not constitute notice)	101 Wood Avenue South, 5th Floor
Woodbridge, NJ 08830
Attn: Seth A. Brookman, Esq.
E-Mail: sbrookman@lucbro.com

9.14.           Governing Law. Except in the case of the Mandatory Forum Selection clause set forth in Section 9.12 hereof, this Guaranty shall be governed by and construed in accordance with the substantive laws of the State of Nevada without reference to conflict of laws principles.

9.15.          Joint and Several Liability. The word “Guarantor” or “Guarantors” shall mean all of the undersigned persons, if more than one, and their liability shall be joint and several. The liability of Guarantor shall also be joint and several with the liability of any other guarantor under any other guaranty.

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9.16.          Continuing Enforcement. If, after receipt of any payment of all or any part of the Liabilities, Buyer is compelled or reasonably agrees, for settlement purposes, to surrender such payment to any person or entity for any reason (including, without limitation, a determination that such payment is void or voidable as a preference or fraudulent conveyance, an impermissible setoff, or a diversion of trust funds), then this Guaranty shall continue in full force and effect or be reinstated, as the case may be, and Guarantor shall be liable for, and shall indemnify, defend and hold harmless Buyer with respect to the full amount so surrendered. The provisions of this Section shall survive the termination of this Guaranty and shall remain effective notwithstanding the payment of the Liabilities, the cancellation, conversion or redemption of the Debentures, this Guaranty or any other Transaction Document, the release of any security interest, lien or encumbrance securing the Liabilities or any other action which Buyer may have taken in reliance upon its receipt of such payment. Any cancellation, release or other such action shall be deemed to have been conditioned upon any payment of the Liabilities having become final and irrevocable.

9.17.          WAIVER OF JURY TRIAL. GUARANTOR AGREES THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT BY LENDER OR GUARANTOR ON OR WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY. LENDER AND GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND INTELLIGENTLY, AND WITH THE ADVICE OF THEIR RESPECTIVE COUNSEL, WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. FURTHER, LENDER AND GUARANTOR WAIVE ANY RIGHT THEY MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. GUARANTOR ACKNOWLEDGES AND AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS GUARANTY AND THAT LENDER WOULD NOT PURCHASE THE NOTES IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS GUARANTY.

[ signature page follows ]

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IN WITNESS WHEREOF, Guarantor, intending to be legally bound, has duly executed and delivered this Guaranty Agreement as of the day and year first above written.

4850-0852-9441, v.  1-2711-5553, v.  1

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PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (as may be amended, restated or modified from time to time, this “Pledge Agreement”), dated as of December 31, 2014, is made by and between KENNETH AND SHEILA ANTOS LIVING TRUST U/A/D 4/26/2007, whose trustees and sole beneficiaries are Kenneth Antos and Sheila Antos, married individuals residing at 5148 Spanish Heights Drive, Las Vegas, NV 89148, as pledgor (the “Pledgor”), and TCA GLOBAL CREDIT MASTER FUND, LP, a limited partnership organized and existing under the laws of the Cayman Islands, as pledgee (the “Pledgee”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain securities purchase agreement, dated as of the date hereof (the “Purchase Agreement”), by and between Preferred Restaurant Brands, Inc., a corporation incorporated under the laws of the State of Florida and formerly known as Dixie Foods International, Inc. (the “Pledged Company”) and the Pledgee, the Pledged Company has agreed to issue to the Pledgee and the Pledgee has agreed to purchase from the Pledged Company certain secured redeemable debentures (the “Debentures”), as more specifically set forth in the Purchase Agreement

WHEREAS, as of the date hereof, the Pledgor is the registered and beneficial owner of five million (5,000,000) issued and outstanding common shares (equal to approximately 11.7% of the total issued and outstanding common shares) (the “Pledged Shares”) of the Pledged Company, and the Pledged Shares are represented by a certificate bearing certificate number 283 (the “Certificate”);

WHEREAS, the trustees are the sole beneficiaries of the Pledgor and, as such, have directed the Pledgor to make the pledge contemplated hereby;

WHEREAS, the trustees of the Pledgor are affiliates of the Pledged Company and confirm that both the trustees of the Pledgor and the Pledgor itself will substantially benefit from Pledgee’s purchase of the Debentures from the Pledged Company;

WHEREAS, in order to induce the Pledgee to purchase the Debentures, the Pledgor has agreed to execute and deliver to the Pledgee, as security for the obligations of the Pledgor to the Pledgee, a pledge of all of the Pledgor’s right, title and interest in and to the Pledged Shares; and

NOW, THEREFORE, in consideration of the premises set forth above, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Pledgor and the Pledgee agree as set forth below:

SECTION 1.   Defined Terms.  Except as otherwise defined herein, terms defined in the Credit Agreement shall have the same meaning when used herein.

SECTION 2.   Grant of Security.  As security for the Obligations (as defined in the Purchase Agreement), the Pledgor hereby pledges, assigns, transfers and delivers to the Pledgee the Pledged Shares and hereby grants to the Pledgee a first priority lien on and a first priority security interest in the following (collectively, the “Pledged Collateral”):

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(i)             the Pledged Shares and all capital, revenue, profit, income, gain or other property or proceeds, return on contribution or otherwise with respect to the Pledged Shares;

(ii)            all securities, moneys or property representing dividends or interest on any of the Pledged Shares, or representing a distribution in respect of the Pledged Shares, or resulting from a split-up, revision, reclassification or other like change of the Pledged Shares or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Shares (exclusive of any equity holder loan);

(iii)           all right, title and interest of Pledgor in, to and under any policy of insurance payable by reason of loss or damage to the Pledged Shares and any other Pledged Collateral;

(iv)           all other payments due or to become due to the Pledgor in respect of the Pledged Shares whether under any organizational document or otherwise, whether as contractual obligations, damages or otherwise;

(v)            all “accounts”, “general intangibles”, “instruments” and “investment property” (in each case as defined in the UCC constituting or relating to the foregoing;

(vi)           all Proceeds of any of the foregoing property of Pledgor (including, without limitation, any proceeds of insurance thereon, all “accounts”, “general intangibles”, “instruments” and “investment property”, in each case as defined in the UCC, constituting or relating to the foregoing); and

(vii)          all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof.

SECTION 3.   Pledge Documents.  Concurrently with the execution of this Pledge Agreement and upon the circumstances described in Section 6 hereof, the Pledgor shall execute and deliver to the Pledgee an irrevocable proxy in favor of the Pledgee in respect of the Pledged Shares of the Pledged Company in the form set out in Exhibit A hereto (the “Irrevocable Proxy”) and shall deliver to the Pledgee the Certificate together with a signed, undated instrument of transfer in the form set out in Exhibit B hereto (an “Instrument of Transfer”) pertaining thereto duly executed in blank.

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SECTION 4.   Representations and Warranties.  The Pledgor represents and warrants that:

(a)            it is the legal and beneficial owner of, and has good and marketable title to, the Pledged Collateral, subject to no pledge, lien, mortgage, hypothecation, security interest, charge, option or other encumbrance whatsoever, except the lien and security interest created and contemplated by this Pledge Agreement;

(b)            it has full power, authority and legal right to execute, deliver and perform its obligations under this Pledge Agreement and to create the lien and security interest contemplated by this Pledge Agreement;

(c)            the Pledged Shares of the Pledged Company (i) have been duly and validly created pursuant to the relevant organizational documents of the Pledged Company, (ii) constitute approximately 11.7% of the total issued and outstanding capital stock of the Pledged Company, and (iii) are evidenced by the Certificate;

(d)            the Pledged Shares are “securities” governed by Article 8 of the UCC;

(e)            as of the date hereof, no Person has entered into any options, warrants or other agreements to acquire additional capital stock in the Pledged Company and there are no voting trusts or other member agreements or arrangements relating to any Pledged Collateral;

(f)             this Pledge Agreement constitutes a valid obligation of the Pledgor, legally binding upon it and enforceable in accordance with its terms;

(g)            the pledge, hypothecation, assignment of the Pledged Collateral and the delivery of the Pledged Shares (together with the Instrument of Transfers) pursuant to and/or described in this Pledge Agreement create a valid and perfected first priority security interest in the Pledged Collateral;

(h)            no consent of any other party (including equity interest holders of the Pledgor) is required in connection with the execution, delivery, performance, validity, enforceability or enforcement of this Pledge Agreement, and no consent, license, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency is required in connection with the execution, delivery, performance, validity, enforceability or enforcement of this Pledge Agreement;

(i)             the execution, delivery and performance of this Pledge Agreement will not violate or contravene any provision of any existing law or regulation or decree of any court, governmental authority, bureau or agency having jurisdiction in the premises or of the organizational documents of the Pledgor or of any mortgage, indenture, security agreement, contract, undertaking or other agreement to which the Pledgor is a party or which purports to be binding upon it or any of its properties or assets and will not result in the creation or imposition of any lien, charge or encumbrance on, or security interest in, any of its properties or assets pursuant to the provisions of any such mortgage, indenture, security agreement, contract, undertaking or other agreement;

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(j)             the residence of the trustees of the Pledgor is located at 5148 Spanish Heights Drive, Las Vegas, NV 89148; and

(k)            the representations and warranties set forth in the Purchase Agreement insofar as they relate to the Pledgor are true and complete and the Pledgor shall comply with each of the covenants set forth in the Purchase Agreement which are applicable thereto.

SECTION 5.   Covenants.  The Pledgor hereby covenants that during the continuance of this Pledge Agreement:

(a)            it shall warrant and defend the right and title of the Pledgee conferred by this Pledge Agreement in and to the Pledged Collateral at the cost of the Pledgor against the claims and demands of all persons whomsoever;

(b)            it shall not sell, assign, transfer, charge, pledge or encumber in any manner any part of the Pledged Collateral or suffer to exist any encumbrance on the Pledged Collateral;

(c)            it shall not amend or modify any organizational document of the Pledged Company;

(d)            it shall not vote the Pledged Shares of the Pledged Company in favor of the consolidation, merger, dissolution, liquidation or any other corporate reorganization of the Pledged Company;

(e)            it shall not take from the Pledged Company any undertaking or security in respect of its liability hereunder or in respect of any other liability of the Pledged Company to the Pledgor and the Pledgor shall not prove nor have the right of proof, in competition with the Pledgee, for any monies whatsoever owing from the Pledged Company to the Pledgor, in any insolvency or liquidation, or analogous proceedings under any applicable law, of the Pledgor;

(f)            subject to the terms and conditions contained in the Purchase Agreement, there shall not be issued any additional shares of capital stock in the Pledged Company nor any options, warrants or other agreements to do so issued or entered into, provided however that if such shares are issued, they shall immediately be pledged to the Pledgee hereunder;

(g)            it shall not release, transfer or otherwise dispose of any shares of capital stock held by the Pledged Company as treasury stock or otherwise;

(h)            it shall furnish to Pledgee from time to time statements and schedules further identifying and describing the Pledged Collateral as Pledgee reasonably requests, all in reasonable detail; and

(i)             it shall indemnify the Pledgee from, and hold it harmless against, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Pledged Collateral or in connection with the transaction contemplated by this Pledge Agreement.

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SECTION 6.   Delivery of Additional Collateral.  If the Pledgor shall become entitled to receive or shall receive any equity interests, option or rights, whether as an addition to, in substitution of, or in exchange for any of the Pledged Shares, the Pledgor agrees to accept the same as the agent of the Pledgee and to hold the same in trust for the benefit of the Pledgee and to deliver the same forthwith to the Pledgee in the exact form received, with the endorsement of the Pledgor when necessary and/or appropriate undated Instruments of Transfer duly executed in blank, and Irrevocable Proxies for any shares of capital stock so received, in substantially the forms attached hereto to be held by the Pledgee, subject to the terms hereof, as additional collateral security for the Obligations.

SECTION 7.   General Authority.  The Pledgor hereby consents that, without the necessity of any reservation of rights against the Pledgor, and without notice to or further assent by the Pledgor, any demand for payment of any of the Obligations made by the Pledgee may be rescinded by the Pledgee and any of the Obligations continued, and the Obligations, or the liability of the Pledgor and/or the Pledged Company upon or for any part thereof, or any other collateral security (including, without limitation, any collateral security held pursuant to any of the other Transaction Documents) or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered, or released by the Pledgee, and the Transaction Documents, any guarantees and any other collateral security documents executed and delivered by the Pledgor and/or the Pledged Company or any other obligors in respect of the Obligations may be amended, modified, supplemented or terminated, in whole or in part, as the Pledgee may deem advisable, from time to time, and any other collateral security at any time held by the Pledgee for the payment of the Obligations (including, without limitation, any collateral security held pursuant to any other collateral security document executed and delivered pursuant to the Transaction Documents) may be sold, exchanged, waived, surrendered or released, all without notice to or further assent by the Pledgor or the Pledged Company, which shall remain bound hereunder, notwithstanding any such renewal, extension, modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender or release.  The Pledgor waives any and all notices of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Pledgee upon this Pledge Agreement, and the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Pledge Agreement, and all dealings between the Pledged Company and the Pledgee shall likewise be conclusively presumed to have been had or consummated in reliance upon this Pledge Agreement.  The Pledgor waives diligence, presentment, protest, demand for payment and notice of default or non-payment to or upon the Pledgor or the Pledged Company with respect to the Obligations.

SECTION 8.   Voting Rights.  The Pledgee shall, as the Pledgee and as the holder of the Irrevocable Proxies, receive notice and have the right (but not the obligation) to vote the Pledged Shares at its own discretion at, any annual or special meeting, as the case may be, of the shareholders of the Pledged Company, provided, however, that the Pledgee shall not be entitled to receive notice, or to exercise such right to vote until the occurrence of an Event of Default or any of the security created by or pursuant to this Pledge Agreement shall be deemed imperiled or jeopardized in a manner by the Pledgee in its sole discretion.

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SECTION 9.   UCC Filings.  The Pledgor does hereby authorize the Pledgee to do all things the Pledgee may deem to be necessary or advisable in order to perfect or maintain the security interest granted by this Pledge Agreement including, but not limited to, filing any and all Uniform Commercial Code financing statements or renewals thereof.

SECTION 10.   Remedies.  At any time after the occurrence of an Event of Default or in the event any of the security created by or pursuant to this Pledge Agreement shall be imperiled or jeopardized in a manner deemed material by the Pledgee in its sole discretion, the Pledgee shall be entitled, without further notice to the Pledgor:

(a)              subject to the limitations of Sections 9-610 and 9-615 of the UCC (to the extent applicable), to sell, assign, transfer and deliver at any time the whole, or from time to time any part, of the Pledged Collateral or any rights or interests therein, at public or private sale or in any other manner, at such price or prices and on such terms as the Pledgee may deem appropriate, and either for cash, on credit, for other property or for future delivery, at the option of the Pledgee, upon not less than 10 days’ written notice (which 10 day notice is hereby acknowledged by the Pledgor to be reasonable) addressed to the Pledgor at its last address provided to the Pledgee pursuant to this Pledge Agreement, but without demand, advertisement or other notice of any kind (all of which are hereby expressly waived by the Pledgor).  If any of the Pledged Collateral or any rights or interests thereon are to be disposed of at a public sale, the Pledgee may, without notice or publication, adjourn any such sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, occur at the time and place identified in such announcement.  If any of the Pledged Collateral or any rights or interests therein shall be disposed of at a private sale, the Pledgee shall be relieved from all liability or claim for inadequacy of price.  At any such public sale the Pledgee may purchase the whole or any part of the Pledged Collateral or any rights or interests therein so sold.  Each purchaser, including the Pledgee should it acquire the Pledged Collateral, at any public or private sale, shall hold the property sold free from any claim or right of redemption, stay, appraisal or reclamation on the part of the Pledgor which are hereby expressly waived and released to the extent permitted by applicable law.  If any of the Pledged Collateral or any rights or interests therein shall be sold on credit or for future delivery, the Pledged Collateral or rights or interests so sold may be retained by the Pledgee until the selling price thereof shall be paid by the purchaser, but the Pledgee shall not incur any liability in case of failure of the purchaser to take up and pay for the Pledged Collateral or rights or interests therein so sold.  In case of any such failure, the Pledged Collateral or rights or interests therein may again be sold on not less than 10 days’ written notice as aforesaid; and

(b)              to exercise all voting and other equity interest rights at any meeting of any Pledged Company and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to the Pledged Shares of the Pledged Company as if it was the absolute owner thereof, including, without limitation, the right to exchange at its discretion, such Pledged Shares upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Pledged Company or, upon the exercise by the Pledged Company or the Pledgee of any right, privilege or option pertaining to such Pledged Share, and in connection therewith, to deposit and deliver such Pledged Shares with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it.

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SECTION 11.   No Duty on Pledgee.  The Pledgee shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

SECTION 12.   Application of Proceeds.  All moneys collected or received by the Pledgee pursuant to this Pledge Agreement shall be applied as provided in the Purchase Agreement.

SECTION 13.   Miscellaneous.

13.1   Further Assurances.  The Pledgor agrees that if this Pledge Agreement shall, in the reasonable opinion of the Pledgee, at any time be deemed by the Pledgee, for any reason, insufficient in whole or in part to carry out the true intent and spirit hereof, it shall execute or cause to be executed such other documents or deliver or cause to be delivered such further assurances as in the opinion of the Pledgee may be required in order to more effectively accomplish the purposes of this Pledge Agreement including, without limitation, an alternative pledge or such other alternative security as the Pledgee shall require.

13.2   Remedies Cumulative and Not Exclusive; No Waiver.  Each and every right, power and remedy herein given to the Pledgee shall be cumulative and shall be in addition to every other right, power and remedy of the Pledgee now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy, whether herein given or otherwise existing, may be exercised from time to time, in whole or in part, and as often and in such order as may be deemed expedient by the Pledgee, and the exercise or the beginning of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy.  No failure, delay or omission by the Pledgee in the exercise of any right or power or in the pursuance of any remedy accruing upon any breach or default by the Pledgor or any Guarantor shall impair any such right, power or remedy or be construed to be a waiver of any such right, power or remedy or to be an acquiescence therein; nor shall the acceptance by the Pledgee of any security or of any payment of or on account of any of the amounts due from the Pledgor or any Guarantor to the Pledgee and maturing after any breach or default or of any payment on account of any past breach or default be construed to be a waiver of any right with respect to any future breach or default or of any past breach or default not completely cured thereby.  In addition to the rights and remedies granted to it in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Obligations, the Pledgee shall have rights and remedies of a secured party under the UCC.

13.3   Successors and Assigns. This Pledge Agreement and all obligations of the Pledgor hereunder shall be binding upon the successors and assigns of the Pledgor and shall, together with the rights and remedies of the Pledgee hereunder, inure to the benefit of the Pledgee, its respective successors and assigns.

13.4   Waiver; Amendment.  None of the terms and conditions of this Pledge Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Pledgor and the Pledgee.

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13.5   Invalidity.  If any provision of this Pledge Agreement shall at any time, for any reason, be declared invalid, void or otherwise inoperative by a court of competent jurisdiction, such declaration or decision shall not affect the validity of any other provision or provisions of this Pledge Agreement, or the validity of this Pledge Agreement as a whole and, to the fullest extent permitted by law, the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Pledgee in order to carry out the intentions of the parties hereto as nearly as may be possible.  The invalidity and unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

13.6   Notices.  Any notice, request or other communication to be given or made under this Pledge Agreement to the Pledgor or the Pledgee shall be in writing.  Such notice, request or other communication shall be deemed to have been duly given or made when it shall be delivered by hand, international courier (confirmed by facsimile), or facsimile (with a hard copy delivered within two (2) Business Days) to the Pledgor or the Pledgee to which it is required or permitted to be given or made at such party’s address specified below or at such other address as such party shall have designated by notice to the party given or making such notice, request or other communication, it being understood that the failure to deliver a copy of any notice, request or other communication to a party to whom copies are to be sent shall not affect the validity of any such notice, request or other communication or constitute a breach of this Pledge Agreement.

If to the Pledgor:                         c/o Kenneth Antos
5148 Spanish Heights Drive
Las Vegas, NV 89148
Email:  kantos@cox.net

If to the Pledgee:
TCA Global Credit Master Fund, LP
3960 Howard Hughes Parkway, Suite 500
Las Vegas, NV 89169
Attention: Robert Press
E-mail:  bpress@tcaglobalfund.com

with a copy (which shall not constitute notice) to:

Lucosky Brookman LLP
101 Wood Avenue South, 5th Floor
Woodbridge, NJ 08830
Attention:  Seth A. Brookman, Esq.
E-mail:  sbrookman@lucbro.com

13.7   Counterparts; Electronic Delivery.  This Pledge Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute one and the same instrument.  Delivery of an executed counterpart of this Pledge Agreement by facsimile or electronic transmission shall be deemed as effective as delivery of an originally executed counterpart.  In the event that the Pledgor delivers an executed counterpart of this Pledge Agreement by facsimile or electronic transmission, the Pledgor shall also deliver an originally executed counterpart as soon as practicable, but the failure of the Pledgor to deliver an originally executed counterpart of this Pledge Agreement shall not affect the validity or effectiveness of this Pledge Agreement.

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13.8   References.  References herein to Sections, Exhibits and Schedules are to be construed as references to sections of, exhibits to, and schedules to, this Pledge Agreement, unless the context otherwise requires.

13.9   Headings.  In this Pledge Agreement, Section headings are inserted for convenience of reference only and shall not be taken into account in the interpretation of this Pledge Agreement.

13.10   Termination.  When all of the Obligations shall have been fully satisfied, the Pledgee agrees that it shall forthwith release the Pledgor from its Obligations hereunder and the Pledgee, at the request and expense of the Pledgor, shall promptly execute and deliver to the Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Pledge Agreement, and the Irrevocable Proxies shall terminate forthwith and be delivered to the Pledgor forthwith together with the other items furnished to the Pledgee pursuant to this Pledge Agreement.

SECTION 14.   Applicable Law, Jurisdiction and Waivers.

14.1   Governing Law.  Except in the case of the Mandatory Forum Selection clause set forth in Section 14.2 hereof, this Pledge Agreement shall be governed by and construed in accordance with the laws of the Nevada, without regard to principles of conflicts of laws thereof.

14.2   MANDATORY FORUM SELECTION.  ANY DISPUTE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH THE AGREEMENT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF OR INCIDENTAL TO THE AGREEMENT (WHETHER OR NOT SUCH CLAIM IS BASED UPON BREACH OF CONTRACT OR TORT) SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN BROWARD COUNTY, FLORIDA.  THIS PROVISION IS INTENDED TO BE A “MANDATORY” FORUM SELECTION CLAUSE AND GOVERNED BY AND INTERPRETED CONSISTENT WITH FLORIDA LAW.

14.3   WAIVER OF IMMUNITY. TO THE EXTENT THAT THE PLEDGOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM SUIT, JURISDICTION OF ANY COURT OR ANY LEGAL PROCESS (WHETHER THROUGH ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OF A JUDGMENT, OR FROM ANY OTHER LEGAL PROCESS OR REMEDY) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE PLEDGOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS PLEDGE AGREEMENT.

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14.4   WAIVER OF JURY TRIAL.  EACH OF THE PLEDGOR AND THE PLEDGEE HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO OR ANY BENEFICIARY HEREOF ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS PLEDGE AGREEMENT.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed the day and year first above written.

[ signature page to Pledge Agreement ]

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[ signature page to Pledge Agreement ]

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[ signature page to Pledge Agreement ]

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IRREVOCABLE PROXY

The undersigned, the registered and beneficial owner of the below described capital stock of Preferred Restaurant Brands, Inc., a corporation incorporated under the laws of the State of Florida and formerly known as Dixie Foods International, Inc. (“Pledged Company”), hereby makes, constitutes and appoints, TCA Global Credit Master Fund, LP, a limited partnership organized and existing under the laws of the Cayman Islands (the “Pledgee”), with full power to appoint a nominee or nominees to act hereunder from time to time, the true and lawful attorney and proxy of the undersigned to vote one hundred percent (100%) of the capital stock of the Pledged Company, at all annual and special meetings of the Pledged Company or take any action by written consent with the same force and effect as the undersigned might or could do, hereby ratifying and confirming all that the said attorney or its nominee or nominees shall do or cause to be done by virtue hereof.

The said capital stock has been pledged (the “Pledge”) to the Pledgee pursuant and subject to a Pledge Agreement, dated as of December 31, 2014, by and between the undersigned and the Pledgee.

This power and proxy is coupled with an interest and is irrevocable and shall remain irrevocable so long as the Pledge is outstanding and is in full force and effect.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be duly executed on December 31, 2014.

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4829-3264-5665, v.  4-1046-0187, v.  2-7335-4267, v.  1-1652-8923, v.  1-6450-3323, v.  1-9050-9338, v.  1

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